      As filed with the Securities and Exchange Commission on June 28, 2002
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       CITIZENS SOUTH BANKING CORPORATION
                 (Name of Small Business Issuer in Its Charter)

           Delaware                           6712                      (Applied For)
   (State or Jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)       Identification No.)

                              245 West Main Avenue
                         Gastonia, North Carolina 28053
                                 (704) 868-5200
          (Address and Telephone Number of Principal Executive Offices)

                              245 West Main Avenue
                         Gastonia, North Carolina 28053
                                 (704) 868-5200
(Address of Principal Place of Business or Intended Principal Place of Business)

                                  Kim S. Price
                              245 West Main Avenue
                         Gastonia, North Carolina 28053
                                 (704) 868-5200
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                              John J. Gorman, Esq.
                            Robert B. Pomerenk, Esq.
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================

                                                              Proposed maximum     Proposed maximum         Amount of
         Title of each class of             Amount to be       offering price          aggregate         registration fee
      securities to be registered            registered           per share        offering price(1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share   9,063,021 shares        $ 10.00            $  90,630,210           $ 8,338
-------------------------------------------------------------------------------------------------------------------------

Participation Interests                   350,000 interests          --                    --                   --
=========================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) The securities of Citizens South Banking Corporation to be purchased by the Citizens South Bank Employees' Savings & Profit Sharing Plan as adopted by Citizens South Bank are included in the amount shown for Common Stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         Prospectus Supplement
         ---------------------

                                  Interests in

                              CITIZENS SOUTH BANK
                    Employees' Savings & Profit Sharing Plan
                                      and
                         Offering of 350,000 Shares of

                       CITIZENS SOUTH BANKING CORPORATION
                                  Common Stock

         Citizens South Banking Corporation is providing this prospectus supplement to participants in the Citizens South Bank Employees' Savings & Profit Sharing Plan (the "Plan"). As a participant in this Plan, you may direct the trustee of the Plan to purchase common stock of Citizens South Banking Corporation in its common stock offering, with amounts currently allocated to your account under the Plan. If you cannot acquire all the common stock you want in the offering due to an oversubscription, the trustee will apply the amounts which were not used to acquire commons stock among the funds in which your Plan account is invested in proportion to your current investment allocation percentages for new contributions.

         The prospectus of Citizens South Banking Corporation, dated August [ ], 2002, which is attached to this prospectus supplement, includes detailed information regarding the offering and the financial condition, results of operations and business of Citizens South Banking Corporation. You should read this prospectus supplement, which provides information with respect to the Plan, together with the prospectus.

                              ____________________

         For a discussion of risks that you should consider before making an investment decision, see "Risk Factors" beginning on page__ of the prospectus.

         The interests in the Plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other Federal or state agency. Any representation to the contrary is a criminal offense.

         The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other Government agency.

         An investment in the Employer Stock Fund is subject to loss.

         The date of this Prospectus Supplement is ______________, 2002.

                                TABLE OF CONTENTS

THE OFFERING .................................................................................     1
   Securities Offered ........................................................................     1
   Election to Purchase Common Stock in The Offering: ........................................     1
   Priorities ................................................................................     1
   Value of the Plan Assets ..................................................................     2
   Method of Directing Transfer ..............................................................     2
   Time for Directing Transfer ...............................................................     2
   Irrevocability of Transfer Direction ......................................................     3
   Direction to Purchase Common Stock after the Offering .....................................     3
   Purchase Price of Common Stock ............................................................     3
   Nature of a Participant's Interest in the Common Stock ....................................     3
   Voting Rights of Common Stock .............................................................     3
DESCRIPTION OF THE PLAN ......................................................................     4
   Introduction ..............................................................................     4
   Eligibility and Participation .............................................................     4
   Contributions Under the Plan ..............................................................     5
   Limitations on Contributions ..............................................................     5
   Benefits Under the Plan ...................................................................     6
   Withdrawals and Distributions From the Plan ...............................................     6
   Investment of Contributions and Account Balances ..........................................     7
   Performance History .......................................................................     8
   Administration of the Plan ................................................................    12
   The Trustee ...............................................................................    12
   Plan Administrator ........................................................................    12
   Reports to Plan Participants ..............................................................    12
   Amendment and Termination .................................................................    13
   Merger, Consolidation or Transfer .........................................................    13
   Federal Income Tax Consequences ...........................................................    13
   Additional Employee Retirement Income Security Act ("ERISA") Considerations ...............    14
   Securities and Exchange Commission Reporting and Short-Swing Profit Liability .............    15
   Financial Information Regarding Plan Assets ...............................................    16
LEGAL OPINION ................................................................................    16

                                                        THE OFFERING

Securities Offered       Citizens South Banking Corporation is offering
                         participants in the Citizens South Bank Employees'
                         Savings and Profit Sharing Plan (the "Plan") the opportunity to use their participation interests to elect to purchase shares of Citizens South Banking
                         Corporation's common stock through the Plan. At May 31,
                         2002, there were sufficient funds in the Plan to purchase up to 350,000 shares of Citizens South Banking
                         Corporation common stock in the offering. This includes the new shares of Citizens South Banking Corporation which may be received in exchange for all of the shares of Citizens South Banking Corporation common stock presently held in the Plan. The shares of common stock currently held in the Plan will be exchanged for shares of Citizens South Banking Corporation pursuant to an exchange ratio, as is more fully discussed in the "Conversion" section of the prospectus. Only employees of Citizens South Bank and it affiliates may become participants in the Plan. Your investment in the common stock of Citizens South Banking Corporation through the Plan in the offering is subject to the priorities listed below. Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Citizens South Banking
                         Corporation is contained in the attached prospectus.
                         The address of the principal executive office of Citizens South Bank is 245 West Main Avenue, P.O. Box
                         2249, Gastonia, North Carolina 28053-2249.


Election to Purchase     In connection with the conversion and stock offering,
Common Stock in the      you may elect to transfer all or part of your account
Offering:                balances in the Plan (other than the amounts you
Priorities               currently have invested in the Employer Stock Fund)
                         to the Employer Stock Fund, to be used to purchase common stock issued in the offering. The trustee of the Employer Stock Fund will purchase common stock in accordance with your directions. In the event the offering is oversubscribed, i.e. there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock will be reinvested in the investment funds of the Plan in accordance with your then existing investment election (in proportion to your investment allocation percentages for new contributions). If you fail to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

                             The shares of common stock are being offered in a subscription offering and community offering. In the subscription offering, the purchase priorities are as follows:

                               (1) Depositors with $50 or more as of March 31,
                                   2001, get first priority.
                               (2) Citizens South Banking Corporation's tax-
                                   qualified plans, including the employee stock ownership plan and 401(k) plan, get second priority.
                               (3) Depositors with $50 or more on deposit as of
                                   June 30, 2002 get third priority.
                               (4) Depositors as of July 31, 2002 get fourth
                                   priority.

                             To the extent you fall into one of these categories, you may use funds in your Plan account to pay for the common stock you want to acquire in the stock offering, at $10.00 per shares. Common stock so purchased will be placed in the Employer Stock Fund and allocated to your Plan account.

Value of the Plan Assets     As of May 31, 2002, the market value of the assets
                             of the Plan was approximately $3.5 million. The plan administrator informed each participant of the value of his or her account balance under the Plan as of March 31, 2002.

Method of Directing          You will receive a special election form on which
Transfer                     you can elect to transfer all or a portion of your
                             account balance in the Plan to the Employer Stock
                             Fund for the purchase of stock in the offering
                             (other than amounts you currently have invested in such fund). If you wish to use all or part of your account balance in the Plan to purchase common stock issued in the offering (other than amounts you currently have invested in the Employer Stock
                             Fund), you should indicate that decision on the investment allocation form. If you do not wish to purchase Citizens South Banking Corporation stock in the offering through the Plan, you need not complete the special election form.

Time for Directing Transfer  If you wish to purchase common stock with your Plan account balances, your special election form must be received by Pentegra Services, Inc., c/o Joan Wheeler, Consultant, Consulting Services, Pentegra Group, 108 Corporate Park Drive, White Plains, New York 10604-3805 no later than 12:00 p.m. on September ___, 2002.

Irrevocability of Transfer   You may not revoke your special election to
Direction                    transfer amounts credited to your account in the
                             Plan to the Employer Stock Fund for the purchase of stock in the offering. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering amongst all of the other investment funds, including the Employer Stock Fund, on a daily basis.

Direction to Purchase        Whether you choose to purchase stock in the
Common Stock after the       offering, or attempt to purchase stock in the
Offering                     offering but are unable to do so because the
                             offering is oversubscribed, you will also be able to purchase stock after the offering through your investment in the Employer Stock Fund. After the offering, you may direct that a certain percentage of your account balance in the Plan be transferred to the Employer Stock Fund and invested in common stock, or to the other investment funds available under the Plan. After the offering, you may change your investment allocation on a daily basis.
                             Special restrictions may apply to transfers directed to and from the Employer Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Citizens South Banking Corporation.

Purchase Price of Common     The trustee will use the funds transferred to the
Stock                        Employer Stock Fund to purchase common stock in the
                             offering, subject to your ability to purchase shares in accordance with the priorities listed on the second page of this prospectus supplement and, except in the event of an oversubscription, as discussed above. The trustee will pay $10.00 per share, which will be the same price paid by all other persons in the offering. No sales commission will be charged for shares purchased in the offering.

                             After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant's    The trustee will hold the common stock, in trust,
Interest in the Common       for the participants of the  Plan. Shares of common
Stock                        stock acquired by the trustee at your direction
                             will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common      The trustee generally will exercise voting rights
Stock                        attributable to all common stock held by the
                             Employer Stock Fund.

                             DESCRIPTION OF THE PLAN

Introduction

         Citizens South Bank (formerly Gaston Federal Bank) adopted a multiple-employer defined contribution plan (the "Financial Institutions Thrift Plan") effective January 1, 1993. Citizens South Bank withdrew from the Financial Institutions Thrift Plan and adopted a single-employer plan effective January 1, 1998, in order to permit the investment of Plan assets in common stock. The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         Citizens South Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Citizens South Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

         Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance ) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

        Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Words capitalized but not defined in the following discussion have the same meaning as set forth in the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator c/o Citizens South Bank, 245 West Main Avenue, P.O. Box 2249, Gastonia, North Carolina 28052-4140. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

         An employee is eligible to participate in the Plan on the first day of the month following completion of three (3) months of employment during which he or she completes at least 250 hours of service with Citizens South Bank. The plan year is January 1 to December 31 (the "Plan Year").

         As of June 25, 2002, there were approximately 88 employees eligible to participate in the Plan, and 82 employees participating by making elective deferral contributions.

Contributions Under the Plan

         401(k) Plan Contributions. Each participant in the Plan is permitted to elect to defer his or her Plan Salary (as defined below) on a pre-tax basis up to 75% of annual Plan Salary (expressed in terms of whole percentages) and subject to certain other restrictions imposed by the Code, and to have that amount contributed to the Plan on his or her behalf. For purposes of the Plan, "Plan Salary" means, generally, a participant's regular, basic salary, plus commissions, overtime and bonuses. In 2002, the annual Plan Salary of each participant taken into account under the Plan is limited to $200,000. (Limits established by the IRS are subject to increase pursuant to an annual cost of living adjustment, as permitted by the Code). A participant may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan Administrator on a monthly basis.

         Employer Contributions. The Bank makes matching contributions to the Plan equal to 50% of the elective deferral contributions, with a maximum matching contribution of 3% of the participant's Plan Salary for the Plan Year.

Limitations on Contributions

         Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2002, the amount of a participant's before-tax contributions may not exceed $11,000 per calendar year. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limit are known as excess deferrals. If a participant defers amounts in excess of this limitation, the participant's gross income for Federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for Federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

         Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of employee deferrals and employer matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals and employer matching contributions made by or on behalf of all other employees eligible to participate in the Plan. A highly compensated employee includes any employee who (1) was a 5% owner of Citizens South Banking Corporation at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $85,000 and, if Citizens South Banking Corporation so elects, was in the top 20% of employees by compensation for the preceding year. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

Benefits Under the Plan

        Vesting. A participant, at all times, has a fully vested, nonforfeitable interest in his or her salary deferral contribution and the earnings thereon under the Plan. A participant is vested in any employer contributions in accordance with the following schedule:

        Year if Service                      Vesting Percentage
        ---------------                      ------------------
             0 - 2                                   0%
           3 or more                               100%

         A participant will also be 100% vested in employer contributions regardless of his or her years of vesting service, upon attainment of normal retirement age under the Plan, death or disability. Any non-vested contributions which are forfeited shall be used at the option of Citizens South Bank to (i) reduce administrative expenses or (ii) offset any contribution to be made for the Plan Year.

Withdrawals and Distributions From the Plan

         APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH CITIZENS SOUTH BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH CITIZENS SOUTH BANK OR AFTER TERMINATION OF EMPLOYMENT.

         Withdrawals Prior to Termination of Employment. A participant may make a withdrawal from his or her elective deferral contributions (and earnings thereon) prior to termination of employment only in the event of financial hardship, subject to the hardship distribution rules under the Plan. These requirements insure that participants have a true financial need before a withdrawal may be made. A participant may make a withdrawal of employer contributions credited to his Regular Account if the participant has completed 60 months of participation in the Plan, the employer contributions have been invested in the Plan for at least 24 months, or the participant has attained age 59 2.

         Distribution Upon Termination of Employment or Disability. Payment of benefits to a participant who retires, incurs a disability, or otherwise terminates employment shall be made in a lump sum payment or in installments, over a period of up to 20 years. Such period must not extend beyond the life expectancy of the participant. Benefit payments generally may be deferred until retirement, or with respect to a participant owning 5% or more of the Company's stock, April 1 following the calendar year in which the participant attains age 70-1/2.

         Distribution Upon Death. A participant who dies prior to the benefit commencement date for retirement, disability or termination of employment shall have his or her benefits paid to the surviving spouse or beneficiary in a lump sum, unless the payment would exceed $500, and the participant elected prior to death that the payment be made in annual installments over a period not to exceed 5 years (10 years if the spouse is the beneficiary). If no election is in effect at the time of the participant's death, the beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if the spouse is the beneficiary).

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Investment of Contributions and Account Balances

         All amounts credited to Participants' accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by Citizens South Bank's Board of Directors.

         As a participant in the Plan, you are provided the opportunity to direct the investment of your account into one of the following funds:

1.       Money Market Fund
2.       Stable Value Fund
3.       Government Bond Fund
4.       S& Stock Fund
5.       S&P 500/Value Stock Fund
6.       S&P 500/Growth Stock Fund
7.       S&P MidCap Stock Fund
8.       Russell 2000 Stock Fund
9.       Nasdaq 100 Stock Fund
10.      International Stock Fund
11.      Income Plus Asset Allocation Fund
12.      Growth & Income Asset Allocation Fund
13.      Growth Asset Allocation Fund
14.      Employer Stock Fund

         You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. Generally, if you make an election to direct investment of assets into the Employer Stock Fund, you may change your investment on a daily basis. The proceeds of the sale, net of expenses, will be allocated to your account and reinvested in accordance with your election. If you make a special election to invest all or a portion of your account (other than amounts presently invested in the Employer Stock Fund) towards the purchase of Citizens South Banking Corporation common stock in the conversion and common stock offering, you will not be able to change this investment election until the conversion and common stock offering is concluded. Therefore you should carefully consider whether to allocate any portion of your account to the purchase of stock in the offering.

Performance History

         The following provides performance data with respect to the investment funds available under the Plan:

                                       Net Investment Performance - Fund Returns
                                       -----------------------------------------

                                                      YTD         Annualized (through 12/31/01)
                                                   (6/30/02)      1 Yr.       3 Yr.          5 Yr.
1.   Money Market Fund                                 %            %           %              %

2.   Stable Value Fund                                 %            %           %              %

3.   Government Bond Fund                              %            %           %              %

4.   S&P Stock Fund                                    %            %           %              %

5.   S&P 500/Value Stock Fund                          %            %           %              %

6.   S&P 500/Growth Stock Fund                         %            %           %              %

7.   S&P MidCap Stock Fund                             %            %           %              %

8.   Russell 2000 Stock Fund                           %            %           %              %

9.   Nasdaq 100 Stock Fund                             %            %           %              %

10.  International Stock Fund                          %            %           %              %

11.  Income Plus Asset Allocation Fund                 %            %           %              %

12.  Growth & Income Asset Allocation Fund             %            %           %              %

13.  Growth Asset Allocation Fund                      %            %           %              %

14.  Employer Stock Fund                               %            %           %              %

The following is a description of each of the Plan's investment funds:

Money Market Fund. The Pentegra Money Market Fund is intended for investors seeking current income while preserving the value of their investment principal. The fund invests in a broad range of high-quality, short-term securities with high credit rating known as money market instruments. These securities are issued by U.S. and foreign corporations, governments, banks and U.S. agencies and have a maturity of one year or less. These investments are considered low risk due to the financial strength of the issuers and the short-term maturity of the securities. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Stable Value Fund. The Pentegra Stable Value Fund is intended for short-term investors who are seeking to preserve the value of their investments and achieve a stable return. The fund invests primarily in guaranteed investment contracts
(GICs), which are individually negotiated investments offered by insurance companies. The fund also invests in synthetic guaranteed investment contracts (SGICs). These contracts are individually negotiated agreements between the fund manager and the insurance company or bank that issues them. Most of these contracts pay a constant rate of interest over a specified period of time. However, the rate of interest for this fund can fluctuate, because individual contracts will mature and be replaced. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Government Bond Fund. The Pentegra Government Bond Fund is intended for long-term investors seeking a high level of income along with the potential for capital appreciation. The fund tracks its benchmark, the Lehman Brothers 20+ Year Treasury Index. The fund invests in a portfolio of U.S. Treasury bonds with 20 years or more to maturity. Because the fund invests only in bonds backed by the full faith and credit of the U.S. Government, it is not exposed to credit risk. However, due to the long maturity of the bonds, the fund is exposed to interest rate risk and the effects that changes in long-term interest rates may have on the value of bonds which can be substantial. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

S&P 500 Stock Fund. The Pentegra S&P 500 Stock Fund is intended for long-term investors seeking to capture the earnings and growth potential of large U.S. companies. The fund tracks its benchmark, the Standard & Poor's 500 Index. The fund invests in most or all of the same stocks held in the S&P 500 Index. These stocks represent 500 of the largest and most established public companies in the U.S. (based on the market value of their shares), and account for more than 70% of the market capitalization of all publicly traded stocks in the U.S. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

S&P 500/Value Stock Fund. The Pentegra S&P 500/Value Stock Fund is intended for long-term investors seeking a diversified portfolio or large-capitalization value stocks. The fund's goal is to match its benchmark, the S&P/BARRA Value Index. The fund invests in most, or all of the stocks held in the S&P/BARRA Value Index. The S&P/BARRA Value and Growth indexes are constructed by ranking the stocks in the S&P 500 by a single attribute: market price to book value ratio. The S&P/BARRA Value Index includes companies with lower market price to book ratios. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

S&P 500/Growth Stock Fund. The Pentegra S&P/Growth Stock Fund is intended for long-term investors seeking a diversified portfolio of large-capitalization growth stocks. The fund's goal is to match its benchmark, the S&P/BARRA Growth Index. The fund invests in most, or all of the stock held in the S&P/BARRA Growth Index. This index represents approximately 50% of the market capitalization of the S&P 500 Stock Index. The S&P/BARRA Growth and Value indexes are constructed by dividing the stocks in the S&P 500 by a single attribute: market price to book value ratio. The S&P/BARRA Growth Index includes companies with higher price to book ratios. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

S&P MidCap Stock Fund. The Pentegra S&P MidCap Stock Fund is intended for long-term investors seeking high returns that reflect the growth potential of mid-sized U.S. companies. The fund tracks its benchmark, the Standard & Poor's MidCap 400 Index. The fund invests in most or all of the same stocks held in the S&P MidCap 400 Index. These stocks represent the middle tier of the U.S. stock market, while the S&P 500 Index represents the largest tier of the U.S. stock market. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Russell 2000 Stock Fund. The Pentegra Russell 2000 Stock Fund is intended for long-term investors seeking the potential high returns from investing in smaller U.S. companies. The fund's goal is to match its benchmark, the Russell 2000 Index, which represents 2000 of the smallest companies included in the Russell 3000 Index. The Russell 3000 Index is based on ranking of all U.S. publicly traded companies by market capitalization size. The Russell 2000 represents those 2000 companies ranked by size below the top 1000 companies and it has become one of the better known indexes used to measure the performance of U.S. small company stocks. It is broadly diversified in terms of industries and economic sectors. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Nasdaq 100 Stock Fund. This fund is intended for long-term investors seeking to capture the growth potential of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. The fund's benchmark is the Nasdaq 100 Index. The fund invests in the same stocks held in the Nasdaq 100 Index. The Nasdaq 100 Index reflects Nasdaq's largest non-financial companies across major industry groups, including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

International Stock Fund. The Pentegra International Stock Fund is intended for long-term investors seeking to capture high returns and diversification by investing in a broad range of foreign stocks. The fund's goal is to match the returns of its benchmark, the Morgan Stanley

Capital International EAFE (Europe Australia Far East) Index. The fund invests in a diversified portfolio of approximately 1,000 foreign stocks representing established companies in approximately 20 countries located in Western Europe and the Pacific Rim. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Income Plus Asset Allocation Fund. This fund is intended for short-to-medium-term investors seeking a lower-risk portfolio of diversified investments. The fund's investments include stable value investments, U.S. stock and bonds, and international stocks. An asset allocation fund provides investors a diversified investment portfolio within a single fund. The fund invests in a diversified portfolio of approximately 70% U.S. bonds, money market instruments and stable value investments such as guaranteed investment contracts (GICs). The other 30% is invested in U.S. and international stocks selected from major indexes, including the S&P 500 Index and the MSCI Europe, Australia and Far East
(EAFE) Index. As market conditions change, the fund manager may adjust the portfolio's investments, seeking to maintain the fund's targeted level of risk. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Growth & Income Asset Allocation Fund. This fund is intended for long-term investors seeking a total portfolio solution for diversified investing. The fund's investments include U.S. stock, international stocks, bonds, and stable value investments. The fund invests in a diversified portfolio of approximately 60% U.S. and international stocks. The remaining 40% of the fund will be held in U.S. fixed income and stable value investments such as guaranteed investment contracts (GICs). Approximately 15% of the fund is invested in a tactical component that includes U.S. stocks, bonds and money market instruments. Most of the time this will be invested 60% in stocks and 40% in bonds. As market conditions change, the fund manager may adjust the portfolio's investments in order to maintain the fund's targeted level of risk. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Growth Asset Allocation Fund. This fund is intended for long-term investors seeking a total portfolio solution for diversified investments in U.S. and international stock. The fund portfolio is divided among U.S. (80%) and international stocks (20%). Approximately 25% of the fund is invested in a tactical component that includes U.S. stocks, bonds and money market instruments. Most of the time this allocation will be largely invested in U.S. stocks. The fund manager may periodically adjust these investments in response to changing market conditions in order to maintain the fund's targeted level of risk. An investment in the fund is not insured or guaranteed by the FDIC or any other Government agency. It is possible to lose money by investing in the fund.

Employer Stock Fund. The Employer Stock Fund consists primarily of investments in common stock of Citizens South Banking Corporation. The trustee will use all amounts reallocated to the Employer Stock Fund in the special election to acquire shares in the conversion and common stock offering. Shares of Citizens South Banking Corporation which were held in the Employer Stock Fund prior to the conversion and common stock offering will be converted into shares of common stock of Citizens South Banking Corporation, in accordance with the exchange ratio.

After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on common stock held in the Employer Stock Fund, to purchase shares of common stock of Citizens South Banking Corporation. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased. Pending investment in common stock, amounts allocated towards the purchase of shares in the offering will be held in the Employer Stock Fund in an interest-bearing account. In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction allocation percentages).

         Following the offering, Citizens South Banking Corporation, a Delaware corporation, will be 100% owned by its public shareholders, including Citizens South Bank's tax-qualified plans. Currently, Citizens South Banking Corporation is a majority owned subsidiary of Citizens South Holdings, MHC, a mutual holding company. The historical performance of the Employer Stock Fund is set forth on page 8. Performance of the Employer Stock Fund will be dependent upon a number of factors, including the financial condition and profitability of Citizens South Banking Corporation and Citizens South Bank and market conditions for the common stock generally. An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. It is possible to lose money by investing in the fund.

Administration of the Plan

         The Trustee. The trustee of the Plan is The Bank of New York. The trustee receives, holds and invests the contributions to the Plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The trustee is responsible for investment of the assets of the trust.

         Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the plan administrator (the "Plan Administrator"). Citizens South Bank is the Plan Administrator and has designated a committee consisting of Kim S. Price, Paul L. Teem, Jr. and Betty B. Gaddis, to supervise its responsibilities as such. The address of the Plan Administrator is Citizens South Bank, Attention: Kim S. Price, President and Chief Executive Officer, 245 West Main Avenue, P. O. Box 2249, Gastonia, North Carolina 28053-2249, Telephone number (704) 868-5200. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries, and others under Sections 104 and 105 of ERISA.

         Reports to Plan Participants. The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

         It is the intention of Citizens South Bank to continue the Plan indefinitely. Nevertheless, Citizens South Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination will have a fully vested interest in his or her accounts. Citizens South Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Citizens South Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another Plan, or the transfer of the trust assets to another plan, the Plan requires that each participant would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

         The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are advised to consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

         As a "tax-qualified retirement plan," the Internal Revenue Code affords the Plan special tax treatment, including:

         (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

         (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and

         (3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

         Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by Citizens South Bank. The portion of any lump-sum distribution required to be included in the participant's or beneficiary's taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, made by the participant to the Plan and any other profit sharing plans maintained by Citizens South Bank, which is included in the distribution.

         Citizens South Banking Corporation Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Citizens South Banking Corporation common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Citizens South Banking Corporation common stock; that is, the excess of the value of Citizens South Banking Corporation common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Citizens South Banking Corporation common stock to the participant or beneficiary, for purposes of computing gain or loss on its subsequent sale, equals the value of Citizens South Banking Corporation common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Citizens South Banking Corporation common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Citizens South Banking Corporation common stock. Any gain on a subsequent sale or other taxable disposition of Citizens South Banking Corporation common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. A participant may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Additional Employee Retirement Income Security Act ("ERISA") Considerations

         As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan's assets by participants and beneficiaries. The Plan's feature that allows participants to direct the investments of their account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, a participant will not be deemed a "fiduciary" because of his or her exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as the Plan Administrator or the plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from a participant's exercise of control over the assets in the participant's Plan account.

         Because a participant will be entitled to invest all or a portion of his or her account balance in the Plan in Citizens South Banking Corporation common stock, the regulations under section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of the participant's decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with Federal or state laws not preempted by ERISA. These regulations also require that a participant's exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of the participant's exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Citizens South Banking Corporation.
Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Citizens South Banking Corporation, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Citizens South Banking Corporation's fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Citizens South Banking Corporation generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Citizens South Banking Corporation of profits realized by an officer, director or any person beneficially owning more than 10% of Citizens South Banking Corporation's common stock resulting from non-exempt purchases and sales of Citizens South Banking Corporation common stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

         Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Employer Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

         Financial information representing the net assets available for the Plan benefits at ____________ __, 200__, are attached to this prospectus supplement.

                                  LEGAL OPINION

         The validity of the issuance of the common stock will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Citizens South Bank in connection with Citizens South Banking Corporation's stock offering.

                               CITIZENS SOUTH BANK
                    Employees' Savings & Profit Sharing Plan

     Statement of Net Assets Available for Benefits ______________ __, 200__

PROSPECTUS

                       CITIZENS SOUTH BANKING CORPORATION
                    (Holding Company for Citizens South Bank)
                     Up to 4,600,000 Shares of Common Stock

     Citizens South Banking Corporation is offering common stock for sale in connection with the conversion of Citizens South Holdings, MHC from the mutual to the stock form of organization. The shares we are offering represent the ownership interest in Citizens South Banking Corporation now owned by Citizens South Holdings, MHC. The existing publicly held shares of Citizens South Banking Corporation, which represent the remaining interest in Citizens South Banking Corporation, will be exchanged for new shares of common stock of Citizens South Banking Corporation. All shares offered for sale are offered at a price of $10.00 per share. Our common stock will continue to trade on the Nasdaq National Market under the symbol "CSBC."

     . If you are or were a customer of Citizens South Bank, you may have priority rights to purchase shares.
     . If you are a stockholder of Citizens South Banking Corporation, your shares will be exchanged for new shares of Citizens South Banking Corporation. You may purchase additional shares in the offering after priority orders are filled.

================================================================================
                                OFFERING SUMMARY
                             Price: $10.00 per Share

                                                   Minimum         Maximum
                                                   -------         -------

            Number of shares:                      3,400,000       4,600,000

            Gross offering proceeds:            $ 34,000,000    $ 46,000,000

            Estimated offering expenses:        $  1,010,250    $  1,169,010

            Estimated net proceeds:             $ 32,989,750    $ 44,830,990

            Estimated net proceeds per share:   $       9.70    $       9.75

   We may sell up to 5,290,000 shares because of regulatory considerations or changes in market conditions without resoliciting subscribers.

================================================================================

     We are offering the common stock for sale on a best efforts basis, subject to certain conditions. Keefe, Bruyette & Woods, Inc. will assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase common stock in the offering. We will terminate the offering and the exchange of existing shares if we do not sell the minimum number of shares. The offering is expected to terminate at 12:00 noon, North Carolina Time, on September 18, 2002. We may extend this termination date without notice to you until November 2, 2002, unless the Office of Thrift Supervision approves a later date. The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond November 2, 2002. If the offering is extended beyond November 2, 2002, subscribers will have the right to modify or rescind their purchase orders. Funds received prior to completion of the offering will be held in an escrow account at Citizens South Bank and will earn interest at our passbook rate.

     This investment involves a degree of risk, including the possible loss of principal.

                Please read "Risk Factors" beginning on page __.

     These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          KEEFE, BRUYETTE & WOODS, INC.

                 The date of this prospectus is August __, 2002

                 [INSERT MAP SHOWING CITIZENS SOUTH MARKET AREA]

                                TABLE OF CONTENTS

                                                                            Page
SUMMARY ...................................................................    1
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF CITIZENS SOUTH
 BANKING CORPORATION AND SUBSIDIARY .......................................   10
RISK FACTORS ..............................................................   12
FORWARD-LOOKING STATEMENTS ................................................   16
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING .......................   16
OUR DIVIDEND POLICY .......................................................   18
MARKET FOR THE COMMON STOCK ...............................................   18
HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE ....................   20
CAPITALIZATION ............................................................   21
PRO FORMA DATA ............................................................   22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS ....................................................   27
BUSINESS OF CITIZENS SOUTH BANKING CORPORATION AND CITIZENS SOUTH
 BANK .....................................................................   39
SUPERVISION AND REGULATION ................................................   57
TAXATION ..................................................................   63
MANAGEMENT OF CITIZENS SOUTH BANKING CORPORATION ..........................   64
BENEFICIAL OWNERSHIP OF COMMON STOCK ......................................   72
SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS .........................   73
THE CONVERSION ............................................................   73
COMPARISON OF STOCKHOLDERS' RIGHTS ........................................   91
RESTRICTIONS ON ACQUISITION OF CITIZENS SOUTH BANKING CORPORATION .........   96
DESCRIPTION OF CAPITAL STOCK OF CITIZENS SOUTH BANKING CORPORATION
 FOLLOWING THE CONVERSION .................................................   98
TRANSFER AGENT ............................................................   99
EXPERTS ...................................................................   99
LEGAL MATTERS .............................................................   99
ADDITIONAL INFORMATION ....................................................   99
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
 CITIZENS SOUTH BANKING COPORATION AND SUBSIDIAIRIES ......................  F-1
INNES STREET HISTORICAL AND PRO FORMA FINANCIAL DATA ......................  G-1
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
 INNES STREET FINANCIAL CORPORATION .......................................  G-5

                                     SUMMARY

     The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Citizens South Banking Corporation common stock for new shares of Citizens South Banking Corporation common stock. It may not contain all the information that is important to you. For additional information, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements.

The Companies

     Citizens South Holdings, MHC

     Citizens South Holdings, MHC (which changed its name from Gaston Federal Holdings, MHC in May 2002) is the federally chartered mutual holding company of Citizens South Banking Corporation. Citizens South Holdings, MHC's principal business activity is the ownership of 2,457,007 shares of common stock of Citizens South Banking Corporation. At the conclusion of the mutual-to-stock conversion, Citizens South Holdings, MHC will no longer exist.

     Citizens South Banking Corporation

     Citizens South Banking Corporation (which changed its name from Gaston Federal Bancorp, Inc. in May 2002) is a federally chartered stock holding company that owns all of the outstanding common stock of Citizens South Bank. As of June 30, 2002, Citizens South Banking Corporation had __________ issued and outstanding shares of common stock. Citizens South Holdings, MHC owned 2,457,007 shares of Citizens South Banking Corporation's outstanding common stock. The remaining __________ shares are held by the public. At June 30, 2002, Citizens South Banking Corporation had consolidated assets of $______, deposits of $_________ and stockholders' equity of $________. Following the conversion, Citizens South Banking Corporation will cease to exist, but will be succeeded by a new Delaware corporation with the same name.

     Citizens South Bank

     Citizens South Bank (which changed its name from Gaston Federal Bank in March 2002) is a federally chartered community bank headquartered in Gastonia, North Carolina. Citizens South Bank was chartered in 1904. Our principal business activity is originating single-family mortgage loans, multi-family and commercial real estate loans, construction loans, commercial business loans and consumer loans. We also offer a range of deposit accounts and other financial services. Our deposits are insured by the Federal Deposit Insurance Corporation up to the maximum amount permitted by law. We operate through our nine full-service banking offices in the North Carolina Counties of Gaston, Rowan and Iredell.

     On December 31, 2001, Citizens South Banking Corporation completed its acquisition of Innes Street Financial Corporation and its wholly owned subsidiary, Citizens Bank, Inc., in a cash acquisition for approximately $38 million. At the time of the acquisition, Innes Street Financial Corporation had total assets of $221.8 million, net outstanding loans of $170.5 million and total deposits of $175.4 million. Because the acquisition was consummated on December 31, 2001, the assets and liabilities of Innes Street Financial Corporation are included in our consolidated statements of condition at December 31, 2001. However, the results of operations of Innes Street Financial Corporation have not been included in our consolidated financial statements for the period beginning after completion of the acquisition. Beginning at page G-1 of this prospectus, we have included certain historical financial statements of Innes Street Financial Corporation as well as certain pro forma financial statements giving effect to the acquisition.

Our Organizational Structure

     In 1998, Citizens South Bank's mutual predecessor reorganized into the mutual holding company form of organization. As a part of the mutual holding company reorganization, Citizens South Banking Corporation sold a minority of its common stock to our customers in a subscription offering. The majority of our outstanding shares were retained by Citizens South Holdings, MHC. Citizens South Holdings, MHC is a mutual holding company that has no stockholders. Citizens South Banking Corporation owns 100% of the outstanding shares of Citizens South Bank.

     Pursuant to the terms of our plan of conversion and reorganization, we will convert from the mutual holding company to the fully public form of corporate structure. As part of the conversion, we are offering for sale in a subscription offering and a community offering the majority ownership interest of Citizens South Banking Corporation that is currently held by Citizens South Holdings, MHC. Upon the completion of the conversion and offering, Citizens South Holdings, MHC will cease to exist, and we will complete the transition from partial to full public ownership. At the conclusion of the conversion, existing public stockholders of Citizens South Banking Corporation will receive new shares of common stock in exchange for their existing shares of Citizens South Banking Corporation. Additional shares of common stock will be issued to purchasers in the offering.

     The following chart shows our ownership structure, which is commonly referred to as the "two-tier" mutual holding company structure:



           Citizens South Holdings, MHC             Public Stockholders

           58.4% of           |                    |       41.6% of
           Citizens South     |                    |       Citizens South
           Banking            |                    |       Banking
           Corporation        |                    |       Corporation
           common stock       |                    |       common stock


                       Citizens South Banking Corporation
                                    |
                                    |        100% of common stock

                               Citizens South Bank

After the conversion and offering are completed, our ownership structure will be as follows:

                               Public Stockholders
                                      |
                                      |      100% of common stock

                       Citizens South Banking Corporation
                                      |
                                      |      100% of common stock

                               Citizens South Bank

Business Strategy

     Our business strategy is to grow and enhance our profitability by:

     . acquiring other financial institutions or branches or financial services companies, as opportunities arise;

     . reducing reliance on net interest income by increasing fee income from our products and services;

     . improving net interest margin through a combination of reduced funding costs and improved loan pricing;

     .    maintaining high asset quality; and

     .    continuing to emphasize operating efficiencies and cost control.

Reasons for the Conversion

     The primary reasons for the conversion are to facilitate acquisitions of other financial institutions as opportunities arise, to support internal growth through lending in communities we serve, to improve our overall competitive position and to enhance shareholder returns through higher earnings and capital management strategies.

     As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by enabling us to offer stock or cash consideration, or a combination thereof. We do not now have any specific acquisition or expansion plans.

Terms of the Conversion and Offering

     Pursuant to our plan of conversion, our organization will convert from a partially public to a fully public form of holding company structure. In connection with the conversion, we are selling in the offering common stock representing the ownership interest in Citizens South Banking Corporation now owned by Citizens South Holdings, MHC. We are selling between 3,400,000 and 4,600,000 shares of common stock to qualifying depositors and to the public, to the extent shares remain available. The number of shares to be sold may be increased up to 5,290,000 as a result of strong demand for the shares in the offering or positive changes in the market for financial institution stocks. Unless the number of shares to be sold is increased to more than 5,290,000 or decreased to less than 3,400,000, you will not have the opportunity to change or cancel your stock order. The offering price is $10.00 per share. Keefe, Bruyette & Woods, Inc., our marketing advisor in the offering, will use its best efforts to assist us in selling our stock. Keefe, Bruyette & Woods, Inc. is not obligated to purchase any shares in the offering.

Persons Who May Order Stock in the Offering

     Under the plan of conversion, we are offering the shares of common stock of Citizens South Banking Corporation in a "subscription offering" in the following descending order of priority:

     (1) First, depositors with accounts at Citizens South Bank with aggregate balances of at least $50 on March 31, 2001.

     (2) Second, Citizens South Banking Corporation's employee stock ownership plan.

     (3) Third, depositors with accounts at Citizens South Bank with aggregate balances of at least $50 on June 30, 2002.

     (4)  Fourth, depositors of Citizens South Bank as of July 31, 2002.

     The shares of common stock not purchased in the subscription offering will be offered in a "direct community offering," with a preference given first to public stockholders of Citizens South Banking Corporation as of July 31, 2002, and then to natural persons residing in the North Carolina Counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Lincoln and Cleveland, and the South Carolina County of York. The direct community offering, if it occurs at all, may begin concurrently with, during or promptly after the subscription offering. We also may offer shares of common stock not purchased in the subscription offering or community offering through a "syndicated community offering" managed by Keefe, Bruyette & Woods, Inc. We have the right to accept or reject, in our sole discretion, orders received in the direct community offering or syndicated community offering.

How We Determined the Offering Range and the $10.00 Per Share Stock Price

     The amount of common stock we are offering is based on an independent appraisal of the estimated market value of Citizens South Banking Corporation, assuming the conversion and offering are completed. RP Financial, LC., the independent appraiser, has estimated that, as of June 14, 2002, this market value ranged from $58.3 million to $78.8 million, with a midpoint of $68.5 million. Based on this valuation, the ownership interest of Citizens South Holdings, MHC being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Citizens South Banking Corporation will range from 3,400,000 shares to 4,600,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The appraisal was based in part on Citizens South Banking Corporation's financial condition and results of operations, the effect of the additional capital raised by the sale of common stock in the offering, and an analysis of a peer group of publicly-traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Citizens South Banking Corporation.

     The independent appraisal will be updated prior to the completion of the conversion. If the market value changes to either below $58.3 million or above $90.6 million, subscribers will be notified and provided with the opportunity to modify or cancel their orders.

The Exchange of Existing Shares of Citizens South Banking Corporation Common
Stock

     If you are now a stockholder of Citizens South Banking Corporation, your existing shares will be cancelled and exchanged for new shares of Citizens South Banking Corporation. The number of shares you receive will be based on an exchange ratio determined as of the closing of the conversion, which will depend upon the final appraised value of Citizens South Banking Corporation. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of Citizens South Banking Corporation common stock would receive in the exchange, based on the number of shares sold in the offering.

                                                  New Shares to be Exchanged                                    New Shares to
                    New Shares to be Sold in   for Existing Shares of Citizens   Total Shares of              be Received for
                        This Offering            South Banking Corporation       Common Stock to    Exchange    100 Existing
                     -----------------------    --------------------------
                       Amount     Percent          Amount         Percent        be Outstanding      Ratio         Shares
                     ---------   -----------    ---------      -----------       ---------------    -------        ------
Minimum              3,400,000     58.4%        2,425,004        41.6%            5,825,004         1.3838        138.38
Midpoint             4,000,000     58.4%        2,852,946        41.6%            6,852,946         1.6280        162.80
Maximum              4,600,000     58.4%        3,280,888        41.6%            7,880,888         1.8722        187.22
15% above Maximum    5,290,000     58.4%        3,773,021        41.6%            9,063,021         2.1530        215.30

     If you hold shares of Citizens South Banking Corporation in "street name," you do not need to take any action to exchange the shares. If you hold Citizens South Banking Corporation stock certificates after the conversion and offering are completed, you will receive a transmittal form with instructions to surrender stock certificates. New certificates of Citizens South Banking Corporation common stock will be mailed within five business days after the exchange agent receives properly executed transmittal forms and certificates.

     New shares of Citizens South Banking Corporation issued in exchange for existing shares are considered acquired in an initial public offering. Accordingly, such new shares cannot be owned on margin for 30 days after the offering. If a shareholder owns our stock on margin, the shares would have to be moved to a cash account prior to exchanging the old stock certificates for new stock certificates.

     No fractional shares of Citizens South Banking Corporation common stock will be issued to any public stockholder of Citizens South Banking Corporation upon consummation of the conversion. For each fractional share that would otherwise be issued, Citizens South Banking Corporation will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price. Under federal regulations, current stockholders of Citizens South Banking Corporation do not have dissenters' rights or appraisal rights in connection with the conversion.

Limits on How Much Common Stock You May Purchase

     The minimum number of shares that may be purchased is 25.

     If you are not now a Citizens South Banking Corporation stockholder -

     No individual may purchase more than 50,000 shares. If any of the following persons purchase stock, their purchases when combined with your purchases cannot exceed 50,000 shares:

     .    your spouse or relatives of you or your spouse living in your house;

     . companies, trusts or other entities in which you have an interest or hold a position; or

     .    other persons who may be acting in concert with you.

     If you are now a Citizens South Banking Corporation stockholder -

     In addition to the above purchase limitations, there is an ownership limitation. Shares that you purchase in the offering individually and together with persons acting in concert with you as described above, plus new shares you and they receive in the exchange for existing Citizens South Banking Corporation common stock, may not exceed 175,000. Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

How You May Purchase Common Stock

     In the subscription offering and direct community offering, you may pay for your shares only by:

     (1)  personal check, bank check or money order; or

     (2) authorizing us to withdraw funds from Citizens South Bank deposit accounts designated on the stock order form.

     Citizens South Bank is not permitted to lend funds to anyone for the purpose of purchasing our common stock in the offering. Additionally, you may not use a Citizens South Bank line of credit to pay for common stock.

     You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, provided that we receive the stock order form before the end of the offering. We will pay interest at Citizens South Bank's passbook savings rate, from the date funds are received until completion or termination of the conversion. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Citizens South Bank must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the offering and will earn interest at the applicable deposit account rate until the completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive an order, the order cannot be withdrawn or changed, except with our consent.

     You may subscribe for shares using funds in your Individual Retirement Account at Citizens South Bank or elsewhere. However, common stock must be held in a self-directed retirement account. By regulation, Citizens South Bank's IRAs are not self-directed, so they cannot be invested in stock. If you wish to use some or all of the funds in your Citizens South Bank IRA, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact the stock information center promptly, preferably at least two weeks before the end of the offering period, for assistance with purchases using your IRA or other retirement account that you may have. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

How We Intend to Use the Proceeds From the Offering

     We estimate net proceeds will be between $33.0 million and $44.8 million, or $51.6 million if the offering range is increased by 15%. Citizens South Banking Corporation intends to retain approximately 50% of the net proceeds (between $16.5 million and $22.4 million, or $25.8 million if the offering range is increased by 15%). Approximately $16.5 million to $22.4 million of the net proceeds (or $25.8 million if the offering range is increased by 15%) will be invested in Citizens South Bank.

     The net proceeds will be used for general corporate purposes. Citizens South Banking Corporation may use the funds to pay cash dividends and repurchase shares of common stock. Funds invested in Citizens South Bank will be used to support increased lending and to offer new products and banking services. The net proceeds also may be used for future business expansion through acquisitions or establishing new branches. We do not now have any specific acquisition or expansion plans. Initially, the net proceeds will be invested in short-term investments and investment-grade debt obligations, and mortgage-backed securities.

     A portion of the net proceeds also may be used to provide a loan to the employee stock ownership plan to fund the purchase of common stock in the offering.

You May Not Sell or Transfer Your Subscription Rights

     If you order stock in the subscription offering, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or gives away their subscription rights. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights. In addition, you may not add the names of others for joint stock registration unless they were eligible to purchase common stock in the subscription offering on the applicable date of eligibility.

Deadlines for Orders of Common Stock

     If you wish to purchase shares, a properly completed stock order form, together with payment for the shares, must be received by Citizens South Banking Corporation no later than 12:00 noon, North Carolina Time, on September 18, 2002, unless we extend this deadline. You may submit your order form by mail using the return envelope provided, by overnight courier to the indicated address on the order form, or by delivery to the stock information center. Stock order forms may be delivered in person to our branch offices. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond November 2, 2002.

Termination of the Offering

     The subscription offering will terminate at 12:00 noon, North Carolina Time, on September 18, 2002. We expect that the community offering will terminate at the same time. We may extend this expiration date without notice to you, until November 2, 2002, unless regulators approve a later date. If the subscription offering and/or community offering extend beyond November 2, 2002, we will be required to resolicit subscriptions before proceeding with the offering.

Steps We May Take if We do Not Receive Orders for the Minimum Number of Shares

     If we do not receive orders for at least 3,400,000 shares of common stock, we may take several steps in order to sell the minimum number of shares in the offering range. Specifically, we may increase the purchase limitations and we may seek regulatory approval to extend the offering beyond the September 18, 2002 expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering.

Purchases by Officers and Directors

     We expect our directors and executive officers, together with their families, to subscribe for _______ shares, which equals approximately ___% of the shares sold at the midpoint of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to own _________ shares of common stock, or ___% of our outstanding common stock if shares are sold at the midpoint of the offering range.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

     Our employee stock ownership plan expects to purchase up to 2% of the shares we sell in the offering, or 92,000 shares, assuming we sell the maximum of the shares proposed to be sold. If we sell more shares than the maximum of the offering range, this plan will have first priority to purchase shares over this maximum, up to the total of 2%. We reserve the right to purchase common stock in the open market following the offering in order to fund the employee stock ownership plan. This plan is a tax-qualified retirement plan for all eligible employees. Assuming the plan purchases 92,000 shares in the offering, we will recognize additional compensation expense of $920,000 over a period of 15 years, or approximately $61,000 per year, from the consummation of the conversion, assuming the shares have a fair market value of $10.00 per share for the full 15-year period. If, in the future, the shares have a fair market value greater or less than $10.00, the compensation expense will increase or decrease accordingly.

     We also intend to implement two stock-based incentive plans no earlier than six months after the conversion, and stockholder approval of such plans would be required. The stock recognition and retention plan is a restricted stock plan that would reserve an amount equal to 4% of the shares sold in the offering, or 184,000 shares at the maximum of the offering range, for awards to key employees and directors, at no cost to the recipients. If the shares awarded under the stock recognition and retention plan come from authorized but unissued shares, stockholders would experience dilution of approximately 2.3% in their ownership interest in Citizens South Banking Corporation The second plan would be a stock option plan, and would reserve an amount equal to 10% of the shares sold in the offering, or up to 460,000 shares at the maximum of the offering range, for key employees and directors upon their exercise. If the shares issued upon the exercise of options come from authorized but unissued shares, stockholders would experience dilution of approximately 5.5% in their ownership interest in Citizens South Banking Corporation. Awards made under these plans would be subject to vesting over a period of years.

     We also will convert options previously awarded under our current stock option plan into options to purchase Citizens South Banking Corporation common stock, with the number and exercise price to be adjusted, based on the exchange ratio. The term and vesting period of the previously awarded options will remain unchanged.

         The following table summarizes the number of shares and aggregate dollar value of grants that are expected under the new stock recognition and retention plan and the new stock option plan as a result of the conversion. A portion of the stock grants shown in the table below may be made to non-management employees.

                                 Number of Shares to be Granted or Purchased
                                 -------------------------------------------     Dilution
                                                                   As a          Resulting          Value of Grants (1)
                                                                 Percentage       From          ---------------------------
                                        At             At         of Common     Issuance of          At             At
                                     Minimum        Maximum      Stock to be    Shares for        Minimum        Maximum
                                   of Offering    of Offering   Sold in the    Stock Benefit    of Offering     of Offering
                                      Range         Range         Offering         Plans          Range            Range
                                      -----         -----         --------         -----          -----            -----
Employee stock ownership plan ....    68,000        92,000           2%            N/A         $    680,000      $    920,000
Recognition and retention plan ...   136,000       184,000           4%            2.3%           1,360,000         1,840,000
Stock option plan ................   340,000       460,000          10%            5.5%                  --                --
                                     -------       -------         ---                         ------------      ------------
   Total .........................   544,000       736,000          16%            7.6%        $  2,040,000      $  2,760,000
                                     =======       =======         ===                         ============      ============

____________
(1) The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. No value is given for options because their exercise price will be equal to the fair market value of the common stock on the day the options are granted. As a result, value can be realized under an option only if the market price of the common stock increases after the option grant.

Market for Common Stock

     Existing publicly held shares of our common stock trade on the Nasdaq National Market under the symbol "CSBC." Upon completion of the conversion, the new shares of common stock of Citizens South Banking Corporation will replace existing shares and will be traded on the Nasdaq National Market. For a period of 20 trading days following completion of our offering, our symbol will be "CSBCD." Thereafter it will be "CSBC." Keefe, Bruyette & Woods, Inc. currently intends to remain a market maker in the common stock and will assist us in obtaining additional market makers.

Our Dividend Policy

     Citizens South Banking Corporation currently pays a cash dividend of $0.08 per share per quarter, or $0.32 per share per year. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. We expect such dividends to equal $0.23, $0.20, $0.17 and $0.15 per share per year at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 2.3%, 2.0%, 1.7% and 1.5%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve or increase the per share dividend amount, adjusted to reflect the exchange ratio, that Citizens South Banking Corporation stockholders currently receive. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future.

Tax Consequences

     The conversion will not be a taxable transaction to Citizens South Holdings, MHC, Citizens South Banking Corporation, Citizens South Bank, existing stockholders of Citizens South Banking Corporation, or persons eligible to subscribe in the offering, with respect to federal or state income tax.

Conditions to Completion of the Conversion

     We cannot complete our conversion and related offering unless:

     . The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Citizens South Holdings, MHC (depositors of Citizens South Bank);

     . The plan of conversion is approved by the holders of at least two-thirds of the outstanding shares of Citizens South Banking Corporation common stock;

     . The plan of conversion is approved by at least a majority of the votes cast by stockholders of Citizens South Banking Corporation common stock, not including those shares held by Citizens South Holdings, MHC;

     .    We sell at least the minimum number of shares offered; and

     . We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

     Citizens South Holdings, MHC intends to vote its ownership interest in favor of the conversion. At June 30, 2002, Citizens South Holdings, MHC owned 58.4% of the outstanding common stock of Citizens South Banking Corporation. In addition, as of August __, 2002, directors and executive officers of Citizens South Banking Corporation and their associates owned _______ shares of Citizens South Banking Corporation, or ___% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.

Additional Information

     Our branch personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion, please call the stock information center, toll free, at (___) ___-____, Monday through Friday between 9 a.m. and 5 p.m., North Carolina Time.

     TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF SEPTEMBER 18, 2002 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SEPTEMBER 18, 2002 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SEPTEMBER 18, 2002.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
              OF CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARY

     The following tables set forth selected consolidated historical financial and other data of Citizens South Banking Corporation for the years and at the dates indicated. On April 9, 1998, Citizens South Bank was reorganized from a mutual savings bank into a mutual holding company structure. Prior to that date, Citizens South Banking Corporation had no significant assets, liabilities or operations and, accordingly, the financial and other data prior to that date represents the consolidated financial condition and results of operations of Citizens South Bank. The information is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of Citizens South Banking Corporation beginning at page F-2 of this prospectus. The information at September 30, 2000, 1999, 1998 and 1997 and for the years ended September 30, 1998 and 1997 was derived in part from audited consolidated financial statements which are not included in this prospectus.

                                      At or For the Three                     At or For the Twelve Months Ended
                                                              --------------------------------------------------------------------
                                     Months Ended March 31,       December 31,                        September 30,
                                     ----------------------   --------------------    --------------------------------------------
                                         2002       2001        2001        2000        2000        1999        1998        1997
                                     ----------   ---------   --------    --------    --------    --------    --------    --------
                                                         (Dollars in thousands, except per share data)
Income Statement Data:
 Interest income ..................... $  6,299   $  4,335    $ 16,383    $ 16,834    $ 16,414    $ 15,238    $ 13,927    $ 12,936
 Interest expense ....................    2,676      2,670       9,771       9,685       9,219       7,888       7,126       6,952
                                       --------   --------    --------    --------    --------    --------    --------    --------
 Net interest income .................    3,623      1,665       6,612       7,149       7,195       7,350       6,801       5,984
 Provision for loan losses ...........       65         30         120          53          30         105         300         293
                                       --------   --------    --------    --------    --------    --------    --------    --------
 Net interest income after provision
   for loan losses ...................    3,558      1,635       6,492       7,096       7,165       7,245       6,501       5,691
 Noninterest income ..................      930        618       3,006       2,202       1,811         984         684         464
 Noninterest expense .................    3,034      1,502       7,082       6,102       5,961       6,259       4,567       3,956
 Nonrecurring gain (loss) on sale of
   assets ............................       88         (9)        (10)       (602)        257       1,389         272          52
                                       --------   --------    --------    --------    --------    --------    --------    --------
 Income before income taxes ..........    1,542        742       2,406       2,594       3,272       3,359       2,890       2,251
 Income tax expense ..................      550        230         702         846       1,087       1,198       1,004         819
                                       --------   --------    --------    --------    --------    --------    --------    --------
Net income ........................... $    992   $    512    $  1,704    $  1,748    $  2,185    $  2,161    $  1,886    $  1,432
Amortization of intangible assets,
  net of tax ......................... $    236         --          --          --          --          --          --          --
                                       --------   --------    --------    --------    --------    --------    --------    --------
Net cash earnings .................... $  1,228   $    512    $  1,704    $  1,748    $  2,185    $  2,161    $  1,886    $  1,432
                                       ========   ========    ========    ========    ========    ========    ========    ========

Per Share Data (1):
 Basic net income ....................     0.24       0.13   $    0.42   $    0.43   $    0.53   $    0.50         N/A        N/A
 Diluted net income ..................     0.24       0.13        0.42        0.43        0.53        0.50         N/A        N/A
 Basic net cash earnings, excluding
   amortization of intangible assets .     0.30       0.13        0.42        0.43        0.53        0.50         N/A        N/A
 Diluted net cash earnings,
   excluding amortization of
   intangible assets .................     0.30       0.13        0.42        0.43        0.53        0.50         N/A        N/A
 Cash dividends declared .............     0.08       0.08        0.30        0.24        0.235       0.215       0.10        N/A
 Period-end book value ...............    10.03       9.62        9.89        9.42        9.31        9.09        9.24        N/A

Balance Sheet Data:
  Total assets ....................... $443,285   $268,125    $447,581    $252,750    $244,651    $237,453    $208,003    $173,470
  Loans receivable, net ..............  323,528    164,773     334,321     158,820     176,963     168,044     136,500     134,491
  Mortgage-backed and related
   securities ........................   23,007     28,032      25,405      22,955      19,772      19,992      14,707      10,087
  Investment securities ..............   22,859     31,938      25,946      32,822      32,930      28,642      36,507      18,655
  Deposits ...........................  352,082    180,406     353,692     167,931     161,352     159,425     143,900     145,444
  Borrowings .........................   41,009     44,393      42,057      42,737      40,606      35,500      19,500       3,500
  Stockholder's equity ...............   42,237     40,526      41,630      39,763      39,287      39,709      41,570      20,868

Performance Ratios:
 Return on average assets ............     0.89%      0.79%       0.65%       0.71%       0.90%       0.96%       0.98%       0.84%
 Return on average equity ............     9.44       5.10        4.17        4.46        5.53        5.19        6.47        7.38
 Return on average assets, excluding
   amortization of intangible assets .     1.11       0.79        0.65        0.71        0.90        0.96        0.98        0.84
 Return on average equity, excluding
   amortization of intangible assets .    11.69       5.10        4.17        4.46        5.53        5.19        6.47        7.38
 Average interest-earning assets to
   average interest-bearing
   liabilities .......................   103.70     115.24      116.08      117.85      114.97      120.44      117.01      109.92
 Noninterest expense to average
   total assets ......................     2.73       2.33        2.70        2.85        2.45        2.78        2.38        2.31
 Noninterest expense to average
   total assets, excluding
   amortization of intangible assets .     2.42       2.33        2.70        2.85        2.45        2.78        2.38        2.31
 Interest rate spread ................     3.50       2.07        2.05        2.34        2.53        2.65        3.16        3.24
 Net interest margin .................     3.26       2.57        2.52        2.92        2.96        3.27        3.54        3.50

Asset Quality Ratios:
 Allowance for loan losses to total
   loans at the end of period ........     0.91%      0.89%       0.91%       0.95%       0.84%       0.86%       0.98%       0.80%
 Ratio of allowance for loan losses
   to nonperforming loans ............   208.13%    404.79%     375.12%     326.93%     598.05%   1,605.32%     113.97%     104.82%
 Nonperforming loans to total loans ..     0.45       0.22        0.25        0.30        0.15        0.06        0.91        0.79
 Nonperforming loans to total assets .     0.33       0.14        0.19        0.19        0.11        0.04        0.60        0.61

Capital Ratios:
 Average equity to average total
   assets ............................     9.42%     15.46%      15.55%      16.02%      16.26%      18.51%      15.16%      11.34%
 Equity to assets at period end ......     9.53      15.11        9.30       15.73       16.06       16.72       19.99       12.03
 Dividend payout ratio (1) ...........    14.11      26.37       31.07       41.74       39.44       43.40       23.90        N/A

Other Data:
 Number of outstanding loans .........    7,320      3,665       7,534       3,801       3,760       4,368       3,498       3,164
 Number of deposit accounts ..........   25,143     16,405      25,366      15,620      16,218      14,419      13,432      13,760
 Number of full service offices ......        9          6           9           5           5           4           4           4

    ______________
(1) Per share data and dividend payout ratios are not applicable for periods prior to the mutual holding company reorganization in April 1998.

                                  RISK FACTORS

           You should consider carefully the following risk factors in evaluating an investment in the common stock.

The Future Price of the Common Stock May be Less Than the Purchase Price in the Offering.

     We cannot assure you that if you purchase common stock in the offering you will be able to sell it later at or above the purchase price in the offering. The final aggregate purchase price of the common stock in the conversion will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time.

Our Commercial Real Estate, Multi-Family and Commercial Business Loans Expose Us to Increased Lending Risks.

     At March 31, 2002, our portfolio of commercial real estate loans totaled $23.9 million, or 7.2% of total gross loans, our portfolio of commercial business loans totaled $31.2 million, or 9.4% of total gross loans, and our portfolio of multi-family loans totaled $9.0 million, or 2.7% of total gross loans. These types of loans generally expose a lender to greater risk of non-payment and loss than one-to four-family residential mortgage loans because repayment of the loans often depends on the successful operations and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one-to four-family residential mortgage loans. Also, many of our borrowers have more than one commercial real estate or multi-family loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one-to four-family residential mortgage loan.

If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

     Our loan customers may not repay their loans according to their terms and the collateral securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses that have been incurred in our loan portfolio, resulting in additions to our allowance. In addition, the federal banking regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs could have a material adverse effect on our results of operations and financial condition.

Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition.

     Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would result in a decrease in our net interest income.

     Changes in interest rates also affect the value of our interest-earning assets, and in particular our securities portfolio. Generally, the value of securities fluctuates inversely with changes in interest rates. At March 31, 2002, our securities available for sale totaled $22.9 million. Unrealized gains and losses on securities available for sale are reported as a separate component of stockholders' equity. Decreases in the fair value of securities available for sale, therefore, could have an adverse effect on stockholders' equity.

     We also are subject to reinvestment risk associated with changes in interest rates. Changes in interest rates may affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans.

Our Ability To Grow May Be Limited If We Cannot Make Acquisitions.

     In an effort to fully deploy the capital we raise in the offering, and to increase our loan and deposit growth, we may seek to expand our banking franchise by acquiring other financial institutions or branches primarily in our market area. Our ability to grow through selective acquisitions of other financial institutions or branches will depend on successfully identifying, acquiring and integrating them. We cannot assure you that we will be able to identify attractive acquisition candidates, make acquisitions on favorable terms or successfully integrate any acquired institutions or branches into our banking organization. We currently have no specific plans, arrangements or understandings regarding any such expansions or acquisitions.

Our Return on Stockholders' Equity Will Be Reduced as a Result of the Offering.

     Net income divided by average stockholders' equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. We expect our return on equity to decrease as compared to our performance in recent years until we are able to leverage the additional capital raised in the offering. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively impact the value of our common stock.

The Implementation of Stock-Based Benefit Plans May Dilute Your Ownership Interest.

     We intend to adopt a stock option plan and recognition and retention plan following the offering. These stock benefit plans will be funded either through open market purchases, if permitted, or from the issuance of authorized but unissued shares. While our intention is to fund these plans through open market purchases, stockholders will experience a reduction or dilution in ownership interest of 7.6% in the event newly issued shares are used to fund stock options and stock awards made under the recognition and retention plan.

Our Recognition and Retention Plan Will Increase Our Costs, Which Will Reduce Our Profitability and Stockholders' Equity.

     We intend to implement a recognition and retention plan after the offering. Under this plan, our officers and directors may be awarded, at no cost to them, shares of common stock in an aggregate amount equal to 4% of the shares sold in the offering. We must recognize expense for shares awarded over their vesting period at the fair market value of the shares on the date they are awarded. The recognition and retention plan may not be implemented until at least six months after the offering. If the plan is adopted within twelve months after the offering, it is subject to Office of Thrift Supervision regulations. Assuming the shares of common stock to be awarded under the plan are repurchased in the open market and cost the same as the purchase price in the offering, the reduction to stockholders' equity from the plan would be between $1.4 million at the minimum of the offering range and $2.1 million at the adjusted maximum of the offering range.

Strong Competition Within Our Market Area May Limit Our Growth and
Profitability.

     Competition in the banking and financial services industry is intense. We compete in our market area with commercial banks, savings institutions, mortgage banks, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. Many of these competitors have substantially greater resources and lending limits than we have and may offer certain services that we do not provide. Our profitability depends upon our continued ability to successfully compete in our market area.

We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Could Reduce Our Profitability.

     Citizens South Banking Corporation intends to contribute approximately 50% of the net proceeds of the offering to Citizens South Bank. Citizens South Banking Corporation may use the remaining net proceeds to finance the acquisition of other financial institutions, pay dividends to stockholders, repurchase common stock, purchase investment securities, or for other general corporate purposes. Citizens South Banking Corporation expects to use a portion of the net proceeds to fund the employee stock ownership plan purchases of shares in the offering. Citizens South Bank may use the proceeds it receives to establish or acquire new branches, acquire financial institutions, fund new loans, purchase investment securities, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability.

We Operate in a Highly Regulated Environment and We May be Adversely Affected by Changes in Laws and Regulations.

     We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. As a savings and loan holding company, Citizens South Banking Corporation is subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision govern the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and determination of the level of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations or legislation, may have a material impact on our operations.

Once Submitted, Your Purchase Order May Not be Revoked Unless the Stock Offering is Terminated or Extended Beyond November 2, 2002.

     Funds submitted in connection with the purchase of common stock in the offering will be held by Citizens South Banking Corporation until the termination or completion of the offering, including any extension of the expiration date. Because completion of the offering will be subject to an update of the independent appraisal and other factors, there may be one or more delays in completing the offering. Orders submitted in the offering are irrevocable, and subscribers will have no access to subscription funds and/or shares of common stock unless the stock offering is terminated, or extended beyond November 2, 2002.

Various Factors May Make Takeover Attempts More Difficult to Achieve.

     Our board of directors has no current intention to sell control of Citizens South Banking Corporation. Provisions of our certificate of incorporation and bylaws, federal and state regulations and various other factors may make it more difficult for companies or persons to acquire control of Citizens South Banking Corporation without the consent of our board of directors. It is possible, however, that you would want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:

     . Office of Thrift Supervision regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Office of Thrift Supervision. The charter of Citizens South Bank also will include a provision for a period of five years after the conversion, that prohibits any person from acquiring or offering to acquire, directly or indirectly, more than 10% of any class of equity security of Citizens South Bank.

     . Certificate of incorporation and statutory provisions. Provisions of the certificate of incorporation and bylaws of Citizens South Banking Corporation and the corporate law of the State of Delaware, may make it more difficult and expensive to pursue a takeover attempt that management opposes. These provisions also make more difficult the removal of our current board of directors or management, or the appointment of new directors. These provisions include: limitations on voting rights of beneficial owners of more than 10% of our common stock; supermajority voting requirements for certain business combinations; and the election of directors to staggered terms of three years. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

     . Required change in control payments. We have entered into employment agreements and change of control agreements with certain executive officers that will require payments to be made to them in the event their employment is terminated following a change in control of Citizens South Banking Corporation or Citizens South Bank. These payments may have the effect of increasing the costs of acquiring Citizens South Banking Corporation, thereby discouraging future attempts.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

     .    statements of our goals, intentions and expectations;

     . statements regarding our business plans, prospects, growth and operating strategies;

     . statements regarding the asset quality of our loan and investment portfolios; and

     .    estimates of our risks and future costs and benefits.

     These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     . general economic conditions, either nationally or in our market areas, that are worse than expected;

     . significantly increased competition among depository and other financial institutions;

     . inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

     .    adverse changes in the securities markets;

     .    legislative or regulatory changes that adversely affect our business;

     . our ability to enter new markets successfully and capitalize on growth opportunities;

     .    changes in consumer spending, borrowing and savings habits;

     . changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

     .    changes in our organization, compensation and benefit plans.

     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We discuss some of these uncertainties and others in "Risk Factors" beginning on page __.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

     Although we cannot determine what the actual net proceeds from the sale of the common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $33.0 million and $44.8 million, or $51.6 million if the offering range is increased by 15%. Citizens South Banking Corporation estimates that it will invest in Citizens South Bank between $16.5 million and $22.4 million, or $25.8 million if the offering range is increased by 15%. Citizens South Banking Corporation intends to retain approximately 50% of the net proceeds.

     A summary of the anticipated net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range and anticipated distribution of the net proceeds is as follows:

                                                                                                      Adjusted
                                                  Minimum          Midpoint          Maximum           Maximum
                                              --------------    --------------   --------------    --------------
Offering proceeds..........................   $   34,000,000    $   40,000,000   $   46,000,000    $   52,900,000
Less offering expenses.....................        1,010,250         1,089,630        1,169,010         1,260,297
                                              --------------    --------------   --------------    --------------
   Net offering proceeds...................   $   32,989,750    $   38,910,370   $   44,830,990    $   51,639,703
                                              ==============    ==============   ==============    ==============

Distribution of net proceeds:
   To Citizens South Bank..................   $   16,494,875    $   19,455,185   $   22,415,495    $   25,819,851
   Retained by Citizens South Banking
     Corporation...........................   $   16,494,875    $   19,455,185   $   22,415,495    $   25,819,851

     Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Citizens South Bank's deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares not purchased in the subscription offering and community offering.

     Citizens South Banking Corporation May Use the Proceeds it Retains From the
     Offering:

     . to finance the acquisition of financial institutions or branches or other financial service companies, although we do not now have any specific acquisition or expansion plans;

     .    to pay cash dividends to stockholders;

     .    to repurchase its common stock;

     .    to invest in securities; and

     .    for other general corporate purposes.

     Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

     Citizens South Bank May Use the Proceeds it Receives From the Offering:

     . to fund new loans, including single-family mortgage loans, multi-family residential and commercial mortgage loans, commercial business loans, construction loans and consumer loans;

     . to expand its retail banking franchise, by establishing or acquiring new branches or by acquiring other financial institutions, or other financial service companies, although we do not now have any specific acquisition or expansion plans;

     .    to support new products and services;

     .    to invest in securities; and

     .    for other general corporate purposes.

                               OUR DIVIDEND POLICY

     Citizens South Banking Corporation currently pays a cash dividend of $0.08 per share per quarter, or $0.32 per share per year. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. We expect such dividends to equal $0.23, $0.20, $0.17 and $0.15 per share per year at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 2.3%, 2.0%, 1.7% and 1.5% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their Citizens South Banking Corporation common stock. The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

     Under the rules of the Office of Thrift Supervision, Citizens South Bank will not be permitted to pay dividends on its capital stock to Citizens South Banking Corporation, its sole stockholder, if Citizens South Bank's stockholder's equity would be reduced below the amount of the liquidation account. See "The Conversion--Liquidation Rights." For information concerning federal and state law and regulations regarding the ability of Citizens South Bank to make capital distributions, including the payment of dividends, to Citizens South Banking Corporation, see "Taxation--Federal Taxation" and "Supervision and Regulation--Federal Banking Regulation."

     Unlike Citizens South Bank, Citizens South Banking Corporation is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by Citizens South Banking Corporation and earnings thereon, and upon dividends from Citizens South Bank. Citizens South Banking Corporation, however, is subject to the requirements of Delaware law, which generally limits dividends to an amount equal to the excess of its stockholders' equity over its statutory capital or, if there is no excess, to its net earnings for the current and/or immediately preceding fiscal year.

     Additionally, we have committed to the Office of Thrift Supervision that during the one-year period following the completion of the conversion, Citizens South Banking Corporation will not take any action to declare an extraordinary dividend to our stockholders that would be treated by such stockholders as a tax-free return of capital for federal income tax purposes, without prior approval of the Office of Thrift Supervision.

                           MARKET FOR THE COMMON STOCK

     Citizens South Banking Corporation common stock is currently listed on the Nasdaq National Market under the symbol "CSBC," and there is an established market for such common stock. At August __, 2002, we had _____________ market makers, including Keefe, Bruyette & Woods, Inc. Upon completion of the conversion, the new shares of common stock of Citizens South Banking Corporation will replace existing shares and be traded on the Nasdaq National Market. Keefe, Bruyette & Woods, Inc. intends to remain a market maker in Citizens South Banking Corporation common stock following the conversion. Keefe, Bruyette & Woods, Inc. also will assist Citizens South Banking Corporation in obtaining other market makers after the conversion. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained. For a period of 20 trading days following completion of our offering, our symbol will be "CSBCD," after which it will be "CSBC."

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

     The following table sets forth the high and low trading prices for Citizens South Banking Corporation common stock and cash dividends paid per share for the periods indicated. As of March 31, 2002, there were 1,752,427 publicly held shares of Citizens South Banking Corporation common stock issued and outstanding. In connection with the conversion, each existing share of common stock of Citizens South Banking Corporation will be converted into a number of new shares of common stock, based upon the exchange ratio that is described in other parts of this prospectus.

     Year Ending                                                           Dividend Paid
     December 31, 2002            High               Low                     Per Share
     -----------------    ------------------    --------------    -----------------------------
     Second quarter           $[         ]       $[         ]            $[         ]
     First quarter                16.550           14.250                    0.080


     Year Ended                                                            Dividend Paid
     December 31, 2001            High               Low                     Per Share
     -----------------    ------------------    --------------    -----------------------------

     Fourth quarter           $   16.120         $ 14.500                 $  0.075
     Third quarter                16.310           12.350                    0.075
     Second quarter               12.760           11.700                    0.075
     First quarter                12.190           10.940                    0.075


     Year Ended                                                            Dividend Paid
     December 31, 2000            High               Low                     Per Share
     -----------------    ------------------    --------------    -----------------------------

     Fourth quarter           $   11.063         $ 10.375                 $  0.060
     Third quarter                10.938           10.000                    0.060
     Second quarter               11.313           10.375                    0.060
     First quarter                11.875           11.125                    0.060

     On May 21, 2002, the business day immediately preceding the public announcement of the conversion, and on August __, 2002, the closing prices of Citizens South Banking Corporation common stock as reported on the Nasdaq National Market were $18.00 per share and $_____ per share, respectively. At August __, 2002, Citizens South Banking Corporation had approximately _____ stockholders of record. On the effective date of the conversion, all publicly held shares of Citizens South Banking Corporation common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Citizens South Banking Corporation common stock determined pursuant to the exchange ratio. See "The Conversion - Share Exchange Ratio." Options to purchase shares of Citizens South Banking Corporation common stock will be converted into options to purchase a number of shares of Citizens South Banking Corporation common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See "Beneficial Ownership of Common Stock."

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

     At March 31, 2002, Citizens South Bank exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of Citizens South Bank at March 31, 2002 and the pro forma regulatory capital of Citizens South Bank, assuming the indicated number of shares were sold as of such date at $10.00 per share and Citizens South Bank received 50% of the net conversion proceeds.

                                   Citizens South Bank                       Pro Forma at March 31, 2002
                                                         ---------------------------------------------------------------------------
                                 Historical at March 31,                                                         Maximum as Adjusted
                                          2002                Minimum            Midpoint          Maximum              (1)
                                 ----------------------- -----------------  ----------------- ------------------ -------------------
                                                Percent           Percent            Percent            Percent             Percent
                                              of Assets          of Assets          of Assets          of Assets           of Assets
                                   Amount        (2)     Amount     (2)     Amount     (2)     Amount     (2)     Amount      (2)
                                 ----------   ---------- ------- ---------  ------- --------- -------- --------- --------   --------
                                                                          (Dollars in Thousands)
Equity capital .................  $ 33,499       7.61%   $ 50,013   10.95%  $ 52,973   11.52%  $ 55,934   12.09%  $ 59,338   12.73%

Tangible capital ...............  $ 28,217       6.50    $ 44,731    9.92   $ 47,691   10.51     50,652   11.09     54,056   11.74
Tangible requirement ...........     6,516       1.50       6,764    1.50      6,808    1.50      6,853    1.50      6,904    1.50
                                  --------     ------    --------  ------   --------  ------   --------  ------   --------  ------
Excess .........................  $ 21,701       5.00%   $ 37,967    8.42%  $ 40,883    9.01%  $ 43,799    9.59%  $ 47,152   10.24%
                                  ========     ======    ========  ======   ========  ======   ========  ======   ========  ======

Core (leverage) capital ........  $ 28,217       6.50%   $ 44,731    9.92%  $ 47,691   10.51%  $ 50,652   11.09%  $ 54,056   11.74%
Core (leverage) requirement(3)..    17,377       4.00      18,037    4.00     18,156    4.00     18,274    4.00     18,410    4.00
                                  --------     ------    --------  ------   --------  ------   --------  ------   --------  ------
Excess .........................  $ 10,840       2.50%   $ 26,694    5.92%  $ 29,535    6.51%  $ 32,378    7.09%  $ 35,646    7.74%
                                  ========     ======    ========  ======   ========  ======   ========  ======   ========  ======

Total risk-based capital(4) ....  $ 31,778      10.48%   $ 48,292   15.50%  $ 51,252   16.37%  $ 54,213   17.23%  $ 57,617   18.22%
Risk-based requirement .........    24,267       8.00      24,928    8.00     25,046    8.00     25,165    8.00     25,301    8.00
                                  --------     ------    --------  ------   --------  ------   --------  ------   --------  ------
Excess .........................  $  7,511       2.48%   $ 23,364    7.50%  $ 26,206    8.37%  $ 29,048    9.23%  $ 32,316   10.22%
                                  ========     ======    ========  ======   ========  ======   ========  ======   ========  ======

___________________
(1) As adjusted to give effect to an increase in the n umber of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the offering.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3) The current Office of Thrift Supervision core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.
(4) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 50% risk-weighting.

                                 CAPITALIZATION

     The following table presents the historical consolidated capitalization of Citizens South Banking Corporation at March 31, 2002 and the pro forma consolidated capitalization of Citizens South Banking Corporation after giving effect to the conversion, based upon the assumptions set forth in the "Pro Forma Data" section.

                                                                                                          9,063,021
                                                           5,825,004       6,852,946      7,880,880      Maximum as
                                            Citizens        Minimum        Midpoint        Maximum        Adjusted
                                              South          Shares         Shares          Shares         Shares
                                             Banking      Outstanding,    Outstanding,   Outstanding,    Outstanding,
                                           Corporation     3,400,000       4,000,000      4,600,000       5,290,000
                                           Historical     Shares Sold     Shares Sold    Shares Sold     Shares Sold
                                          at March 31,   at $10.00 Per     at $10.00    at $10.00 Per     at $10.00
                                              2002           Share         per Share        Share       Per Share (1)
                                          ------------   -------------   ------------   -------------   -------------
                                                                   (Dollars in Thousands)
Deposits (2) ...........................  $    352,082        352,082    $    352,082        352,082         352,082
Borrowed funds .........................        41,009         41,009          41,009         41,009          41,009
                                          ------------   ------------    ------------   ------------    ------------
    Total deposits and borrowed
      funds ............................  $    393,091   $    393,091    $    393,091   $    393,091    $    393,091
                                          ============   ============    ============   ============    ============

Stockholders' equity:
 Preferred stock, $0.01 par value,
  1,000,000 shares authorized
  (post-conversion) (3) ................            --             --              --             --              --
 Common stock $0.01 par value,
  20,000,000 shares authorized
  (post-conversion); shares to be
  issued as reflected (3)(4) ...........         4,581             58              69             79              91
 Additional paid-in capital (3) ........        16,843         54,375          60,284         66,195          72,992
 Retained earnings (5) .................        25,957         25,957          25,957         25,957          25,957
 Accumulated other comprehensive
  income ...............................           843            843             843            843             843
Less:
 Treasury stock ........................        (4,776)        (4,776)         (4,776)        (4,776)         (4,776)
 Common stock held by employee
  stock ownership plan .................        (1,211)        (1,211)         (1,211)        (1,211)         (1,211)
 Common stock to be acquired by
  employee stock ownership plan (6) ....            --           (680)           (800)          (920)         (1,058)
 Common stock to be acquired by
  recognition and retention plan (7) ...            --         (1,360)         (1,600)        (1,840)         (2,116)
                                          ------------   ------------    ------------   ------------    ------------
    Total stockholders' equity .........  $     42,237   $     73,206    $     78,766   $     84,328    $     90,722
                                          ============   ============    ============   ============    ============
    Total stockholders' equity as a
      percentage of total assets .......          9.53%         15.44%          16.42%         17.37%          18.45%
    Tangible stockholders' equity
      as a percentage of total
      assets ...........................          7.47%         13.52%          14.52%         15.50%          16.60%

____________________________
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market or general financial conditions following the commencement of the subscription and community offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.
(3) Citizens South Banking Corporation has 10,000,000 authorized shares of preferred stock and 20,000,000 authorized shares of common stock, par value $1.00 per share. Pro forma Citizens South Banking Corporation common stock and additional paid-in capital have been increased to reflect the number of shares of Citizens South Banking Corporation common stock to be outstanding. Pro forma additional paid-in capital reflects consolidation of $19,000 of capital from Citizens South Holdings, MHC.
(4) No effect has been given to the issuance of additional shares of Citizens South Banking Corporation common stock pursuant to an additional stock option plan. If this plan is implemented, an amount equal to 10% of the shares of Citizens South Banking Corporation common stock sold in the offering will be reserved for issuance upon the exercise of options under the stock option plan. No effect has been given to the exercise of options currently outstanding. See "Management of Citizens South Banking Corporation-Stock Benefit Plans."
(5) The retained earnings of Citizens South Bank will be substantially restricted after the conversion. See "The Conversion-Liquidation Rights" and "Supervision and Regulation-Federal Banking Regulation."

                                         (footnotes continued on following page)

______________________________________
(6) Assumes that 2% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Citizens South Banking Corporation. The loan will be repaid principally from Citizens South Bank's contributions to the employee stock ownership plan. Since Citizens South Banking Corporation will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Citizens South Banking Corporation's consolidated financial statements. Accordingly, the amount of stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders' equity.
(7) Assumes a number of shares of common stock equal to 4% of the common stock to be sold in the offering will be purchased by the stock recognition and retention plan in open market purchases. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of stock relative to the subscription price in the offering. As Citizens South Banking Corporation accrues compensation expense to reflect the vesting of shares pursuant to the stock recognition and retention plan, the credit to capital will be offset by a charge to operations. Implementation of the stock recognition and retention plan will require stockholder approval. If the shares to fund the plan are assumed to come from authorized but unissued shares of Citizens South Banking Corporation, the number of outstanding shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range would be 5,961,004, 7,012,946, 8,064,888 and 9,274,621, respectively, total stockholders' equity would be $74.6 million, $80.4 million, $86.2 million and $92.8 million, respectively, and total stockholders' ownership in Citizens South Banking Corporation would be diluted by approximately 2.3%.

                                 PRO FORMA DATA

     The following table summarizes historical data of Citizens South Banking Corporation and pro forma data of Citizens South Banking Corporation at or for the three months ended March 31, 2002 and the year ended December 31, 2001, based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the common stock following the conversion. No effect has been given in the table to the possible issuance of additional shares pursuant to the current outstanding stock option plan or for the possible issuance of additional shares pursuant to any stock option plan or stock recognition and retention plan that may be adopted by our stockholders no earlier than six months after the conversion. Moreover, pro forma stockholders' equity per share does not give effect to the liquidation account to be established in the conversion or, in the event of a liquidation of Citizens South Bank, to the tax effect of the recapture of the bad debt reserve. See "The Conversion-Liquidation Rights."

     Pro forma consolidated net earnings of Citizens South Banking Corporation for the three months ended March 31, 2002 and the year ended December 31, 2001 has been calculated as if the estimated net proceeds received by Citizens South Banking Corporation and Citizens South Bank had been invested at an assumed interest rate of 4.36% (2.79% on an after-tax basis) for the three months ended March 31, 2002 and 5.52% (3.53% on an after-tax basis) for the year ended December 31, 2001. The reinvestment rate was calculated based on the arithmetic average of Citizens South Banking Corporation's average yield on interest-earning assets and average rate paid on interest-bearing deposits for the three months ended March 31, 2002 and the year ended December 31, 2001. The effect of withdrawals from deposit accounts for the purchase of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. It is assumed that Citizens South Banking Corporation will retain 50% of the estimated net conversion proceeds. The actual net proceeds from the sale of common stock will not be determined until the conversion is completed. However, we currently estimate the net proceeds to be between $33.0 million and $44.8 million, or $51.6 million if the offering range is increased by 15%. It is assumed that all shares will be sold in the subscription offering and community offering.

     The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amounts of assets and liabilities of Citizens South Banking Corporation. The pro forma stockholders' equity is not intended to represent the fair market value of the common stock.

                                                                             At or For the Three Months Ended March 31, 2002
                                                                                Based upon the Sale at $10.00 Per Share of
                                                                      -----------------------------------------------------------
                                                                                                                      5,290,000
                                                                       3,400,000     4,000,000       4,600,000       Shares (1)
                                                                         Shares        Shares          Shares        15% Above
                                                                       Minimum of    Midpoint of     Maximum of      Maximum of
                                                                       Estimated      Estimated       Estimated       Estimated
                                                                      Price Range    Price Range     Price Range     Price Range
                                                                      ------------   ------------    ------------    ------------
                                                                             (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.....................................................   $     34,000         40,000    $     46,000    $     52,900
Expenses...........................................................          1,010          1,090           1,169           1,260
                                                                      ------------   ------------    ------------    ------------
   Estimated net proceeds..........................................         32,990         38,910          44,831          51,640
Common stock acquired by employee stock ownership plan (7).........           (680)          (800)           (920)         (1,058)
Common stock acquired by recognition and retention plan (2)........         (1,360)        (1,600)         (1,840)         (2,116)
Assets received from the MHC.......................................             19             19              19              19
                                                                      ------------   ------------    ------------    ------------
   Estimated net proceeds, as adjusted.............................   $     30,969   $     36,529    $     42,090    $     48,485

For the three months ended March 31, 2002
-----------------------------------------
Consolidated net earnings:
   Historical......................................................   $        992   $        992    $        992    $        992
Pro forma adjustments:
   Income on adjusted net proceeds.................................            216            255             294             338
   Recognition and retention plan (2)..............................            (44)           (51)            (59)            (68)
   Employee stock ownership plan (7)...............................             (7)            (9)            (10)            (11)
                                                                      ------------   ------------    ------------    ------------
     Pro forma net earnings........................................   $      1,157   $      1,187    $      1,217    $      1,251
                                                                      ============   ============    ============    ============

Earnings per share (3):
   Historical......................................................   $       0.17   $       0.15    $       0.13    $       0.11
Pro forma adjustments:
   Income on adjusted net proceeds.................................           0.04           0.04            0.04            0.04
   Employee stock ownership plan (7)...............................             --             --              --              --
   Recognition and retention plan (2)..............................          (0.01)         (0.01)          (0.01)          (0.01)
                                                                      ------------   ------------    ------------    ------------
     Pro forma earnings per share (3) (4)..........................   $       0.20   $       0.18    $       0.16    $       0.14
                                                                      ============   ============    ============    ============

Pro forma price to earnings........................................          12.50x         13.89x          15.63x          17.86x

Number of shares used in earnings per share calculations ..........      5,758,136      6,774,279       7,790,420       8,958,983

At March 31, 2002
-----------------
Stockholders' equity:
   Historical......................................................   $     42,237   $     42,237    $     42,237    $     42,237
   Estimated net proceeds..........................................         32,990         38,910          44,831          51,640
   MHC capital consolidation.......................................             19             19              19              19
   Common stock acquired by employee stock ownership plan (7)......           (680)          (800)           (920)         (1,058)
   Common stock acquired by recognition and retention plan (2).....         (1,360)        (1,600)         (1,840)         (2,116)
                                                                      ------------   ------------    ------------    ------------
       Pro forma stockholders' equity (5)..........................         73,206         78,766          84,328          90,722
   Intangible assets...............................................         (9,109)        (9,109)         (9,109)         (9,109)
                                                                      ------------   ------------    ------------    ------------
       Pro forma tangible stockholders' equity.....................   $     64,097   $     69,657    $     75,219    $     81,613
                                                                      ============   ============    ============    ============

Stockholders' equity per share (6):
   Historical......................................................   $       7.25   $       6.16    $       5.36    $       4.66
   Estimated net proceeds..........................................           5.67           5.68            5.69            5.70
   Common stock acquired by employee stock ownership plan (7)......          (0.12)         (0.12)          (0.12)          (0.12)
   Common stock acquired by recognition and retention plan (2).....          (0.23)         (0.23)          (0.23)          (0.23)
                                                                      ------------   ------------    ------------    ------------
       Pro forma stockholders' equity per share (5) (6)............   $      12.57   $      11.49    $      10.70    $      10.01
                                                                      ============   ============    ============    ============

       Pro forma tangible stockholders' equity per share...........   $      11.00   $      10.16    $       9.54    $       9.01
                                                                      ============   ============    ============    ============

Offering price as percentage of pro forma stockholders'
   equity per share................................................          79.55%         87.03%          93.46%          99.90%
Offering price as percentage of pro forma tangible
   stockholders' equity per share..................................          90.91%         98.43%         104.82%         110.99%

Number of shares used in book value per share calculations.........      5,825,004      6,852,946       7,880,888       9,063,021

                                                        (footnotes on next page)

___________________________________
     (1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.
     (2) If approved by Citizens South Banking Corporation's stockholders, the stock recognition and retention plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the stock recognition and retention plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Citizens South Banking Corporation or through open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by Citizens South Banking Corporation. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the three months ended March 31, 2002 and (iii) the stock recognition and retention plan expense reflects an effective combined federal and state tax rate of 36.0%. Assuming stockholder approval of the plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders would have their voting interests diluted by approximately 2.3%.
     (3) Per share figures include publicly held shares of Citizens South Banking Corporation common stock that will be exchanged for new shares of Citizens South Banking Corporation common stock in the conversion. See "The Conversion - Share Exchange Ratio." Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with Statement of Position 93-6, subtracting the recognition and retention plan shares and the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2 above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
     (4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which is expected to be adopted by Citizens South Banking Corporation following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, a number of shares equal to 10% of the shares sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute existing stockholders' interests by approximately 5.5%.
     (5) The retained earnings of Citizens South Bank will be substantially restricted after the conversion. See "Our Dividend Policy," "The Conversion-Liquidation Rights" and "Supervision and Regulation-Federal Banking Regulation-Capital Distributions."
     (6) Per share figures include publicly held shares of Citizens South Banking Corporation common stock that will be exchanged for new shares of Citizens South Banking Corporation common stock in the conversion. Stockholders' equity per share calculations are based upon the sum of
          (i) the number of subscription shares assumed to be sold in the offering and (ii) new shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.3838, 1.6280, 1.8722 and 2.1530, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
     (7) Assumes that 2% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from the net proceeds of the offering retained by Citizens South Banking Corporation. Citizens South Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal of the debt. Citizens South Bank's total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Citizens South Bank, the fair value of the common stock remains that the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 36.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes (i) that 1,133, 1,333, 1,533 and 1,763 shares were committed to be released during the period at the minimum, mid-point, maximum, and adjusted maximum of the offering range, respectively, and (ii) in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

                                                                               At or For the Year Ended December 31, 2001
                                                                               Based upon the Sale at $10.00 Per Share of
                                                                     -------------------------------------------------------------
                                                                                                                     5,290,000
                                                                      3,400,000      4,000,000       4,600,000       Shares (1)
                                                                       Shares          Shares          Shares        15% Above
                                                                      Minimum of    Midpoint of      Maximum of      Maximum of
                                                                       Estimated      Estimated       Estimated       Estimated
                                                                     Price Range    Price Range     Price Range     Price Range
                                                                     ------------   ------------    ------------    ------------
                                                                            (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds....................................................   $     34,000   $     40,000    $     46,000    $     52,900
Expenses..........................................................          1,010          1,090           1,169           1,260
                                                                     ------------   ------------    ------------    ------------
   Estimated net proceeds.........................................         32,990         38,910          44,831          51,640
Common stock acquired by employee stock ownership plan (7)........           (680)          (800)           (920)         (1,058)
Common stock acquired by recognition and retention plan (2).......         (1,360)        (1,600)         (1,840)         (2,116)
Assets received from the MHC......................................             26             26              26              26
                                                                     ------------   ------------    ------------    ------------
   Estimated net proceeds, as adjusted............................   $     30,976   $     36,536    $     42,097    $     48,492

For the year ended December 31, 2001 (8)
----------------------------------------
Consolidated net earnings:
   Historical.....................................................   $      1,704   $      1,704    $      1,704    $      1,704
Pro forma adjustments:
   Income on adjusted net proceeds................................          1,094          1,291           1,487           1,713
   Recognition and retention plan (2).............................           (174)          (205)           (236)           (271)
   Employee stock ownership plan (7)..............................            (29)           (34)            (39)            (45)
                                                                     ------------   ------------    ------------    ------------
     Pro forma net earnings.......................................   $      2,595   $      2,756    $      2,916    $      3,101
                                                                     ============   ============    ============    ============

Earnings per share (3):
   Historical.....................................................   $       0.30   $       0.25    $       0.22    $       0.19
Pro forma adjustments:
   Income on adjusted net proceeds................................           0.19           0.20            0.19            0.20
   Employee stock ownership plan (7)..............................          (0.01)         (0.01)          (0.01)          (0.01)
   Recognition and retention plan (2).............................          (0.03)         (0.03)          (0.03)          (0.03)
                                                                     ------------   ------------    ------------    ------------
     Pro forma earnings per share (3) (4).........................   $       0.45   $       0.41    $       0.37    $       0.35
                                                                     ============   ============    ============    ============

Pro forma price to earnings.......................................          22.22x         24.39x          27.03x          28.57x
Number of shares used in earnings per share calculations..........      5,761,536      6,778,279       7,795,020       8,964,273

At December 31, 2001
--------------------
Stockholders' equity:
   Historical.....................................................   $     41,630   $     41,630    $     41,630    $     41,630
   Estimated net proceeds.........................................         32,990         38,910          44,831          51,640
   MHC capital consolidation......................................             26             26              26              26
   Common stock acquired by employee stock ownership plan (7)                (680)          (800)           (920)         (1,058)
   Common stock acquired by recognition and retention plan (2)             (1,360)        (1,600)         (1,840)         (2,116)
                                                                     ------------   ------------    ------------    ------------
       Pro forma stockholders' equity (5).........................         72,606         78,166          83,728          90,122
   Intangible assets..............................................         (9,453)        (9,453)         (9,453)         (9,453)
                                                                     ------------   ------------    ------------    ------------
       Pro forma tangible stockholders' equity....................   $     63,153   $     68,713    $     74,275    $     80,669
                                                                     ============   ============    ============    ============

Stockholders' equity per share (6):
   Historical.....................................................   $       7.15   $       6.07    $       5.28    $       4.59
   Estimated net proceeds.........................................           5.66           5.69            5.69            5.70
   Common stock acquired by employee stock ownership plan (7).....          (0.12)         (0.12)          (0.12)          (0.12)
   Common stock acquired by recognition and retention plan (2)....          (0.23)         (0.23)          (0.23)          (0.23)
                                                                     ------------   ------------    ------------    ------------
       Pro forma stockholders' equity per share (5) (6)...........   $      12.46   $      11.41    $      10.62    $       9.94
                                                                     ============   ============    ============    ============

       Pro forma tangible stockholders' equity per share..........   $      10.84   $      10.03    $       9.42    $       8.90
                                                                     ============   ============    ============    ============

Offering price as percentage of pro forma stockholders'
   equity per share.................................                        80.26%         87.64%          94.16%         100.60%
Offering price as percentage of pro forma tangible
   stockholders' equity per share.................................          92.25%         99.70%         106.16%         112.36%

Number of shares used in book value per share calculations........      5,825,004      6,852,946       7,880,888       9,063,021

                                                        (footnotes on next page)

_________________________
  (1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.
  (2) If approved by Citizens South Banking Corporation's stockholders, the stock recognition and retention plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the stock recognition and retention plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Citizens South Banking Corporation or through open market purchases. The funds to be used by the stock recognition and retention plan to purchase the shares will be provided by Citizens South Banking Corporation. The table assumes that (i) the stock recognition and retention plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock recognition and retention plan is amortized as an expense during the year ended December 31, 2001 and (iii) the stock recognition and retention plan expense reflects an effective combined federal and state tax rate of 36.0%. Assuming stockholder approval of the plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders would have their voting interests diluted by approximately 2.3%.
  (3) Per share figures include publicly held shares of Citizens South Banking Corporation common stock that will be exchanged for new shares of Citizens South Banking Corporation common stock in the conversion. See "The Conversion - Share Exchange Ratio." Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with Statement of Position 93-6, subtracting the recognition and retention plan shares and the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2 above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
  (4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which is expected to be adopted by Citizens South Banking Corporation following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, a number of shares equal to 10% of the shares sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under such plan would dilute existing stockholders' interests by approximately 5.5%.
  (5) The retained earnings of Citizens South Bank will be substantially restricted after the conversion. See "Our Dividend Policy," "The Conversion-Liquidation Rights" and "Supervision and Regulation-Federal Banking Regulation-Capital Distributions."
  (6) Per share figures include publicly held shares of Citizens South Banking Corporation common stock that will be exchanged for new shares of Citizens South Banking Corporation common stock in the conversion. Stockholders' equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering and (ii) new shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.3838, 1.6280, 1.8722 and 2.1530, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
  (7) Assumes that 2% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from the net proceeds of the offering retained by Citizens South Banking Corporation. Citizens South Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal of the debt. Citizens South Bank's total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Statement of Position 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Citizens South Bank, the fair value of the common stock remains that the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 36.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes (i) that 4,533, 5,333, 6,133 and 7,053 shares were committed to be released during the twelve months ended December 31, 2001, at the minimum, mid-point, maximum, and adjusted maximum of the offering range, respectively, and (ii) in accordance with Statement of Position 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.
  (8) Historical amounts of consolidated net earnings and earnings per share, and the pro forma net earnings and pro forma earnings per share, for the year ended December 31, 2001 do not reflect the operations of Innes Street Financial Corporation, which was acquired by Citizens South Banking Corporation effective December 31, 2001. The pro forma net earnings for the year ended December 31, 2001, giving effect to the acquisition of Innes Street Financial Corporation as if it had occurred effective January 1, 2001, as described in Note 2 to the consolidated financial statements of Citizens South Banking Corporation as of and for the year ended December 31, 2001 included elsewhere herein, is $2,801. Giving effect to the acquisition of Innes Street Financial Corporation as if it had occurred effective January 1, 2001, and giving effect to the pro forma adjustments related to the offering as described in this section, the pro forma net earnings for the year ended December 31, 2001 would be $3,692, $3,853, $4,013, and $4,198, respectively; the pro forma earnings per share would be $0.64, $0.57, $0.51, and $0.47, respectively; and the pro forma price to earnings ratio would be 15.63x, 17.54x, 19.61x, and 21.28x, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The discussion and analysis that follows focuses on the factors affecting our consolidated financial condition at March 31, 2002, December 31, 2001 and 2000 and consolidated results of operations for the three months ended March 31, 2002 and 2001 and for the years ended December 31, 2001 and 2000 and for the years ended September 30, 2000 and 1999. The consolidated financial statements and related notes appearing elsewhere in this prospectus should be read in conjunction with this review.

     The preparation of consolidated financial statements involves the application of accounting policies relevant to the business of our corporation and its subsidiaries. Application of certain accounting policies requires management to make estimates and assumptions about the effect of matters that are inherently uncertain. These estimates and assumptions affect the reported amounts of certain assets, liabilities, revenues and expenses. Different amounts could be reported under different conditions, or if different assumptions were used in the application of certain accounting policies. In this respect, the accounting policy considered by us to be critical relates to the determination of the allowance for loan losses. This accounting policy is discussed in the "--Allowance for Loan Losses" section of this prospectus and in note 1 of the notes to consolidated financial statements appearing elsewhere in this prospectus.

Description of Business

     Citizens South Banking Corporation, formerly known as Gaston Federal Bancorp, Inc., was formed on March 18, 1998, for the purpose of acting as the holding company for Citizens South Bank, formerly known as Gaston Federal Bank. Citizens South Banking Corporation's assets consist primarily of the outstanding capital stock of Citizens South Bank, deposits held at Citizens South Bank, and investment securities. As of March 31, 2002, there were 1,752,427 shares of Citizens South Banking Corporation's common stock held by the public and 2,457,007 shares held by Citizens South Holdings, MHC, formerly known as Gaston Federal Holdings, MHC, the parent mutual holding company. The publicly held common stock currently trades on the Nasdaq National Market System under the symbol CSBC. Citizens South Banking Corporation's principal business is overseeing and directing the business of Citizens South Bank and investing the net stock offering proceeds retained by Citizens South Banking Corporation.

     Citizens South Bank, which was chartered in 1904, is a community bank engaged primarily in the business of offering FDIC-insured deposits to customers through its branch offices and investing those deposits, together with funds generated from operations and borrowings, in residential, commercial, construction and consumer loans, investment securities, and mortgage-backed securities. Our results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by our provision for loan losses, sales of assets, fee income generated from our deposit and loan accounts, and commissions on the sale of uninsured investment products. Our noninterest expense primarily consists of compensation and employee benefits, occupancy expense, professional services, advertising, and other noninterest expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates and actions of regulatory and governmental authorities.

Comparison of Financial Condition at March 31, 2002 and December 31, 2001

     Assets. Our total assets decreased by $4.3 million, or 1.0%, from $447.5 million as of December 31, 2001, to $443.3 million as of March 31, 2002. This decrease was due, in part, to the sale of $2.0 million in investment securities with the proceeds being used to prepay $1.5 million in Federal Home Loan Bank advances. During the period there were significant changes in our asset allocation. Cash and cash equivalents increased by $15.3 million to $36.2 million, while investment securities decreased by $3.1 million to $22.9 million and mortgage-backed securities decreased by $2.4 million to $23.0 million. The increase in cash and cash equivalents was primarily funded by increases in loan prepayments, the sale of investment securities, and prepayments of mortgage-backed securities.

     Also, during the three-month period ended March 31, 2002, net loans decreased by $10.8 million, or 3.2%, to $323.5 million, as a greater portion of our loan originations was fixed-rate loans due to borrower preferences in the low interest rate environment, and such originated loans were sold in the secondary mortgage market. Most of this decrease was concentrated in the one- to four-family residential mortgage loan portfolio that decreased by $9.4 million, or 4.8% during the quarter. We generally sell all new fixed-rate residential loan production in order to reduce our overall vulnerability to rising interest rates. We will continue to focus on growing the loan portfolio in a safe and sound manner with an emphasis on the origination and retention of short-term, more interest-rate sensitive nonresidential loans and the origination and sale of mortgage loans. As of March 31, 2002, nonperforming assets amounted to 0.71% of total assets and loan loss reserves amounted to 0.91% of total loans.

     Liabilities. Total liabilities decreased by $4.9 million, or 1.2%, from $405.9 million as of December 31, 2001, to $401.0 million as of March 31, 2002. This decrease was due, in part, to the prepayment of a $1.5 million Federal Home Loan Bank advance using proceeds from the sale of investments. Also during the quarter, total deposits decreased by $1.6 million, or 0.5%, to $352.1 million as of March 31, 2002. However, we increased our local core deposit base of checking accounts, savings accounts and money market deposit accounts during the quarter. The decrease in deposits was concentrated in the higher-costing time deposit portfolio. We plan to continue our efforts to gain deposit market share through new product development and branch expansion with an emphasis on demand deposits. Borrowed money decreased by $1.0 million, or 2.5%, to $41.0 million. Borrowed money was primarily comprised of various callable and fixed-term Federal Home Loan Bank advances with a weighted average interest rate of 5.67%.

     Equity. Total equity increased by $607,000, or 1.5%, from $41.6 million as of December 31, 2001, to $42.2 million as of March 31, 2002. This increase was primarily due to the $992,000 in earnings during the period. The positive effects of earnings were offset, in part, by a $273,000 decrease in unrealized gains on available-for-sale securities and the payment of $140,000 in cash dividends.

Comparison of Financial Condition at December 31, 2001 and 2000

     General. On December 31, 2001, we completed our acquisition of all of the outstanding common stock of Innes Street Financial Corporation and its wholly owned subsidiary, Citizens Bank, in a cash transaction valued at $37.9 million. Citizens Bank was headquartered in Salisbury, North Carolina, and operated two other full-service branch offices in Statesville and Rockwell, North Carolina. At the time of the acquisition, we assumed the assets and liabilities of Innes Street at the estimated fair market value, including total assets of $221.8 million, net outstanding loans of $170.5 million, total deposits of $175.4 million, and total liabilities of $183.9 million. The acquisition was accounted for using the purchase method and resulted in intangible assets of $9.5 million, including a core deposit premium of $2.4 million, mortgage loan servicing rights of $425,000, and goodwill of $6.6 million. In addition, there were mark-to-market increases of $1.0 million for loans, $1.8 million for fixed assets, $60,000 for investments, $1.4 million for deposits, and $1.5 million for deferred tax liabilities.

     Assets. Total assets for the fiscal year ended December 31, 2001, increased by $194.8 million, or 77.1%, from $252.7 million to $447.5 million. The change in assets was primarily due to the acquisition of Innes Street, which had total assets of $221.8 million, less the acquisition price of $37.9 million. Cash and cash equivalents decreased by $5.8 million, or 21.6%, and investment securities decreased by $6.9 million, or 20.9%. These funds were primarily used to fund a portion of the proceeds needed for the cash acquisition. Net outstanding loans increased by $175.5 million, or 110.5%, from $158.8 million to $334.3 million. This change represented a $5.0 million increase in net outstanding loans from our normal operations, and $170.5 million in net outstanding loans of Innes Street. Real estate owned increased to $1.5 million. This was primarily comprised of one commercial building acquired by Citizens Bank through foreclosure. The property, which is currently listed for sale, had a net book balance of $1.3 million. Premises and equipment increased by $4.5 million, or 107.6%. This increase was primarily due to the opening of a new branch office in 2001, and the $3.8 million premises and equipment on the books of Innes Street. Increases in Federal Home Loan Bank stock of $1.7 million, core deposit premium of $2.4 million, and goodwill of $6.6 million, were solely due to the acquisition. The $12.5 million increase in other assets was due, in part, to $5.1 million in investments related to deferred compensation plans of Citizens Bank and the $2.6 million purchase of additional bank-owned life insurance.

     Liabilities. Total liabilities for the fiscal year ended December 31, 2001, increased by $193.0 million, or 90.6%, from $213.0 million to $406.0 million. This change was primarily due to the acquisition of Innes Street, which had total liabilities of $183.9 million. Total deposits increased by $185.8 million as a result of an increase of $10.4 million in deposits from our normal operations and $175.4 million in total deposits from Innes Street. Funds generated from deposits were used to fund loans and provide a portion of the proceeds needed for the cash acquisition. We plan to continue to aggressively market our retail deposit products to the local community and to increase our deposit market share through an expanding branch network. Borrowed money decreased slightly by $680,000, or 1.6%, from $42.7 million to $42.1 million. Deferred compensation and other liabilities increased by $4.8 million and $4.2 million, respectively. These increases were primarily the result of the acquisition, which included $5.1 million in deferred compensation plans payable from Innes Street and a $1.5 million increase in deferred tax liabilities resulting from the purchase price allocation in conjunction with the acquisition.

     Equity. Total equity for the fiscal year ended December 31, 2001, increased by $1.9 million, or 4.7%, from $39.8 million to $41.6 million. This increase was due to $1.7 million in net income for the year, a $525,000 increase in the accumulated unrealized gains on available for sale securities, and a $283,000 allocation of common stock purchased with the loan to our employee stock ownership plan. These increases were offset by cash dividend payments of $529,000 and the repurchase of 9,500 shares of common stock for $115,000.

Comparison of Results of Operations for the Three Months Ended March 31, 2002 and 2001

     General. Net income for the three months ended March 31, 2002, amounted to $992,000, or $0.24 per share, as compared to $512,000, or $0.13 per share, for the three months ended March 31, 2001. Net income for the quarter ended March 31, 2002, included $387,000 in amortization of intangible assets, resulting in net cash earnings of $1.2 million, or $0.30 per basic share outstanding.

     Net interest income. Net interest income increased by $2.0 million, or 117.6%, to $3.6 million for the three months ended March 31, 2002. This increase was primarily due to the acquisition of Innes Street. Interest income increased by $2.0 million, or 45.3%. This increase was the result of a $158.6 million, or 65.5%, increase in average interest-earning assets, coupled with an 87 basis point decrease in the average interest rate to 6.38%. Interest expense remained flat during the period. Average interest-bearing liabilities increased by $177.1 million, or 84.9%, the effects of which were offset by a 244 basis point reduction in the cost of funds to 2.8%. Our net interest margin was 3.25% for the quarter ended March 31, 2002, compared to 2.69% for the quarter ended March 31, 2001.

     Provision for loan losses. The provision for loan losses amounted to $65,000 for the three months ended March 31, 2002, compared to $30,000 for the three months ended March 31, 2001. The amount of the provision for loan losses was increased, in part, due to the increased loan volume resulting from the acquisition of Innes Street and a continued emphasis on commercial and consumer loans. The ratio of loan loss reserves to gross loans was 0.91% as of March 31, 2002, and 0.96% as of March 31, 2001.

     Noninterest income. Noninterest income, net of nonrecurring gains on sales of assets, amounted to $930,000 for the three months ended March 31, 2002, as compared to $618,000 for the three months ended March 31, 2001. This increase of $312,000, or 50.5%, was primarily due to increased fees generated by our mortgage-banking department, additional fee income derived from deposit products, and the increase in deposit accounts resulting from the acquisition of three full-service branch offices. Management plans to continue in its efforts to increase its outstanding balance of fee-generating demand deposit accounts through targeted advertising and branch expansion. Total demand deposit accounts increased by $10.2 million, or 41.0%, during the past 12 months to $35.2 million as of March 31, 2002. During the quarter ended March 31, 2002, we recognized a nonrecurring gain of $98,000 from the sale of $2.0 million in investment securities and $1.3 million in fixed rate mortgage loans.

     Noninterest expense. Noninterest expense amounted to $3.0 million for the three months ended March 31, 2002, compared to $1.5 million for the quarter ended March 31, 2001, an increase of $1.5 million. This increase was primarily due to higher compensation and occupancy expenses associated with our acquisition of three full-service branch offices, increased expenses associated with servicing our growing demand deposit account portfolio, costs associated with the changing of the bank's name from Gaston Federal Bank to Citizens South Bank, and expenses associated with converting Innes Street's computer system and back-office operations. During the quarter ended March 31, 2002, we successfully consolidated the back-office operations of the accounting department, payroll processing, loan administration, marketing and human relations. In addition, the core processing systems were converted to our existing core processing system. These operations were consolidated with limited disruption of normal operations and should improve our overall efficiency.

     Income taxes. Income taxes amounted to $550,000, or 35.7% of taxable income, for the quarter ended March 31, 2002, as compared to $230,000, or 31.0% of taxable income, for the quarter ended March 31, 2001. The increase in the overall tax rate was due to a lower percentage of income being derived from tax-advantaged assets such as municipal securities, bank-owned life insurance, and government agency securities.

Comparison of Results of Operations for the Years Ended December 31, 2001 and
2000

     General. The acquisition of Innes Street was completed on December 31, 2001. Accordingly, the results of operations of Innes Street have not been included in our consolidated statement of operations for the year ended December 31, 2001. Net earnings were $1,704,000, or $0.42 per share, for the fiscal year ended December 31, 2001, compared to $1,748,000, or $0.43 per share, for the fiscal year ended December 31, 2000. Net interest income decreased by $537,000, or 7.5%, due to significant decreases in short-term interest rates during 2001, coupled with abnormally high levels of low-yielding liquid assets. This decrease was offset by a $804,000, or 36.5%, increase in recurring noninterest income, resulting from increased fees generated from deposit accounts and loans. Recurring noninterest expense increased by $592,000, or 9.7%, due to expenses associated with the opening of a new branch office in 2001 and increased expenses associated with servicing deposit accounts. The provision for loan losses increased from $53,000 in fiscal 2000 to $120,000 in fiscal 2001. Net losses on sales of assets decreased from $602,000 in fiscal 2000 to $10,000 in fiscal 2001.

     Interest Income. Interest income for the fiscal year ended December 31, 2001, decreased by $451,000, or 2.7%, to $16.4 million. This decrease was primarily due to significant decreases in short-term interest rates during 2001, coupled with abnormally high levels of low-yielding liquid assets held by Citizens South Bank in anticipation of the $37.9 million cash acquisition of Innes Street. These liquid assets would normally have been used to purchase higher-yielding investment or mortgage-backed securities. Interest earned on loans decreased by $1.1 million, or 8.0%, to $12.3 million due to the prepayment of higher-yielding mortgage loans and the decreased yield on adjustable loans resulting from a 4.25% decrease in the prime lending rate during the year. During the year, average outstanding loans decreased by $8.0 million, or 4.6%, from $174.6 million to $166.6 million, while the yield on loans decreased from 7.6% to 7.4%. Interest earned on investment securities decreased by $186,000, or 9.9%, while interest earned on mortgage-backed securities decreased $21,000, or 1.5%. The average balance of investment securities decreased by $2.3 million to $29.1 million, and the yield decreased from 6.0% to 5.8% due to lower market rates. Average outstanding mortgage-backed securities increased by $3.6 million to $25.2 million, while the yield decreased from 6.7% to 5.7% due to lower market rates. Interest earned on interest-bearing deposits increased by $825,000, or 491.4%. Average interest-earning bank deposits increased by $21.8 million from $2.9 million to $24.7 million, the effects of which were offset by a decrease in the average yield from 5.7% to 4.0%. The increase in average balances was due to liquid assets held in anticipation of the acquisition, while the decrease in average yield was due to a significant decline in short-term interest rates during the 2001 fiscal year.

     Interest Expense. Interest expense for the fiscal year ended December 31, 2001, increased $86,000, or 0.9%, to $9.8 million. This increase was due to a $77,000, or 1.1%, increase in interest paid on deposits and a $9,000, or 0.4%, increase in interest paid on borrowings. Average interest-bearing deposits increased $14.0 million, or 9.0%, to $168.8 million. The average interest rate paid on deposits decreased from 4.7% to 4.2% from fiscal 2000 to fiscal 2001 due to lower market rates. In 2001, we increased our market share in Gaston County from fourth place to second place in a field of 13 banks. Average borrowings increased by $1.9 million, or 4.6%, to $42.8 million, while the rate paid on borrowings decreased from 5.8% to 5.6% due to lower market interest rates.

     Net Interest Income. Net interest income decreased by $537,000, or 7.5%, from $7.1 million for fiscal 2000 to $6.6 million for fiscal 2001. Net interest margin decreased from 2.9% for fiscal 2000 to 2.5% for fiscal 2001. Average interest-earning assets increased $15.0 million to $245.7 million, while average interest-bearing liabilities increased $15.9 million to $211.6 million. Our percentage of interest-earning assets to interest-bearing liabilities decreased from 117.9% to 116.1%. The primary reasons for this change were the purchase of $2.6 million in bank-owned life insurance and the addition of a full service branch office.

     Provision for Loan Losses. We provided $120,000 and $53,000 in loan loss provisions for the fiscal years ended December 31, 2001 and 2000, respectively. Our allowance for loan losses was $3.1 million, or 0.91% of total loans, at December 31, 2001, compared to $1.6 million, or 0.95% of total loans, at December 31, 2000. The ratio of nonperforming loans to total loans amounted to 0.34% and 0.28% for the fiscal years ended 2001 and 2000, respectively. We will make future loan loss provisions based on available information, including changes in economic conditions, changes in the loan portfolio mix and performance, and regulatory requirements.

     Noninterest Income. Recurring noninterest income is composed of fees on deposit and loan accounts, commissions on the sale of investment products, Federal Home Loan Bank dividends, and other operating income. For the fiscal year ended December 31, 2001, recurring noninterest income increased by $804,000, or 36.5%, from $2.2 million to $3.0 million. The primary reasons for the change were a $1.0 million increase in fees on deposit accounts and a $119,000 increase in loan fee income. The increase in fees on deposit accounts resulted from an aggressive marketing program to increase fee generating demand deposit accounts, the opening of a new branch office, and a competitive fee structure on deposit products. Loan fee income increased due to a higher number of loan originations resulting, in part, from lower interest rates. Other income increased by $202,000 due, in part, to income generated from additional purchases of bank-owned life insurance. These increases were offset by a $550,000 reduction in commissions earned on the sale of investment products resulting from a slowdown in the economy.

     Noninterest income also includes gains on the sale of assets, which is considered to be a nonrecurring source of noninterest income. During the fiscal year ended December 31, 2001, we did not recognize any gains on the sale of assets. During the fiscal year ended December 31, 2000, we sold $5.3 million in investment securities, $595,000 in mortgage-backed securities, and mortgage loan servicing of a $17.2 million portfolio of residential loans at a gain of $271,000.

     Noninterest Expense. Recurring noninterest expense is composed of compensation and benefits, office occupancy, deposit insurance, data processing, advertising, professional services, and other expenses incurred during the normal course of business. Recurring noninterest expense increased by $592,000, or 9.7%, from $6.1 million in 2000 to $6.7 million in 2001. The primary reasons for the change were a $125,000, or 3.4%, increase in compensation and benefits, a $121,000, or 19.8%, increase in office occupancy, and a $576,000, or 52.8%, increase in other recurring noninterest expenses. The increases were the result of us adding a full-service branch office in February 2001 and additional expenses associated with the servicing of a larger number of fee-generating transaction deposit accounts. We also recognized expenses of $259,000 associated with the integration of the data processing and other operations associated with the Innes Street acquisition and $129,000 related to the release of additional employee stock ownership plan shares. We recognized modest decreases in professional services, deposit insurance, and advertising.

     Noninterest expense also includes losses on the sale of assets, which is considered to be a nonrecurring expense. During the fiscal year ended December 31, 2001, we sold $1.3 million in mortgage-backed securities at a loss of $10,000. During the fiscal year ended December 31, 2000, we sold $18.2 million in loans at a loss of $873,000. These loans were primarily long-term fixed-rate mortgage loans that were sold in order to reduce our exposure to rising interest rates. The proceeds were used to fund the origination of shorter-term nonresidential loans and adjustable-rate home equity lines of credit.

     Provision for Income Taxes. Our provision for income taxes was $702,000 and $846,000 for the fiscal years ended December 31, 2001, and 2000, respectively. The change was primarily due to a $188,000 reduction in pretax income and an increase in tax-advantaged assets such as municipal securities, U.S. Government Agency securities, and bank-owned life insurance that generate tax-exempt income. The purchase of these tax-advantaged assets resulted in a decrease in the effective tax rate from 32.6% to 29.2%.

Comparison of Results of Operations for the Years Ended September 30, 2000 and 1999

     General. Net income for the twelve months ended September 30, 2000, increased by $24,000, or 1.1%, to $2.2 million. This change was primarily due to a $155,000 decrease in net interest income, a $75,000 reduction in the provision for loan losses, a $1.1 million decrease in the gain on sale of assets, an $826,000 increase in operating noninterest income, a $298,000 decrease in noninterest expense, and a $111,000 reduction in the income tax provision.

     Interest Income. Interest income for the twelve months ended September 30, 2000, increased by $1.2 million, or 7.7%, to $16.4 million. This change was primarily due to a $987,000 increase in interest earned on loans. This additional interest income was due to a $15.6 million, or 9.9%, increase in average outstanding loans to $174.2 million. The yield on loans remained flat at 7.5% primarily due to deferred fees recognized as a result of the sale of $13.1 million in mortgage loans in fiscal 1999. Interest earned on investment securities increased by $67,000, or 3.3%, while interest earned on mortgage-backed securities increased by $122,000, or 10.3%. The average balance of investment securities decreased by $641,000, the effects of which were offset by an increase in yield from 5.8% to 6.1% due to higher market rates. Average outstanding mortgage-backed securities decreased by $204,000, while the yield increased from 5.7% to 6.3% due to higher market rates.

     Interest Expense. Interest expense for the twelve months ended September 30, 2000, increased $1.3 million, or 16.9%, to $9.2 million. This increase was due to a $561,000, or 8.8%, increase in interest paid on deposits and a $769,000, or 52.0%, increase in interest paid on borrowings. Average deposits increased $8.8 million, or 5.8%, to $160.0 million. The average interest rate paid on deposits increased from 4.2% to 4.4% from 1999 to 2000. Average borrowings increased by $11.0 million, or 38.3%, to $39.6 million. The rate paid on borrowings increased from 5.2% to 5.7% due to higher interest rates on additional advances taken in 2000.

     Net Interest Income. Net interest income decreased by $155,000, or 2.1%, from $7.4 million for 1999 to $7.2 million for 2000. Net interest margin decreased slightly from 3.3% for 1999 to 3.0% for 2000. Average interest-earning assets increased $12.9 million while average interest-bearing liabilities increased $19.8 million. The primary reasons for this change were the purchase of $2.0 million in bank-owned life insurance, the $1.8 million repurchase of common stock, and the addition of a full service branch office.

     Provision for Loan Losses. We provided $30,000 and $105,000 in loan loss provisions for the years ended September 30, 2000 and 1999, respectively. Our allowance for loan losses was $1.5 million, or 0.84% of total loans, for the year ended September 30, 2000, compared to $1.5 million, or 0.86% of total loans, for the year ended September 30, 1999. The ratio of nonperforming loans to total loans amounted to 0.15% and 0.06% for the years ended September 30, 2000 and 1999, respectively. We will make future loan loss provisions based on available information, including changes in economic conditions, changes in loan portfolio mix and performance, and regulatory requirements.

     Noninterest Income. For the year ended September 30, 2000, operating noninterest income increased by $826,000, or 83.9%, from $985,000 to $1.8 million. The primary reasons for the increase were a $221,000 increase in service charges on deposit accounts, a $303,000 increase in commissions on the sale of investment products, a $44,000 increase in Federal Home Loan Bank dividends, and a $259,000 increase in other income. The increase in service charges on deposit accounts resulted from an aggressive marketing program to increase fee generating demand deposit accounts and a competitive fee structure on deposit products. Other income increased due to fees generated as a result of strong loan demand and increased commissions generated on the sale of uninsured investment products by Citizens South Bank's wholly owned subsidiary.

     Noninterest income also included gains on the sale of assets, which is considered to be a nonrecurring source of noninterest income. During the year ended September 30, 2000, we sold $2.2 million in investment securities and $595,000 in mortgage-backed securities at a gain of $225,000, and $17.2 million in loan servicing and $10,000 in loans at a gain of $32,000. During the year ended September 30, 1999, we sold $5.9 million in investment securities and $492,000 in mortgage-backed securities at a gain of $1.3 million, and $13.1 million in loans and $49,000 in premises and equipment at a gain of $117,000. This resulted in a decrease in the gain on the sale of assets of $1.1 million from 1999 to 2000.

     Noninterest Expense. For the year ended September 30, 2000, noninterest expense decreased $298,000, or 4.8%, from $6.3 million to $6.0 million. The primary reason for the decrease was a $369,000 decrease in salary and benefits and modest decreases in professional services, deposit insurance and advertising. A $166,000 increase in occupancy expense and modest increases in data processing and other noninterest expenses offset these benefits. The decrease in salary and benefits was primarily due to a $1.0 million non-recurring expense incurred during the year ended September 30, 1999, associated with the award of common stock in accordance with the 1999 Recognition and Retention Plan approved by our shareholders in April 1999. Occupancy expense increased as a result of the opening of a new full service branch in Dallas, North Carolina, in February 2000 and a loan production office in Shelby, North Carolina, in October 1999.

     Provision for Income Taxes. Our provision for income taxes was $1.1 million and $1.2 million for the years ended September 30, 2000 and 1999, respectively. The change was primarily due to an increase in tax-advantaged assets such as municipal securities, U.S. Government Agency securities and bank-owned life insurance that generate tax-exempt income. The purchase of these tax-advantaged assets resulted in a decrease in the effective tax rate from 35.7% to 33.2%.

Net Interest Income

     Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively. The following table sets forth certain information relating to Citizens South Banking Corporation at March 31, 2002, for the three months ended March 31, 2002 and 2001, and for the twelve months ended December 31, 2001 and 2000 and for the twelve months ended September 30, 2000 and 1999. For the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, is expressed both in dollars and rates. No tax equivalent adjustments were made.

                                                                                    Three Months Ended March 31,
                                                                  ----------------------------------------------------------------
                                            At March 31, 2002                   2002                            2001
                                           --------------------   ------------------------------   -------------------------------
                                                                    Average     Interest             Average    Interest
                                           Outstanding   Yield/   Outstanding   Earned/   Yield/   Outstanding   Earned/   Yield/
                                             Balance      Rate      Balance      Paid      Rate      Balance      Paid      Rate
                                           -----------   ------   -----------   --------  ------   -----------  --------   -------
                                                                           (Dollars In Thousands)
Interest-earning assets:
  Investment securities (1) ............   $    22,859     6.22%   $    23,054  $   321     5.57%  $    31,205  $   468     6.00%
  Mortgage-backed securities ...........        23,007     5.23         24,711      288     4.66        23,471      368     6.27
  Interest-bearing bank deposits .......        32,798     1.66         24,448      102     1.67        23,751      346     5.83
  Loans receivable (2) .................       323,528     6.85        330,236    5,588     6.77       164,368    3,153     7.67
                                           -----------  -------    -----------  -------  -------   -----------  -------   ------
Total interest-earning assets ..........       402,192     6.30        402,449    6,299     6.26       242,795    4,335     7.14
                                                        -------                 -------  -------                -------   ------
Noninterest-earning assets .............        41,093                  41,585                          16,733
                                           -----------             -----------                     -----------
Total assets ...........................   $   443,285             $   444,034                     $   259,528
                                           ===========             ===========                     ===========

Interest-bearing liabilities:
  Demand deposit accounts ..............   $    25,497     0.46    $    24,928  $    23     0.37   $    14,242  $    59     1.66
  Money market deposit accounts ........        30,946     1.53         32,820      122     1.49        17,235      140     3.25
  Savings accounts .....................        46,385     1.54         45,383      169     1.49        17,793      122     2.74
  Certificates of deposit ..............       239,574     2.80        243,361    1,811     2.98       117,388    1,726     5.88
  Borrowed funds .......................        41,009     5.38         41,608      551     5.30        44,025      623     5.66
                                           -----------  -------    -----------  -------  -------   -----------  -------   ------
Total interest-bearing liabilitiess.....       383,411     2.67        388,100    2,676     2.76       201,683    2,670     5.07
                                                                                -------  -------                -------   ------
Noninterest-bearing liabilities ........        17,637                  13,912                           8,718
                                           -----------             -----------                     -----------
Total liabilities ......................       401,048                 402,012                         219,401

Total equity ...........................        42,237                  42,022                          40,127
                                           -----------             -----------                     -----------
Total liabilities and retained
  earnings .............................   $   443,285             $   444,034                     $   259,528
                                           ===========             ===========                     ===========

Net interest income ....................                                        $ 3,623                         $ 1,665
                                                                                =======                         =======
Interest rate spread (3) ...............                   3.63%                            3.50%                           2.07%
                                                         ========                         =======                          ======

Net yield on interest-earning
assets (4) .............................                                               3.60%                           2.74%
                                                                                    =======                          ======

Ratio of average interest-
earning assets to interest-
bearing liabilities ...................                                             103.70%                         115.24%
                                                                                    =======                          ======


                                                               For the Twelve Months Ended
                                                       -----------------------------------------
                                                                    December 31, 2001
                                                       -----------------------------------------
                                                            Average      Interest
                                                          Outstanding     Earned/      Yield/
                                                            Balance        Paid        Rate
                                                       --------------- ------------ ------------

Interest-earning assets:
  Investment securities (1) ..........................    $   53,857    $  2,697        5.01%
  Mortgage-backed securities .........................        25,221       1,434        5.69
  Loans receivable (2) ...............................       166,574      12,252        7.36
                                                          ----------    --------      ------
Total interest-earning assets ........................    $  245,652    $ 16,383        6.67%
Noninterest-earning assets ...........................        17,148
                                                          ----------
Total assets .........................................    $  262,800
                                                          ==========

Interest-bearing liabilities:
  Demand deposit accounts ............................    $   15,285    $    186        1.22%
  Money market deposit accounts ......................        16,862         460        2.73
  Savings accounts ...................................        18,677         398        2.13
  Certificates of deposit ............................       117,993       6,329        5.36
  Borrowed funds .....................................        42,803       2,398        5.60
                                                          ----------    --------      ------
Total interest-bearing liabilities ...................    $  211,620    $  9,771        4.62%
                                                                        --------
Noninterest-bearing liabilities ......................        10,304
                                                          ----------
Total liabilities ....................................       221,924

Total equity .........................................        40,876
                                                          ----------
Total liabilities and retained earnings ..............    $  262,800
                                                          ==========

Net interest income ..................................                  $  6,612
                                                                        ========
Interest rate spread (3) .............................                                  2.05%
                                                                                      ======

Net yield on interest-earning assets (4) .............                                  2.69%
                                                                                      ======

Ratio of average interest-earning assets
  to interest-bearing liabilities ....................                                116.08%
                                                                                      ======

                                                                          For the Twelve Months Ended
                                                  -----------------------------------------------------------------------
                                                            December 31, 2000                  September 30, 2000
                                                  ----------------------------------- -----------------------------------
                                                      Average    Interest                Average    Interest
                                                    Outstanding   Earned/    Yield/    Outstanding   Earned/     Yield/
                                                      Balance      Paid       Rate       Balance      Paid        Rate
                                                  -------------- --------- ---------- ------------- --------- -----------
                                                                          (Dollars In Thousands)
Interest-earning assets:
  Investment securities (1) .....................   $   34,409    $ 2,058      5.98%    $  34,817    $ 2,127      6.11%
  Mortgage-backed securities ....................       21,641      1,455      6.72        20,546      1,302      6.34
  Loans receivable (2) ..........................      174,610     13,320      7.63       174,176     12,985      7.46
                                                    ----------    -------    ------     ---------    -------    ------
Total interest-earning assets ...................   $  230,660    $16,833      7.29%    $ 229,539    $16,414      7.15%
Noninterest-earning assets ......................       14,083                             13,408
                                                    ----------                          ---------
Total assets ....................................   $  244,743                          $ 242,947
                                                    ==========                          =========

Interest-bearing liabilities:
  Demand deposit accounts .......................   $   13,685    $   230      1.68%       19,571        226      1.15%
  Money market deposit account ..................       14,096        489      3.47        13,841        452      3.27
  Savings accounts ..............................       21,270        636      2.99        22,636        693      3.06
  Certificates of deposit .......................      105,734      5,941      5.62       103,964      5,597      5.38
  Borrowed funds ................................       40,931      2,388      5.83        39,639      2,251      5.68
                                                    ----------    -------    ------     ---------    -------    ------
Total interest-bearing liabilities ..............   $  195,716    $ 9,684      4.95%    $ 199,651    $ 9,219      4.62%
                                                                  -------                            -------
Noninterest-bearing liabilities .................        9,813                              3,798
                                                    ----------                          ---------
Total liabilities ...............................      205,529                            203,449

Total equity ....................................       39,214                             39,498
                                                    ----------                          ---------
Total liabilities and retained earnings .........   $  244,743                          $ 242,947
                                                    ==========                          =========

Net interest income .............................                 $ 7,149                            $ 7,195
                                                                  =======                            =======
Interest rate spread (3) ........................                              2.34%                              2.53%
                                                                             ======                             ======

Net yield on interest-earning assets (4) ........                              3.10%                              3.13%
                                                                             ======                             ======

Ratio of average interest-earning assets
  to interest-bearing liabilities ...............                            117.85%                            114.97%
                                                                             ======                             ======


                                                         For the Twelve Months Ended
                                                  ----------------------------------------
                                                            September 30, 1999
                                                  ----------------------------------------
                                                      Average      Interest
                                                    Outstanding     Earned/     Yield/
                                                      Balance        Paid        Rate
                                                  --------------- ----------- ------------

Interest-earning assets:
  Investment securities (1) .....................     $  35,458     $ 2,059       5.81%
  Mortgage-backed securities ....................        20,750       1,181       5.69
  Loans receivable (2) ..........................       160,443      11,999       7.48
                                                      ---------     -------     ------
Total interest-earning assets ...................     $ 216,651     $15,239       7.04%
Noninterest-earning assets ......................         8,269
                                                      ---------
Total assets ....................................     $ 224,920
                                                      =========

Interest-bearing liabilities:
  Demand deposit accounts .......................        17,413         194       1.11%
  Money market deposit accounts .................        13,152         397       3.02
  Savings accounts ..............................        22,624         717       3.17
  Certificates of deposit .......................        98,030       5,099       5.20
  Borrowed funds ................................        28,658       1,481       5.17
                                                      ---------     -------     ------
Total interest-bearing liabilities ..............     $ 179,877     $ 7,888       4.39%
                                                                    -------
Noninterest-bearing liabilities .................         3,420
                                                      ---------
Total liabilities ...............................       183,297

Total equity ....................................        41,623
                                                      ---------

Total liabilities and retained earnings .........     $ 224,920
                                                      =========

Net interest income .............................                   $ 7,351
                                                                    =======
Interest rate spread (3) ........................                                 2.65%
                                                                                ======

Net yield on interest-earning assets (4) ........                                 3.39%
                                                                                ======

Ratio of average interest-earning assets
  to interest-bearing liabilities ...............                               120.44%
                                                                                ======

_______________________________

(1)  Investment securities includes interest-earning bank balances.
(2)  Average balances include nonaccrual loans.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

     The table below sets forth information regarding changes in our interest income and interest expense for the periods indicated. For each category of our interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by old rate); (ii) changes in rate (changes in rate multiplied by old volume); (iii) changes in rate-volume (changes in rate multiplied by the change in volume).


                                        For the Three Months Ended              For the Twelve Months Ended
                                              March 31, 2002                        December 31, 2001
                                            vs. March 31, 2001                    vs. December 31, 2000
                                         Increase (Decrease) Due to             Increase (Decrease) Due to
                                    -----------------------------------    -----------------------------------
                                                        Rate/                                    Rate/
                                    Volume     Rate    Volume     Total     Volume     Rate     Volume   Total
                                    -------  -------- -------   -------    --------  -------   -------  -------
                                                                                       (In Thousands)
Interest income:
  Securities and other
   interest-earning
   assets ........................    (112)     (281)       2      (391)   $ 1,111   $ (100)   $ (372)  $  639
  Mortgage-backed and related
   securities ....................      19       (94)      (5)      (80)       239     (225)      (35)     (21)
  Loan portfolio .................   3,182      (372)    (375)    2,435       (613)    (477)       22   (1,068)
                                   -------   -------  -------   -------    -------   ------    ------   ------

    Total interest
     income ......................   3,089      (747)    (378)    1,964        737     (802)     (385)    (450)
                                   -------   -------  -------   -------    -------   ------    ------   ------

Interest expense:
  Deposits .......................   2,212    (1,030)  (1,104)       78        734     (620)      (37)      77
  Borrowed funds .................     (34)      (40)       2       (72)       110      (96)       (4)      10
                                   -------   -------  -------   -------    -------   ------    ------   ------

    Total interest
     expense .....................   2,178    (1,070)  (1,102)        6        844     (716)      (41)      87
                                   -------   -------  -------   -------    -------   ------    ------   ------

    Net interest
     income ...................... $   911   $   323  $   724   $ 1,958    $  (107)  $  (86)   $ (344)  $ (537)
                                   =======   =======  =======   =======    =======   ======    ======   ======

                                         For the Twelve Months Ended
                                             September 30, 2000
                                            vs. September 30, 1999
                                         Increase (Decrease) Due to
                                     ------------------------------------
                                                          Rate/
                                      Volume    Rate     Volume    Total
                                     -------  -------   -------   -------

Interest income:
  Securities and other
   interest-earning
   assets ........................   $1,027   $  (38)   $   (3)   $  986
  Mortgage-backed and related
   securities ....................      (37)     107        (2)       68
  Loan portfolio .................      (12)     134        (1)      121
                                     ------   ------    ------    ------

    Total interest
     income ......................      978      203        (6)    1,175
                                     ------   ------    ------    ------

Interest expense:
  Deposits .......................      354      195        13       562
  Borrowed funds .................      567      146        56       769
                                     ------   ------    ------    ------

    Total interest
     expense .....................      921      341        69     1,331
                                     ------   ------    ------    ------

    Net interest
     income ......................   $   57   $ (138)   $  (75)   $ (156)
                                     ======   =======   ======    ======


Management of Market Risk

     Our most significant form of market risk is interest rate risk, as the majority of our assets and liabilities are sensitive to changes in interest rates. Our Asset/Liability Committee is responsible for monitoring and managing exposure to interest rate risk and ensuring that the level of sensitivity of our net portfolio value is maintained within limits established by the Board of Directors. Through such management, the Committee seeks to reduce the vulnerability of our operations to changes in interest rates. During the past year, the Committee utilized the following strategies to manage interest rate risk: (1) emphasizing the origination and retention of short-term commercial business loans and nonresidential mortgage loans, (2) emphasizing the origination of adjustable-rate home equity lines of credit; (3) emphasizing the origination and retention of one- to four- family residential adjustable-rate mortgage loans; (4) selling all new fixed-rate mortgage loans; (5) emphasizing transaction accounts and core deposit accounts; and (6) investing in shorter-term investment securities.

     The Office of Thrift Supervision, Citizens South Bank's primary regulator, requires the computation of amounts by which the net present value of the our cash flow from assets, liabilities, and off balance sheet items (our net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on a bank's NPV from instantaneous and permanent one hundred to three hundred basis point increases and decreases in market interest rates. The following table presents our projected change in NPV at March 31, 2002, as calculated by an independent third party, based upon information provided by us.

     Changes in Interest Rates           Projected NPV Change      Board Limit

     300 basis point rise                     -23.6%                  -45.0%
     200 basis point rise                     -15.6%                  -30.0%
     100 basis point rise                      -7.0%                  -15.0%
     No change                                  0.0%                    0.0%
     100 basis point decline                    4.5%                  -15.0%
     200 basis point decline                    1.2%                  -30.0%
     300 basis point decline                   -0.7%                  -45.0%

     Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in NPV require the making of certain assumptions, which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV table presented assumes that the composition of our interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Impact of Inflation and Changing Prices

     The consolidated financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, nearly all of our assets and liabilities are financial in nature. As a result, interest rates have a more significant impact on our performance than the effect of inflation. Interest rates do not necessarily change in the same magnitude as the price of goods and services.

Liquidity and Capital Resources

     Our liquidity management objective is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for expansion. Liquidity management addresses the ability to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise. Our primary sources of internally generated funds are principal and interest payments on loans receivable, cash flows generated from operations, and cash flows generated by investments. External sources of funds include increases in deposits and FHLB advances.

     At March 31, 2002, we had loan commitments (excluding undisbursed portions of construction loans of $5.6 million) of $4.9 million and unused lines of credit of $59.7 million. We believe that we have adequate resources to fund loan commitments as they arise. If we require funds beyond our internal funding capabilities, we have $71.0 million in additional advances available from our line of credit from the Federal Home Loan Bank. At March 31, 2002, approximately $213.8 million of time deposits were scheduled to mature within a year, and we expect that a portion of these time deposits will not be renewed upon maturity.

     From time to time, we utilize advances from the FHLB primarily in connection with our management of the interest rate sensitivity of our assets and liabilities. In 2001, we repaid advances of $5.7 million and obtained new advances of $5.0 million while in 2000, we repaid advances of $3.0 million and obtained new advances of $10.0 million. Total advances outstanding at March 31, 2002 amounted to $39.0 million and we had the capacity to increase that amount to $110.0 million.

     Our most liquid assets are cash and due from banks, short-term investments and debt securities. At March 31, 2002, such assets amounted to $36.4 million, or 8.2% of total assets.

     At March 31, 2002, Citizens South Bank exceeded all regulatory capital requirements. Citizens South Bank's Tier 1 capital was $28.2 million, or 6.5% of adjusted assets. The minimum required Tier 1 capital ratio is 4.00%.

Impact of Recent Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," which requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The pooling-of-interests method of accounting is prohibited except for combinations initiated before June 30, 2001. The remaining provisions of SFAS No. 141 relating to business combinations accounted for by the purchase method, including identification of intangible assets, accounting for negative goodwill, financial statement presentation and disclosure, are effective for combinations completed after June 30, 2001. Management will follow the provisions of SFAS No. 141 for any acquisitions initiated after June 30, 2001.

     In June 2001, the FASB issued SFAS No. 142 "Goodwill and Intangible Assets," which prescribed accounting for all purchased goodwill and intangible assets. Pursuant to SFAS No. 142, acquired goodwill is not amortized, but is tested for impairment at the reporting unit level annually and whenever an impairment indicator arises. All goodwill should be assigned to reporting units that are expected to benefit from the goodwill. When an entity reorganizes its reporting structure, goodwill should be reallocated to reporting units based on the relative fair values of the units. Goodwill impairment should be tested with a two-step approach. First, the fair value of the reporting unit should be compared to its carrying value, including goodwill. If the reporting unit's carrying value exceeds its fair value, then any goodwill impairment should be measured as the excess of goodwill's carrying value over its implied fair value. The implied fair value of goodwill should be calculated in the same manner as goodwill is calculated for a business combination, using the reporting unit's fair value as the "purchase price" over the amounts allocated to assets, including unrecognized intangible assets, and liabilities of the reporting unit. Goodwill impairment losses should be reported in the income statement as a separate line item within operations, except for such losses included in the calculation of a gain or loss from discontinued operations.

     An acquired intangible asset, other than goodwill, should be amortized over its useful economic life. The useful life of an intangible asset is indefinite if it extends beyond the foreseeable horizon. If an asset's life is indefinite, the asset should not be amortized until the life is determined to be finite. Intangible assets being amortized should be tested for impairment in accordance with SFAS No. 121. Intangible assets not being amortized should be tested for impairment annually and whenever there are indicators of impairment, by comparing the asset's fair value to its carrying amount.

     SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 will have no current effect on our financial position or results of operations. At March 31, 2002, Citizens South Bank exceeded all regulatory capital requirements. Citizens South Bank's Tier 1 capital was $28.2 million, or 6.5% of adjusted assets. The minimum required Tier 1 capital ratio is 4.00%.

Impact of Recent Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," which requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The pooling-of-interests method of accounting is prohibited except for combinations initiated before June 30, 2001. The remaining provisions of SFAS No. 141 relating to business combinations accounted for by the purchase method, including identification of intangible assets, accounting for negative goodwill, financial statement presentation and disclosure, are effective for combinations completed after June 30, 2001. Management will follow the provisions of SFAS No. 141 for any acquisitions initiated after June 30, 2001.

     In June 2001, the FASB issued SFAS No. 142 "Goodwill and Intangible Assets," which prescribed accounting for all purchased goodwill and intangible assets. Pursuant to SFAS No. 142, acquired goodwill is not amortized, but is tested for impairment at the reporting unit level annually and whenever an impairment indicator arises. All goodwill should be assigned to reporting units that are expected to benefit from the goodwill. When an entity reorganizes its reporting structure, goodwill should be reallocated to reporting units based on the relative fair values of the units. Goodwill impairment should be tested with a two-step approach. First, the fair value of the reporting unit should be compared to its carrying value, including goodwill. If the reporting unit's carrying value exceeds its fair value, then any goodwill impairment should be measured as the excess of goodwill's carrying value over its implied fair value. The implied fair value of goodwill should be calculated in the same manner as goodwill is calculated for a business combination, using the reporting unit's fair value as the "purchase price" over the amounts allocated to assets, including unrecognized intangible assets, and liabilities of the reporting unit. Goodwill impairment losses should be reported in the income statement as a separate line item within operations, except for such losses included in the calculation of a gain or loss from discontinued operations.

     An acquired intangible asset, other than goodwill, should be amortized over its useful economic life. The useful life of an intangible asset is indefinite if it extends beyond the foreseeable horizon. If an asset's life is indefinite, the asset should not be amortized until the life is determined to be finite. Intangible assets being amortized should be tested for impairment in accordance with SFAS No. 121. Intangible assets not being amortized should be tested for impairment annually and whenever there are indicators of impairment, by comparing the asset's fair value to its carrying amount.

     SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 will have no current effect on our financial position or results of operations. During the second quarter of 2002, we completed our initial analysis of potential impairment under the provisions of SFAS No. 142, and determined based on that analysis that goodwill was not impaired. Goodwill will be tested for impairment annually, or between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. We had no goodwill related to acquisitions initiated prior to July 1, 2001, or other intangible assets recorded prior to the adoption of the provisions of SFAS No. 142 whose carrying amounts or amortization were changed by the adoptions of the provisions of SFAS No. 142.

     In June 2001, the FASB also issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Management does not expect the adoption of this pronouncement to have a material impact on our results of operations or financial condition.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The standard addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The adoption of this pronouncement did not have a material impact on our results of operations or financial condition.

                 BUSINESS OF CITIZENS SOUTH BANKING CORPORATION
                             AND CITIZENS SOUTH BANK

General

Citizens South Banking Corporation

     Citizens South Banking Corporation was formed on March 18, 1998, for the purpose of acting as the holding company for Citizens South Bank. Our assets consist primarily of the outstanding capital stock of Citizens South Bank, deposits held at Citizens South Bank, and investment securities. As of March 31, 2002, 1,752,427 shares of our common stock were held by the public and 2,457,007 shares were held by Citizens South Holdings, MHC, our parent mutual holding company. Our publicly held common stock currently trades on the Nasdaq National Market under the symbol CSBC. Our principal business is overseeing and directing the business of Citizens South Bank and investing the net stock offering proceeds retained by Citizens South Banking Corporation. Our executive office is located at 245 West Main Avenue, P.O. Box 2249, Gastonia, North Carolina 28053-2249. Our telephone number at this address is (704) 868-5200.

Citizens South Bank

     Citizens South Bank, which was chartered in 1904, is a community bank engaged primarily in the business of offering FDIC-insured deposits to customers through its branch offices and investing those deposits, together with funds generated from operations and borrowings, in residential, commercial, construction and consumer loans, investment securities, and mortgage-backed securities. Our results of operations are dependent primarily on net interest income, which is the difference between the income earned on its loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by our provision for loan losses, sales of assets, fee income generated from our deposit and loan accounts, and commissions on the sale of uninsured investment products. Our noninterest expense primarily consists of compensation and employee benefits, occupancy expense, professional services, advertising, and other noninterest expenses. Results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates and actions of regulatory and governmental authorities. On March 11, 2002, Gaston Federal Bank changed its name to Citizens South Bank following the acquisition of three banking offices located outside of Gaston County, North Carolina.

     Our corporate headquarters and five branch offices are located in Gaston County, North Carolina, which is located in the I-85 corridor, approximately 20 miles west of the regional banking center of Charlotte, North Carolina. We also operate two branch offices in Rowan County, North Carolina, and one branch office in Iredell County, North Carolina. These offices are located approximately 60 miles northeast of the corporate headquarters. We consider our primary market area to be the North Carolina Counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Lincoln and Cleveland, and the South Carolina County of York. Our executive office is located at 245 West Main Avenue, P.O. Box 2249, Gastonia, North Carolina 28053-2249. Citizens South Bank's telephone number at this address is (704) 868-5200.

Acquisition of Innes Street Financial Corporation

     On December 31, 2001, we acquired 100% of the outstanding shares of common stock of Innes Street Financial Corporation and its wholly owned subsidiary, Citizens Bank, Inc. As part of the acquisition, Innes Street Financial Corporation's stockholders received a cash payment of $18.50 per share for each share of Innes Street common stock issued and outstanding. The aggregate cash purchase price for the transaction was approximately $38 million. As part of the acquisition, Citizens Bank, Inc. was merged into Citizens South Bank (Gaston Federal Bank at the time of the acquisition). Because the acquisition occurred on December 31, 2001, the assets and liabilities of Innes Street Financial Corporation are included in our consolidated statements of condition at December 31, 2001. However, the results of operations of Innes Street Financial Corporation are not included in our consolidated financial statements for the year ended December 31, 2001 (they are included in our financial statements for the period beginning after completion of the acquisition). Beginning at page G-1 of this prospectus, we have presented consolidated financial statements for Innes Street Financial Corporation for the twelve months ended September 30, 2000 and 1999 and for the nine months ended June 30, 2001, as well as unaudited pro forma condensed combined statements of financial condition as of September 30, 2001 and statements of operations for the nine months ended September 30, 2001 and for the twelve months ended December 31, 2000. The unaudited pro forma condensed statements of operations give effect to the acquisition using the purchase method of accounting and assume that the acquisition occurred at the beginning of the respective periods presented.

     Innes Street Financial Corporation and its subsidiary served the Salisbury, North Carolina area for 94 years by providing that community and the surrounding counties with general banking services. Citizens Bank operated three full-service branch offices in Salisbury, North Carolina, Statesville, North Carolina, and Rockwell, North Carolina. At the time of the acquisition, Innes Street Financial Corporation had total assets of $221.8 million, net loans of $170.5 million, total deposits of $175.4 million, and total liabilities of $183.8 million. The transaction was accounted for using the purchase method of accounting. Accordingly, intangible assets of $9.5 million were recognized in conjunction with the acquisition. These intangible assets include $6.6 million in goodwill, a $2.4 million core deposit premium, which is being amortized over a seven year period on an accelerated basis, and $425,000 in mortgage servicing rights, which is being amortized over the excepted life of the asset.

Business Strategy

     Our business strategy is to grow and enhance our profitability by (1) acquiring other financial institutions or branches as opportunities arise, (2) reducing reliance on net interest income by increasing fee income from our products and services, (3) improving net interest margin through a combination of reduced funding costs and improved loan pricing, (4) maintaining high asset quality, and (5) continuing to emphasize operating efficiencies and cost control.

     Acquiring other financial institutions or financial services companies. Significant consolidation has taken place within the financial institutions sector during the past two decades. Consolidation is expected to continue, especially in geographic areas such as North Carolina that continue to have an abundance of financial institutions. Upon completion of the conversion, our new corporate structure will enable us to be more competitive in pursuing acquisitions of other financial institutions, branches, or financial services companies. We currently have no specific plans, arrangements or understandings regarding any such acquisitions.

     Increasing fee income from products and services. Through our acquisition of Innes Street in December 2001, we substantially increased our commercial business lending. We hope to leverage these relationships by increasing fee income from products and services, particularly corporate checking account products, to these customers. In addition, by deploying a portion of the net proceeds from the offering into expanded loan originations, we expect to increase fee income from this source as well. Finally, we expect to continue to increase sales of fee-generating financial products by Citizens South Financial Services, Inc., doing business as Citizens South Investment Services, our service corporation.

     Improving net interest margin through reduced funding costs and improved loan pricing. As noted above, our acquisition of Innes Street has resulted in increased transaction accounts, such as commercial checking accounts, which generally result in reduced funding costs. In addition, we will seek to become the "lender of choice" for commercial borrowers in our market area, and increase the yield available from lending to these customers by competing aggressively in non-price areas, such as high quality service.

     Maintaining high asset quality. Although our loan portfolio includes loans (multi-family and commercial real estate mortgage loans, construction loans and commercial business loans) that are considered higher risk loans than one- to four-family mortgage loans, we have consistently maintained a high level of asset quality. As of March 31, 2002, we had $3.2 million of nonperforming assets (0.71% of total assets) and $1.5 million of nonperforming loans (0.43% of total loans). During the years ended December 31, 2001 and 2000, we charged off loans totaling $104,000 and $4,000, respectively.

     Continuing emphasis on operating efficiencies and cost control. Our ratio of noninterest expense to average total assets was 2.73% for the three months ended March 31, 2002 and 2.70% for the twelve months ended December 31, 2001. Excluding the amortization of intangible assets, our ratio of noninterest expense to average total assets was 2.42% for the three months ended March 31, 2002 and 2.70% for the twelve months ended

December 31, 2001. We plan to continue to monitor and control costs, although we recognize that our business strategies will require greater investments in personnel, marketing, premises and equipment.

Competition

     We face significant competition both in making loans and in attracting deposits. The Charlotte-Gastonia-Rock Hill, North Carolina-South Carolina Metropolitan Statistical Area has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than Citizens South Banking Corporation, and all of which are our competitors to varying degrees. Our competition for loans comes principally from commercial banks, savings banks, savings and loan associations, mortgage banking companies, credit unions, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations and credit unions. We face additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

Market Area

     Our corporate headquarters and five branch offices are located in Gaston County, North Carolina, which is located in the I-85 corridor, approximately 20 miles west of the regional banking center of Charlotte, North Carolina. Gaston County has a population of approximately 200,000, and has an economy based on manufacturing, textiles, apparel, fabricated metals, machinery, chemicals, and automotive transportation equipment, and has developed a strong base in service industries, especially construction and retail trade. Among the largest employers in Gaston County are Freightliner, Firestone, Parkdale Mills, Pharr Yarns, Dana Corporation, Gaston Memorial Hospital and Gaston College.

     We also operate two branch offices in Rowan County, North Carolina, and one branch office in Iredell County, North Carolina. These offices are located approximately 60 miles northeast of the corporate headquarters. Rowan County has a population of approximately 130,000 and Iredell County has a population of approximately 123,000. Among the largest employers in Rowan County are Food Lion, Freightliner, KoSa, the Rowan/Salisbury Schools, Heafner VA Medical Center, and Rowan Regional Medical Center. Among the largest employers in Iredell County are ASMO North Carolina (electric motors), Lowe's Regional Distribution Center, Dana Spicer Off-Highway Products (axles and gears), the Iredell-Statesville Schools, Iredell Memorial Hospital, and Davis Regional Medical Center.

     We consider our primary market area to be the North Carolina Counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Lincoln, and Cleveland, and the South Carolina County of York.

Future Acquisitions and Expansion Activity

     Both nationally and in North Carolina, the banking industry is undergoing a period of consolidation marked by numerous mergers and acquisitions. Although we do not have a formal program to acquire other financial institutions, we may from time to time be presented with opportunities to acquire institutions or bank branches that could expand and strengthen our market position. If such an opportunity arises, we may from time to time engage in discussions or negotiations and we may conduct a business investigation of a target institution. Acquisitions typically involve the payment of a premium over book and market values and, therefore, some dilution of our book value and net income per share may occur in connection with a future acquisition.

Lending Activities

     General. At March 31, 2002, our net loans receivable totaled $323.5 million, or 72.6% of total assets at that date. In the past, we concentrated our lending activities on conventional first mortgage loans secured by one- to four-family properties. Currently, in addition to these loans, we emphasize residential construction loans, commercial real estate loans, commercial business loans and consumer loans. A substantial portion of our loan portfolio is secured by real estate, either as primary or secondary collateral, located in our primary market area.

Loan Portfolio Analysis. The following table sets forth the composition of Citizens South Bank's loan portfolio at the dates indicated. We had no concentration of loans exceeding 10% of total gross loans other than as disclosed below.

                                    March 31,                             December 31,
                       ------------------------------------    ------------------------------------
                             2002                2001                2001               2000
                       ----------------    ----------------    ----------------    ----------------
                       Amount   Percent    Amount   Percent    Amount   Percent    Amount   Percent
                       ------   -------    ------   -------    ------   -------    ------   -------
                                                   (Dollars In  Thousands)
Real estate loans:
 One- to four-family
   residential ...... $187,086   56.30%   $101,914   59.76%   $196,572   57.33%   $109,907    66.43%
 Multi-family
   residential ......    9,016    2.71       1,755    1.03       8,696    2.54       2,003     1.21
 Construction .......   15,468    4.66       9,891    5.80      16,525    4.82       9,597     5.80
 Nonresidential .....   23,921    7.20       4,989    2.92      28,543    8.33       6,190     3.74
                       -------  ------    --------  ------    --------  ------    --------  -------
    Total real estate
     loans ..........  235,491   70.87     118,549   35.68     250,336   73.02     127,697    77.19

 Commercial business
   loans ............   31,198    9.39      30,937   18.14      27,622    8.06      19,569    11.83

 Consumer loans:
 Home equity lines
   of credit ........   47,123   14.18      16,896    9.91      46,941   13.69      15,671     9.47
 Other ..............   18,470    5.56       4,164    2.44      17,942    5.23       2,512     1.52
                       -------  ------    --------  ------    --------  ------    --------  -------
    Total consumer
     loans ..........   65,593   19.74      21,060   12.35      64,883   18.92      18,183    10.99
                       -------  ------    --------  ------    --------  ------    --------  -------

Total loans .........  332,282  100.00%    170,546  100.00%    342,841  100.00%    165,449   100.00%
                                ======              ======              ======              =======

Less:
 Loans in process ...    5,649               3,959               5,306               4,758
 Deferred loan fees,
   net ..............       83                 292                  78                 305
 Allowance for loan
   losses ...........    3,022               1,522               3,136               1,566
                       -------            --------            --------            --------

Total loans, net .... $323,528            $164,773            $334,321            $158,820
                      ========            ========            ========            ========


                                                          September 30,
                           ----------------------------------------------------------------------------
                                 2000                1999                1998               1997
                           ----------------    ----------------    ----------------    ----------------
                           Amount   Percent    Amount   Percent    Amount   Percent    Amount   Percent
                           ------   -------    ------   -------    ------   -------    ------   -------
Real estate loans:
 One- to four-family
   residential ......     $129,031   70.36%   $129,332   73.42%   $105,526   73.50%   $106,422   76.50%
 Multi-family
   residential ......        2,046    1.12       2,414    1.37       3,771    2.63       6,514    4.68
 Construction .......        6,939    3.78       8,513    4.83      10,573    7.36       5,869    4.22
 Nonresidential .....        6,469    3.53       7,266    4.13       8,076    5.63       7,318    5.26
                          --------  ------    --------  ------    --------  ------    --------  ------
    Total real estate
     loans ..........      144,485   78.78     147,525   83.75     127,946   89.12     126,123   90.66

 Commercial business
   loans ............       21,716   11.85      17,019    9.67       6,629    4.62       5,558    4.00

 Consumer loans:
 Home equity lines
   of credit ........       14,197    7.74       8,867    5.03       6,764    4.71       5,651    4.07
 Other ..............        2,971    1.62       2,732    1.55       2,225    1.55       1,779    1.27
                          --------  ------    --------  ------    --------  ------    --------  ------
    Total consumer
     loans ..........       17,168    9.36      11,599    6.58       8,989    6.26       7,430    5.34
                          --------  ------    --------  ------    --------  ------    --------  ------

Total loans .........      183,369  100.00%    176,143  100.00%    143,564  100.00%    139,111  100.00%
                                    ======              ======              ======              ======

Less:
 Loans in process ...        4,544               6,205               5,152               2,990
 Deferred loan fees,
   net ..............          325                 385                 501                 520
 Allowance for loan
   losses ...........        1,537               1,509               1,411               1,110
                          --------            --------            --------            --------

Total loans, net ....     $176,963            $168,044            $136,500            $134,491
                          ========            ========            ========            ========

          One-to Four-Family Real Estate Lending. At March 31, 2002, our one- to four-family residential loan portfolio totaled $187.1 million, or 56.3% of our total loan portfolio. These loans are typically originated under terms, conditions and documentation that permit them to be sold to U.S. Government-sponsored agencies such as Freddie Mac. These loans customarily include "due on sale" clauses, which give us the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid. Our one- to four-family mortgage loans generally have maturities ranging from ten to thirty years and are fully amortizing with monthly or bi-weekly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. We require title insurance insuring the status of our lien or an acceptable attorney's opinion on all first mortgage loans where real estate is the primary source of security. We also require that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance. Pursuant to underwriting guidelines adopted by our Board of Directors, we can lend up to 95% of the appraised value of the property securing a one- to four-family residential loan. For loans that have a loan-to-value (LTV) ratio of more than 80%, we require private mortgage insurance for between 20% and 30% of the amount of the loan. We do not require private mortgage insurance for loans that have a LTV ratio of 80% or less.

          We offer both fixed and adjustable rate mortgage loans at competitive rates and terms. Our adjustable-rate mortgage (ARM) loans typically provide for an interest rate which adjusts every year after an initial term of three or five years based on the one year Treasury constant maturity index and are typically based on a 30-year amortization schedule. Our current ARM loans do not provide for negative amortization. Our ARM loans generally provide for annual and lifetime interest rate adjustment limits of 2% and 5%, respectively. The retention of ARM loans in our loan portfolio helps reduce our exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although ARM loans allow us to increase the sensitivity of our asset base to changes in the interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, we have no assurance that yields on ARM loans will be sufficient to offset increases in our cost of funds. We believe these risks, which have not had a material adverse effect on us to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during a rising interest rate environment.

          In 1999, we began originating and selling substantially all fixed rate mortgages to investors on a servicing released basis. This allows us to provide competitive mortgage products to our market area including 15- and 30-year fixed-rate loans and long-term fixed-rate Federal Housing Administration (FHA) and Veterans Administration (VA) products. Our sale of mortgage loans at origination helps us manage our interest rate risk. We also benefit by being able to immediately record fee income we earn on these loans during the period in which the loan is sold.

          Multifamily Residential Real Estate Lending. At March 31, 2002, our multifamily residential real estate (more than four units) loan portfolio totaled $9.0 million, or 2.7% of our total loan portfolio. The majority of our multifamily residential real estate loans are secured by apartment buildings located in our primary market area. The interest rates for our multifamily residential real estate loans generally have interest rates that adjust at either one-, three-, or five-year intervals, based on the constant maturity Treasury index, with annual and lifetime interest rate adjustment limits of 2% and 5%, respectively, or adjust based on our prime rate, and are originated to amortize in a maximum of 20 years. We require appraisals of all properties securing multifamily residential real estate loans. Appraisals are performed by State-licensed or certified independent appraisers designated by us, all of whom are reviewed by management. We consider the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property. LTV ratios on our multifamily residential real estate loans are generally limited to 80%. As part of the criteria for underwriting multifamily residential real estate loans, we generally require a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 1.25. We generally obtain personal guarantees from the principals of our corporate borrowers on multifamily residential real estate loans.

          Multifamily residential real estate lending affords us an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by such properties usually have higher balances and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. If the estimate of value proves to be inaccurate, in the event of default and foreclosure we may be confronted with a property that has insufficient value to assure full repayment. Because payments on such loans are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. We seek to minimize these risks by limiting the maximum LTV ratio and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan.

          Construction Lending. At March 31, 2002, total construction loans amounted to $15.5 million, or 4.7% of our total loan portfolio. We generally originate residential construction-permanent loans to individuals who have a contract with a builder for the construction of their residence and speculative construction loans to local builders for purposes of building one- to four-family residential properties. Prior to making a commitment to fund a construction loan, we require an appraisal of the property by an independent state-licensed and qualified appraiser approved by the Board of Directors. Our staff, or an independent appraiser retained by us, reviews and inspects each project prior to disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection of the project based on a percentage of completion. Monthly payment of accrued interest is required during the construction period.

          Our construction-permanent loans are typically made in connection with the granting of the permanent financing on the property. These loans convert to a fully amortizing three or five year adjustable- or fixed-rate loan at the end of the 12-month construction term. If the construction is not complete after 12 months, we will generally modify the loan so that the term is for a period necessary to complete construction. These loans are generally originated pursuant to the same policies regarding loan-to-value ratios and credit quality as are used in connection with loans secured by existing one- to four-family residential real estate.

          Our speculative construction loans are typically granted to local builders with an established relationship with us. These loans are typically for a term of 12 months at an interest rate tied to our prime lending rate. If the property is not sold at the end of the 12-month term, we will generally extend the loan for a reasonable period necessary to sell the property. These loans are underwritten based on the financial strength of the builder. We generally obtain a personal guarantee from the builder. In order to reduce our exposure, builders are typically limited in the number of outstanding unsold properties they may have with us at any one time.

          Construction lending affords us the opportunity to charge higher interest rates relative to permanent residential lending. However, construction lending is generally considered to involve a higher degree of risk than permanent residential lending because of the inherent difficulty in estimating a property's value at the completion of the construction. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, we may be confronted at or prior to the maturity of the loan with a property that has insufficient value to collateralize the loan. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. We have attempted to minimize the foregoing risks by, among other things, limiting our construction lending primarily to residential properties located within our market area, requiring lien waivers from contractors prior to making disbursements, and holding back a portion of the loan proceeds until construction is complete.

          Nonresidential Real Estate Lending. At March 31, 2002, our nonresidential real estate loans totaled $23.9 million, or 7.2% of our total loan portfolio. We originate mortgage loans for the acquisition and refinancing of nonresidential real estate properties and land. The majority of our nonresidential real estate properties are secured by office buildings, churches, retail shops, and land which are generally located in our primary market area. These loans generally have interest rates that adjust at either one-, three-, or five-year intervals, based on the constant maturity Treasury index, with annual and lifetime interest rate adjustment limits of 2% and 5%, respectively, adjust based on our prime rate, and are originated to amortize in a maximum of 20 years or are for a fixed rate for a period of generally five years with a maximum amortization of 20 years. We require appraisals of all properties securing nonresidential real estate loans. Appraisals are performed by State-certified independent appraisers designated by us, all of whom are reviewed by management. We consider the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property. Loan-to-value ratios on our nonresidential real estate loans are generally limited to 80% of the appraised value of the secured property. As part of the criteria for underwriting nonresidential real estate loans, we generally require a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than
1.25. It is also our policy to obtain personal guarantees from the principals of our corporate borrowers on our commercial real estate loans.

          This type of lending affords us an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by such properties usually have higher balances and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than residential mortgage loans. If the estimate of value proves to be inaccurate, in the event of default and foreclosure we may be confronted with a property the value of which is insufficient to assure full repayment. Because payments on such loans are often dependent on the successful development, operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. We seek to minimize these risks by limiting the maximum LTV ratio and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. We also obtain loan guarantees from financially capable parties based on a review of personal financial statements.

          Commercial Business Loans. At March 31, 2002, we had $31.2 million of commercial business loans, representing 9.4% of the total loan portfolio. We originate commercial business loans to customers who are generally well known to us and are located in our primary market area. Commercial business loans may be either unsecured or secured by collateral other than real estate, such as vehicles, equipment, stock, etc. The decision to grant a commercial business loan depends primarily on the creditworthiness and cash flow of the borrower and any guarantors. The interest rates for our commercial business loans generally adjust based on our prime rate, or are fixed at the time of closing for a term of generally five to seven years. We generally require annual financial statements from our corporate borrowers and personal guarantees from the corporate principals. We also generally require an estimate of value for any collateral that secures the loan. Unsecured commercial business loans totaled $3.4 million as of March 31, 2002.

          Commercial business lending generally involves greater risk than residential mortgage lending and involves risks that are different from those associated with residential and commercial real estate lending. Commercial business loans are often unsecured or secured by equipment or other business assets. The liquidation of collateral in the event of a borrower default is often an insufficient source of repayment because equipment and other business assets may be obsolete or of limited use. Accordingly, the repayment of a commercial business loan depends primarily on the creditworthiness of the borrower and any guarantors, while liquidation of collateral is a secondary and often insufficient source of repayment

          Home Equity Lines of Credit. At March 31, 2002, our home equity line of credit portfolio totaled $47.1 million, or 14.2% of the total loan portfolio. Our home equity lines of credit (HELOCs) are secured by a first or second mortgage on residential property, have variable interest rates that are tied to The Wall Street Journal prime lending rate (the "prime rate") and may adjust monthly, and generally mature in 15 years. The maximum LTV ratio on these loans is typically 90%, including the outstanding balance of any superior liens. Unused commitments to extend credit under these HELOCs totaled $42.3 million as of March 31, 2002.

          HELOCs originated by us are typically secured by properties located in our normal lending area or to customers who have a relationship with us. These loans are generally underwritten to the same credit standards used when underwriting first mortgage loans. We also generally require title insurance and an independent estimate of value. HELOCs obtained from the acquisition of Innes Street were generally originated using a third party Internet loan provider. These loans, which are secured by properties located in North Carolina, Georgia, and Virginia, were underwritten based on the applicant's credit history and the value of the collateral. Our lien position on these loans is covered by either a title insurance policy or signed affidavit from the borrower verifying our lien position.

          Other Consumer Lending. At March 31, 2002, other consumer loans amounted to $18.5 million, or 5.6% of the total loan portfolio. We originate a variety of consumer loans including second mortgage loans, loans secured by savings accounts, automobiles, recreational vehicles, and unsecured personal loans. The largest component of other consumer loans is second mortgage loans. Most of these loans were second mortgage loans obtained from the acquisition of Innes Street and were generally originated using a third party internet loan provider. These loans, which are secured by properties located in North Carolina, Georgia, and Virginia, were underwritten based on the applicant's credit history and the value of the collateral. These loans typically have a fixed rate of interest and generally mature in 15 years. The maximum LTV ratio is 90%, including the outstanding balance of any superior liens. Our lien position on these loans is covered by either a title insurance policy or a signed affidavit from the borrower verifying our lien position.

          Most of our other consumer loans are made to existing customers, although we actively promote consumer loans by promotions and advertising directed at existing and prospective customers. We view consumer lending as an important part of our business because consumer loans generally have shorter terms and higher yields, thus reducing exposure to changes in interest rates. In addition, we believe that offering consumer loans helps to expand and create stronger ties to our customer base. Subject to market conditions, we intend to continue emphasizing consumer lending. Consumer loans not secured by real estate are made with fixed interest rates and have terms that generally do not exceed five years.

          Consumer loans entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. We employ strict underwriting procedures for consumer loans. These procedures include an assessment of the applicant's credit history and the ability to meet existing and proposed debt obligations. Although the applicant's creditworthiness is the primary consideration, the underwriting process also includes an evaluation of the proposed collateral for the loan. We underwrite and originate our consumer loans internally, which we believe limits our exposure to credit risks associated with loans underwritten or purchased from brokers and other external sources.

          Maturity of Loan Portfolio. The following table sets forth certain information at December 31, 2001 regarding the dollar amount of loans maturing in our portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

                                                  Real Estate Loans
                             -----------------------------------------------------------
                             One- to Four-                                                  Commercial
                                Family      Multi-Family                                   Business and
                             Residential    Residential   Construction   Non-Residential     Consumer       Total
                             -------------  ------------  ------------   ---------------   ------------   ---------
Amounts Due:
Within 1 year .............    $   2,987     $       --    $   10,666      $     2,620      $    9,209    $  25,482
Over 1 to 2 years .........          947             --            --              807           7,567        9,321
Over 2 to 3 years .........        1,217             --            --            1,163           2,637        5,017
Over 3 to 5 years .........        6,469            110            --            3,879           5,532       15,990
Over 5 to 10 years ........       31,487          3,424            --            5,038           8,746       48,695
Over 10 to 20 years .......       73,116          5,162         3,102           14,895          51,368      147,643
Over 20 years .............       80,349             --         2,757              141           7,446       90,693
                               ---------     ----------    ----------      -----------      ----------    ---------
Total amount due ..........    $ 196,572     $    8,696    $   16,525      $    28,543      $   92,505    $ 342,841
                               =========     ==========    ==========      ===========      ==========    =========

          The following table sets forth the dollar amount of all loans for which final payment is not due until after December 31, 2002. The table also shows the amount of loans which have fixed rates of interest and those which have adjustable rates of interest.

                                                  Fixed Rates    Adjustable Rates       Total
                                                 -------------  ------------------  ------------
                                                                  (In Thousands)
Real Estate Loans:
  One- to four-family residential .............   $   109,335      $    84,250      $    193,585
  Multifamily residential .....................         5,750            2,946             8,696
  Construction ................................         3,313            2,546             5,859
  Commercial real estate ......................         9,821           16,102            25,924
                                                 ------------   --------------      ------------
Total real estate loans .......................       128,219          105,844           234,064
Commercial and consumer .......................        22,984           60,311            83,295
                                                 ------------   --------------      ------------
  Total loans .................................   $   151,203      $   166,155      $    317,359
                                                 ============   ==============      ============

          Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give us the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially lower than current mortgage loan market rates. Furthermore, management believes that a significant number of our residential mortgage loans are outstanding for a period less than their contractual terms because of the transitory nature of many of the borrowers who reside in our primary market area.

          Loan Solicitation and Processing. Our lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by management and approved by our Board of Directors. Loan originations come from a number of sources. The customary sources of loan originations are real estate agents, home builders, walk-in customers, referrals and existing customers. Loan officers also call on local businesses soliciting commercial products. We advertise our loan products in various print media including the local newspapers. In our marketing, we emphasize our community ties, customized personal service and an efficient underwriting and approval process. We use professional fee appraisers for most residential real estate loans and construction loans and all commercial real estate and land loans. On new loan originations, we require hazard, title and, to the extent applicable, flood insurance on all security property.

          The Board of Directors must approve all loans of $1.0 million or more, or in any amount to borrowers with existing exposure to us of $1.0 million or more, or in any amount that when added to the borrower's existing exposure to us cause such total exposure to be $1.0 million or more. In addition, the Board of Directors must approve all unsecured loans of $400,000 or more. Loans of less than $1.0 million, or customers with exposure (including the proposed loan) of less than $1.0 million, or unsecured loans of less than $400,000, as applicable, may be approved individually or jointly by our lending officers within loan approval limits delegated by the Board of Directors. In addition, the Board of Directors has delegated "incremental" loan approval limits to certain lending officers which allows them to approve a new loan to an existing customer in an amount equal to, or less than, their incremental loan limit that would otherwise require approval by the Board of Directors or the additional approval of another lending officer. Any loan approved by a lending officer using their incremental loan limit must be ratified by the Board of Directors or approved by another lending officer, as applicable, after the loan has been made.

     Loan Originations, Sales and Purchases. The following table sets forth total loans originated and repaid during the periods indicated.

                                                                                      At and For the Twelve Months Ended
                                                      For the Three Months     ------------------------------------------------
                                                         Ended March 31,            December 31,              September 30,
                                                     -----------------------   -----------------------   ----------------------
                                                        2002         2001         2001         2000         2000        1999
                                                     ----------   ----------   ----------   ----------   ----------  ----------
                                                                                  (In Thousands)
Total loans receivable at beginning of period .....  $  334,321   $  158,820   $  158,820   $  169,931   $  176,143  $  143,564
Total loan originations:
   One- to four-family residential ................       2,279          132        1,419        3,700        4,951      17,427
   Construction ...................................       3,127        2,537        8,849        3,800        2,716       8,552
   Commercial real estate .........................       2,750        2,707        6,146           --           --          --
   Multifamily ....................................         500           35           --           --           --         150
   Commercial business ............................       2,651        8,923       29,938       26,289       26,268      22,801
   Consumer .......................................      11,374        4,867       22,119       19,485       18,083       4,433
                                                     ----------   ----------   ----------   ----------   ----------  ----------
Total loans originated ............................      22,681       19,201       68,471       53,274       52,018      53,363
Loans purchased ...................................          --           --      170,527           --           20      38,262
Loans sold ........................................      (1,311)          --           --      (18,169)        (215)    (13,136)
Principal repayments ..............................     (32,163)     (13,248)     (63,497)     (46,216)     (44,597)    (45,910)
                                                     ----------   ----------   ----------   ----------   ----------  ----------
Net loan activity .................................     (10,793)       5,953      175,501      (11,111)       7,226      32,579
                                                     ----------   ----------   ----------   ----------   ----------  ----------
Total loans receivable at end of period ...........  $  323,528   $  164,773   $  334,321   $  158,820   $  183,369  $  176,143
                                                     ==========   ==========   ==========   ==========   ==========  ==========

     Loan Commitments. We issue commitments for mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 60 days from approval, depending on the type of transaction. At March 31, 2002, we had loan commitments (excluding undisbursed portions of interim construction loans of $5.6 million) of $4.9 million and unused commercial lines of credit of $12.0 million and unused home equity lines of credit of $42.3 million.

     Loan Fees. In addition to interest earned on loans, we receive income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions. We charge loan origination fees which are generally calculated as a percentage of the amount borrowed. In accordance with applicable accounting standards, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accreted and amortized in the same manner. Fees collected on loans originated and sold to investors are recognized in the period in which the loan is sold. We recognized $48,000, $25,000, $106,000, $101,000,
$108,000 and $232,000 of deferred loan fees during the three months ended March 31, 2002 and 2001 and during the fiscal years ended December 31, 2001, December 31, 2000, September 30, 2000, and September 30, 1999, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.

     Nonperforming Assets and Delinquencies. When a borrower fails to make a required payment on a loan, we attempt to cure the deficiency by contacting the borrower and collecting the payment. Computer generated late notices are mailed 15 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, additional contact is made either through a notice, telephone call, or other means and we will attempt to work out a payment schedule and actively encourage delinquent borrowers to seek home ownership counseling. While we generally prefer to work with borrowers to resolve such problems, we will institute foreclosure or other proceedings, as necessary, to minimize any potential loss. Loans are placed on nonaccrual status generally if, in the opinion of management, principal or interest payments are not likely in accordance with the terms of the loan agreement, or when principal or interest is past due 90 days or more. Interest accrued but not collected at the date the loan is placed on nonaccrual status is reversed against income in the current period. Loans may be reinstated to accrual status when payments are under 90 days past due and, in the opinion of management, collection of the remaining past due balances can be reasonably expected. Our Board of Directors is informed monthly of the total number and amount of loans that are more than 30 days delinquent. Loans that are more than 90 days delinquent or in foreclosure are reviewed by the Board on an individual basis each month.

     The following table sets forth information with respect to our nonperforming assets at the dates indicated. As of such dates, we had no restructured loans within the meaning of SFAS No. 15.

                                                March 31,      December 31,                       September 30,
                                                ---------   -------------------    -------------------------------------------
                                                  2002        2001       2000        2000       1999        1998        1997
                                                ---------   --------   --------    --------   --------    --------    --------
                                                                    (Dollars in Thousands)
Loans accounted for on a nonaccrual basis:
Real estate loans:
   One- to four-family residential ...........  $    778    $    592   $    236    $    211   $     94    $    970    $    876
   Multifamily residential ...................       101          70         71          --         --         177         183
   Commercial real estate ....................       293          --         --          --         --          91          --
Commercial business ..........................       271         150         75          --         --          --          --
Consumer loans ...............................         9          24         97          46         --          --          --
                                                --------    --------   --------    --------   --------    --------    --------
Total nonaccrual loans .......................     1,452         836        479         257         94       1,238       1,059
Total nonperforming loans ....................     1,452         836        479         257         94       1,238       1,059
Real estate owned ............................     1,699       1,470         --          --        259         247         247
                                                --------    --------   --------    --------   --------    --------    --------
Total nonperforming assets ...................  $  3,151    $  2,306   $    479    $    257   $    353    $  1,485    $  1,306
                                                ========    ========   ========    ========   ========    ========    ========
Nonaccrual loans and loans 90 days past due
  as a percentage of net loans ...............      0.45%       0.25%      0.30%       0.15%      0.06%       0.91%       0.79%
Nonaccrual loans and loans 90 days past due
  as a percentage of total assets ............      0.33%       0.19%      0.19%       0.11%      0.04%       0.60%       0.61%
Total nonperforming assets as a percentage
  of total assets ............................      0.71%       0.52%      0.19%       0.11%      0.15%       0.71%       0.75%

     Interest income that would have been recorded for the three months ended March 31, 2002 and for the twelve months ended December 31, 2001 had nonaccruing loans been current in accordance with their original terms amounted to $36,000 and $26,000, respectively. We did not include any interest income on such loans for such periods.

     Real Estate Acquired in Settlement of Loans. Real estate acquired by us as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate acquired in settlement of loans until sold. Generally, foreclosed assets are held for sale and such assets are carried at fair value minus estimated cost to sell the property. After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their net realizable value. At March 31, 2002, we had $1.7 million in real estate acquired in settlement of loans. The majority of this balance is comprised of one commercial office building with a net book value of $1.3 million. The property is currently available for sale and has been listed with an independent real estate sales agent.

     Restructured Loans. Under Generally Accepted Accounting Principles (GAAP), we are required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if we, for economic or legal reasons related to the borrower's financial difficulties, grant a concession to the borrowers that we would not otherwise consider. Debt restructurings or loan modifications for a borrower do not necessarily always constitute troubled debt restructurings, however, and troubled debt restructurings do not necessarily result in nonaccrual loans. We had no restructured loans as of March 31, 2002.

     Asset Classification. The OTS has adopted various regulations regarding problem assets of financial institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by us. As of March 31, 2002, the aggregate amount of our assets classified as substandard was $6.4 million and no assets were classified as doubtful or as loss. The aggregate amount designated special mention was $754,000. As of December 31, 2001, the aggregate amount of our assets classified as substandard was $4.5 million, and $150,000 was classified as doubtful. There were no assets classified as loss. The aggregate amount designated special mention was $2.9 million.

     Allowance for Loan Losses. We have established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and considers all loans in the portfolio. Specific allowances are established for certain individual loans that management considers to be impaired. The remainder of the portfolio is segmented into groups of loans with similar risk characteristics for evaluation and analysis. In originating loans, we recognize that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions, and in the case of a secured loan, the quality of the security of the loan. We increase our allowance for loan losses by charging provisions for loan losses against our income. Management's periodic evaluation of the adequacy of the allowance is consistently applied and is based on our past loan loss experience, known losses and losses expected to have been incurred in the portfolio, particular risks inherent in the different kinds of lending that we engage in, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and other relevant internal and external factors that affect loan collectibility. Generally, a provision for loan losses is charged against income monthly to maintain the allowance for loan losses.

     At March 31, 2002, we had an allowance for loan losses of $3.0 million. Management believes that this amount meets the requirements for losses on loans that management considers to be impaired, for known losses and for losses incurred at the balance sheet date in the remaining loan portfolios. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly adversely affected if circumstances differ substantially from the assumptions used in making the determinations.

     The following table sets forth an analysis of our allowance for loan losses.

                                                                            At or For the Twelve Months Ended
                                      At or For the Three    ---------------------------------------------------------------
                                     Months Ended March 31,      December 31,                    September 30,
                                     ----------------------  -------------------   -----------------------------------------
                                        2002        2001       2001       2000       2000       1999       1998       1997
                                      --------    --------   --------   --------   --------   --------   --------   --------
                                                                       (Dollars in Thousands)
Total loans outstanding ............  $332,282    $170,546   $342,841   $165,449   $183,369   $176,143   $143,564   $139,111
                                      ========    ========   ========   ========   ========   ========   ========   ========
Average loans outstanding ..........  $330,236    $164,368   $166,574   $174,610   $174,176   $158,534   $141,322   $137,149
                                      ========    ========   ========   ========   ========   ========   ========   ========

Allowance at beginning of period ...  $  3,136    $  1,566   $  1,566   $  1,517   $  1,509   $  1,411   $  1,110   $    830
Allowance acquired in acquisition ..        --          --      1,553         --         --         --         --         --
Provision ..........................        65          30        120         52         30        105        300        293
Recoveries .........................        --           1          1          1          1          1          5         --
Charge-offs:
   Consumer loans ..................      (179)        (75)      (104)        (4)        (3)        (8)        (5)       (13)
                                      --------    --------   --------   --------   --------   --------   --------   --------
Allowance at end of period .........  $  3,022    $  1,522   $  3,136   $  1,566   $  1,537   $  1,509   $  1,411   $  1,110
                                      ========    ========   ========   ========   ========   ========   ========   ========

Allowance for loan losses as a
  percentage of total loans
  outstanding ......................      0.91%       0.89%      0.91%      0.95%      0.84%      0.86%      0.98%      0.80%
                                      ========    ========   ========   ========   ========   ========   ========   ========
Net loans charged off as a
  percentage of total loans
  outstanding ......................      0.05%       0.04%      0.03%        --%        --%        --%        --%      0.01%
                                      ========    ========   ========   ========   ========   ========   ========   ========
Ratio of allowance to
  nonperforming loans ..............    208.13%     404.79%    375.12%    326.93%    598.05%  1,605.32%    113.97%    104.82%
                                      ========    ========   ========   ========   ========   ========   ========   ========

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                March 31, 2002    December 31, 2001   December 31, 2000   September 30, 2000  September 30, 1999
                              ------------------  ------------------  ------------------  ------------------  ------------------
                                        Percent             Percent             Percent             Percent             Percent
                                        of Loans            of Loans            of Loans            of Loans            of Loans
                                           in                  in                  in                  in                  in
                                          Each                Each                Each                Each                Each
                                        Category            Category            Category            Category            Category
                                        to Total            to Total            to Total            to Total            to Total
                               Amount     Loans    Amount     Loans    Amount     Loans    Amount     Loans    Amount     Loans
                              --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
                                                                      (Dollars In Thousands)
Real estate loans:
  One- to four-family
    residential ............  $    700    56.30%  $    800    57.33%  $    400    66.43%  $    400    70.36%   $    700    73.42%
  Multifamily residential ..        75     2.71        100     2.54         50     1.21         50     1.12          75     1.37
  Construction .............       150     4.66        150     4.82         55     5.80         50     3.78         100     4.83
  Nonresidential ...........       225     7.20        225     8.33         70     3.74         50     3.53         225     4.13
Commercial business loans ..     1,254     9.39        744     8.06        500    11.83        500    11.85         273     9.67
Consumer loans .............       618    19.74      1,117    18.92        491    10.99        487     9.36         136     6.58
                              --------  -------   --------  -------   --------  -------   --------  -------    -------- --------
Total allowance for loan
 losses ....................  $  3,022   100.00%  $  3,136   100.00%  $  1,566   100.00%  $  1,537   100.00%   $  1,509   100.00%
                              ========  =======   ========  =======   ========  =======   ========  =======    ======== ========

                              September 30, 1998  September 30, 1997
                              ------------------  ------------------
                                        Percent             Percent
                                        of Loans            of Loans
                                           in                  in
                                          Each                Each
                                        Category            Category
                                        to Total            to Total
                               Amount     Loans    Amount     Loans
                              --------  --------  --------  --------
Real estate loans:
  One- to four-family
    residential ............  $    699    73.50%  $    643     76.50%
  Multifamily residential ..        75     2.63        100      4.68
  Construction .............       125     7.36         55      4.22
  Nonresidential ...........       200     5.63        105      5.26
Commercial business loans ..       104     4.62        100      4.00
Consumer loans .............       208     6.26        107      5.34
                              --------  -------   --------  --------
Total allowance for loan
 losses ....................  $  1,411   100.00%  $  1,110    100.00%
                              ========  =======   ========  ========

Investment Activities

         We purchase investment securities with excess liquidity that arises when investable funds exceed loan demand. Our investment policies generally limit investments to U.S. Government and agency securities, municipal bonds, certificates of deposit, investment grade corporate debt obligations, mortgage-backed securities and certain types of mutual funds. Our investment policy does not permit engaging directly in hedging activities or purchasing high-risk mortgage derivative products or non-investment grade corporate bonds. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, our liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on our credit and interest rate risk and risk-based capital is also considered.

         The following table sets forth the amortized cost and fair value of our investment and mortgage-backed securities, at the dates indicated.

                                       March 31, 2002                  December 31, 2001                    December 31, 2000
                            ---------------------------------  --------------------------------   ----------------------------------
                                           Net                              Net                                  Net
                                       Unrealized                        Unrealized                           Unrealized
                             Amortized     Gain                Amortized    Gain                  Amortized      Gain
                               Cost       (Loss)   Fair Value     Cost     (Loss)    Fair Value     Cost        (Loss)    Fair Value
                            ---------  ----------  ----------  ---------  ---------  ----------   ---------   ----------  ----------
                                                                   (Dollars In Thousands)
Investment Securities:
 U.S. Government and
  agency securities held
  to maturity ............. $      --   $      --  $      --          --   $     --   $      --   $      --    $      --   $      --
 U.S. Government and
  agency securities
  available for sale ......    10,854         224     11,078      11,902        202      12,104      22,204          (92)     22,112
 Municipal bonds held to
  maturity ................        --          --         --          --         --          --          --           --          --
 Municipal bonds
  available for sale ......     6,202         (16)     6,186       6,205        (93)      6,112       6,216         (179)      6,037
 Corporate bonds
  available for sale ......     2,012          51      2,063       4,020        141       4,161       3,002           37       3,039
                            ---------   ---------  ---------   ---------  ---------   ---------   ---------    ---------   ---------
Total investment
securities ................ $  19,068   $     259  $  19,327   $  22,127  $     250   $  22,377   $  31,422    $    (234)  $  31,188
                            =========   =========  =========   =========  =========   =========   =========    =========   =========

Mortgage-backed
securities:
 FHLMC held to maturity ...        --          --         --   $      --  $      --   $      --   $      --    $      --   $      --
 FNMA held to maturity ....        --          --         --          --         --          --          --           --          --
 GNMA held to maturity ....        --          --         --          --         --          --          --           --          --
 FHLMC available for sale .     7,592         (36)     7,556       8,736         36       8,772       5,241          (44)      5,197
 FNMA available for sale ..     3,735          --      3,735       3,368         42       3,410       2,829          (37)      2,792
 GNMA available for sale ..     9,734           3      9,737      11,042         97      11,139      11,230          (67)     11,163
 SBA available for sale ...     1,998         (19)     1,979       2,103        (19)      2,084       3,905         (102)      3,803
                            ---------   ---------  ---------   ---------  ---------   ---------   ---------    ---------   ---------
Total mortgage-backed
 securities ............... $  23,059   $     (52) $  23,007   $  25,249  $     156      25,405   $  23,205    $    (250)  $  22,955
                            =========   =========  =========   =========  =========   =========   =========    =========   =========

Other Investments available
 for sale:
 FHLMC common stock .......        19       1,198      1,217          19      1,259       1,278          19        1,303       1,322
 Other equity securities ..     2,335         (20)     2,315       2,248         43       2,291         243           69         312
                            ---------   ---------  ---------   ---------  ---------   ---------   ---------    ---------   ---------

Total other investments ... $   2,354   $   1,178  $   3,532   $   2,267  $   1,302   $   3,569   $     262    $   1,372   $   1,634
                            =========   =========  =========   =========  =========   =========   =========    =========   =========

                                                         September 30, 2000                   September 30, 1999
                                                 -----------------------------------   -----------------------------------
                                                                 Net                                  Net
                                                              Unrealized                           Unrealized
                                                 Amortized       Gain                  Amortized      Gain
                                                   Cost         (Loss)    Fair Value     Cost        (Loss)     Fair Value
                                                 ---------    ----------  ----------   ---------   ----------   ----------
                                                                     (Dollars In Thousands)
Investment Securities:
 U.S. Government and agency securities
  held to maturity............................   $  12,499    $    (577)  $  11,922    $  12,498   $    (497)   $  12,001
 U.S. Government and agency securities
  available for sale..........................      13,274         (113)     13,161        9,256         (97)       9,159
 Municipal bonds held to maturity.............         365           (2)        363          367          --          367
 Municipal bonds available for sale...........       5,854         (300)      5,554        5,737        (373)       5,364
 Corporate bonds available for sale...........          --           --          --           --          --           --
                                                 ---------    ---------   ---------    ---------   ---------    ---------
Total investment securities                      $  31,992    $    (992)  $  31,000    $  27,858   $    (967)   $  26,891
                                                 =========    ==========  =========    =========   =========    =========

Mortgage-backed securities:
 FHLMC held to maturity.......................   $   1,146    $     (18)  $   1,128    $   1,646   $     (13)   $   1,633
 FNMA held to maturity........................         971          (11)        960        1,416         (15)       1,401
 GNMA held to maturity........................         640            6         646          764           6          770
 FHLMC available for sale.....................
 FNMA available for sale......................       6,278         (159)      6,119        2,485         (72)       2,413
 GNMA available for sale......................       7,114         (237)      6,877        8,015        (233)       7,782
 SBA available for sale.......................       4,119         (101)      4,018        6,043         (71)       5,972
                                                 ---------    ---------   ---------    ---------   ---------    ---------
Total mortgage-backed securities                 $  20,268    $    (520)  $  19,748    $  20,369   $    (398)   $  19,971
                                                 =========    =========   =========    =========   =========    =========

Other Investments available for sale:

 FHLMC common stock...........................   $      19    $   1,019   $   1,038    $      25   $   1,136    $   1,161
 Other equity securities......................         243           69         312           93          --           93
                                                 ---------    ---------   ---------    ---------   ---------    ---------

Total other investments.......................   $     262    $   1,088   $   1,350    $     118   $   1,136    $   1,254
                                                 =========    =========   =========    =========   =========    =========

     The following table sets forth information regarding the scheduled maturities, carrying values, approximate fair values, and weighted average yields for our investment securities portfolio at March 31, 2002 by contractual maturity. The following table does not take into consideration the effects of scheduled repayments or the effects of possible prepayments.

                                                                            March 31, 2002
                                      --------------------------------------------------------------------------------------------
                                        Less than 1 year           1 to 5 years         Over 5 to 10 years        Over 10 years
                                      --------------------    ---------------------   ---------------------   --------------------
                                                  Weighted                Weighted                Weighted                Weighted
                                                   Average                 Average                 Average                 Average
                                      Book Value    Yield     Book Value  Yield (1)   Book Value  Yield (1)   Book Value    Yield
                                      ----------  ---------   ----------  ---------   ----------  ---------   ----------  --------
                                                                    (Dollars in Thousands)
U.S. Agency securities ...........    $    2,500       6.01%   $   1,896       6.32%  $   6,458        6.36%  $      --         --%
Municipal securities .............           155       4.10        2,318       4.01       1,272        4.22       2,457       4.64
Corporate securities .............            --         --        2,012       6.34          --         --           --         --
                                      ----------   --------    ---------   --------   ---------   ---------   ---------   --------
Total ............................    $    2,655       5.90%   $   6,226       5.46%  $   7,730        6.01%  $   2,457       4.64%
                                      ==========   ========    =========   ========   =========   =========   =========   ========

                                      --------------------------------
                                             Total Securities
                                      --------------------------------
                                                  Weighted
                                                   Average    Market
                                      Book Value    Yield      Value
                                      ----------  ---------  ---------
U.S. Agency securities ...........    $   10,854      6.27%  $  11,078
Municipal securities .............         6,202      4.30       6,186
Corporate securities .............         2,012      6.34       2,063
                                      ----------  --------   ---------
Total ............................    $   19,068      5.64%  $  19,327
                                      ==========  ========   =========

__________
(1) Yields on tax exempt obligations have been computed on a tax equivalent basis.

Deposit Activities and Other Sources of Funds

          General. Deposits are the major external source of funds for our lending and other investment activities. In addition, we also generate funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings from the Federal Home Loan Bank of Atlanta may be used on a short-term basis to compensate for reductions in the availability of funds from other sources.

          Deposit Accounts. Our deposit products include a broad selection of deposit instruments, including checking accounts, money market accounts, savings accounts, individual retirement accounts, and term certificate accounts. We offer these products to both retail and commercial customers. Deposit account terms vary with the principal difference being the minimum balance deposit, early withdrawal penalties and the interest rate. We review our deposit mix and pricing weekly. We do not utilize brokered deposits, nor have we aggressively sought jumbo certificates of deposit. We believe we are competitive in the type of accounts and interest rates we offer on our deposit products. We do not seek to pay the highest deposit rates, but a competitive rate. We determine the rates paid based on a number of conditions, including rates paid by competitors, rates on U.S. Treasury securities, rates offered on alternative lending programs, and the deposit growth rate we are seeking to achieve.

          The following tables sets forth information concerning our time deposits and other interest-bearing deposits at the dates indicated.

                                March 31, 2002     December 31, 2001    December 31, 2000    September 30, 2000   September 30, 1999
                              ------------------  -------------------  -------------------   ------------------   ------------------
                                        Average              Average              Average              Average              Average
                                        Interest             Interest             Interest             Interest             Interest
       Category                Balance    Rate     Balance     Rate     Balance     Rate      Balance    Rate      Balance    Rate
----------------------------  --------- --------  ---------  --------  ---------  --------   --------- --------   --------- --------
                                                                       (Dollars in Thousands)
Noninterest bearing
  demand ...................  $   9,680     0.0%  $   7,953      0.0%  $   7,096      0.0%   $   5,272     0.0%   $   6,481     0.0%
Interest bearing demand ....     25,497     0.4      25,330      1.2      14,562      1.7       14,009     1.1       11,916     1.6
Money market deposit .......     30,946     1.5      29,489      2.7      14,690      3.5       14,909     3.2       13,709     2.1
Savings accounts ...........     46,385     1.5      44,011      2.1      17,923      3.0       19,189     3.1       23,869     3.2
Certificates of deposit ....    239,574     3.0     246,909      5.4     113,660      5.6      107,973     5.4      103,450     5.2
                              --------- -------   ---------  -------   ---------  -------    --------- -------    --------- -------
Total Deposits .............  $ 352,082     2.8%  $ 353,692      4.2%  $ 167,931      4.7%   $ 161,352     4.3%   $ 159,425     4.1%
                              ========= -======   =========  =======   =========  =======    ========= =======    ========= =======

          The following table indicates the amount of our certificate accounts with a principal balance greater than $100,000 by time remaining until maturity as of March 31, 2002.

Maturity Period                                          Certificates of Deposit
---------------                                          -----------------------
                                                             (In Thousands)

Within three months ...................................       $    14,925
Three to six months ...................................            18,443
Six through twelve months .............................            15,025
Over twelve months ....................................             4,390
                                                              -----------
   Total jumbo certificates of deposit ................       $    52,783
                                                              ===========

          Time Deposits by Rates. The following table sets forth the amount of time deposits in Citizens South Bank categorized by rates at the dates indicated.

                                    March 31,       December 31,            September 30,
                                               ----------------------  -----------------------
                                      2002        2001        2000        2000         1999
                                   ----------  ----------  ----------  ----------   ----------
                                                          (In Thousands)
Interest Rate
-------------
2.00-4.00% .....................   $  150,243  $   96,028  $      145  $      767   $      759
4.01-6.00% .....................       74,969     129,737      53,289      63,941      102,279
6.01-8.00% .....................       14,362      21,144      60,226      43,265          412
                                   ----------  ----------  ----------  ----------   ----------
                                   $  239,574  $  246,909  $  113,660  $  107,973   $  103,450
                                   ==========  ==========  ==========  ==========   ==========

     Time Deposits by Maturities. The following table sets forth the amount of time deposits in Citizens South Bank categorized by rates and maturities at March 31, 2002.

                                                        Maturity Date
                    -----------------------------------------------------------------------------------
Interest Rate       1 Year or Less  Over 1 to 2 Years  Over 2 to 3 Years   Over 3 Years      Total
-------------       --------------  -----------------  -----------------  --------------  -------------
                                                        (In Thousands)
2.01-4.0% ........    $  134,848       $   11,116          $    3,689       $      590     $  150,243
4.01-6.0% ........        65,732            3,550               4,077            1,610         74,969
6.01-8.0% ........        13,223            1,023                 116               --         14,362
                      ----------       ----------          ----------       ----------     ----------
Total ............    $  213,803       $   15,689          $    7,882       $    2,200     $  239,574
                      ==========       ==========          ==========       ==========     ==========

     Deposit Activity. The following table sets forth the deposit activity of Citizens South Bank for the periods indicated.

                             For the Three Months
                               Ended March 31,                            For the Twelve Months Ended
                            ---------------------   ---------------------------------------------------------------------
                                                    December    December    September   September   September   September
                               2002        2001     31, 2001    31, 2000    30, 2000    30, 1999    30, 1998    30, 1997
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                     (In Thousands)
Beginning balance ........  $ 353,692   $ 167,931   $ 167,931   $ 158,603   $ 159,425   $ 143,901   $ 145,444   $ 145,975
Deposits acquired in
  acquisition ............         --          --     175,350          --          --          --          --          --
Net increase (decrease)
  before interest
  credited ...............     (4,270)     10,537       4,222       3,006      (4,748)      9,102      (8,215)     (7,386)
Interest credited ........      2,660       1,938       6,189       6,322       6,675       6,422       6,672       6,855
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net increase (decrease)
  in savings deposits ....     (1,610)     12,475     185,761       9,328       1,927      15,524      (1,543)       (531)
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Ending balance ...........  $ 352,082   $ 180,406   $ 353,692   $ 167,931   $ 161,352   $ 159,425   $ 143,901   $ 145,444
                            =========   =========   =========   =========   =========   =========   =========   =========

     Borrowings. We also may use advances from the Federal Home Loan Bank of Atlanta to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member of the Federal Home Loan Bank, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

     The following table summarizes our borrowings from the Federal Home Loan Bank of Atlanta.


                                                                    For the Twelve Months Ended
                                       For the Three   --------------------------------------------------------
                                        Months Ended   December 31,  December 31,  September 30,  September 30,
                                       March 31, 2002      2001          2000          2000           1999
                                       --------------  ------------  ------------  -------------  -------------
                                                                   (Dollars in Thousands)
Advances from FHLB:
 Average balance outstanding .........  $    39,900    $    42,800   $    40,900   $    39,400    $    28,700
 Maximum amount outstanding at any
  month during the year ..............       40,500         42,500        42,500        43,500         35,500
 Balance outstanding at end of year ..       39,000         40,500        42,500        40,000         35,500
 Weighted average interest rate
  during year ........................         5.68%          5.60%         5.83%         5.87%          5.20%

Subsidiary Activities

     Citizens South Financial Services, Inc., doing business as Citizens South Investment Services, a wholly owned subsidiary of Citizens South Bank, operates as an independent agent selling various non-deposit financial products, including mutual funds and annuities. Citizens South Investment Services also offers wealth management and financial planning services, and expects its offering of these services to increase in the future.

Personnel

     As of March 31, 2002, we had 89 full-time employees and 10 part-time employees. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.

Properties

     We conduct our business through nine full service banking offices. The following table sets forth information about such offices as well as the former operations center of Citizens Bank as of March 31, 2002.

                                            Net Book Value of
                                               Property or                               Original Year
Location                                  Leasehold Improvements    Leased or Owned    Acquired or Built
--------                                  ----------------------    ---------------    -----------------
245 West Main Avenue
Gastonia, North Carolina 28052-4140           $    296,000               Owned                1971

1535 Burtonwood Drive
Gastonia, North Carolina 28054-4011                164,000               Owned                1976

233 South Main Street
Mount Holly, North Carolina 28120-1620             490,000               Owned                1990

1670 Neal Hawkins Road
Gastonia, North Carolina 28056-6429                411,000               Owned                1987

3135 Dallas High Shoals Road
Dallas, North Carolina 28034-1307                  906,000               Owned                2000

412 South Highway 27
Stanley, North Carolina 28164-2055               1,098,000               Owned                2001

427 West Innes Street
Salisbury, North Carolina 28144-4232               509,000               Owned                1825*

401 West Innes Street
Salisbury, North Carolina 28144-4332               864,000               Owned                1961

106 West Main Street
Rockwell, North Carolina 28138-8859                172,000               Owned                1963

307 North Center Street
Statesville, North Carolina 28677-4063           1,025,000               Owned                1974
                                              ------------

     Total Net Book Value of Property
       or Leasehold Improvements              $  5,935,000
                                              ============

The mailing address for all offices is P.O. Box 2249, Gastonia, North Carolina 28053-2249.

* The former operations center of Citizens Bank. This office relocated to its present site and was renovated in 1974.

Legal Proceedings

     We are involved periodically in various claims and lawsuits that arise in connection with our financial services business. We believe that these routine legal proceedings, in the aggregate, are not material to our financial condition and results of operations.

                           SUPERVISION AND REGULATION

General

     Citizens South Bank is examined and supervised by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution's operations and assigns its rating (known as an institution's CAMELS). Under federal law, an institution may not disclose its CAMELS rating to the public. Citizens South Bank also is a member of and owns stock in the Federal Home Loan Bank of Atlanta, which is one of the twelve regional banks in the Federal Home Loan Bank System. Citizens South Bank also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Citizens South Bank and prepares reports for the consideration of its board of directors on any operating deficiencies. Citizens South Bank's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of deposit accounts and the form and content of Citizens South Bank's loan documents.

     Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision or Congress, could have a material adverse impact on Citizens South Banking Corporation and Citizens South Bank and their operations.

Federal Banking Regulation

     Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners' Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Citizens South Bank may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets. Citizens South Bank also may establish subsidiaries that may engage in activities not otherwise permissible for Citizens South Bank, including real estate investment and securities and insurance brokerage.

     Capital Requirements. Office of Thrift Supervision regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for banks receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

     The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     At March 31, 2002, Citizens South Bank's capital exceeded all applicable requirements.

     Loans-to-One Borrower. A federal savings bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, but generally does not include real estate. As of March 31, 2002, Citizens South Bank was in compliance with the loans-to-one borrower limitations.

     Qualified Thrift Lender Test. As a federal savings bank, Citizens South Bank is subject to a qualified thrift lender, or "QTL," test. Under the QTL test, Citizens South Bank must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" in at least nine months of the most recent 12 month period. "Portfolio assets" generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank's business.

     "Qualified thrift investments" includes various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. "Qualified thrift investments" also include 100% of an institution's credit card loans, education loans and small business loans. Citizens South Bank also may satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code of 1986.

     A savings bank that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. At March 31, 2002, Citizens South Bank maintained approximately 75.8% of its portfolio assets in qualified thrift investments.

     Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings bank must file an application for approval of a capital distribution if:

     . the total capital distributions for the applicable calendar year exceed the sum of the savings bank's net income for that year to date plus the savings bank's retained net income for the preceding two years;

     . the bank would not be at least adequately capitalized following the distribution;

     . the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

     . the savings bank is not eligible for expedited treatment of its filings.

     Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

     The Office of Thrift Supervision may disapprove a notice or application if:

     .    the savings bank would be undercapitalized following the distribution;
     . the proposed capital distribution raises safety and soundness concerns; or
     . the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

     Liquidity. A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

     Community Reinvestment Act and Fair Lending Laws. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of Thrift Supervision is required to assess the savings bank's record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. A bank's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Citizens South Bank received a "satisfactory" Community Reinvestment Act rating in its most recent federal examination.

     Transactions with Related Parties. A federal savings bank's authority to engage in transactions with its "affiliates" is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act (the "FRA"). The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution. Citizens South Banking Corporation and its non-savings institution subsidiaries are affiliates of Citizens South Bank. In general, transactions with affiliates must be on terms that are as favorable to the savings bank as comparable transactions with non-affiliates. In addition, certain types of these transactions are restricted to an aggregate percentage of the savings bank's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings bank. In addition, Office of Thrift Supervision regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

     Citizens South Bank's authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRA and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Citizens South Bank's capital. In addition, extensions of credit in excess of certain limits must be approved by Citizens South Bank's board of directors.

     Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all "institution-affiliated parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

     Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

     Prompt Corrective Action Regulations. Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings banks. For this purpose, a savings bank is placed in one of the following five categories based on the bank's capital:

     . well-capitalized (at least 5% leverage capital, 6% tier 1 risk-based capital and 10% total risk-based capital);

     . adequately capitalized (at least 4% leverage capital, 4% tier 1 risk-based capital and 8% total risk-based capital);

     . undercapitalized (less than 8% total risk-based capital, 4% tier 1 risk-based capital or 3% leverage capital);

     . significantly undercapitalized (less than 6% total risk-based capital, 3% tier 1 risk-based capital or 3% leverage capital); and

     .    critically undercapitalized (less than 2% tangible capital).

     Generally, the banking regulator is required to appoint a receiver or conservator for a bank that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a bank receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the bank, including, but not limited to, restrictions on growth, investment activities, capital distributions and affiliate transactions. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized banks, including the issuance of a capital directive and the replacement of senior executive officers and directors.

     At March 31, 2002, Citizens South Bank met the criteria for being considered "well-capitalized."

     Insurance of Deposit Accounts. Deposit accounts in Citizens South Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor. Citizens South Bank's deposits therefore are subject to Federal Deposit Insurance Corporation deposit insurance assessments. The Federal Deposit Insurance Corporation has adopted a risk-based system for determining deposit insurance assessments. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates as necessary to maintain the required ratio of reserves to insured deposits of 1.25%. In addition, all Federal Deposit Insurance Corporation-insured institutions must pay assessments to the Federal Deposit Insurance Corporation at an annual rate of approximately .0212% of insured deposits to fund interest payments on bonds maturing in 2017 issued by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund.

     Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

     Federal Home Loan Bank System. Citizens South Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Atlanta, Citizens South Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of March 31, 2002, Citizens South Bank was in compliance with this requirement.

Federal Reserve System

     The Federal Reserve Board regulations require savings banks to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At March 31, 2002, Citizens South Bank was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.

Holding Company Regulation

     Upon completion of the conversion, Citizens South Banking Corporation will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. The Office of Thrift Supervision has enforcement authority over Citizens South Banking Corporation and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to Citizens South Bank.

     Under prior law, a unitary savings and loan holding company generally had no regulatory restrictions on the types of business activities in which it may engage, provided that its subsidiary savings bank was a qualified thrift lender. The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to those activities permissible for financial holding companies or for multiple savings and loan holding companies. Citizens South Banking Corporation will not be a grandfathered unitary savings and loan holding company and, therefore, will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

     Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Federal Securities Laws

     Citizens South Banking Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the conversion. Upon completion of the conversion, Citizens South Banking Corporation common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Citizens South Banking Corporation will continue to be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

     The registration under the Securities Act of 1933 of shares of common stock to be issued in the conversion does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Citizens South Banking Corporation may be resold without registration. Shares purchased by an affiliate of Citizens South Banking Corporation will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Citizens South Banking Corporation meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Citizens South Banking Corporation that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Citizens South Banking Corporation, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Citizens South Banking Corporation may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                    TAXATION

Federal Taxation

     General. Citizens South Banking Corporation and Citizens South Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Citizens South Banking Corporation and Citizens South Bank.

     Method of Accounting. For federal income tax purposes, Citizens South Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

     Bad Debt Reserves. Prior to the Small Business Protection Act of 1996, Citizens South Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at Citizens South Bank's taxable income. As a result of the Act, Citizens South Bank must use the specific charge off method in computing its bad debt deduction beginning with its 1996 federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at September 30, 1996 over those established as of September 30, 1988. The amount of such reserve subject to recapture as of March 31, 2002, was approximately $118,000.

     Taxable Distributions and Recapture. Prior to the Small Business Protection Act of 1996, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should Citizens South Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should Citizens South Bank make certain nondividend distributions or cease to maintain a bank charter. At March 31, 2002, Citizens South Bank's total federal pre-1988 reserve was approximately $8.0 million. This reserve reflects the cumulative effects of federal tax deductions by Citizens South Bank for which no federal income tax provision has been made.

     Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Citizens South Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

     Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding five taxable years (for losses incurred in 2001 and 2002) and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after 1986. At March 31, 2002, Citizens South Bank had no net operating loss carryforwards for federal income tax purposes.

     Corporate Dividends-Received Deduction. Citizens South Banking Corporation may exclude from its income 100% of dividends received from Citizens South Bank as a member of the same affiliated group of corporations. Citizens South Holdings, MHC owns less than 80% of the outstanding common stock of Citizens South Banking Corporation. As such, Citizens South Holdings, MHC is not permitted to file a consolidated federal income tax return with Citizens South Banking Corporation and Citizens South Bank. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation

     State of North Carolina. Under North Carolina law, the corporate income tax is 6.9% of federal taxable income as computed under the Internal Revenue Code, subject to certain prescribed adjustments. An annual state franchise tax is imposed at a rate of 0.15% applied to the greatest of the institution's (i) capital stock, surplus and undivided profits, (ii) investment in tangible property in North Carolina or (iii) 55% of the appraised valuation of property in North Carolina.

                MANAGEMENT OF CITIZENS SOUTH BANKING CORPORATION

Directors

     The Board of Directors of Citizens South Banking Corporation currently consists of eight members. Approximately one-third of the directors are elected annually. Directors are generally elected to serve for three-year periods.

     The table below sets forth certain information regarding the composition of the Board of Directors of Citizens South Banking Corporation as of August __, 2002 including the terms of office of Board members.


         Names            Age       Positions Held       Director Since (1) Current Term to Expire
         -----            ---       --------------       -----------------  ----------------------
Martha B. Beal            71           Director                 1993             2005
Ronald E. Bostian         64        Executive Vice              2002             2004
                                President and Director
James J. Fuller           59           Director                 1972             2005
Charles D. Massey         65           Director                 1971             2005
Senator David W. Hoyle    63           Chairman                 1975             2003
Ben R. Rudisill, II       58        Vice Chairman               1977             2003
Eugene R. Matthews, II    45           Director                 1998             2004
Kim S. Price              46       President, Chief             1997             2004
                                 Executive Officer and
                                       Director

________________________________
(1) Reflects initial appointment to the Board of Directors of Citizens South Bank and its predecessors.

     The principal occupation during the past five years of each director and executive officer of Citizens South Banking Corporation is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

     Directors

     Martha B. Beal was the Vice President, Secretary, Treasurer, and Financial Officer of Chelsea House, Inc., a manufacturer of decorative arts, accessories, and furniture, from 1973 until her retirement in 1998.

     Ronald E. Bostian is an Executive Vice President and Director of Citizens South Bank and has served in those positions since Citizens South Banking Corporation acquired Innes Street Financial Corporation and its wholly owned subsidiary Citizens Bank, Inc., for which Mr. Bostian served as President and Chief Executive Officer from July 1, 1990 to December 31, 2001.

     James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972.

     Charles D. Massey is the Managing Partner of Massey Properties, a real estate investment firm, and has served in that position since 1975. From 1957 to 2000, Mr. Massey also served in various positions with The Massey Company, Inc., a wholesale industrial distributor, from which he retired in December 2000 as Director of Information Services.

     Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993. Prior to that, Senator Hoyle was a self-employed real estate developer and investor.

     Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976.

     Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998. From 1980 to 1998, Mr. Matthews served as Senior Vice President of Matthews-Belk Co., Inc., a department store chain.

     Kim S. Price is the President and Chief Executive Officer of Citizens South Bank and has served in that position since August 1997. From 1991 to 1997, Mr. Price served as Vice President for Loan Production and in various other executive positions for First National Bank of Shelby.

     Executive Officers Who are Not Directors

     Gary F. Hoskins has served as Senior Vice President, Treasurer, and Chief Financial Officer of Citizens South Bank since August 1997. Prior to that Mr. Hoskins served as a Senior Vice President, Secretary, Treasurer, and Chief Financial Officer of Cherryville Federal Savings and Loan Association from 1995 to 1997.

     Paul L. Teem, Jr. has served as Executive Vice President and Secretary of Citizens South Bank since 1983, and Chief Administrative Officer since November 2000.

     Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of Citizens South Bank since May 1999. Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

     Vance B. Brinson, Jr. has served as Executive Vice President and Chief Lending Officer of Citizens South Bank since March 2002. Prior to that Mr. Brinson served as a Senior Vice President and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1977 to March 2002.

Meetings and Committees of the Board of Directors

     General. The business of Citizens South Banking Corporation is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Executive and Audit Committees. The full Board of Directors acts as Nominating Committee for Citizens South Banking Corporation. During the fiscal year ended December 31, 2001, the Board of Directors of Citizens South Banking Corporation met at 14 regular meetings. No member of the Board or any committee thereof attended less than 75% of said meetings.

     Executive Committee. The Executive Committee consists of Directors Hoyle (who serves as Chairman), Rudisill, Matthews, and Price. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Citizens South Banking Corporation, subject at all times to the direction of the Board of Directors. The Executive Committee met 15 times during the fiscal year ended December 31, 2001.

     Audit Committee. The Audit Committee consists of Directors Massey (who serves as Chairman), Rudisill and Beal. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee examines and approves the audit report prepared by the independent auditors of Citizens South Bank, reviews and recommends the independent auditors to be engaged by Citizens South Banking Corporation, reviews the internal accounting controls of Citizens South Banking Corporation, and reviews and approves internal audit policies and procedures. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met four times during the fiscal year ended December 31, 2001.

Employment Agreements

     Citizens South Bank has entered into an employment agreement with its President and Chief Executive Officer, Kim S. Price, which provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. At January 1, 2002, the base salary for Mr. Price was $150,000. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by Citizens South Bank for cause at any time. In the event Citizens South Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from Citizens South Bank upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of Citizens South Bank, or (iv) a breach of the agreement by Citizens South Bank, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the annual rate of Base Salary (which includes any salary deferred at the election of Mr. Price) at the time of termination, plus the highest annual cash bonus paid to him during the prior three years. Citizens South Bank would also continue the executive's life, health, dental and disability coverage for the remaining unexpired term of the agreement.

     The executive's employment may be terminated upon his attainment of normal retirement age (i.e., age 65) or in accordance with any retirement policy established by Citizens South Bank (with Mr. Price's consent with respect to him). Upon Mr. Price's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by Citizens South Bank. In the event of the executive's disability for a period of six months, Citizens South Bank may terminate the agreement provided that Citizens South Bank will be obligated to pay the executive his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by Citizens South Bank. In the event of the executive's death, Citizens South Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year.

     The employment agreement provides that, following termination of employment, the executive will not compete with Citizens South Bank for a period of one year, provided, however, that in the event of a termination in connection with a change in control within the meaning of Home Owners' Loan Act, as amended, and the rules and regulations thereunder, the noncompete provisions will not apply.

     Citizens South Bank has also entered into an employment agreement with Ronald E. Bostian, Executive Vice President, which provides for a term of 24 months. Within 30 days prior to the first anniversary date of the agreement, the Board will conduct a performance evaluation of the executive and based on the result of the evaluation, may terminate the executive's employment in accordance with the terms of the agreement. At January 1, 2002, the base salary for Mr. Bostian was $150,000. In addition to the base salary, the agreement provides for, among other things, participation in benefits provided uniformly to permanent full-time employees of Citizens South Bank. The agreement provides for termination by Citizens South Bank for cause at any time. In the event of the executive's disability for a period of six months, Citizens South Bank may terminate the agreement, provided that Citizens South Bank will be obligated to pay the executive his base salary for the remaining term of the agreement, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by Citizens South Bank. In the event Citizens South Bank terminates the executive's employment for reasons other than for cause or disability, or in the event of the executive's resignation from Citizens South Bank upon (i) failure to re-elect the executive to his executive position, (ii) a relocation of his principal place of employment by more than 50 miles, (iii) liquidation or dissolution of Citizens South Bank or Citizens South Banking Corporation, or (iv) a breach of the agreement by Citizens South Bank, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to the pro-rated Base Salary for the remaining term of the agreement. Citizens South Bank would also continue the executive's life, medical and dental coverage for the remaining term of the agreement. In the event the payments to the executive would include an "excess parachute payment" as defined by Internal Revenue Code of 1986, as amended, Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment. The employment agreement provides that, following termination of employment, the executive will not compete with Citizens South Bank for a period of one year, provided, however, that in the event of a termination in connection with a change in control within the meaning of Home Owners' Loan Act, as amended, and the rules and regulations thereunder, the noncompete provisions will not apply.

     Executive Supplemental Retirement Plan. In June 2001, Citizens South Bank adopted an Executive Supplemental Retirement Plan for six executives, including Messrs. Price, Teem and Maguire. The Executive Supplemental Retirement Plan is a non-qualified, unfunded deferred compensation plan evidenced by separate agreements for each executive. Although the Executive Supplemental Retirement Plan is unfunded, Citizens South Bank has purchased life insurance policies on each executive that are actuarially designed to offset the annual expenses associated with the plan and will, if the actuarial assumptions are accurate, offset all of the costs associated with the plan during the life of the executive, providing complete recovery of all plan costs upon the executive's death. The amount of an executive's benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account of Citizens South Bank and is increased or decreased each year by the aggregate annual after-tax income from specified life insurance contracts reduced by an "opportunity cost," which is calculated by taking into account Citizens South Bank's after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the "opportunity cost." Upon retirement at age 65 (normal retirement) or prior to the normal retirement age, provided the executive has attained age 55 (early retirement), the balance in the executive's pre-retirement account will be paid in 156 monthly installments commencing within 30 days following the executive's retirement. In addition, upon normal or early retirement, the executive will receive an index retirement benefit annually until his death. Should the executive die prior to having received the entire amount of his pre-retirement account, the unpaid balance will be paid in a lump sum to his designated beneficiaries; however, no death benefit shall be payable under the Executive Supplemental Retirement Plan if the executive dies before March 20, 2003.

     Messrs. Price and Teem vest in their benefits under the plan at the rate of 20% per year of employment with Citizens South Bank. At the end of 2001, Mr. Teem was 100% vested in his accrued benefit and Mr. Price was 80% vested. Mr. Maguire will vest in his benefits under the plan at the rate of 10% per year times the number of years from the effective date of the executive agreement, to a maximum of 75%, prior to attaining age 60. Upon attainment of age 60, Mr. Maguire's vested percentage in his accounts will be 75%, and will increase by 5% for each subsequent year, until full vesting at age 65.

     In the event Mr. Price, Teem or Maguire becomes disabled prior to termination of employment and the executive's employment is terminated because of such disability, the executive will be entitled to receive the balance in his pre-retirement account payable in 156 monthly installments commencing 30 days following termination of service due to disability. In addition, the executive will receive the annual index retirement benefit until the executive's death. The benefits under the Executive Supplemental Retirement Plan are forfeitable by the executive if the executive's service is terminated by Citizens South Bank for cause. In the event of a change in control, the executive will be entitled to the benefits due upon attainment of early retirement, as if the executive had been continuously employed by Citizens South Bank until his early retirement date. At December 31, 2001, Messrs. Price, Teem and Maguire had $18,696, $14,159, and $4,389, respectively, accrued to their pre-retirement accounts.

     Split Dollar Death Benefits. In conjunction with the adoption of the Executive Supplemental Retirement Plan, Citizens South Bank also adopted Endorsement Split Dollar Agreements with the six executives covered by the Executive Supplemental Retirement Plan. Under the Endorsement Split Dollar Agreements, if the executives die while employed by Citizens South Bank, their beneficiaries will be paid a death benefit equal to the net-at-risk insurance portion of the proceeds on certain life insurance policies purchased by Citizens South Bank on the executives' lives. If an executive dies after termination of employment with Citizens South Bank, the executive's beneficiary would receive a portion of the net-at-risk insurance proceeds equal to the amount of the net-at-risk insurance proceeds multiplied by the executive's vested percentage. Messrs. Price and Teem vest in their death benefits under the plan at the rate of 20% per year of employment with Citizens South Bank. At the end of 2001, Mr. Teem was 100% vested in his accrued benefit and Mr. Price was 80% vested. Mr. Maguire will vest in his benefits under the plan at the rate of 10% per year times the number of years from the effective date of the executive agreement, to a maximum of 75%, prior to attaining age 60. Upon attainment of age 60, Mr. Maguire's vested percentage in his accounts will be 75%, and will increase by 5% for each subsequent year, until full vesting at age 65. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

Merger/Acquisition Protection Agreements

     Citizens South Bank has entered into a merger/acquisition protection agreement with each of Michael R. Maguire, its Senior Vice President and Chief Credit Officer, Paul L. Teem, Jr., its Executive Vice President and Gary F. Hoskins, its Chief Financial Officer, pursuant to which each executive will be paid as severance a sum equal to one and one-half times his annual base salary in the event of a change in control of Citizens South Bank or Citizens South Banking Corporation. In exchange for this protection, the executive has agreed not to directly or indirectly compete against Citizens South Bank or Citizens South Banking Corporation for twelve months following the payment of the severance amount. The term of the agreement continues during the term of his employment and for twelve months following a change in control of Citizens South Bank or Citizens South Banking Corporation.

Compensation of Directors

     Fees. During the fiscal year ended December 31, 2001 nonemployee Directors of Citizens South Bank (except for Mr. Bostian) received a retainer fee of $12,000 ($15,600 for the Chairman), plus a fee of $300 per Board meeting attended, $400 per meeting for attendance at Executive Committee meetings and $300 per meeting for all other committee meetings. Beginning January 1, 2002, this fee schedule applies to all directors except for the President and Chief Executive Officer.

     Deferred Compensation and Income Continuation Agreement. In May 1986, Citizens South Bank entered into nonqualified deferred compensation agreements ("DCA") for the benefit of certain Directors at that time, including Directors Hoyle, Rudisill, Fuller, and Massey. The DCAs provide each director with the opportunity to defer up to $20,000 of their usual compensation into the DCA. In the event of a director's termination of employment, amounts credited to his account under the DCA will be paid to him in 120 equal monthly installments beginning not later than the sixth month following the end of Citizens South Bank's year in which the director reaches age 70. In the event of death, amounts under the DCA will be paid to the director's designated beneficiaries. The DCA is an unfunded plan for tax purposes and for purposes of ERISA. All obligations arising under the DCA are payable from the general assets of Citizens South Bank. Citizens South Bank paid $24,624 during the fiscal year ended December 31, 2001 pursuant to the DCAs.

     Supplemental Executive Retirement Plan. In February 1992, Citizens South Bank entered into nonqualified supplemental retirement agreements ("SRA") for certain Directors at that time, including Directors Massey, Hoyle, Fuller, and Rudisill. Citizens South Bank entered into SRAs for Directors Beal and Matthews in October 2000. The SRAs provide for an annual benefit that ranges from $4,000 to $15,600. Monthly benefits are provided for designated beneficiaries of directors who die before or after age 70. Amounts not paid to the director, beneficiaries or spouse are paid to the estate of the director in a lump sum. Benefits under the SRA are forfeited if the director's service is terminated for cause. The SRA is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SRA are payable from the general assets of Citizens South Bank. During the fiscal year ended December 31, 2001, Citizens South Bank paid a total of $39,423 pursuant to the SRAs.

     Stock Benefit Plans. During the fiscal year ended September 30, 1999, Citizens South Bank adopted, and Citizens South Banking Corporation's stockholders approved, the Citizens South Bank 1999 Stock Option Plan. Pursuant to the Stock Option Plan, options to purchase 7,000 shares were granted to all non-employee directors at that time, including Directors Hoyle, Rudisill, Beal, Fuller, Massey and Matthews, at an exercise price of $12.00 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of Citizens South Banking Corporation. The awards included an equal number of reload options, limited stock appreciation rights and dividend equivalent rights. A limited right gives the option holder the right, upon a change in control of Citizens South Banking Corporation or Citizens South Bank, to receive the excess of the market value of the shares represented by the limited rights on the date exercised over the exercise price. The limited rights are subject to the same terms and conditions as the stock options. Payment upon exercise of a limited right will be in cash. The dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds Citizens South Bank's weighted average cost of funds on interest bearing liabilities for the current and preceding three quarters. The reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised.

Executive Compensation

     The following table sets forth certain information as to the total remuneration paid to executive officers of Citizens South Banking Corporation who earned over $100,000 in salary and bonuses during fiscal 2001.

                                  Annual Compensation                                Long-Term Compensation
                            --------------------------------  -----------------------------------------------------------------
                                                                        Awards                            Payouts
                                                              ---------------------------  ------------------------------------
                               Year                           Other Annual    Restricted                          All Other
         Name and            Ended                            Compensation       Stock     Options/       LTIP   Compensation
    Principal Position      12/31 (1)  Salary (2)  Bonus (3)       (4)          Awards      SARS(#)     Payouts       (5)
--------------------------  ---------  ----------  ---------  ------------   ------------  --------     -------  --------------
Kim S. Price                  2001     $  139,368  $  34,000       --              --            --        --    $  39,597 (10)
President, Chief Executive    2000     $  130,008  $  25,000       --              --            --        --    $  13,321
Officer, and Director         1999     $  120,000  $  25,000       --        $120,000 (6)    32,699 (7)    --    $   7,581

Paul L. Teem, Jr.             2001     $   90,192  $  15,000       --              --            --        --    $  28,755 (10)
Executive Vice President,     2000     $   87,384  $  12,000       --              --            --        --    $  10,565
Secretary, and Chief          1999     $   80,016  $  10,000       --        $ 78,000 (8)    15,208 (7)    --    $  14,689
Administrative Officer

Michael R. Maguire            2001     $   88,032  $  15,500       --              --            --        --    $  12,842
Senior Vice President and     2000     $   85,296  $  10,000       --              --            --        --    $   9,427
Chief Credit Officer          1999     $   54,672  $   3,500       --              --        10,000 (9)    --    $     820

___________________________
(1) Compensation for the years 1999 and 2000 reflects a fiscal year ending on September 30. In 2001, Citizens South Banking Corporation changed the end of its fiscal year to December 31.
(2) Includes compensation deferred at the election of executives pursuant to the 401(k) Plan of Citizens South Bank.
(3) Includes bonuses deferred at the election of executives pursuant to the 401(k) Plan of Citizens South Bank.
(4) Citizens South Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such benefits is not included in this table.
(5) Includes employer contributions to Citizens South Bank's 401(k) Plan and Employee Stock Ownership Plan on behalf of the Executive.
(6) Includes 10,000 shares of common stock awarded pursuant to the Recognition and Retention Plan, which shares vested on April 19, 1999. The value is based on the last sale price of the common stock on the day prior to the award.
(7) Includes options awarded pursuant to the Stock Option Plan, which options vest in five equal annual installments commencing on April 19, 1999. The award included an equal number of reload options, limited rights and dividend equivalent rights, the terms of which are described in "--Compensation of Directors--Stock Benefit Plans" and "Stock Option Plan."
(8) Includes 6,500 shares of common stock awarded pursuant to the Recognition and Retention Plan, which shares vested on April 19, 1999. The value is based on the last sale price of the common stock on the day prior to the award.
(9) Includes options awarded pursuant to the Stock Option Plan, which options vest in five equal annual installments commencing on May 24, 2000. The award included an equal number of reload options, limited rights and dividend equivalent rights, the terms of which are described in "--Compensation of Directors--Stock Benefit Plans" and "Stock Option Plan."
(10) Includes the vested portion of the annual increase in the value of Citizens South Bank's 2001 Executive Supplemental Retirement Plan.

Stock Option Plan

     The Board of Directors of Citizens South Banking Corporation has established a stock option plan which provides discretionary awards to its officers and key employees. The grant of awards to employees under the stock option plan was determined by the Board of Directors. No options were granted during the year ended December 31, 2001 to the Named Executive Officers. Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2001, and the options exercised by the Named Executive Officers during 2001.

====================================================================================================================

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
====================================================================================================================

                                                                 Number of Unexercised      Value of Unexercised
                                                                       Options at          In-The-Money Options at
                                                                        Year-End                Year-End (1)
                                                                ------------------------- --------------------------
                             Shares Acquired       Value
               Name           Upon Exercise       Realized      Exercisable/Unexercisable Exercisable/Unexercisable
                                                                          (#)                        ($)
--------------------------------------------------------------------------------------------------------------------
Kim S. Price..............         --               $--             19,619 / 13,080           $59,838 / $39,894
--------------------------------------------------------------------------------------------------------------------

Paul L. Teem, Jr..........         --               $--              9,125 / 6,083            $27,831 / $18,553
--------------------------------------------------------------------------------------------------------------------

Michael R. Maguire........         --               $--              4,000 / 6,000            $8,200 / $12,300
====================================================================================================================

____________________________
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on December 31, 2001, at which date the last trade price of the common stock as quoted on the Nasdaq National Market was $15.05.

Transactions With Certain Related Persons

     Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, Citizens South Bank has extended loans to Directors Hoyle, Matthews, and Price.

     Set forth below is certain information as to loans made by Citizens South Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to Citizens South Bank exceeded $60,000 at any time since January 1, 2001. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.


                                                                                                                   Interest Rate
                                                                           Original     Highest       Balance on        on
                                                              Date           Loan       Balance      December 31,   December 31,
   Name of Individual                Loan Type             Originated       Amount    During 2001        2001           2001
-------------------------    --------------------------  --------------  -----------  -----------   -------------  -------------
Senator David W. Hoyle       Residential (refinance)         2/98          $ 191,200   $  161,842    $  149,648          5.75%
                             Residential (second home)       5/98          $ 500,000   $  430,507    $  400,312          6.00%
                             Home equity line of credit     12/96          $ 100,000   $   72,799    $   61,690       Prime + 1%

Eugene R. Matthews, II       Residential                     3/94          $ 148,000   $  126,155    $  119,246          5.75%

B. Frank Matthews, II (1)    Residential                     1/98          $ 232,000   $  200,943    $  186,821         5.875%
                             Residential                     4/98          $ 134,400   $  115,178    $  107,161         5.875%

Kim S. Price                 Residential                     5/98          $ 375,000   $  293,797    $  288,992         5.875%

_______________________________

(1) Borrower is a former Director of Citizens South Bank and the father of Director Eugene R. Matthews, II.

     Other than as described above, all loans the principal balances of which exceeded $60,000 at any time during the fiscal year ended December 31, 2001, made by Citizens South Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

Benefits to Be Considered Following Completion of the Conversion

     Stock Option Plan. We intend to submit a new stock option plan for stockholder approval no earlier than six months after the completion of the conversion. If approved by the stockholders, the new stock option plan would reserve 10% of the shares sold in the offering for issuance when options granted to recipients are exercised. Ten percent of the shares issued in the offering would amount to 340,000 shares, 400,000 shares, 460,000 shares or 529,000 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. No options would be granted under the new stock option plan until stockholder approval of the plan is received. In the event that shares underlying options come from authorized but unissued shares, stockholders would experience dilution of approximately 5.5% in their ownership interest in Citizens South Banking Corporation at the mid-point of the offering range.

     The exercise price of the options granted under the new stock option plan will be equal to the fair market value of Citizens South Banking Corporation common stock on the date of grant of the stock options. If the stock option plan is adopted within one year following the conversion, options may vest no faster than 20% per year beginning 12 months after the date of grant. Options granted under the stock option plan would be adjusted for capital changes such as stock splits and stock dividends. Awards will be 100% vested upon termination of employment due to death or disability, and if the stock option plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Citizens South Bank or Citizens South Banking Corporation. Under Office of Thrift Supervision rules, if the stock option plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive in the aggregate no more than 30% of the awards under the plan.

     The stock option plan would be administered by a committee of non-employee members of the Citizens South Banking Corporation's Board of Directors. Options granted under the stock option plan to employees may be "incentive" stock options, which are designed to result in a beneficial tax treatment to the employee but no tax deduction to Citizens South Banking Corporation. Non-qualified stock options may also be granted to employees under the stock option plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

     Stock Recognition and Retention Plan. We also intend to request stockholder approval of a new stock recognition and retention plan, no earlier than six months after the completion of the conversion. If approved by stockholders, the new stock recognition and retention plan would, if implemented within one year of conversion, reserve 4% of the shares sold in the offering (assuming Citizens South Bank has a tangible capital to assets ratio in excess of 10%) or 136,000 shares, 160,000 shares, 184,000 or 211,600 shares at the minimum, mid-point, maximum and adjusted maximum of the offering range, respectively. We must recognize expense for shares awarded over their vesting period at the fair market value of the shares on the date they are awarded. The recipients will be awarded common stock under the stock recognition and retention plan at no cost to them. No awards would be made under the stock recognition and retention plan until the plan is approved by stockholders. If the shares awarded under the stock recognition and retention plan come from authorized but unissued shares totaling 4% of the shares sold in the offering, stockholders would experience dilution of approximately 2.3% in their ownership interest in Citizens South Banking Corporation at the mid-point of the offering range.

     Awards under the stock recognition and retention plan would be nontransferable and nonassignable. Under Office of Thrift Supervision regulations, if the stock recognition and retention plan is adopted within one year following the conversion, the shares which are subject to an award may vest no faster than 20% per year beginning 12 months after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Awards would be 100% vested upon termination of employment or service due to death or disability, and if the stock recognition and retention plan is adopted more than one year after the conversion, awards would be 100% vested upon normal retirement or a change in control of Citizens South Bank or Citizens South Banking Corporation. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service were to terminate for cause (as defined), shares not already delivered would be forfeited. Under Office of Thrift Supervision rules, if the stock recognition and retention plan is adopted within one year of the conversion, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group may receive no more than 30% of the awards under the plan in the aggregate.

     The recipient of an award will recognize income equal to the fair market value of the stock earned, determined as of the date of vesting, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed earlier. The amount of income recognized by the recipient would be a deductible expense for tax purposes for Citizens South Banking Corporation. If the stock recognition and retention plan is adopted within one year following the conversion, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the stock recognition and retention plan is adopted within one year following the conversion, shares not yet vested will be voted by the trustee of the stock recognition and retention plan, taking into account the best interests of the award recipients. If the stock recognition and retention plan is adopted more than one year following the conversion, dividends declared on unvested shares will be distributed to the recipient when paid and the recipient will be entitled to vote the unvested shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group as of August __, 2002. The business address of each director and executive officer is 245 West Main Avenue, Gastonia, North Carolina 28053-2249.

                                             Number of Shares of Common          Percent of All Common
Name of Beneficial Owner                  Stock Beneficially Owned (1) (2)       Stock Outstanding (4)
---------------------------------------  ----------------------------------  -----------------------------














All directors and executive officers as a group (12 persons)

___________________________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2) The shares of common stock in this column include _______ shares in total and by individual the following shares which may be acquired by the persons indicated pursuant to the exercise of stock options within 60 days of August
    __, 2002:  [                                                               ]
(3) Excludes _______ shares of common stock owned by the employee stock ownership plan for the benefit of the employees of Citizens South Banking Corporation and Citizens South Bank.
(4) Calculated by dividing the number of shares by the total shares of common stock outstanding at August __, 2002 (_________ shares) plus the number of shares which each individual may acquire pursuant to the exercise of stock options within 60 days of August __, 2002.

* Less than 1%.

                SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth, for each of Citizens South Banking Corporation's directors and executive officers and for all of the directors and executive officers as a group, the following information:

     (1) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Citizens South Banking Corporation common stock as of August __, 2002;

     (2) the proposed purchases of subscription shares, assuming sufficient shares are available to satisfy their subscriptions; and

     (3) the total amount of Citizens South Banking Corporation common stock to be held upon consummation of the conversion.

     In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See "The Conversion--Limitations on Common Stock Purchases."

                                               Proposed Purchases of Stock
                                                    in the Offering (1)       Total Common Stock to be Held
                                               ----------------------------  ------------------------------
                                Number of                                                    Percentage of
                             Exchange Shares     Number of                     Number of         Total
 Name of Beneficial Owner     to be Held (2)      Shares         Amount         Shares        Outstanding
--------------------------  -----------------  -------------  -------------  -------------  ---------------















________________
*    Less than 1%.
(1)  Includes proposed subscriptions, if any, by associates.
(2)  Based on information presented in "Beneficial Ownership of Common Stock."

                                 THE CONVERSION

     The Boards of Directors of Citizens South Banking Corporation and Citizens South Holdings, MHC have approved the plan of conversion. The plan of conversion must also be approved by the members of Citizens South Holdings, MHC (depositors of Citizens South Bank) and the stockholders of Citizens South Banking Corporation. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision also has conditionally approved the plan; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

     The respective Boards of Directors of Citizens South Holdings, MHC and Citizens South Banking Corporation adopted the plan of conversion on May 23, 2002. Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully public form. Citizens South Holdings, MHC, the mutual holding company parent of Citizens South Banking Corporation, will be merged into Citizens South Bank, and Citizens South Holdings, MHC will no longer exist. Pursuant to the plan, Citizens South

Banking Corporation, which owns 100% of Citizens South Bank, also will be succeeded by a new Delaware corporation with the same name. As part of the conversion, shares of common stock of Citizens South Banking Corporation representing the ownership interest of Citizens South Holdings, MHC, will be offered for sale in the offering. When the conversion is completed, all of the capital stock of Citizens South Bank will be owned by Citizens South Banking Corporation. A diagram of our corporate structure before and after the conversion is set forth in the Summary of this prospectus.

     Under the plan of conversion, at the conclusion of the conversion and offering, each share of Citizens South Banking Corporation common stock owned by persons other than Citizens South Holdings, MHC will be converted automatically into the right to receive new shares of Citizens South Banking Corporation common stock determined pursuant to the exchange ratio. The exchange ratio will ensure that immediately after the conversion and exchange of existing shares of Citizens South Banking Corporation for new shares, the public stockholders of Citizens South Banking Corporation common stock will own the same aggregate percentage of new Citizens South Banking Corporation common stock that they owned immediately prior to the conversion, excluding any shares purchased in the offering.

     We intend to retain 50% of the net proceeds of the offering and to contribute the balance of the net proceeds to Citizens South Bank. The conversion will be effected only upon completion of the sale of at least the minimum number of shares of our common stock to be offered pursuant to the plan of conversion.

     The plan of conversion provides generally that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified benefit plans, including the employee stock ownership plan, supplemental eligible account holders and other members. Subject to the prior rights of these holders of subscription rights, we will offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

     (1) First, to public stockholders of Citizens South Banking Corporation common stock as of July 31, 2002; and

     (2) Second, to natural persons residing in the North Carolina Counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Cleveland and Lincoln and the South Carolina County of York.

     We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin at the same time as the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See "--Community Offering."

     We determined the number of shares of common stock to be offered in the offering based upon an independent appraisal of the estimated pro forma market value of Citizens South Banking Corporation. All shares of common stock to be sold in the offering will be sold at $10.00 per share. The independent valuation will be updated and the final number of the shares to be issued in the offering will be determined at the completion of the offering. See "--Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

     The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch of Citizens South Bank and at the Southeast Regional and Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See "Additional Information."

Reasons for the Conversion

     The primary reasons for the conversion are to facilitate acquisitions of other financial institutions and financial services companies as opportunities arise, to support internal growth through lending in communities we serve, to improve our overall competitive position and to enhance shareholder returns through higher earnings and capital management strategies.

     As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. In our current mutual holding company structure, our ability to offer our common stock as consideration for a merger or acquisition has been limited. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by enabling us to offer stock or cash consideration, or a combination thereof. We do not now have any specific acquisition or expansion plans.

Approvals Required

     The affirmative vote of a majority of the total eligible votes of the members of Citizens South Holdings, MHC at the special meeting of members is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Citizens South Holdings, MHC will also be deemed to approve the merger of Citizens South Holdings, MHC into Citizens South Bank. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Citizens South Banking Corporation and a majority of the votes cast by the public stockholders of Citizens South Banking Corporation common stock also are required to approve the plan of conversion. The plan of conversion also must be approved by the Office of Thrift Supervision, which has given its conditional approval.

Share Exchange Ratio

     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the converted holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. The Board of Directors of Citizens South Banking Corporation has determined that each publicly held share of Citizens South Banking Corporation common stock will, on the effective date of the conversion, be converted automatically into and become the right to receive a number of new shares of Citizens South Banking Corporation common stock. The number of new shares of common stock will be determined pursuant to the exchange ratio which ensures that the public stockholders of Citizens South Banking Corporation common stock will own the same percentage of new common stock in Citizens South Banking Corporation after the conversion as they held in Citizens South Banking Corporation immediately prior to the conversion, exclusive of their purchase of additional shares, and the receipt of cash in lieu of fractional shares. At March 31, 2002, there were 4,209,434 shares of Citizens South Banking Corporation common stock outstanding (net of treasury stock), and 1,752,427 shares were publicly held. The exchange ratio is not dependent on the market value of Citizens South Banking Corporation common stock. It is calculated based on the percentage of Citizens South Banking Corporation common stock held by the public, the independent appraisal of Citizens South Banking Corporation prepared by RP Financial, LC and the number of shares sold in the offering. The exchange ratio is expected to range from approximately 1.3838 exchange shares for each publicly held share of Citizens South Banking Corporation at the minimum of the offering range to 2.1530 exchange shares for each publicly held share of Citizens South Banking Corporation at the adjusted maximum of the offering range.

     If you are now a stockholder of Citizens South Banking Corporation, your existing shares will be cancelled and exchanged for new shares of Citizens South Banking Corporation. The number of shares you receive will be based on the exchange ratio determined as of the closing of the conversion. The actual number of shares you receive will depend upon the number of shares we sell in the offering, which in turn will depend upon the final appraised value of Citizens South Banking Corporation. The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of Citizens South Banking Corporation common stock would receive in the exchange, adjusted for the number of shares sold in the offering.

                                             New Shares to be Exchanged
                                              for Existing Shares of
                     New Shares to be Sold     Citizens South Banking                                       New Shares to
                       in This Offering             Corporation           Total Shares of                  be Received for
                    -----------------------  --------------------------   Common Stock to     Exchange      100 Existing
                      Amount      Percent      Amount         Percent      be Outstanding       Ratio         Shares
                    ----------  -----------  -----------   ------------  -----------------  ------------  -----------------
Minimum ..........   3,400,000     58.4%      2,425,004        41.6%          5,825,004        1.3838        138.38
Midpoint .........   4,000,000     58.4%      2,852,946        41.6%          6,852,946        1.6280        162.80
Maximum ..........   4,600,000     58.4%      3,280,888        41.6%          7,880,888        1.8722        187.22
15% above
 Maximum .........   5,290,000     58.4%      3,773,021        41.6%          9,063,021        2.1530        215.30

     Options to purchase shares of Citizens South Banking Corporation common stock also will be converted into and become options to purchase Citizens South Banking Corporation common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At March 31, 2002, there were 201,748 outstanding options to purchase Citizens South Banking Corporation common stock, 161,598 of which were vested.

Effects of Conversion on Depositors, Borrowers and Members

     Continuity. While the conversion is being accomplished, the normal business of Citizens South Bank of accepting deposits and making loans will continue without interruption. Citizens South Bank will continue to be a federally chartered savings bank and will continue to be regulated by the Office of Thrift Supervision. After the conversion, Citizens South Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Citizens South Banking Corporation at the time of the conversion will serve as directors of Citizens South Banking Corporation after the conversion.

     Effect on Deposit Accounts. Under the plan of conversion, each depositor in Citizens South Bank at the time of the conversion will automatically continue as a depositor after the conversion, and each of the deposit accounts will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No loan outstanding from Citizens South Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

     Effect on Voting Rights of Members. At present, all depositors are members of, and have voting rights in, Citizens South Holdings, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of Citizens South Holdings, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in Citizens South Bank will be vested in Citizens South Banking Corporation as the sole stockholder of Citizens South Bank. The stockholders of Citizens South Banking Corporation will possess exclusive voting rights with respect to Citizens South Banking Corporation common stock.

     Tax Effects. Citizens South Banking Corporation will receive an opinion of counsel or tax advisor with regard to federal and state income taxation to the effect that the conversion will not be taxable for federal or state income tax purposes to Citizens South Holdings, MHC, Citizens South Banking Corporation, the public stockholders of Citizens South Banking Corporation, members of Citizens South Holdings, MHC, eligible account holders, supplemental eligible account holders, or Citizens South Bank. See "--Tax Aspects."

     Effect on Liquidation Rights. Each depositor in Citizens South Bank has both a deposit account in Citizens South Bank and a pro rata ownership interest in the net worth of Citizens South Holdings, MHC based upon the balance in his or her account. This interest may only be realized in the event of a complete liquidation of Citizens South Holdings, MHC and Citizens South Bank. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in Citizens South Holdings, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the deposit account but nothing for his ownership interest in the net worth of Citizens South Holdings, MHC, which is lost to the extent that the balance in the account is reduced or closed.

     Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Citizens South Holdings, MHC and Citizens South Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Citizens South Holdings, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

     In the unlikely event that Citizens South Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the "liquidation account" to depositors as of March 31, 2001 and June 30, 2002 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Citizens South Banking Corporation as the holder of Citizens South Bank's capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See "--Liquidation Rights."

Stock Pricing and Number of Shares to be Issued

     The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. Citizens South Bank and Citizens South Banking Corporation have retained RP Financial, LC to make this valuation. For its services in preparing the initial valuation, RP Financial, LC will receive a fee of $40,000. This amount does not include a fee of $10,000 to be paid to RP Financial, LC for assistance in the preparation of a business plan. Citizens South Bank and Citizens South Banking Corporation have agreed to indemnify RP Financial, LC and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as appraiser, except where RP Financial, LC's liability results from its negligence or bad faith.

     The appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC to account for differences between Citizens South Banking Corporation and the peer group. RP Financial, LC placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.

     The independent valuation was prepared by RP Financial, LC in reliance upon the information contained in this prospectus, including the consolidated financial statements. RP Financial, LC also considered the following factors, among others:

     . the present and projected operating results and financial condition of Citizens South Banking Corporation;

     . the economic and demographic conditions in Citizens South Banking Corporation's existing market area;

     . certain historical, financial and other information relating to Citizens South Banking Corporation;

     . a comparative evaluation of the operating and financial characteristics of Citizens South Banking Corporation with those of other similarly situated publicly traded savings institutions located in North Carolina and other regions of the United States;

     .    the aggregate size of the offering of the common stock;

     . the impact of the conversion on Citizens South Banking Corporation's stockholders' equity and earnings potential;

     .    the proposed dividend policy of Citizens South Banking Corporation;
          and

     . the trading market for securities of comparable institutions and general conditions in the market for such securities.

     Included in RP Financial, LC's report were certain assumptions as to the pro forma earnings of Citizens South Banking Corporation after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net conversion proceeds and purchases in the open market of 4% of the common stock issued in the offering by the recognition and retention plan at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning theses assumptions. The use of different assumptions may yield different results.

     The independent valuation states that as of June 14, 2002, the estimated pro forma market value, or valuation range, of Citizens South Banking Corporation ranged from a minimum of $58.3 million to a maximum of $78.8 million, with a midpoint of $68.5 million. The Board of Directors decided to offer the shares for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Citizens South Banking Corporation common stock owned by Citizens South Holdings, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Citizens South Banking Corporation common stock owned by Citizens South Holdings, MHC and the $10.00 price per share, the minimum of the offering range will be 3,400,000 shares, the midpoint of the offering range will be 4,000,000 shares and the maximum of the offering range will be 4,600,000 shares.

     The Board of Directors reviewed the independent valuation and, in particular, considered the following:

     . Citizens South Banking Corporation's financial condition and results of operations;

     . comparison of financial performance ratios of Citizens South Banking Corporation to those of other financial institutions of similar size;

     . stock market conditions generally and in particular for financial institutions; and

     . the historical trading price of the publicly held shares of Citizens South Banking Corporation common stock.

     All of these factors are set forth in the independent valuation. The Board also reviewed the methodology and the assumptions used by RP Financial, LC in preparing the independent valuation and the Board believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Citizens South Banking Corporation or Citizens South Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Citizens South Banking Corporation to less than $58.3 million or more than $90.6 million, the appraisal will be filed with the Securities and Exchange Commission by post-effective amendment.

     The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. RP Financial, LC did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC independently value our assets or liabilities. The independent valuation considers Citizens South Bank as a going concern and should not be considered as an indication of the liquidation value of Citizens South Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price.

     Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15% to up to $90.6 million, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 5,290,000 shares, to reflect changes in the market and financial conditions, without resoliciting subscribers. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

     If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $90.6 million and a corresponding increase in the offering range to more than 5,290,000 shares, or a decrease in the minimum of the valuation range to less than $58.3 million and a corresponding decrease in the offering range to fewer than 3,400,000 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion, cancel withdrawal authorizations and return by check all funds received promptly with interest at Citizens South Bank's passbook savings rate of interest. Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion. In the event that a resolicitation is commenced, unless we receive an affirmative response within a reasonable period of time, we will return all funds promptly to investors as described above. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days.

     An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Citizens South Banking Corporation's pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and Citizens South Banking Corporation's pro forma earnings and stockholders' equity on a per share basis, while decreasing pro forma earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of these changes, see "Pro Forma Data."

     Copies of the appraisal report of RP Financial, LC and the detailed memorandum of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Citizens South Bank and as specified under "Additional Information."

Exchange of Stock Certificates

     The conversion of existing outstanding shares of Citizens South Banking Corporation common stock into the right to receive new shares of Citizens South Banking Corporation common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, we or a bank or trust company designated by us in the capacity of exchange agent, will send a transmittal form to each public stockholder of Citizens South Banking Corporation who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange old shares of Citizens South Banking Corporation common stock, which may bear the company's former name of Gaston Federal Bancorp, Inc., for new shares of Citizens South Banking Corporation common stock. We expect that stock certificates for new shares of Citizens South Banking Corporation common stock will be distributed within five business days after we receive properly executed transmittal forms and other required documents. Shares held by public stockholders in street name will be exchanged automatically upon the effective date; no transmittal forms will be mailed relating to these shares.

     New shares of Citizens South Banking Corporation issued in exchange for existing shares are considered acquired in an initial public offering. Accordingly, such new shares offering cannot be owned on margin for 30 days after the offering. If a shareholder currently owns our stock on margin, the shares would have to be moved to a cash account prior to exchanging the old stock certificates for new stock certificates.

     No fractional shares of Citizens South Banking Corporation common stock will be issued to any public stockholder of Citizens South Banking Corporation when the conversion is completed. For each fractional share that would otherwise be issued to stockholders who hold certificates, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled to by $10.00. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of surrendered Citizens South Banking Corporation stock certificates. If your shares are held in street name, you will automatically receive cash in lieu of fractional shares.

     You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.

     Until your existing certificates representing Citizens South Banking Corporation common stock are surrendered for exchange after the conversion in compliance with the terms of the transmittal form, you will not receive new shares of Citizens South Banking Corporation common stock and you will not be paid dividends on the new Citizens South Banking Corporation common stock. When you surrender your certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Citizens South Banking Corporation common stock outstanding at the effective date of the conversion will be considered to evidence ownership of new shares of Citizens South Banking Corporation common stock into which those shares have been converted by virtue of the conversion.

     All new shares of Citizens South Banking Corporation common stock that we issue to you in exchange for existing shares of Citizens South Banking Corporation common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion which may have been declared by us on or prior to the effective date and which remain unpaid at the effective date.

     If a certificate for Citizens South Banking Corporation common stock has been lost, stolen or destroyed, the exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the shareholder's expense.

Subscription Offering and Subscription Rights

     In accordance with the plan of conversion, rights to subscribe for the purchase of common stock in the subscription offering have been granted under the plan of conversion in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and as described below under "--Limitations on Common Stock Purchases."

     Priority 1: Eligible Account Holders. Each Citizens South Bank depositor with aggregate deposit account balances, including demand deposit accounts, of $50 or more (a "Qualifying Deposit") on March 31, 2001 ("Eligible Account Holders") will receive, without payment therefor, nontransferable subscription rights to purchase up to 50,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares will be allocated to each subscribing Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest on March 31, 2001. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Citizens South Banking Corporation or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding March 31, 2001.

     Priority 2: Tax-Qualified Plans. Our tax-qualified employee stock benefit plans will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 8% of the common stock sold in the offering (although we anticipate our employee stock ownership plan will purchase 2% of the common stock sold in the offering).

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Citizens South Bank depositor with a Qualifying Deposit on June 30, 2002 who is not an Eligible Account Holder ("Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to 50,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares for which he subscribed. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his stock order form all deposit accounts in which he has an ownership interest at June 30, 2002. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.

     Priority 4: Other Members. To the extent that there are shares remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each member of Citizens South Holdings, MHC (depositor of Citizens South Bank) on the voting record date of July 31, 2002 who is not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Members") will receive, without payment therefor, nontransferable subscription rights to purchase up to 50,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member.

     Expiration Date for the Subscription Offering. The Subscription Offering will expire at 12:00 noon, North Carolina Time, on September 18, 2002, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. We may decide to extend the subscription offering and/or the community offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

     We will not execute orders until at least the minimum number of shares of common stock have been subscribed for or otherwise sold. If at least 3,400,000 shares have not been subscribed for or sold within 45 days after the expiration date, unless the period is extended with the consent of the Office of Thrift Supervision, all funds delivered to us pursuant to the offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45-day period following the expiration date is granted, we will notify subscribers of the extension of time and of the rights of subscribers to modify or rescind their subscriptions. Extensions may not go beyond September __, 2004 which is two years after the special meeting of members of Citizens South Holdings, MHC to approve the conversion.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other

Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares may be offered with the following preferences:

     (1) First, to public stockholders of Citizens South Banking Corporation common stock as of July 31, 2002; and

     (2) Second, to natural persons residing in the North Carolina Counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Cleveland and Lincoln and the South Carolina County of York.

     Subscribers in the community offering may purchase up to 50,000 shares of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date.

     If we do not have sufficient shares available to fill the orders of public stockholders of Citizens South Banking Corporation as of July 31, 2002, we will allocate the remaining available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by each such person. Thereafter, unallocated shares will be allocated among public stockholders whose orders remain unsatisfied based on the size of the unfilled order of each public stockholder of Citizens South Banking Corporation relative to the size of the aggregate unfilled orders of other public stockholders. If oversubscription occurs due to the orders of natural persons residing in the North Carolina counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Cleveland and Lincoln or the South Carolina County of York, the allocation procedures described above will apply to the stock orders of such persons. If oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the stock orders of such persons.

     The term "residing" or "resident" as used in this prospectus means any person who occupies a dwelling within the North Carolina counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Cleveland and Lincoln or the South Carolina County of York, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within Citizens South Bank's community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

     The community offering may begin with or during the subscription offering and is expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering. Citizens South Banking Corporation may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension. If 3,400,000 shares have not been subscribed for or sold within 45 days after the expiration date, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to us will be returned promptly to the purchasers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45-day period following the expiration date is granted, we will notify purchasers of the extension of time and of the rights of purchasers to modify or rescind their orders. These extensions may not go beyond September __, 2004, which is two years after the special meeting of members of Citizens South Holdings, MHC to approve the conversion.

     We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Syndicated Community Offering

     If feasible, our Board of Directors may decide to offer for sale all shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve the widest distribution of the common stock. However, we retain the right to accept or reject in whole or in part any orders in the syndicated community offering. In the syndicated community offering, any person may purchase up to 50,000 shares of common stock, subject to the overall maximum purchase limitations. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

     If for any reason we cannot effect a syndicated community offering of shares not sold in the subscription and community offerings, or in the event that there is an insignificant number of unsold shares remaining after the subscription and community offerings or in the syndicated community offering, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

Limitations on Common Stock Purchases

     The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased during the conversion:

     (1) No person may purchase fewer than 25 shares of common stock or more than 50,000 shares;

     (2) Our tax-qualified employee stock benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 8% of the shares issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%. We expect our employee stock ownership plan to subscribe for 2% of the shares sold in the offering;

     (3) Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares in all categories of the offering combined;

     (4) Current stockholders of Citizens South Banking Corporation are subject to an ownership limitation. As previously described, current stockholders of Citizens South Banking Corporation will receive new shares of Citizens South Banking Corporation common stock in exchange for their existing shares of Citizens South Banking Corporation common stock. The number of shares that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his associates will receive in exchange for existing Citizens South Banking Corporation common stock, may not exceed 175,000 shares; and

     (5) The maximum number of shares of common stock that may be purchased in all categories of the offering by officers and directors of Citizens South Bank and their associates, in the aggregate, when combined with new shares of common stock issued in exchange for existing shares, may not exceed 25% of the shares issued in the conversion.

     Depending upon market or financial conditions, our Board of Directors, with the approval of the Office of Thrift Supervision and without further approval of members of Citizens South Holdings, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be, and some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares, in our sole discretion, may be given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares owned by subscribers who choose to increase their subscriptions. Our Board of Directors may, in its sole discretion, increase the maximum purchase limitations up to 9.99% of the shares issued in the conversion, provided that orders for shares exceeding 5% of the shares being issued shall not exceed, in the aggregate, 10% of the total issued.

     In the event of an increase in the total number of shares offered in the offering, due to an increase in the offering range of up to 15%, shares will be allocated in the following order of priority in accordance with the plan of conversion:

     (1) to fill the employee stock ownership plan's subscription for 2% of the total number of shares sold;

     (2) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

     (3) to fill unfulfilled subscriptions in the community offering, with preference given first to Citizens South Banking Corporation public stockholders as of July 31, 2002, and then to natural persons residing in the North Carolina Counties Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Cleveland and Lincoln and the South Carolina County of York.

     The term "associate" of a person means:

     (1) any corporation or organization, other than Citizens South Banking Corporation, Citizens South Bank or a majority-owned subsidiary of Citizens South Bank, of which the person is an officer, partner or 10% stockholder;

     (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as director or in a similar fiduciary capacity; and

     (3) any relative or spouse of the person, or any relative of the spouse, who either has the same home as the person or who is a director or officer of Citizens South Banking Corporation or Citizens South Bank.

     The term "acting in concert" means:

     (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

     (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Our directors are not treated as associates of each other solely because of their membership on our Board of Directors. We have the right to determine whether prospective purchasers are associates or acting in concert. For a further discussion of limitations on purchases of our stock at the time of conversion and thereafter, see "Certain Restrictions on Purchase or Transfer of Our Shares after Conversion" and "Restrictions on Acquisition of Citizens South Banking Corporation."

Plan of Distribution; Selling Agent Compensation

     Offering materials have been distributed by mail to those with subscription rights at the last known address on our records as of the eligibility dates of the offering. Subscription rights expire whether or not eligible subscribers can be located.

     To assist in the marketing of the common stock, we have retained Keefe, Bruyette & Woods, Inc., which is a broker/dealer registered with the National Association of Securities Dealers, Inc. Keefe, Bruyette & Woods, Inc. will assist us in the offering by:

     (1) providing its employees to assist in staffing the Stock Information Center to assist our customers and internal stock purchasers and to assist in records management for orders of shares of common stock;

     (2) targeting our sales efforts, including assisting in the preparation of marketing materials;

     (3)  soliciting orders for common stock; and

     (4) assisting in soliciting proxies of our members and current stockholders.

     For these services, Keefe, Bruyette & Woods, Inc., will receive a management fee of $50,000 and a marketing fee equal to 1.35% of the dollar amount of common stock sold in the subscription and community offerings other than shares purchased by officers, directors and employees or their immediate families and any common stock purchased by our tax-qualified and non-qualified employee benefit plans, for which no fee need be paid. The marketing fee will be reduced by the $50,000 management fee, assuming the offering is completed successfully. In the event that Keefe, Bruyette & Woods, Inc. sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee not to exceed 5.5% of the dollar amount of total shares sold in the syndicated community offering. From this fee, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers who assist in the syndicated community offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar marketing environment. Keefe, Bruyette & Woods, Inc. will also be reimbursed for allocable expenses in an amount not to exceed $15,000, and for attorney's fees and expenses in an amount not to exceed $35,000.

     We have made an advance payment to Keefe, Bruyette & Woods, Inc. in the amount of $12,500. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

     Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular, full-time employees of Citizens South Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of Citizens South Bank's main offices apart from the area accessible to the general public. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares

     Expiration Date. The offering will terminate at 12:00 noon, North Carolina Time, on September 18, 2002, unless we extend it, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the offering beyond 45 days after the expiration date of the offering would require the Office of Thrift Supervision's approval, and potential purchasers would be given the right to increase, decrease or rescind their orders for common stock. If we have not sold the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may terminate the offering and promptly refund all orders for common stock. If the number of shares offered is reduced below the minimum of the offering range, or increased above the adjusted maximum of the offering range, purchasers will be given an opportunity to increase, decrease or rescind their orders.

     To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to this date or hand delivered any later than two days prior to this date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Subscription funds will be maintained in a special escrow account at Citizens South Bank.

     We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any withdrawal orders and return all funds submitted, plus interest at Citizens South Bank's current passbook savings rate from the date of receipt.

     Use of Order Forms. In order to purchase shares of the common stock in the subscription offering and community offering, you must complete an order form and remit payment. Incomplete order forms or order forms that are not signed are not required to be accepted. We will not be required to accept orders submitted on photocopied or facsimiled stock order forms. All order forms must be received prior to 12:00 noon, North Carolina Time on September 18, 2002. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our stock information center, or by overnight delivery to the indicated address on the back of the order form. Order forms may be delivered in person to Citizens South Bank branches. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

     By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by Citizens South Bank or the Federal Government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     Payment for Shares. Payment for all shares will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

     (1) personal check, bank check or bank draft, made payable to Citizens South Banking Corporation; or

     (2) authorization of withdrawal from Citizens South Bank deposit accounts (except checking accounts) designated on the stock order form.

     Appropriate means for designating withdrawals from deposit accounts at Citizens South Bank are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be cancelled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated escrow account at Citizens South Bank and interest will be paid at the current passbook savings rate from the date payment is received until the offering is completed or terminated. Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

     If you are interested in using your individual retirement account funds to purchase common stock, you must do so through a self-directed individual retirement account. Citizens South Bank, by law, cannot maintain self-directed individual retirement accounts. Therefore, if you wish to use your funds that are currently in a Citizens South Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase common stock should contact the stock information center as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

     Citizens South Banking Corporation shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the reorganization. This payment may be made under wire transfer.

     If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided there is a loan commitment from an unrelated financial institution or Citizens South Banking Corporation to lend to the employee stock ownership plan the necessary amount to fund the purchase.

     Regulations prohibit Citizens South Bank from lending funds or extending credit to any persons to purchase common stock in the offering.

     Delivery of Stock Certificates. Certificates representing common stock issued in the offering and Citizens South Bank checks representing any applicable refund and/or interest paid on subscriptions made by check, money order or bank draft will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered, even though the common stock will have begun trading.

     Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state "blue sky" registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.

Restrictions on Transfer of Subscription Rights and Shares

     Office of Thrift Supervision conversion regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

     We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

     If you have any questions regarding the offering, please call the stock information center, toll free, at (___) ___-____, from 9:00 a.m. to 5:00 p.m. North Carolina Time, Monday through Friday. The stock information center is located at______________________________________.

Liquidation Rights

     In the unlikely event of a complete liquidation of Citizens South Banking Corporation prior to the conversion, all claims of creditors of Citizens South Banking Corporation, including those of depositors to the extent of their deposit balances, would be paid first. Thereafter, if there were any assets of Citizens South Banking Corporation remaining, these assets would be distributed to stockholders, including Citizens South Holdings, MHC. In the unlikely event that Citizens South Holdings, MHC and Citizens South Banking Corporation liquidated prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of Citizens South Holdings, MHC remaining, members of Citizens South Holdings, MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Citizens South Bank immediately prior to liquidation. In the unlikely event that Citizens South Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to Citizens South Banking Corporation as the holder of Citizens South Bank capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

     The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as those terms are defined in the plan of conversion) in an amount equal to the greater of:

     (1) Citizens South Holdings, MHC's ownership interest in the retained earnings of Citizens South Banking Corporation as of the date of its latest balance sheet contained in this prospectus; or

     (2) the retained earnings of Citizens South Bank at the time that Citizens South Bank reorganized into Citizens South Holdings, MHC in 1998.

     The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Citizens South Bank after the conversion with an interest in the unlikely event of the complete liquidation of Citizens South Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Citizens South Bank, would be entitled, on a complete liquidation of Citizens South Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Citizens South Banking Corporation. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Citizens South Bank on March 31, 2001 or June 30, 2002. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on March 31, 2001 or June 30, 2002 bears to the balance of all deposit accounts in Citizens South Bank on such dates.

     If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on March 31, 2001 or June 30, 2002 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Citizens South Banking Corporation as the sole stockholder of Citizens South Bank.

Tax Aspects

     Consummation of the conversion is expressly conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that indicates that the conversion will not be a taxable transaction to Citizens South Holdings, MHC, Citizens South Banking Corporation, Citizens South Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and other members of Citizens South Holdings, MHC. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Citizens South Banking Corporation or Citizens South Bank would prevail in a judicial proceeding.

     Citizens South Holdings, MHC and Citizens South Banking Corporation have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the federal income tax consequences of the conversion which includes the following:

     1. The merger of Citizens South Banking Corporation with and into Citizens South Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     2. The merger of Citizens South Holdings, MHC with and into Citizens South Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     3. The exchange of Eligible Account Holders' and Supplemental Account Holders' interests in Citizens South Holdings, MHC for interests in a liquidation account established in Citizens South Bank will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

     4. Citizens South Holdings, MHC will not recognize any gain or loss on the transfer of its assets to Citizens South Bank in exchange for an interest in a liquidation account established in Citizens South Bank for the benefit of Eligible Account Holders and Supplemental Account Holders who remain depositors of Citizens South Bank.

     5. No gain or loss will be recognized by Citizens South Bank upon the receipt of the assets of Citizens South Holdings, MHC in exchange for the transfer to the Eligible Account Holders and Supplemental Account Holders of an interest in the liquidation account in Citizens South Bank.

     6. Eligible Account Holders and Supplemental Account Holders will recognize no gain or loss upon the receipt of an interest in the liquidation account in Citizens South Bank in exchange for their interests in Citizens South Holdings, MHC.

     7. Current stockholders of Citizens South Banking Corporation will not recognize any gain or loss upon their exchange of Citizens South Banking Corporation common stock solely for new shares of Citizens South Banking Corporation common stock.

     8. Cash received by any current stockholder of Citizens South Banking Corporation in lieu of a fractional share interest in new shares of Citizens South Banking Corporation common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of new Citizens South Banking Corporation common stock, which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss, assuming common stock of Citizens South Banking Corporation surrendered in exchange therefor was held as a capital asset by such stockholder at the effective time of the conversion.

     9. Each stockholder's aggregate basis in new shares of Citizens South Banking Corporation common stock received in the exchange will be the same as the aggregate basis of Citizens South Banking Corporation common stock surrendered in exchange therefor.

     10. Each stockholder's holding period in his or her Citizens South Banking Corporation common stock received in the exchange will include the period during which Citizens South Banking Corporation common stock surrendered was held, provided that the Citizens South Banking Corporation common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

     11. No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or other members upon distribution to them of subscription rights to purchase shares of Citizens South Banking Corporation common stock, provided that the amount to be paid for Citizens South Banking Corporation common stock is equal to the fair market value of Citizens South Banking Corporation common stock.

     12. No gain or loss will be recognized by Citizens South Banking Corporation on the receipt of money in exchange for Citizens South Banking Corporation common stock sold in the offering.

     In the view of RP Financial, LC, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the unsubscribed shares of common stock. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Eligible Account Holders who exercise the subscription rights in an amount equal to the ascertainable value, and Citizens South Banking Corporation could recognize gain on a distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value. Unlike private rulings, an opinion of RP Financial, LC is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.

     The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Citizens South Banking Corporation's registration statement. An opinion regarding the North Carolina state income tax consequences consistent with the federal tax opinion has been issued by Cherry Bekaert & Holland, L.L.P., tax advisors to Citizens South Holdings, MHC and Citizens South Banking Corporation.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

     All shares purchased in the offering by a director or an executive officer of Citizens South Bank generally may not be sold for a period of one year following the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Citizens South Bank also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

     Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any recognition and retention plans or restricted stock plans.

     Office of Thrift Supervision regulations prohibit Citizens South Banking Corporation from repurchasing its common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     General. As a result of the conversion, our existing Citizens South Banking Corporation stockholders will become stockholders of Citizens South Banking Corporation, a Delaware corporation. There are certain differences in stockholder rights arising from distinctions between Citizens South Banking Corporation's federal stock charter and bylaws and Citizens South Banking Corporation's Delaware certificate of incorporation and bylaws, and from distinctions between laws applicable to Delaware and federally chartered corporations.

     This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. This discussion is qualified in its entirety by reference to the certificate of incorporation and bylaws of Citizens South Banking Corporation and the Delaware General Corporation Law. See "Additional Information" for procedures for obtaining a copy of Citizens South Banking Corporation's certificate of incorporation and bylaws.

     Authorized Capital Stock. Our authorized capital stock currently consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock. After the conversion, our authorized capital stock as a Delaware corporation will consist of 20,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. We authorized more capital stock than that which will be issued in the conversion in order to provide our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock option grants. However, these additional authorized shares may also be used by our Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Citizens South Banking Corporation. Our Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares, other than the issuance of additional shares through our stock benefit plans.

     Issuance of Capital Stock. Pursuant to applicable laws and regulations, Citizens South Holdings, MHC is required to own not less than a majority of the outstanding Citizens South Banking Corporation common stock. There will be no such restriction applicable to Citizens South Banking Corporation following consummation of the conversion.

     Citizens South Banking Corporation's Delaware certificate of incorporation does not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Citizens South Banking Corporation's federal stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders' meeting. Thus, stock related compensation plans, such as stock option plans and recognition and retention plans, may be adopted by Citizens South Banking Corporation without stockholder approval and shares of Citizens South Banking Corporation capital stock may be issued directly to directors or officers without stockholder approval. The bylaws of the National Association of Securities Dealers, Inc., however, generally require corporations with securities that are quoted on the Nasdaq National Market System to obtain stockholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

     Voting Rights. Neither Citizens South Banking Corporation's federal stock charter or bylaws nor Citizens South Banking Corporation's Delaware certificate of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see "--Limitations on Voting Rights of Greater-than-10% Stockholders" below.

     Payment of Dividends. The ability of Citizens South Banking Corporation to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by federal income tax considerations related to savings banks such as Citizens South Bank. See "Supervision and Regulation--Federal Banking Regulation--Capital Distributions." Although Citizens South Banking Corporation is not subject to these restrictions as a Delaware corporation, such restrictions will indirectly affect Citizens South Banking Corporation because dividends from Citizens South Bank will be a primary source of funds of Citizens South Banking Corporation for the payment of dividends to stockholders of Citizens South Banking Corporation.

     Certain restrictions generally imposed on Delaware corporations may also have an impact on Citizens South Banking Corporation's ability to pay dividends. Delaware law generally provides that Citizens South Banking Corporation is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, equal to its net profits for the current year and/or the immediately preceding fiscal year.

     Board of Directors. Citizens South Banking Corporation's federal stock charter and bylaws and Citizens South Banking Corporation's Delaware certificate of incorporation and bylaws each require the Board of Directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

     Under Citizens South Banking Corporation's federal bylaws, any vacancies on the Board of Directors of Citizens South Banking Corporation may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. Persons elected by the directors of Citizens South Banking Corporation to fill vacancies may only serve until the next annual meeting of stockholders. Under Citizens South Banking Corporation's Delaware certificate of incorporation, any vacancy occurring in the Board of Directors of Citizens South Banking Corporation, including any vacancy created by reason of an increase in the number of directors, may be filled by the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

     Under Citizens South Banking Corporation's federal bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. Citizens South Banking Corporation's Delaware certificate of incorporation provides that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of Citizens South Banking Corporation.

     Limitations on Liability. The federal stock charter and bylaws of Citizens South Banking Corporation do not limit the personal liability of directors.

     Citizens South Banking Corporation's Delaware certificate of incorporation provides that the directors of Citizens South Banking Corporation will not be personally liable for monetary damages to Citizens South Banking Corporation for certain actions as directors, except for actions or omissions not in good faith or that involve intentional misconduct or a knowing violation of law by the director, the authorization of illegal distributions or receipt of an improper personal benefit from their positions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited Citizens South Banking Corporation.

     Indemnification of Directors, Officers, Employees and Agents. Citizens South Banking Corporation's federal stock charter and bylaws do not contain any provision relating to indemnification of directors and officers of Citizens South Banking Corporation Under current Office of Thrift Supervision regulations, however, Citizens South Banking Corporation shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Citizens South Banking Corporation or its stockholders. Citizens South Banking Corporation also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Citizens South Banking Corporation is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

     The officers, directors, agents and employees of Citizens South Banking Corporation are indemnified with respect to certain actions pursuant to Citizens South Banking Corporation's Delaware certificate of incorporation, which complies with Delaware law regarding indemnification. Delaware law allows Citizens South Banking Corporation to indemnify the aforementioned persons for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director or officer of Citizens South Banking Corporation. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

     Special Meetings of Stockholders. Citizens South Banking Corporation's federal bylaws provide that special meetings of Citizens South Banking Corporation's stockholders may be called by the Chairman, the President, a majority of the Board of Directors or the holders of not less than one-tenth of the outstanding capital stock of Citizens South Banking Corporation entitled to vote at the meeting. Citizens South Banking Corporation's Delaware certificate of incorporation provides that special meetings of the stockholders of Citizens South Banking Corporation may be called only by a majority vote of the total authorized directors.

     Stockholder Nominations and Proposals. Citizens South Banking Corporation's federal bylaws generally provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and any new business to be taken up at such a meeting by filing the proposal in writing with Citizens South Banking Corporation at least five days before the date of any such meeting.

     Citizens South Banking Corporation's Delaware bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Citizens South Banking Corporation 90 days prior to the anniversary date of the mailing of proxy materials by Citizens South Banking Corporation in connection with the immediately preceding annual meeting of stockholders. However, if less than 100 days notice or prior disclosure of the date of the meeting is given, stockholders must submit such written notice no later than the tenth day following the date on which notice of the meeting is mailed to stockholders or such public disclosure was made. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting. Management believes that it is in the best interests of Citizens South Banking Corporation and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

     Stockholder Action Without a Meeting. The federal bylaws of Citizens South Banking Corporation provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. Citizens South Banking Corporation's Delaware certificate of incorporation specifically denies the authority of stockholders to act without a meeting.

     Stockholder's Right to Examine Books and Records. A federal regulation, which is applicable to Citizens South Banking Corporation, provides that stockholders may inspect and copy specified books and records of a federally chartered savings institution after proper written notice for a proper purpose. Delaware law similarly provides that a stockholder may inspect books and records upon written demand stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

     Limitations on Voting Rights of Greater-than-10% Stockholders. Citizens South Banking Corporation's Delaware certificate of incorporation provides that no record or beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit.

     Mergers, Consolidations and Sales of Assets. A federal regulation requires the approval of two-thirds of the Board of Directors of Citizens South Banking Corporation and the holders of two-thirds of the outstanding stock of Citizens South Banking Corporation entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Citizens South Banking Corporation's assets. Such regulation permits Citizens South Banking Corporation to merge with another corporation without obtaining the approval of its stockholders if:

     (1)  it does not involve an interim savings institution;

     (2) Citizens South Banking Corporation's federal stock charter is not changed;

     (3) each share of Citizens South Banking Corporation's stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Citizens South Banking Corporation after such effective date; and

     (4)  either:

             (a) no shares of voting stock of Citizens South Banking Corporation and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

             (b) the authorized unissued shares or the treasury shares of voting stock of Citizens South Banking Corporation to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Citizens South Banking Corporation outstanding immediately prior to the effective date of the transaction.

     Citizens South Banking Corporation's Delaware certificate of incorporation requires the approval of the holders of at least 80% of Citizens South Banking Corporation's outstanding shares of voting stock to approve certain "Business Combinations" involving an "Interested Stockholder" except where (i) the proposed transaction has been approved by two-thirds of the members of the Board of Directors who are unaffiliated with the Interested Stockholder and who were directors prior to the time when the Interested Stockholder became an Interested Stockholder, or (ii) certain "fair price" provisions are complied with. The term "Interested Stockholder" includes any individual, corporation, partnership or other entity, other than Citizens South Banking Corporation or its subsidiary, which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Citizens South Banking Corporation or an affiliate of such person or entity. This provision of the certificate of incorporation applies to any "Business Combination," which is defined to include, among other things:

     (1) any merger or consolidation of Citizens South Banking Corporation with or into any Interested Stockholder;

     (2) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of Citizens South Banking Corporation and its subsidiaries to an Interested Stockholder;

     (3) the issuance or transfer of any securities of Citizens South Banking Corporation or a subsidiary of Citizens South Banking Corporation to an Interested Stockholder having a value exceeding 25% of the combined fair market value of the outstanding securities of Citizens South Banking Corporation;

     (4) the adoption of any plan or proposal for the liquidation or dissolution of Citizens South Banking Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

     (5) any reclassification of securities, any recapitalization, or any merger with a subsidiary or other transaction that has the effect of increasing an Interested Stockholder's proportional share of any class of securities of Citizens South Banking Corporation.

     Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of Citizens South Banking Corporation and any other affected class of stock. One exception under Delaware law to the majority approval requirement applies to stockholders owning 15% or more of the common stock of a corporation for a period of less than three years. Such 15% stockholder, in order to obtain approval of a business combination, must obtain the approval of two-thirds of the outstanding stock, excluding the stock owned by such 15% stockholder, or satisfy other requirements under Delaware law relating to board of director approval of his or her acquisition of the shares of Citizens South Banking Corporation The increased stockholder vote required to approve a business combination may have the effect of preventing mergers and other business combinations which a majority of stockholders deem desirable and placing the power to prevent such a merger or combination in the hands of a minority of stockholders.

     Citizens South Banking Corporation's Delaware certificate of incorporation provides that the Citizens South Banking Corporation's Board of Directors may consider certain factors in addition to the amount of consideration to be paid when evaluating certain business combinations or a tender or exchange offer. These additional factors include the social and economic effects of the transaction on its customers and employees and the communities served by Citizens South Banking Corporation.

     Dissenters' Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered savings institution that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. However, if the federally chartered savings institution's stock is listed on a national securities exchange or quoted on the Nasdaq Stock Market, stockholders are not entitled to dissenters' rights in connection with a merger if the stockholders are required to accept cash or shares of stock which will be listed on a national securities exchange or quoted on the Nasdaq Stock Market, or any combination thereof.

     Under Delaware law, except for cash merger transactions, shareholders of Citizens South Banking Corporation generally will not have dissenters' appraisal rights in connection with a plan of merger or consolidation to which Citizens South Banking Corporation is a party because the common stock is expected to be listed on the Nasdaq National Market.

     Amendment of Governing Instruments. No amendment of Citizens South Banking Corporation's federal stock charter may be made unless it is first proposed by the Board of Directors of Citizens South Banking Corporation, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Citizens South Banking Corporation's Delaware certificate of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Citizens South Banking Corporation common stock, except that the provisions of the certificate of incorporation governing the calling of meetings of stockholders and the prohibition of action by written consent of stockholders, stockholder nominations and proposals, limitations on voting rights of 10% stockholders, the number and staggered terms of directors, vacancies on the Board of Directors and removal of directors, approval of certain business combinations, indemnification of officers and directors, and the manner of amending the certificate of incorporation and bylaws, may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of Citizens South Banking Corporation.

     The federal bylaws of Citizens South Banking Corporation may be amended by a majority vote of the full Board of Directors of Citizens South Banking Corporation or by a majority vote of the votes cast by the stockholders of Citizens South Banking Corporation at any legal meeting. Citizens South Banking Corporation's Delaware bylaws may only be amended by a majority vote of the Board of Directors of Citizens South Banking Corporation or by the holders of at least 80% of the outstanding stock of Citizens South Banking Corporation.

     Residency Requirement for Directors. Citizens South Banking Corporation's Delaware bylaws provide that only persons who reside or work in a county in which Citizens South Bank maintains an office or in a county contiguous to a county in which Citizens South Bank maintains an office will be qualified to be appointed or elected to the Board of Directors of Citizens South Banking Corporation. Citizens South Banking Corporation's federal bylaws have no similar provision.

     Purpose and Anti-Takeover Effects of Citizens South Banking Corporation's Delaware Certificate of Incorporation and Bylaws. Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors. These provisions will also assist us in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. Our Board of Directors believes these provisions are in the best interests of Citizens South Banking Corporation and its stockholders. Our Board of Directors believes that it will be in the best position to determine the true value of Citizens South Banking Corporation and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, our Board of Directors believes that it is in the best interests of Citizens South Banking Corporation and its stockholders to encourage potential acquirers to negotiate directly with the Board of Directors of Citizens South Banking Corporation and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Citizens South Banking Corporation and that is in the best interests of all stockholders.

     Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Citizens South Banking Corporation for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Citizens South Banking Corporation's assets.

     Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

     Despite our belief as to the benefits to stockholders of these provisions of Citizens South Banking Corporation's Delaware certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our Board of Directors and management. Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, we may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of our equity securities that would be permitted for a Delaware business corporation.

     The cumulative effect of the restriction on acquisition of Citizens South Banking Corporation contained in the Delaware certificate of incorporation and bylaws of Citizens South Banking Corporation and in Delaware law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Citizens South Banking Corporation may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

        RESTRICTIONS ON ACQUISITION OF CITIZENS SOUTH BANKING CORPORATION

     The following discussion is a summary of certain provisions of federal law and regulations and corporate law relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations.

Conversion Regulations

     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to an bank or its holding company, or an underwriter or member of a selling group acting on the converting institution's or its holding company's behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change of Control Regulations

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings bank's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank's voting stock, if the acquiror is also subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank's stock who do not intend to participate in or seek to exercise control over a savings bank's management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

     (1) the acquisition would result in a monopoly or substantially lessen competition;

     (2) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     (3) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

       DESCRIPTION OF CAPITAL STOCK OF CITIZENS SOUTH BANKING CORPORATION
                            FOLLOWING THE CONVERSION

General

     At the effective date, Citizens South Banking Corporation will be authorized to issue 20,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of preferred stock. Citizens South Banking Corporation currently expects to issue in the offering up to 4,600,000 shares of common stock, subject to adjustment, and up to 3,773,020 shares, subject to adjustment, in exchange for the publicly held shares of Citizens South Banking Corporation. Citizens South Banking Corporation will not issue shares of preferred stock in the conversion. Each share of Citizens South Banking Corporation common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the common stock will be duly authorized, fully paid and nonassessable.

     The common stock of Citizens South Banking Corporation will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

     Dividends. Citizens South Banking Corporation may pay dividends out of statutory surplus or from net earnings if, as and when declared by its Board of Directors. The payment of dividends by Citizens South Banking Corporation is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Citizens South Banking Corporation will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Citizens South Banking Corporation out of funds legally available therefor. If Citizens South Banking Corporation issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

     Voting Rights. When the conversion is completed, the holders of common stock of Citizens South Banking Corporation will have exclusive voting rights in Citizens South Banking Corporation. They will elect Citizens South Banking Corporation's Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Citizens South Banking Corporation issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

     As a federal stock savings bank, corporate powers and control of Citizens South Bank are vested in its Board of Directors, who elect the officers of Citizens South Bank and who fill any vacancies on the Board of Directors. Voting rights of Citizens South Bank are vested exclusively in the owners of the shares of capital stock of Citizens South Bank, which will be Citizens South Banking Corporation, and voted at the direction of Citizens South Banking Corporation's Board of Directors. Consequently, the holders of the common stock of Citizens South Banking Corporation will not have direct control of Citizens South Bank.

     Liquidation. In the event of any liquidation, dissolution or winding up of Citizens South Bank, Citizens South Banking Corporation, as the holder of 100% of Citizens South Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Citizens South Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of Citizens South Bank available for distribution. In the event of liquidation, dissolution or winding up of Citizens South Banking Corporation, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Citizens South Banking Corporation available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the common stock of Citizens South Banking Corporation will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

     None of the shares of Citizens South Banking Corporation's authorized preferred stock will be issued in the conversion. Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine. Our Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                 TRANSFER AGENT

     The transfer agent and registrar for Citizens South Banking Corporation common stock is Registrar and Transfer Company, Cranford, New Jersey.

                                     EXPERTS

     The consolidated financial statements as of December 31, 2001 and 2000, and for the twelve months ended December 31, 2001 and September 30, 2000 and 1999, included in this prospectus and registration statement have been audited by Cherry Bekaert & Holland, L.L.P., independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Innes Street Financial Corporation at September 30, 2000 and 1999, and for the years then ended, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     RP Financial, LC has consented to the publication herein of the summary of its report to Citizens South Banking Corporation setting forth its opinion as to the estimated pro forma market value of the common stock upon completion of the stock offering and its letter with respect to subscription rights.

                                  LEGAL MATTERS

     The legality of the common stock has been opined upon for Citizens South Banking Corporation by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Citizens South Banking Corporation. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Muldoon Murphy & Faucette LLP, Washington, D.C.

                             ADDITIONAL INFORMATION

     Citizens South Banking Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Citizens South Banking Corporation. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

     Citizens South Holdings, MHC has filed an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the Application. The Application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

     In connection with the stock offering, Citizens South Banking Corporation will register its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934 and, upon such registration, Citizens South Banking Corporation and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the stock issuance plan, Citizens South Banking Corporation has undertaken that it will not terminate such registration for a period of at least three years following the stock offering.

                       CITIZENS SOUTH BANKING CORPORATION
                                AND SUBSIDIARIES

                   Index to Consolidated Financial Statements

                                                                      Page

Report of Independent Auditors ..................................      F-2

Consolidated Statements of Condition ............................      F-3

Consolidated Statements of Operations ...........................      F-4

Consolidated Statements of Comprehensive Income .................      F-5

Consolidated Statements of Changes in Stockholders' Equity ......      F-6

Consolidated Statements of Cash Flows ...........................      F-7

Notes to Consolidated Financial Statements ......................   F-8 - F-34

[CHERRY BEKAERT & HOLLAND LOGO]



                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Citizens South Banking Corporation

We have audited the accompanying consolidated statements of condition of Citizens South Banking Corporation (formerly Gaston Federal Bancorp, Inc.) and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for the years ended December 31, 2001, September 30, 2000 and September 30, 1999. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Citizens South Banking Corporation and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the years ended December 31, 2001, September 30, 2000 and September 30, 1999, in conformity with accounting principles generally accepted in the United States of America.






/s/ Cherry, Bekaert & Holland, L.L.P.

Gastonia, North Carolina
January 30, 2002

              CITIZENS SOUTH BANKING CORPORATION and SUBSIDIARIES

                      Consolidated Statements of Condition
                    (in thousands, except per share amounts)

                                                                       March 31,     December 31,   December 31,
                                                                         2002           2001           2000
                                                                       ---------      ---------      ---------
                                                                      (Unaudited)

Assets

Cash and due from banks                                                $   3,414      $   6,047      $   4,157
Interest-earning bank balances                                            32,798         14,892         22,552
                                                                       ---------      ---------      ---------
      Cash and cash equivalents                                           36,212         20,939         26,709
Investment securities available-for-sale                                  22,859         25,946         32,822
Mortgage-backed and related securities available-for-sale                 23,007         25,405         22,955
Loans, net                                                               323,528        334,321        158,820
Premises and equipment, net                                                8,564          8,640          4,163
Accrued interest receivable                                                2,097          1,727          1,352
Federal Home Loan Bank stock                                               3,390          3,893          2,177
Deferred income taxes                                                         38             74            622
Real estate owned                                                          1,698          1,470           --
Cash value of life insurance                                               6,569          6,479          2,773
Core deposit intangible                                                    2,091          2,447           --
Goodwill                                                                   6,624          6,581           --
Other assets                                                               6,608          9,659            357
                                                                       ---------      ---------      ---------
           Total assets                                                $ 443,285      $ 447,581      $ 252,750
                                                                       =========      =========      =========

Liabilities and Equity
Deposits                                                               $ 352,082      $ 353,692      $ 167,931
Advances from borrowers for taxes and insurance                              910            515            351
Accrued interest payable                                                     518            414            754
Advances from Federal Home Loan  Bank                                     39,000         40,500         42,500
Repurchase agreements                                                      2,009          1,557            237
Deferred Compensation                                                      5,045          5,610            740
Other liabilities                                                          1,484          3,663            474
                                                                       ---------      ---------      ---------
      Total liabilities                                                  401,048        405,951        212,987
Commitments and contingencies
Stockholders' Equity
      Preferred stock, 10,000 shares authorized, none issued                --             --             --
      Common stock, $1.00 par value, 20,000 shares authorized,
       issued and outstanding 4,581 in 2002, 2001 and 2000                 4,581          4,581          4,581
      Additional paid-in-capital                                          16,843         16,843         16,673
      Unallocated common stock held by Employee Stock Ownership Plan      (1,211)        (1,239)        (1,352)
      Retained earnings, substantially restricted                         25,957         25,105         23,931
      Accumulated unrealized gain on securities
       available-for-sale, net of tax                                        843          1,116            591
      Treasury stock of 372,372 and 362 shares at cost
       at March 31, 2002, December 31, 2001 and December 31, 2000         (4,776)        (4,776)        (4,661)
                                                                       ---------      ---------      ---------
           Total stockholders' equity                                     42,237         41,630         39,763
                                                                       ---------      ---------      ---------
           Total liabilities and stockholders' equity                  $ 443,285      $ 447,581      $ 252,750
                                                                       =========      =========      =========




                See notes to consolidated financial statements.

              CITIZENS SOUTH BANKING CORPORATION and SUBSIDIARIES

                     Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                       Three Months Ended                     Twelve Months Ended
                                                    -----------------------  -------------------------------------------------------
                                                    March 31,     March 31,  December 31,  December 31,  September 30, September 30,
                                                       2002          2001         2001         2000           2000         1999
                                                    ---------     ---------  ------------  ------------  ------------- -------------
                                                    (Unaudited)  (Unaudited)                (Unaudited)
Interest income
      Loans                                           $ 5,588       $ 3,153       $12,251       $13,320       $12,985       $11,998
      Investment                                          423           814         2,697         2,058         2,127         2,059
      securities
      Mortgage-backed and related securities              288           368         1,434         1,455         1,302         1,181
                                                      -------       -------       -------       -------       -------       -------
           Total interest income                        6,299         4,335        16,382        16,833        16,414        15,238

Interest expense
      Deposits                                          2,125         2,047         7,372         7,296         6,968         6,407
      Borrowed funds                                      551           623         2,398         2,388         2,251         1,481
                                                      -------       -------       -------       -------       -------       -------
           Total interest expense                       2,676         2,670         9,770         9,684         9,219         7,888
                                                      -------       -------       -------       -------       -------       -------
           Net interest income                          3,623         1,665         6,612         7,149         7,195         7,350
Provision for loan losses                                  65            30           120            53            30           105
                                                      -------       -------       -------       -------       -------       -------
Net interest income after provision for loan losses     3,558         1,635         6,492         7,096         7,165         7,245
Noninterest income
      Fee income on deposit accounts                      522           367         1,812           762           589           368
Income on mortgage banking and
 other lending activities                                 143            89           460           341           316
      Gain  on sale of securities                          76          --            --             229           225         1,272
      Gain on sale of other assets                         22          --            --              42            32           117
      Commissions on sales of financial products           47            39           213           763           603           300
      Dividends on FHLB stock                              55            39           147           164           156           113
      Other income                                        163            84           374           172           147           204
                                                      -------       -------       -------       -------       -------       -------
           Total noninterest income                     1,028           618         3,006         2,473         2,068         2,374
Noninterest expense
      Compensation and benefits                         1,406           832         3,850         3,725         3,643         4,012
      Occupancy                                           360           159           733           612           624           458
      Office supplies expense                             101            46           199           184           158
      NOW account expense                                  52            78           367            54            55
      Amortization of intangible assets                   356          --            --            --            --            --
      Loss on sale of assets                               10             9            10           873          --            --
      Advertising                                          64            51           182           189           197           231
      Professional services                                79            47           222           242           221           290
      Data processing                                      93            46           331           208           216           207
      Deposit insurance                                    16             8            33            34            49            91
      Other                                               507           235         1,165           854           798           971
                                                      -------       -------       -------       -------       -------       -------
           Total noninterest expense                    3,044         1,511         7,092         6,975         5,961         6,260
                                                      -------       -------       -------       -------       -------       -------
Income before income taxes                              1,542           742         2,406         2,594         3,272         3,359
Provision for income taxes                                550           230           702           846         1,087         1,198
                                                      -------       -------       -------       -------       -------       -------
Net income                                            $   992       $   512       $ 1,704       $ 1,748       $ 2,185       $ 2,161
                                                      =======       =======       =======       =======       =======       =======
Earnings per share
      Basic earnings per share                        $  0.24       $  0.13       $  0.42       $  0.43       $  0.53       $  0.50
      Diluted earnings per share                      $  0.24       $  0.13       $  0.42       $  0.43       $  0.53       $  0.50


See notes to consolidated financial statements.

               CITIZENS SOUTH BANKING CORPORATION and SUBSIDIARIES

                 Consolidated Statements of Comprehensive Income
                    (in thousands, except per share amounts)


                                                                        Three Months Ended                Twelve Months Ended
                                                               --------------------------------------     -------------------
                                                                   March 31,            March 31,           December 31,
                                                                     2002                 2001                  2001
                                                                ----------------     ----------------      ------------------
                                                                  (Unaudited)          (Unaudited)
Net income                                                        $    992            $    512            $    1,704

Other comprehensive income, net of tax:
     Unrealized gains (losses) on securities
         Cumulative effect of a change in
            accounting principle for the adoption
            of the provisions of SFAS No. 133                            -                   -                     -
         Unrealized holding gains (losses) arising
            during period, net of tax effect of
            $130, $(249), $(292), $(607),
            $(50) and $308, respectively                              (231)                443                   519
         Reclassification adjustment for losses (gains)
            included in net income, net of tax effect of
            $24, $(3), $(3), $82, $81 and $458,
            respectively                                               (42)                  6                     6
                                                                   --------            --------            ----------
         Other comprehensive income                                   (273)                449                   525

Comprehensive income                                              $    719            $    961            $    2,229
                                                                   ========            ========            ==========








                                                                                 Twelve Months Ended
                                                              --------------------------------------------------------------------
                                                                 December 31,            September 30,            September 30,
                                                                     2000                    2000                     1999
                                                              -------------------     --------------------     -------------------
                                                                 (Unaudited)
Net income                                                       $  1,748                    $  2,185                $   2,161

Other comprehensive income, net of tax:
     Unrealized gains (losses) on securities
         Cumulative effect of a change in
            accounting principle for the adoption
            of the provisions of SFAS No. 133                        (367)                          -                        -
         Unrealized holding gains (losses) arising
            during period, net of tax effect of
            $130, $(249), $(292), $(607),
            $(50) and $308, respectively                            1,131                          76                     (548)
         Reclassification adjustment for losses (gains)
             included in net income, net of tax effect of
            $24, $(3), $(3), $82, $81 and $458,
            respectively                                             (147)                       (144)                    (814)
                                                                  --------                    --------                ---------
         Other comprehensive income                                   617                         (68)                  (1,362)

Comprehensive income                                             $  2,365                    $  2,117                $     799
                                                                  =======                     =======                 ========

 See notes to consolidated financial statements.

              CITIZENS SOUTH BANKING CORPORATION and SUBSIDIARIES

           Consolidated Statements of Changes in Stockholders' Equity
                    (in thousands, except per share amounts)



                                                                                                Additional       Unallocated
                                                                    Preferred      Common        Paid-In        Common Stock
                                                                      Stock         Stock        Capital        Held by ESOP
                                                                   ------------  ------------  -------------   ----------------

Balance, September 30, 1998                                      $           -   $     4,497   $     15,721    $        (1,615)

Comprehensive results:
     Net income                                                              -             -              -                  -
     Other comprehensive results, net of tax                                 -             -              -                  -
Issuance of 84 shares of $1.00 par value
     common stock for employee benefit plans                                 -            84            930                  -
Allocation from shares purchased with loan to ESOP                           -             -              -                122
Cash dividends declared on common stock of $0.215 per share                  -             -              -                  -
Repurchase of common stock                                                   -             -              -                  -
                                                                   ------------  ------------  -------------   ----------------

Balance, September 30, 1999                                                  -         4,581         16,651             (1,493)

Comprehensive results:
     Net income                                                              -             -              -                  -
     Other comprehensive results, net of tax                                 -             -              -                  -
Allocation from shares purchased with loan to ESOP                           -             -             11                113
Cash dividends declared on common stock of $0.235 per share                  -             -              -                  -
Repurchase of common stock                                                   -             -              -                  -
                                                                   ------------  ------------  -------------   ----------------

Balance, September 30, 2000                                                  -         4,581         16,662             (1,380)

Comprehensive results:
     Net income                                                              -             -              -                  -
     Other comprehensive results, net of tax                                 -             -              -                  -
Allocation from shares purchased with loan to ESOP                           -             -             11                 28
Cash dividends declared on common stock of $0.075 per share                  -             -              -                  -
                                                                   ------------  ------------  -------------   ----------------

Balance, December 31, 2000                                                   -         4,581         16,673             (1,352)

Comprehensive results:
     Net income                                                              -             -              -                  -
     Other comprehensive results, net of tax                                 -             -              -                  -
Allocation from shares purchased with loan to ESOP                           -             -            170                113
Cash dividends declared on common stock of $0.30 per share                   -             -              -                  -
Repurchase of common stock                                                   -             -              -                  -
                                                                   ------------  ------------  -------------   ----------------

Balance, December 31, 2001                                                   -         4,581         16,843             (1,239)

Comprehensive results:
     Net income                                                              -             -              -                  -
     Other comprehensive results, net of tax                                 -             -              -                  -
Allocation from shares purchased with loan to ESOP                           -             -              -                 28
Cash dividends declared on common stock of $0.08 per share                   -             -              -                  -
Repurchase of common stock                                                   -             -              -                  -
                                                                   ------------  ------------  -------------   ----------------

Balance, March 31, 2002                                          $           -   $     4,581   $     16,843    $        (1,211)
                                                                   ============  ============  =============   ================








                                                                  Retained         Accumulated
                                                                  Earnings          Unrealized                         Total
                                                               Substantially      Gains(Losses),     Treasury      Stockholders'
                                                                 Restricted         net of tax         Stock          Equity
                                                              -----------------  -----------------  ------------  ----------------

Balance, September 30, 1998                                    $        21,430    $         1,538   $         -   $        41,571

Comprehensive results:
     Net income                                                          2,161                  -             -             2,161
     Other comprehensive results, net of tax                                 -             (1,362)            -            (1,362)
Issuance of 84 shares of $1.00 par value
     common stock for employee benefit plans                                 -                  -             -             1,014
Allocation from shares purchased with loan to ESOP                           -                  -             -               122
Cash dividends declared on common stock of $0.215 per share               (937)                 -             -              (937)
Repurchase of common stock                                                   -                  -        (2,860)           (2,860)
                                                              -----------------   ----------------  ------------  ----------------

Balance, September 30, 1999                                             22,654                176        (2,860)           39,709

Comprehensive results:
     Net income                                                          2,185                  -             -             2,185
     Other comprehensive results, net of tax                                 -                (68)            -               (68)
Allocation from shares purchased with loan to ESOP                           -                  -             -               124
Cash dividends declared on common stock of $0.235 per share               (862)                 -             -              (862)
Repurchase of common stock                                                   -                  -        (1,801)           (1,801)
                                                              -----------------   ----------------  ------------  ----------------

Balance, September 30, 2000                                             23,977                108        (4,661)           39,287

Comprehensive results:
     Net income                                                             63                  -             -                63
     Other comprehensive results, net of tax                                 -                483             -               483
Allocation from shares purchased with loan to ESOP                           -                  -             -                39
Cash dividends declared on common stock of $0.075 per share               (109)                 -             -              (109)
                                                              -----------------   ----------------  ------------  ----------------

Balance, December 31, 2000                                              23,931                591        (4,661)           39,763

Comprehensive results:
     Net income                                                          1,704                  -             -             1,704
     Other comprehensive results, net of tax                                 -                525             -               525
Allocation from shares purchased with loan to ESOP                           -                  -             -               283
Cash dividends declared on common stock of $0.30 per share                (530)                 -             -              (530)
Repurchase of common stock                                                   -                  -          (115)             (115)
                                                              -----------------   ----------------  ------------  ----------------

Balance, December 31, 2001                                              25,105              1,116        (4,776)           41,630

Comprehensive results:
     Net income                                                            992                  -             -               992
     Other comprehensive results, net of tax                                 -               (273)            -              (273)
Allocation from shares purchased with loan to ESOP                           -                  -             -                28
Cash dividends declared on common stock of $0.08 per share                (140)                 -             -              (140)
Repurchase of common stock                                                   -                  -             -                 -
                                                              -----------------   ----------------  ------------  ----------------

Balance, March 31, 2002                                        $        25,957    $           843   $    (4,776)  $        42,237
                                                              =================   ================  ============  ================


See notes to consolidated financial statements.

               CITIZENS SOUTH BANKING CORPORATION and SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                    (in thousands, except per share amounts)



                                                                   Three Months Ended               Twelve Months Ended
                                                             -----------------------------     ---------------------------------
                                                              March 31,        March 31,       December 31,       December 31,
                                                                2002             2001              2001               2000
                                                             ------------     ------------     --------------     --------------
                                                             (Unaudited)      (Unaudited)                          (Unaudited)
Operating Activities
Net Income                                                   $       992      $       512       $      1,704      $       1,748
Adjustments to reconcile net income to net cash
 provided by operating activities
  Provision for loan losses                                           65               30                120                 53
  Depreciation                                                       181               93                360                385
  Amortization of intangible assets                                  387                -                  -                  -
  Deferred income tax (benefit)                                      (36)            (319)               (46)              (112)
  (Gain) on sale of investments available-for-sale                   (66)               9                  9               (229)
  (Gain) on sale of other assets                                     (22)               -                  -                (42)
  Loss on sale of loans                                                -                -                  -                873
  Deferred loan origination fees                                     (48)             (25)              (228)                 2
  Issuance of shares for Recognition and Retention Plan                -                -                  -                  -
  Allocation of shares to the ESOP                                    28               28                283                124
  (Increase) decrease in interest receivable                        (370)             (26)               395               (327)
  Net (increase) decrease in other operating assets                  142           (2,238)            (1,043)            (1,448)
                                                            ------------     ------------     --------------     --------------
    Net cash provided by operating activities                      1,253           (1,936)             1,554              1,027

Investing Activities
Net (increase) decrease in loans made to customers                 9,481           (5,958)            (4,866)            (7,950)
Proceeds from the sale of loans                                    1,311                -                  -             18,169
Proceeds from the sale of other assets                               130                -                196                 10
Proceeds from the sale of investments
 available-for-sale                                                2,000                -                  -              5,257
Proceeds from the sale of mortgage-backed
 and related securities                                            1,335            1,253              1,257                594
Maturities and prepayments of investment
 securities                                                          913            2,333             12,821              2,342
Maturities and prepayments of mortgage-backed
 and related securities                                            4,347            1,243              7,899              3,403
Purchases of investment securities                                     -           (1,000)            (5,420)            (8,100)
Purchases of mortgage-backed and related
 securities                                                       (3,493)          (7,582)            (9,041)            (8,088)
Sale (purchase) of FHLB stock                                        503                -                  -               (402)
Acquisition of Innes Street Financial, net of cash acquired            -                -            (19,174)                 -
Purchases of premises and equipment                                 (104)            (407)            (1,244)            (1,628)
Net cash flows from other investing activities                         -                -                  -                  -
                                                             ------------     ------------     --------------     --------------
  Net cash provided by (used for)
   investing activities                                           16,423          (10,118)           (17,572)             3,607

Financing Activities

Net increase (decrease) in deposits                               (1,610)          12,476             10,413              9,328
Dividends to stockholders                                           (140)            (135)              (530)              (730)
Repurchase of common stock                                             -              (91)              (115)              (897)
Advances from  FHLB                                                    -            5,000              5,000             10,000
Repayments of advances from FHLB                                  (1,500)          (3,680)            (5,680)            (3,000)
Increase (decrease) in repurchase agreements                         452              336              1,320                237
Increase (decrease) in advances from
 borrowers for insurance and taxes                                   395              204               (160)               (60)
                                                             ------------     ------------     --------------     --------------
  Net cash provided by financing activities                       (2,403)          14,110             10,248             14,878

Net increase (decrease) in cash and cash equivalents              15,273            2,056             (5,770)            19,512
Cash and cash equivalents at the beginning of the year            20,939           26,709             26,709              7,197
                                                             -----------      ------------     --------------     --------------
Cash and cash equivalents at the end of the year             $    36,212      $    28,765      $      20,939      $      26,709
                                                             ===========      ============     ==============     ==============




                                                                  Twelve Months Ended
                                                            -----------------------------------
                                                             September 30,      September 30,
                                                                  2000               1999
                                                             ---------------     --------------


Operating Activities                                         $        2,185      $       2,161
Net Income
Adjustments to reconcile net income to net cash
 provided by operating activities                                        30                105
  Provision for loan losses                                             400                335
  Depreciation                                                            -                  -
  Amortization of intangible assets                                    (117)              (146)
  Deferred income tax (benefit)                                        (225)            (1,272)
  (Gain) on sale of investments available-for-sale                      (32)              (117)
  (Gain) on sale of other assets                                          -                  -
  Loss on sale of loans                                                 (60)              (116)
  Deferred loan origination fees                                          -              1,014
  Issuance of shares for Recognition and Retention Plan                 124                122
  Allocation of shares to the ESOP                                     (137)                (6)
  (Increase) decrease in interest receivable                           (954)              (287)
  Net (increase) decrease in other operating assets          --------------      -------------
                                                                      1,214              1,793
    Net cash provided by operating activities

Investing Activities
Net (increase) decrease in loans made to customers                   (8,898)           (44,579)
Proceeds from the sale of loans                                          10             13,136
Proceeds from the sale of other assets                                    -                 49
Proceeds from the sale of investments
 available-for-sale                                                   2,256              5,882
Proceeds from the sale of mortgage-backed
 and related securities                                                 594                493
Maturities and prepayments of investment
 securities                                                           2,964              7,998
Maturities and prepayments of mortgage-backed
 and related securities                                               3,774              5,723
Purchases of investment securities                                   (9,350)            (6,515)
Purchases of mortgage-backed and related
 securities                                                          (4,149)           (11,867)
Sale (purchase) of FHLB stock                                          (402)              (475)
Acquisition of Innes Street Financial, net of cash acquired               -                  -
Purchases of premises and equipment                                  (1,720)              (612)
Net cash flows from other investing activities                            -                  -
                                                             --------------      -------------
  Net cash provided by (used for)
   investing activities                                             (14,921)           (30,767)

Financing Activities

Net increase (decrease) in deposits                                   1,927             15,524
Dividends to stockholders                                              (862)              (937)
Repurchase of common stock                                           (1,801)            (2,860)
Advances from  FHLB                                                  15,000             18,000
Repayments of advances from FHLB                                    (10,500)            (2,000)
Increase (decrease) in repurchase agreements                            605                  -
Increase (decrease) in advances from
 borrowers for insurance and taxes                                      310                 32
                                                             --------------      -------------
  Net cash provided by financing activities                           4,679             27,759

Net increase (decrease) in cash and cash equivalents                 (9,028)            (1,215)
Cash and cash equivalents at the beginning of the year               12,583             13,798
                                                             --------------      -------------
Cash and cash equivalents at the end of the year             $        3,555      $      12,583
                                                             ==============      =============



     See notes to consolidated financial statements.

               CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 1 - Summary of Significant Accounting Policies

Citizens South Banking Corporation (the "Company"), formerly Gaston Federal Bancorp, Inc., is a stock holding company whose activities are primarily limited to holding the stock of Citizens South Bank, formerly Gaston Federal Bank (the "Bank"). The Bank is a community-oriented federal stock savings bank engaged primarily in the business of offering deposits to customers through its branch offices and investing those deposits, together with funds generated from operations and borrowings, in residential, commercial and consumer loans. The Bank's wholly-owned subsidiary, Citizens South Financial Services, Inc. (doing business as Citizens South Investment Services) acts as an independent agent selling various financial products. Citizens South Holdings, MHC, a federal mutual holding company, owns 58% of the Company's outstanding shares of common stock.

On December 31, 2001, Gaston Federal Bancorp, Inc. completed its acquisition of Innes Street Financial Corporation and its wholly-owned subsidiary, Citizens Bank, Inc. As part of the acquisition, Innes Street's stockholders received $18.50 per share for each of Innes Street's common stock issued and outstanding. The aggregate purchase price for the transaction was approximately $38 million. The transaction was accounted for using the purchase method. See Note 2 for additional information. Subsequent to the merger, the holding company changed its name to Citizens South Banking Corporation, the mutual holding company changed its name to Citizens South Holdings, MHC, and the banking entity changed its name to Citizens South Bank. Also, subsequent to the merger, the Bank's wholly-owned subsidiary changed its name to Citizens South Financial Services, Inc. (doing business as Citizens South Investment Services).

During the three-month period ended December 31, 2000, the Company's Board of Directors adopted a resolution to change the Company's fiscal year-end from September 30th to December 31st effective October 1, 2000.

The accounting and reporting policies of Citizens South Banking Corporation and its subsidiaries follow accounting principles generally accepted in the United States of America and policies within the financial services industry. The following is a summary of the more significant policies.

Principles of Consolidation - The consolidated financial statements include the accounts of Citizens South Banking Corporation, its wholly-owned subsidiary, Citizens South Bank, and the Bank's wholly-owned subsidiary, Citizens South Financial Services, Inc. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates - The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers cash on hand, cash due from banks, which are maintained in financial institutions, and interest-earning deposits, which are maintained with the Federal Home Loan Bank (FHLB), as cash and cash equivalents.

Securities - Management determines the appropriate classification of securities at the time of purchase.

Securities classified as available-for-sale are carried at fair value. Such securities are used to execute asset/liability management strategies and to manage liquidity. Adjustments for unrealized gains or losses, net of related income tax effect, are recorded as an addition or deduction from equity in the form of other comprehensive results.

               CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 1 - Summary of Significant Accounting Policies (continued)

The Company has no securities classified as held-to-maturity.

Amortization of premiums and accretion of discounts are included in interest income over the life of the related security, or in the case of mortgage-backed and related securities, the estimated life of the security. Gains or losses on the sale of securities are recognized on a specific identification, trade date basis.

Loans and Allowance for Loan Losses - Loans are carried at their principal amount outstanding. Income on loans is accrued based upon the outstanding principal balance. Generally, loans are classified as nonaccrual, and the accrual of interest is discontinued, when the contractual payment of principal and interest has become 90 days past due or when, in management's judgment, principal or interest is not collectible in accordance with the terms of the obligation. Cash receipts on nonaccrual loans are applied to principal. The accrual of interest resumes when the loan returns to performing status.

The allowance for loan losses is maintained at a level believed by management to be adequate to absorb losses that are known and losses that are expected to have been incurred in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, and composition of the loan portfolio, and other risks inherent in the portfolio. Loans are charged to the allowance at the time they are determined to be losses. Subsequent recoveries are credited to the allowance.

Concentrations of Credit Risk - The Company makes loans to individuals and small businesses primarily in Gaston, Rowan, and Iredell Counties, North Carolina and surrounding counties. The Company has a diversified loan portfolio, and the borrowers' ability to repay their loans is not dependent upon any specific economic segment.

Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed over the estimated useful lives of the assets (from 3 to 30 years) primarily by the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the improvement or the lease term.

Intangible Assets - Intangible assets with finite lives are amortized over their estimated useful life. Goodwill is not amortized, but is evaluated for impairment on an annual basis.

Other Real Estate Owned - Other real estate owned is comprised of real estate properties acquired in partial or total satisfaction of problem loans. The properties are recorded at the lower of cost or fair value less estimated costs to sell at the date acquired. Losses arising at the time of acquisition of such properties are charged against the allowance for loan losses. Subsequent write-downs that may be required to the carrying value of these properties are charged to noninterest expenses. Gains and losses realized from the sale of other real estate owned are included in noninterest income.

Loan Origination Fees - Origination fees received and direct costs incurred are amortized to interest income over the contractual lives of the loans, using the level yield method.

Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Amounts provided for deferred income taxes relate primarily to differences between tax and financial reporting for unrealized gains and losses on securities available-for-sale, allowances for loan losses, depreciation, and deferred compensation.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 1 - Summary of Significant Accounting Policies (continued)

Advertising - Advertising costs are expensed as incurred.

Reclassifications - Certain of the prior year amounts have been reclassified to conform to current year presentation; such reclassifications are immaterial to the financial statements.

Comprehensive Income - SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in financial statements. SFAS No. 130 defines comprehensive income as net income, as currently reported, as well as unrealized gains and losses on assets available for sale and certain other items not currently included in the income statement. The disclosure requirements of SFAS No. 130 have been included in the Consolidated Statements of Comprehensive Income.

Operating Segments - SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way public business enterprises report information about operating segments. This statement also establishes standards for related disclosures about products, services, geographic areas and major customers. In adopting SFAS No. 131, the Company has determined that, using the definitions contained in the statement, all of its activities constitute only one reportable operating segment.

Accounting for Derivatives - SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138, establishes accounting and reporting requirements for derivative instruments, including derivative instruments embedded in other contracts. The Company adopted the provisions of this statement effective October 1, 2000. In connection with the adoption of the provisions of SFAS No. 133, the Company transferred all securities previously designated as held-to-maturity at September 30, 2000, into the available-for-sale category. The transfer was accounted for at the fair values of the securities at September 30, 2000. The effect of the transfer was to decrease carrying values of these securities by approximately $603,000 and increase the deferred tax assets by approximately $236,000. The unrealized holding loss on the transferred securities, net of tax, of approximately $367,000 is reported in accumulated other comprehensive income as the cumulative effect of an accounting change.

Business Combinations - SFAS No. 141, Business Combinations, establishes standards for the financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, Business Combinations, and FASB Statement No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. The provisions of this statement apply to business combinations initiated after June 30, 2001. All business combinations are to be accounted for using the purchase method. The reporting and disclosure requirements of SFAS No. 141 have been included in the financial statements.

Impact of Recently Adopted Accounting Standards - SFAS No. 142, Goodwill and Other Intangible Assets, was issued in June 2001 and establishes standards for the financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Under SFAS
No. 142, goodwill and intangible assets that have indefinite useful lives are not amortized but rather are tested at least annually for impairment.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 1 - Summary of Significant Accounting Policies (continued)

Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but without the constraint of the 40-year maximum life required by SFAS No. 142. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001.

SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, was issued in August 2001 and supersedes SFAS No. 121. SFAS No. 144 establishes standards for the financial accounting and reporting requirements for the impairment or disposal of long-lived assets. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001.

Interim Financial Information (Unaudited) - In management's opinion, the interim financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three-month periods ended March 31, 2002 and 2001, in conformity with generally accepted accounting principles. Operating results for the three-month period ended March 31, 2002, are not necessarily indicative of the results that may be expected for future periods.

Accounting policies for the three-month period ended March 31, 2002, are consistent with those followed for the year ended December 31, 2001, except as follows. Effective January 1, 2002, the Company adopted the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The adoption of the provisions of SFAS No. 144 did not have a material impact on the consolidated financial statements of the Company. The Company is adopting the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, effective as of January 1, 2002. During the second quarter of 2002, the Company completed its initial analysis of potential impairment under the provisions of SFAS No. 142, and determined based on that analysis that goodwill was not impaired. Goodwill will be tested for impairment annually, or between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company had no goodwill related to acquisitions initiated prior to July 1, 2001, or other intangible assets recorded prior to the adoption of the provisions of SFAS No. 142 whose carrying amounts or amortization were changed by the adoptions of the provisions of SFAS No. 142.

Note 2 - Business Combination

On December 31, 2001, Gaston Federal Bancorp, Inc. acquired 100% of the outstanding shares of common stock of Innes Street Financial Corporation and its wholly owned subsidiary, Citizens Bank, Inc. Accordingly, the results of operations of Innes Street Financial Corporation have not been included in the consolidated financial statements of the Company since the acquisition occurred at the close of business, December 31, 2001.

As part of the acquisition, Innes Street's stockholders received $18.50 per share for each share of Innes Street's common stock issued and outstanding. The aggregate purchase price for the transaction was approximately $38 million.

Innes Street Financial Corporation and its subsidiary have served the Salisbury, North Carolina area for over ninety years by providing this community and surrounding counties with general banking services. As a result of the acquisition, the Company will expand its market reach and provide its banking products in new markets in North Carolina that it had previously not been servicing. The Company also expects to reduce costs through economies of scale.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 2 - Business Combination (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company is in the process of selling certain assets acquired in the acquisition; thus the allocation of the purchase price is subject to refinement if management's estimate of fair value of these assets to be sold is materially different from the actual sales price.

                                                        December 31, 2001
                                                        -----------------
Cash and cash equivalents                                    $  6,793
Investment securities                                           2,600
Loans, net                                                    170,527
Premises and equipment                                          3,801
Intangible assets                                               2,872
Goodwill                                                        6,581
Other assets                                                   28,616
                                                             --------
      Total assets acquired                                   221,790

Deposits                                                      175,350
Other liabilities                                               8,503
                                                             --------
      Total liabilities assumed                               183,853
                                                             --------

Net assets acquired                                          $ 37,937
                                                             ========

Of the $2,872 of intangible assets, $2,447 was assigned to core deposit premium, which is being amortized over a 7-year life on an accelerated basis. The remaining intangibles relate to mortgage servicing rights. Goodwill of $6,581 represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed, none of which is deductible for income tax purposes.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 2 - Business Combination (continued)

The following summarizes the results of operations as though the acquisition of Innes Street Financial Corporation had occurred at the beginning of each period.


                                                Year Ended December 31,
                                            -------------------------------
                                             2001                     2000
                                             ----                     ----

Interest income                            $ 29,872                 $ 29,287
Interest expense                            (18,106)                 (16,948)
                                           --------                 --------
Net interest income                          11,766                   12,339

Provision for loan losses                      (146)                     (53)
                                           --------                 --------

  Net interest income after provision        11,620                   12,286

Noninterest income                            3,143                    2,832

Noninterest expense                         (10,531)                 (10,760)
                                           --------                 --------

Income before income taxes                    4,232                    4,358

Provision for income taxes                    1,431                    1,511
                                           --------                 --------

Net income                                 $  2,801                 $  2,847
                                           ========                 ========

Basic earnings per share                   $   0.69                 $   0.70

Diluted earnings per share                 $   0.68                 $   0.70

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 3 - Investment Securities

The aggregate book and fair values, as well as gross unrealized gains and losses, of investment securities as of March 31 and December 31 were as follows:

                                                                        March 31, 2002
                                             ----------------------------------------------------------------------
                                                   Book           Unrealized        Unrealized          Fair
                                                  Value              Gains            Losses            Value
                                             ----------------------------------------------------------------------
Investment securities Available for Sale

U.S. Treasury and other agencies                 $10,854            $  224           $   -             $11,078
Municipals                                         6,202                57             (73)              6,186
FHLMC stock                                           19             1,198               -               1,217
Corporate Bonds                                    2,012                51               -               2,063
Other equity securities                            2,335               121            (141)              2,315
                                                 -------            ------           -----             -------
Total available-for-sale                         $21,422            $1,651           $(214)            $22,859
                                                 =======            ======           =====             =======


                                                                        March 31, 2002
                                             ----------------------------------------------------------------------
                                                   Book           Unrealized        Unrealized          Fair
                                                  Value              Gains            Losses            Value
                                             ----------------------------------------------------------------------
Mortgage-backed and related securities Available-for-Sale

FNMA                                             $ 3,735            $   19           $ (19)            $ 3,735
GNMA                                               9,734                22             (19)              9,737
SBA's                                              1,998                 -             (19)              1,979
FHLMC                                              7,592                28             (64)              7,556
                                                 -------            ------           -----             -------
    Total mortgage-backed and
    related securities                           $23,059            $   69           $(121)            $23,007
                                                 =======            ======           =====             =======

                                                                       December 31, 2001
                                             ----------------------------------------------------------------------
                                                   Book           Unrealized        Unrealized          Fair
                                                  Value              Gains            Losses            Value
                                             ----------------------------------------------------------------------
Investment securities Available for Sale

U.S. Treasury and other agencies                 $11,902            $  202           $   -             $12,104
Municipals                                         6,205                44            (137)              6,112
FHLMC stock                                           19             1,259               -               1,278
Corporate Bonds                                    4,020               141               -               4,161
Other equity securities                            2,248               108             (65)              2,291
                                                 -------            ------           -----             -------
Total available-for-sale                         $24,394            $1,754           $(202)            $25,946
                                                 =======            ======           =====             =======

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 3 - Investment Securities (continued)


                                                                       December 31, 2001
                                             ----------------------------------------------------------------------
                                                   Book           Unrealized        Unrealized          Fair
                                                  Value              Gains            Losses            Value
                                             ----------------------------------------------------------------------
Mortgage-backed and related securities Available-for-Sale

FNMA                                             $ 3,368            $   42           $   -             $ 3,410
GNMA                                              11,042               101              (5)             11,138
SBA's                                              2,103                 -             (18)              2,085
FHLMC                                              8,736                53             (17)              8,772
                                                 -------            ------           -----             -------
    Total mortgage-backed and
    related securities                           $25,249            $  196           $ (40)            $25,405
                                                 =======            ======           =====             =======


                                                                       December 31, 2000
                                             ----------------------------------------------------------------------
                                                   Book           Unrealized        Unrealized          Fair
                                                  Value              Gains            Losses            Value
                                             ----------------------------------------------------------------------
Investment securities Available-for-Sale

U.S. Treasury and other agencies                 $22,204            $    -           $ (92)            $22,112
Municipals                                         6,216                 -            (179)              6,037
Corporate bonds                                    3,001                37               -               3,038
FHLMC stock                                           19             1,303               -               1,322
Other equity securities                              243                70               -                 313
                                                 -------            ------           -----             -------
Total available-for-sale                         $31,683            $1,410           $(271)            $32,822
                                                 =======            ======           =====             =======

Mortgage-backed and related securities Available-for-Sale

FHLMC                                            $ 5,241                 -             (44)             5,197
FNMA                                               2,829                 -             (37)             2,792
GNMA                                              11,231                 -             (67)            11,164
SBA's                                              3,904                 -            (102)             3,803
                                                 -------            ------           -----             -------
    Total mortgage-backed and
    related securities                           $23,205            $    -           $(250)            $22,955
                                                 =======            ======           =====             =======


The book value and estimated fair value of debt securities at March 31, 2002 and December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 3 - Investment Securities (continued)

                                                      March 31, 2002                     December 31, 2001
                                           ------------------------------------- --------------------------------------
                                                   Book              Fair             Book             Fair
                                                   Value             Value            Value            Value
                                           ------------------------------------- --------------------------------------
Available-for-Sale

Due in one year or less                          $ 2,655            $ 2,711          $ 2,068           $ 3,329
Due after one year through five years              6,226              6,375            9,341             9,633
Due after five years through ten years             7,730              7,848            8,281             8,348
Due after ten years                                2,457              2,393            2,456             2,345
Equities                                           2,354              3,532            2,248             2,291
                                                 -------            -------          -------           -------
                                                 $21,422            $22,859          $24,394           $25,946
                                                 =======            =======          =======           =======
Mortgage-backed and related securities           $23,059            $23,007          $25,249           $25,405
                                                 =======            =======          =======           =======


Gross realized gains on the sale of securities available for sale were $76, $0, $0, $229, $256 and $1,282 for the quarter ended March 31, 2002, the quarter ended March 31, 2001, the year ended December 31, 2001, the year ended December 31, 2000, the year ended September 30, 2000, and year ended September 30, 1999, respectively. Gross realized losses on the sale of securities available for sale were $10, $9 $9, $0, $31 and $10 for the quarter ended March 31, 2002, the quarter ended March 31, 2001, the year ended December 31, 2001, the year ended December 31, 2000, the year ended September 30, 2000 and the year ended September 30, 1999, respectively. After-tax net gains (losses) on the sale of securities were $42, $(6) $(6), $147, $144 and $814 for the quarter ended March 31, 2002, the quarter ended March 31, 2001, the year ended December 31, 2001, the year ended December 31, 2000, the year ended September 30, 2000 and the year ended September 30, 1999, respectively.

Investment securities having a carrying amount of approximately $11,871 and $11,292 have been pledged as collateral to secure public deposits at December 31, 2001 and March 31, 2002, respectively. Investment securities having a carrying amount of $2,500 have been pledged as collateral for repurchase agreements at December 31, 2001 and March 31, 2002.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 4 - Loans and Allowance for Loan Losses

The following is a summary of loans outstanding by category:

                                           March 31,     December 31,     December 31,
                                             2002            2001             2000
                                           ---------     ------------     ------------
Real estate:
    One-to-four family residential         $187,086        $196,572        $109,907
    Multi-family residential                  9,016           8,696           2,003
    Commercial mortgage                      17,344          21,745           5,381
    Construction                             15,468          16,525           9,597
    Land                                      6,577           6,798             809

Commercial                                   31,198          27,622          19,569

Consumer                                     65,593          64,883          18,183
                                           --------        --------        --------
Gross loans                                 332,282         342,841         165,449

Less:
    Loans in process                          5,649           5,306           4,758
    Deferred loan fees, net                      83              78             305
    Allowance for loan losses                 3,022           3,136           1,566
                                           --------        --------        --------
Net loans                                  $323,528        $334,321        $158,820
                                           ========        ========        ========


The Company evaluates impairment of its residential mortgage and consumer loans on a collective basis. Commercial loans individually evaluated and considered impaired under SFAS No. 114 at March 31, 2002 and December 31, 2001 and 2000 were immaterial.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 4 - Loans and Allowance for Loan Losses (continued)

Changes in the allowance for loan losses for the quarter ended March 31, 2002, the quarter ended March 31, 2001, the year ended December 31, 2001, the year ended December 31, 2000, the year ended September 30, 2000, and the year ended September 30, 1999 were as follows:

                                   Quarter       Quarter
                                    Ended         Ended       Year Ended    Year Ended   Year Ended     Year Ended
                                  March 31,     March 31,    December 31,  December 31, September 30,  September 30,
                                     2002          2001          2001          2000         2000           1999
                               --------------------------------------------------------------------------------------
Balance at beginning of year       $3,136        $1,566         $1,566        $1,517       $1,509        $1,411

Reserve acquired in acquisition        -             -           1,553            -            -             -

Provision for loan losses              65            30            120            53           30           105

Recoveries on loans  previously
charged off                            -              1              1             1            1             2

Loans charged off                    (179)          (75)          (104)           (5)          (3)           (8)
                                   ------        ------         ------        ------       ------        ------

Balance at end of year             $3,022        $1,522         $3,136        $1,566       $1,537        $1,510
                                   ======        ======         ======        ======       ======        ======

Directors, executive officers, and associates of such persons were customers of and had transactions with the Bank in the ordinary course of business. Included in such transactions are outstanding loans and commitments, all of which were made under normal credit terms and did not involve more than normal risk of collection. The aggregate amount of these loans were $2,833, 2,542 and $2,831 at March 31, 2002, December 31, 2001 and December 31, 2000, respectively. During the quarter ended March 31, 2002, new loans of $342 were made and payments totaled $51. During the year ended December 31, 2001, new loans of $982 were made and payments totaled $1,271. During the year ended December 31, 2000, new loans of $667 were made and payments totaled $647.

As part of the Bank's interest rate risk management, in November 2000, the Bank sold 157 fixed-rate mortgage loans with a book value of $18,202 with servicing released. These fixed-rate mortgage loans had a weighted average coupon of 6.3% and a weighted average maturity of 153 months. The Company recognized a pre-tax loss of $873 on this sale.

During the year ended September 30, 2000, the Bank sold one loan with a book value of $9,457 at a gain of $543. The Bank held no loans for sale at March 31, 2002, December 31, 2001 and December 31, 2000.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 5 - Premises and Equipment

Premises and equipment at December 31 are summarized as follows:

                                     March 31, 2002       December 31, 2001           December 31, 2000
                                     ------------------------------------------------------------------
Land                                    $ 2,852                $ 2,852                     $1,154
Buildings                                 5,617                  5,637                      3,106
Land Improvements                           111                    111                        111
Furniture and equipment                   3,039                  2,911                      2,303
                                        -------                -------                     ------
                                         11,619                 11,511                      6,674

Less: accumulated depreciation           (3,055)                 2,871                      2,511
                                        -------                -------                     ------
                                        $ 8,564                $ 8,640                     $4,163
                                        =======                =======                     ======

Note 6 - Intangible Assets

Amortized intangible assets at March 31, 2002 and December 31, 2001 are summarized as follows:

                                        March 31, 2002    December 31, 2001
                                        ------------------------------------
Core deposit intangible                     $2,447            $2,447
Mortgage servicing rights                      425               425
                                            ------            ------
                                             2,872             2,872

Less: accumulated amortization                 387                 -
                                            ------            ------
                                            $2,485            $2,872
                                            ======            ======

Amortization expense for intangible assets subject to amortization was $387 during the three months ended March 31, 2002 and $0 during the year-ended December 31, 2001 since these intangibles were recognized on December 31, 2001 in connection with the acquisition of Innes Street Financial Corporation as described in Note 2. There were no amortized intangible assets at December 31, 2000.

Estimated amortization expense for the next five succeeding fiscal years ending December 31 are as follows:

2002                                    $1,073
2003                                    $  492
2004                                    $  329
2005                                    $  246
2006                                    $  184


The balance of goodwill was $6,624 and $6,581 at March 31, 2002 and December 31, 2001. The increase in goodwill is due to costs of the acquisition that exceeded the initial estimates made during the purchase price allocation. There was no goodwill at December 31, 2000.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 7 - Deposits

Deposit balances and interest expense and average rates paid for the quarter ended March 31, 2002 and the years ended December 31, 2001, December 31, 2000, September 30, 2000, and September 30, 1999 are summarized as follows:

                                      March 31,                         December 31,                       December 31,
                                        2002                                2001                               2000
                          -------------------------------    -------------------------------     ------------------------------
                           Actual      Interest   Average     Actual      Interest   Average      Actual      Interest  Average
                           Balance      Expense    Rate       Balance      Expense    Rate       Balance      Expense    Rate
                          --------      -------   -------    --------     --------   -------     -------      -------   -------
Noninterest bearing       $  9,680      $    -       -       $  7,953      $    -       -       $  7,096      $    -       -
Interest bearing
 checking                   25,497          23     0.4%        25,330         186     1.2%        14,562         230     1.7%
Money market deposit        30,946         122     1.5%        29,489         460     2.7%        14,690         488     3.5%
Savings                     46,385         169     1.5%        44,011         398     2.1%        17,922         636     3.0%
Certificates of deposit    239,574       1,811     3.0%       246,909       6,328     5.4%       113,661       5,942     5.6%
                          --------      ------     ---       --------      ------     ---       --------      ------     ---
                          $352,082      $2,125     2.8%      $353,692      $7,372     4.2%      $167,931      $7,296     4.7%
                          ========      ======     ===       ========      ======     ===       ========      ======     ===


                                    September 30,                       September 30,
                                        2000                                1999
                           ----------------------------       ----------------------------
                            Actual   Interest   Average        Actual   Interest  Average
                           Balance    Expense    Rate         Balance   Expense    Rate
                           -------   --------   -------       -------   -------   -------
Noninterest bearing        $ 5,272    $    -       -         $  6,481   $    -       -
Interest bearing
 checking                   14,009       226     1.1%          11,916      194     1.6%
Money market deposit        14,909       452     3.2%          13,709      396     2.1%
Savings                     19,189       692     3.1%          23,869      717     3.2%
Certificates of Deposit    107,973     5,598     5.4%         103,450    5,100     5.2%
                          --------    ------     ---         --------   ------     ---
                          $161,352    $6,968     4.3%        $159,425   $6,407     4.1%
                          ========    ======     ===         ========   ======     ===


Contractual maturities of certificates of deposit as of March 31, 2002 and December 31, 2001 are as follows:

                                         March 31, 2002       December 31, 2001
                                        ---------------       -----------------
Under 1 year                                $213,803              $221,439
1 to 2 years                                  15,689                20,096
2 to 3 years                                   7,882                 5,194
3 to 4 years                                   2,200                   180
                                            --------              --------
                                            $239,574              $246,909
                                            ========              ========

Certificates of deposit in excess of $100 totaled $52,783, $51,044 and $24,926 at March 31, 2002, December 31, 2001 and December 31, 2000, respectively, and may not be fully insured by the FDIC. Interest paid on deposits and other borrowings was $2,312 for the quarter ended March 31, 2002, $1,814 for the quarter ended March 31, 2001, $10,167 for the year ended December 31, 2001, $8,922 for the year ended December 31, 2000, $8,922 for the year ended September 30, 2000 and $7,787 for the year ended September 30, 1999, respectively.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 7 - Deposits (continued)

Directors, executive officers, and associates of such persons were customers of and had transactions with the Bank in the ordinary course of business. Included in such transactions are deposit accounts, all of which were made under normal terms. The aggregate amount of these deposit accounts was $3,878, $1,693 and $1,613 at March 31, 2002, December 31, 2001 and December 31, 2000, respectively.

The deposits of the Bank are insured by the Savings Association Insurance Fund
(SAIF), one of two funds administered by the FDIC. The Bank's annual SAIF premium rates were $.0176 per $100 of deposits for the quarter ended March 31, 2002, $.0186 for the year ended December 31, 2001, $.0203 for the year ended December 31, 2000 and $.0493 for the year ended September 30, 1999.

Note 8 - Advances from the Federal Home Loan Bank

Advances from the Federal Home Loan Bank of Atlanta are pursuant to lines of credit and are collateralized by a lien on qualifying first mortgage loans in an amount necessary to satisfy outstanding indebtedness plus accrued interest. Advances had interest rates ranging from 4.69% to 6.60% at March 31, 2002, 3.59% to 6.60% at December 31, 2001 and 4.69% to 6.60% at December 31, 2000. The total amount available on the line of credit is 20% of total assets of the Bank. The unused portion of the line of credit available to the Company at March 31, 2002 was approximately $71,048.

Maturities of advances are as follows:

                                      March 31,    December 31,    December 31,
                                        2002           2001           2000
                                      ---------    ------------    ------------
Advances from FHLB due:

         Less than 1 year             $ 5,000        $     -         $     -

         1 to 2 years                       -          6,500               -

         2 to 3 years                  12,000          5,000           6,500

         3 to 4 years                       -          7,000           7,000

         4 to 5 years                       -              -           7,000

         5 to 10 years                 22,000         22,000          22,000

         After 10 years                     -              -               -
                                      -------        -------         -------
                                      $39,000        $40,500         $42,500
                                      =======        =======         =======


Interest rates on certain convertible advances may be reset on certain dates at the option of the Federal Home Loan Bank in accordance with the terms of the note. The Bank has the option of repaying the outstanding advance or converting the interest rate from a fixed rate to a floating rate at the time the advance is called by the Federal Home Loan Bank. The Bank currently has two $8.0 million advances that are callable quarterly until they mature in January 2005. The Bank also has five other advances that have a one-time call option. Interest rates on $2.0 million may reset in 2002, $8.0 million may reset in 2003, $8.0 million may reset in 2004, and $5.0 million may reset in 2005.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 9 - Income Taxes

The provision for income taxes is summarized below:

                            Quarter         Year Ended       Year Ended         Year Ended        Year Ended
                             Ended          December 31      December 31       September 30      September 30
                         March 31 2002         2001              2000              2000              1999
                         -------------      -----------      -----------       ------------      ------------
Currently payable

   Federal                   $517            $735              $870              $1,100              $1,218

    State                      73              13                88                 104                 126
                             ----            ----              ----              ------              ------
                              590             748               958               1,204               1,344

Deferred

    Federal                   (35)            (37)              (71)                (76)               (105)

    State                      (5)             (9)              (41)                (41)                (41)
                             ----            ----              ----              ------              ------
                              (40)            (46)             (112)               (117)               (146)
                             ----            ----              ----              ------              ------
    Total income taxes       $550            $702              $846              $1,087              $1,198
                             ====            ====              ====              ======              ======

The reasons for the difference between consolidated income tax expense and the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes were as follows:

                                           Quarter
                                            Ended        Year Ended       Year Ended       Year Ended      Year Ended
                                           March 31      December 31      December 31     September 30    September 30
                                             2002            2001             2000            2000            1999
                                           --------      -----------      -----------     ------------    ------------
Federal income taxes at statutory rate       $524            $818             $882            $1,113         $1,142

State  income  taxes,  net of  federal
 benefit                                       45             (2)               32                42             56

Effect of federal tax exempt interest         (29)           (91)              (97)              (92)           (50)

Other                                          10            (23)               29                24             50
                                            -----          -----             -----            ------         ------
                                             $550           $702              $846            $1,087         $1,198
                                            =====          =====             =====            ======         ======
Effective tax rate                           35.7%          29.2%             32.6%             33.2%          35.7%
                                            =====          =====             =====            ======         ======


              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 9 - Income Taxes (continued)

Income taxes payable (receivable) are included in other liabilities and were $324, ($551) and $60 at March 31, 2002, December 31, 2001 and December 31, 2000,
respectively. Income taxes paid for the year ended December 31, 2001, the year ended December 31, 2000, the year ended September 30, 2000 and the year ended September 30, 1999, were $936, $1,017, $1,176 and 1,315, respectively.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 2002, December 31, 2001, and December 31, 2000 are as follows:

                                                  March 31       December 31    December 31
                                                    2002            2001           2000
                                                  --------       -----------    -----------
Deferred tax assets

    Deferred compensation                         $1,219          $1,437           $289

    Allowance for loan losses                      1,218           1,262            452

    Excess carrying value of liabilities
        assumed for financial reporting
        purposes over tax basis                      480             513              -

    Other                                             62              95            246
                                                  ------          ------           ----
             Gross deferred tax assets             2,979           3,307            987

Deferred tax liabilities

    Excess carrying value of assets acquired
        for financial reporting purposes over
        tax basis                                  1,861           2,011              -

    Deferred loan fees                               301             299              -

    Unrealized gain on securities
        available-for-sale                           529             683            365

    Other                                            250             240              -
                                                  ------          ------           ----
             Gross deferred tax liabilities        2,941           3,233            365
                                                  ------          ------           ----
             Net deferred tax asset               $   38          $   74           $622
                                                  ======          ======           ====

The Company, in accordance with SFAS No. 109, did not record a deferred tax liability of approximately $3,140 as of December 31, 2001 related to the cumulative special bad debt deduction for savings and loan associations recognized for income tax reporting prior to September 30, 1988, the Bank's base year.

Management believes that the Company will fully realize deferred tax assets based on future taxable temporary differences, refundable income taxes from carryback years, and current levels of operating income.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 10 - Commitments to Extend Credit

Commitments to extend credit are agreements to lend as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments to extend credit are as follows:

                                     March 31 2002    December 31 2001  December 31 2000
                                     -------------    ----------------  ----------------
Mortgage loan commitments              $ 1,665            $ 2,198           $   368

Commercial loan commitments              2,263              6,315             3,905

Consumer loan commitments                1,020                251                68

Unused lines of credit

    Commercial                          16,983             12,275            11,078

    Consumer                            42,696             41,211            20,437

Mortgage loan commitments at March 31, 2002 are fixed rates ranging from 5.63% to 6.38%. Commercial loan commitments at March 31, 2002 either have fixed rates ranging from 4.25% to 7.50% or variable rates ranging from the Bank's prime rate (4.75% at March 31, 2002) plus 0% to 1%. Mortgage loan commitments at
December 31, 2001 are at fixed rates ranging from 5.25% to 6.375%. Commercial loan commitments at December 31, 2001 either have fixed rates ranging from 4.75% to 8.00% or variable rates ranging from the Bank's prime rate (4.75% at December 31, 2001) plus 0% to 1%. Commitment periods are typically 60 days.

Note 11 - Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain commitments as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.

The Bank is required to maintain: tangible capital of at least 1.5% of adjusted total assets; core capital of at least 4.0% of adjusted total assets; and total capital of at least 8.0% of risk weighted assets. At March 31, 2002, the Bank's tangible capital and core capital were both $28,217 or 6.50% of tangible assets, and total capital was $31,778 or 10.48% of risk-weighed assets. At December 31, 2001, the Bank's tangible capital and core capital were both $26,922 or 6.17% of tangible assets, and total capital was $30,616 or 10.25% of risk-weighted assets. The Company's primary regulator, the Office of Thrift Supervision, informed the Bank that it was in the well-capitalized category as of the most recent regulatory examination, and management is not aware of any events that have occurred since that would have changed its classification.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 11 - Regulatory Capital Requirements (continued)

                                                                                                    To Be Well
                                                                                                Capitalized Under
                                                                        For Capital             Prompt Corrective
                                                Actual               Adequacy Purposes          Action Provisions
                                         ----------------------    -----------------------    -----------------------
                                          Amount       Ratio        Amount        Ratio        Amount        Ratio
                                         ---------    ---------    ---------     ---------    ----------    ---------
                                         (dollars in thousands)     (dollars in thousands)     (dollars in thousands)
As of March 31, 2002

     Total Risk-Based Capital
         (to Risk-Weighted Assets)        $31,778       10.48%      $24,267         8.00%       $30,334       10.00%

     Tier 1 Capital
         (to Risk-Weighted Assets)         28,217        9.30%       12,133         4.00%        18,200        6.00%

     Tier 1 Capital
         (to Adjusted Total Assets)        28,217        6.50%       17,377         4.00%        21,721        5.00%

     Tangible Capital
         (to Adjusted Total Assets)        28,217        6.50%        6,516         1.50%        13,033        3.00%

As of December 31, 2001

     Total Risk-Based Capital
         (to Risk-Weighted Assets)        $30,616       10.25%      $23,892         8.00%       $29,865       10.00%

     Tier 1 Capital
         (to Risk-Weighted Assets)         26,922        9.01%       11,946         4.00%        17,919        6.00%

     Tier 1 Capital
         (to Adjusted Total Assets)        26,922        6.17%       17,440         4.00%        21,800        5.00%

     Tangible Capital
         (to Adjusted Total Assets)        26,922        6.17%        6,540         1.50%        13,080        3.00%

As of December 31, 2000

     Total Risk-Based Capital
         (to Risk-Weighted Assets)        $38,069       25.48%      $11,952         8.00%       $14,940       10.00%

     Tier 1 Capital
         (to Risk-Weighted Assets)         35,917       24.04%        5,976         4.00%         8,964        6.00%

     Tier 1 Capital
         (to Adjusted Total Assets)        35,917       14.29%       10,078         4.00%        12,598        5.00%

     Tangible Capital
         (to Adjusted Total Assets)        35,917       14.29%        3,779         1.50%         7,559        3.00%


              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 12 - Employee Benefit Plans

The Bank provides supplemental benefits to substantially all employees through a 401(k) savings plan. Eligible participants may contribute up to 15% of base salary, with the Bank providing matching contributions of 50% of employee contributions up to 6% of compensation. The plan also provides for discretionary employer contributions. Total expense relating to this plan was $22 for the quarter ended March 31, 2002, $14 for the quarter ended March 31, 2001, $62 for the year ended December 31, 2001, $141 for the year ended December 31, 2000, $59 for the year ended September 30, 2000, $48 for the year ended September 30, 1999.

The Bank also maintains nonqualified deferred compensation and/or supplemental retirement plans for certain of its directors. During 2001, the Bank added a similar plan for certain executive employees. Total expense for the plans was $94 for the quarter ended March 31, 2002, $29 for the quarter ended March 31, 2001, $300 for the year ended December 31, 2001, $86 for the year ended December 31, 2000, $175 for the year ended September 30, 2000, and $142 for the year ended September 30, 1999.

The Company maintains non-qualified deferred compensation plans for key employees and directors: a diversified and a non-diversified plan. The eligible employees may defer a portion of their compensation and the directors may defer a portion of their directors' fees. The deferred assets are maintained in rabbi trusts, which are included in Other Assets of the Company. The assets are accounted for at market value in accordance with SFAS Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, with the resulting gains or losses in value recorded as an adjustment to the fair value of the deferred compensation obligation.

On July 1, 2000, the Company terminated its participation in the Financial Institutions Retirement Fund, a multiemployer, qualified, noncontributory defined benefit pension plan that covered substantially all employees of the Bank meeting certain age and service requirements. As a result of the termination, plan participants who had accumulated a balance in the plan of less than $3.5 or who were 55 years of age or older on the termination date received a lump sum payment equal to their balance accumulated in the plan. The balances of those plan participants who had accumulated an amount of $3.5 or greater in the plan and who were less than 55 years of age on the termination date remain in the plan until those participants reach the age of 55 years.

The plan requires employers to fund amounts necessary to meet ERISA minimum funding requirements. Total expense relating to this plan was $85 in the year ended September 30, 2000 recognized prior to the termination of the plan on July 1, 2000. Separate company information relating to the Bank is not available.

1999 Stock Option Plan - On April 12, 1999, the Company's shareholders approved the Citizens South Bank 1999 Stock Option Plan that provided the issuance of 211,335 options for directors and officers to purchase the Company's common stock. The Company applies the provisions of Accounting Principles Board Opinion No. 25 in accounting for the plan and accordingly, no compensation expense has been recognized in connection with the granting of the stock options. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company adopted the disclosure-only option and elected to apply the provisions of APB No. 25 for financial statement purposes.

Had the compensation cost for the Company's stock option plan been determined in accordance with the fair-value accounting provisions of SFAS No. 123, net income, basic earnings per share, and diluted earnings per share would have been as follows:

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 11 - Employee Benefit Plans (continued)

                                 Year Ended       Year Ended        Year Ended      Year Ended
                                December 31,      December 31,     September 30,   September 30,
                                    2001             2000              2000            1999
                              --------------    --------------   ---------------   -------------
Net income:
     As reported                   $1,704          $1,748             $2,185          $2,161
     Pro forma                     $1,600          $1,555             $1,935          $1,749
Basic earnings per share:
     As reported                   $ 0.42          $ 0.43             $ 0.53          $ 0.50
     Pro forma                     $ 0.39          $ 0.38             $ 0.47          $ 0.41
Diluted earnings per share:
     As reported                   $ 0.42          $ 0.43             $ 0.53          $ 0.50
     Pro forma                     $ 0.39          $ 0.38             $ 0.47          $ 0.41


The following is a summary of stock option activity and related information for the years ended December 31, 2001, December 31, 2000, September 31, 2000 and September 30, 1999.

                                         Year Ended                Year Ended
                                      December 31, 2001         December 31, 2000
                                   ----------------------    ---------------------------
                                             Weighted Avg.                Weighted Avg.
                                   Options  Exercise Price   Options      Exercise Price
                                   -------  -------------    -------      --------------
Outstanding-
   Beginning of period               $192      $12.05          $ 200        $12.05
   Granted                              -           -              3         12.00
   Exercised                            -           -              -             -
   Forfeited                            -           -            (11)         12.0
                                     ----       -----          -----        ------
Outstanding-end of period             192      $12.05            192        $12.05
                                     ====                      =====
Exercisable-end of period             134      $12.03            107        $12.02
                                     ====                      =====
Weighted average fair value of
 options granted during the period   $  0                      $3.53
                                     ====                      =====

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 12 - Employee Benefit Plans (continued)

                                          Year Ended                        Year Ended
                                      September 30, 2000                September 30, 1999
                                 ---------------------------     -------------------------------
                                               Weighted Avg.                       Weighted Avg.
                                 Options      Exercise Price     Options          Exercise Price
                                 -------      --------------     -------          --------------
Outstanding-
   Beginning of period            $200             $12.05         $    -              $    -
   Granted                           3              12.00            200               12.05
   Exercised                         -                  -              -                   -
   Forfeited                        (3)             12.00              -                   -
                                 -----            -------          -----             -------
 Outstanding-end of period         200             $12.05            200              $12.05
                                 =====                             =====
  Exercisable-end of period        110             $12.00             83              $12.02
                                 =====                             =====
Weighted average
 fair value of
 options granted
 during the period               $2.57                             $2.57
                                 =====                             =====

During the quarter ended March 31, 2002, 0 shares were exercised and 10 shares were granted. Exercise prices for options outstanding as of March 31, 2002, December 31, 2001, and December 31, 2000, ranged from $12.00 to $13.00. The weighted average remaining contractual life of those options is approximately three years at March 31, 2002 and December 31, 2001 and approximately four years at December 31, 2000.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the year ended December 31, 2001, and the year ended December 31, 2000; dividend yield of 2.08%, expected volatility of 22%, a risk-free interest rate of 6.00%, and expected lives of 7 years for the options.

Employee Stock Ownership Plan - The Bank established an Employee Stock Ownership Plan (ESOP). The ESOP is a tax-qualified retirement plan designed to invest primarily in the Company's common stock. All full-time employees of the Bank who have completed one year of service with the Bank will be eligible to participate in the ESOP. The ESOP utilized funds borrowed from the Company totaling $1,691, to purchase approximately 8%, or 169 shares of the Company's common stock issued in the Conversion. The loan to the ESOP will be primarily repaid with contributions from the Bank to the ESOP over a period not to exceed 15 years. Under the terms of the ESOP, the Bank makes contributions to the ESOP sufficient to cover all payments of principal and interest as they become due. The loan had an outstanding balance of $1,240 with an interest rate of 4.75%, $1,240 with an interest rate of 4.75%, $1,353 with an interest rate of 9.50% at March 31, 2002, December 31, 2001 and December 31, 2000, respectively. The interest rate on the loan is based on the Bank's prime rate.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 12 - Employee Benefit Plans (continued)

Shares purchased with the loan proceeds are held in a suspense account by the trustee of the plan for future allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation as described in the plan. The number of shares released to participants will be determined based upon the percentage of principal and interest payments made during the year divided by the total remaining principal and interest payments including the current year's payment. Participants will vest in the shares allocated to their respective accounts over a period not to exceed 5 years. Any forfeited shares are allocated to the then remaining participants in the same proportion as contributions. As of March 31, 2002, 60 shares have been allocated to participants and 109 shares remain unallocated. The fair value of the unallocated shares was $1,779 at March 31, 2002. As of December 31, 2001,
57 shares have been allocated to participants and 112 shares remain unallocated. The fair value of the unallocated shares was $1,684 at December 31, 2001. The Company recognizes compensation expense attributable to the ESOP ratably over the fiscal year based upon the estimated number of ESOP shares to be allocated each December 31st. The Company recognized $315, $85, $124 and $128 as compensation expense in the twelve-month periods ended December 31, 2001, December 31, 2000, September 30, 2000 and September 30, 1999, respectively.

The trustee for the ESOP must vote all allocated shares held in the ESOP trust in accordance with the instructions of the participants. Unallocated shares held by the ESOP trust are voted by the trustee in a manner calculated to most accurately reflect the results of the allocated ESOP shares voted, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Note 13 - Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. The estimates are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. These estimates may differ substantially from amounts that could be realized in an immediate sale or settlement of the instrument.

Fair value approximates book value for the following financial instruments due to their short-term nature: cash and due from banks, interest-earning bank balances, and advances from customers for taxes and insurance.

Fair value for investment securities and mortgage-backed and related securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using market prices for similar securities.

Fair value for variable rate loans that reprice frequently is based on the carrying value reduced by an estimate of credit losses inherent in the portfolio. Fair value for all other loans is estimated by discounting their future cash flows using interest rates currently being offered for loans of comparable terms and credit quality.

Fair value for demand deposit accounts and interest-bearing accounts with no fixed maturity is equal to the carrying value. Certificate of deposit fair values are estimated by discounting cash flows from expected maturities using interest rates currently being offered for similar instruments.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 13 - Fair Value of Financial Instruments (continued)

The carrying amount of repurchase agreements approximates fair value due to the short-term nature of the agreements.

Fair value for the advances from the Federal Home Loan Bank Board is based on discounted cash flows using current interest rates.

At March 31, 2002, December 31, 2001 and December 31, 2000, the Company had outstanding unfunded commitments to extend credit offered in the normal course of business. Fair values of these commitments are based on fees currently charged for similar instruments. At March 31, 2002, December 31, 2001 and December 31, 2000, the carrying amounts and fair values of these off-balance sheet financial instruments were immaterial.

The Company has used management's best estimates of fair values of financial instruments based on the above assumptions. This presentation does not include certain financial instruments, nonfinancial instruments or certain intangible assets such as customer relationships, deposit base intangibles, or goodwill. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The estimated fair values of financial instruments as of March 31 and December 31 were as follows:

                                                March 31, 2002            December 31, 2001           December 31, 2000
                                         -------------------------- --------------------------- --------------------------
                                           Carrying     Estimated     Carrying      Estimated     Carrying     Estimated
                                            Amount      Fair Value     Amount       Fair Value     Amount      Fair Value
                                         -------------------------- --------------------------- --------------------------
Financial assets
   Cash and due from banks                 $  3,414      $  3,414     $  6,048  $    $  6,048     $  4,157      $  4,157
   Interest-earning bank balances            32,798        32,798       14,892         14,892       22,552        22,552
   Investment and mortgage-
      Backed securities                      45,866        45,866       51,351         51,351       55,777        55,777
   Loans                                    323,528       326,288      334,321        335,562      158,820       157,138

Financial liabilities
   Deposits                                 352,082       353,211      353,692        355,528      167,931       165,239
   Repurchase agreements                      2,009         2,009        1,557          1,557          237           237
   Advances from FHLB                        39,000        40,086       40,500         41,797       42,500        41,713


Note 14 - Earnings per share

Earnings per share has been determined under the provisions of SFAS No. 128, Earnings Per Share. Basic earnings per share is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding during the period, without considering any dilutive items. Diluted earnings per share is computed by dividing net income applicable to common stock by the weighted average number of common shares and common stock equivalents for items that are dilutive, net of shares assumed to be repurchased using the treasury stock method. Common stock equivalents arise from the assumed conversion of outstanding stock options.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 14 - Earnings per share (continued)

The only potential stock of the Company as defined in SFAS No. 128, is stock options granted to various directors and officers of the Bank. The following is a summary of the computation of basic and diluted earnings per share:

                                        Quarter         Quarter
                                         Ended           Ended        Year Ended      Year Ended     Year Ended      Year Ended
                                       March 31,       March 31,     December 31,    December 31,   September 31,   September 31,
                                         2002            2001            2001            2000           2000            1999
                                    -------------    -------------   ------------    ------------   -------------   -------------
Net income                                $  992        $  512         $ 1,704         $ 1,748        $ 2,185          $ 2,161

Weighted average outstanding shares        4,097         4,083           4,085           4,089          4,118            4,294

Basic earnings per share                   $0.24        $ 0.13         $  0.42         $  0.43        $  0.53          $  0.50

Weighted average outstanding shares        4,097         4,083           4,085           4,089          4,118            4,294

Dilutive effect of stock options              27             -              19               -              1               14
                                          ------        ------         -------         -------        -------          -------

Weighted average diluted shares            4,124         4,083           4,104           4,089          4,119            4,308

Diluted earnings per share                $ 0.24        $ 0.13         $  0.42         $  0.43        $  0.53          $  0.50

On October 9, 1998, the Company's Board of Directors announced the authorization to repurchase up to 105 shares of outstanding common stock under the 1998 Stock Repurchase Plan. On April 19, 1999, the Company's Board of Directors announced the authorization to repurchase 295 shares of outstanding common stock for the 1999 Stock Option Plan and the 1999 Recognition and Retention Plan. On May 23, 2000, the Company's Board of Directors announced the authorization to repurchase up to 92 shares of outstanding common stock.

As of March 31, 2002 and December 31, 2001, 372 shares had been repurchased under these plans at an average price of $12.61 per share.

Note 15 - Parent-Only Financial Information

The earnings of the Bank are recognized by Citizens South Banking Corporation using the equity method of accounting. Accordingly, undistributed earnings of the Bank are recorded as increases in the Company's investment in the Bank. The following are the condensed financial statements of the Company as of March 31, 2002, December 31, 2001 and December 31, 2000 and for the quarter ended
March 31, 2002, the year ended December 31, 2001, the year ended December 31, 2000, the year ended September 30, 2000, and the year ended September 31, 1999.

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 15 - Parent-Only Financial Information (continued)

Condensed Statements of Financial Condition
-------------------------------------------

                                                       March 31,          December 31,           December 31,
                                                          2002                2001                   2000
                                                       ---------          ------------           ------------
Assets
------
Cash and cash equivalents                               $ 3,413              $ 1,929                $ 2,395
Investment in securities available-for-sale                 878                  868                    949
Investment in subsidiary                                 37,693               38,743                 36,414
Other assets                                                383                  136                     75
                                                        -------              -------                -------
Total assets                                            $42,367              $41,676                $39,833
                                                        =======              =======                =======

Liabilities and Stockholders' Equity
------------------------------------
Liabilities                                             $   130              $    46                $    70
Stockholders' Equity                                     42,237               41,630                 39,763
                                                        -------              -------                -------
Total liabilities and stockholders' equity              $42,367              $41,676                $39,833
                                                        =======              =======                =======

Condensed Statements of Operations
-----------------------------------

                                                     Quarter
                                                      Ended        Year Ended     Year Ended     Year Ended      Year Ended
                                                    March 31,     December 31,   December 31,   September 30,   September 30,
                                                       2002           2001           2000           2000            1999
                                                   ------------- --------------- -------------- ------------------------------
Interest income                                      $   14        $   76          $  109         $  126          $  227
Interest expense                                          -             -               -              -               -
Other operating expenses                                (81)          (75)            (93)           (75)           (137)
                                                     ------        ------          ------         ------          ------
Income before income taxes and undistributed            (67)
    Earnings from subsidiaries                                          1              17             51              90
Income taxes                                             30             -              (7)           (19)            (70)
                                                     ------        ------          ------         ------          ------

Income before undistributed earnings
    from subsidiaries                                   (37)            1              10             32              20
Equity in undistributed earnings of
    Subsidiaries                                      1,029         1,703           1,738          2,153           2,141
                                                     ------        ------          ------         ------          ------

Net income                                           $  992        $1,704          $1,748         $2,185          $2,161
                                                     ======        ======          ======         ======          ======

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 15 - Parent-Only Financial Information (continued)

Condensed Statements of Cash Flows
----------------------------------

                                                        Quarter
                                                         Ended       Year Ended     Year Ended     Year Ended      Year Ended
                                                       March 31,    December 31,   December 31,   September 30,   September 30,
                                                         2002           2001           2000           2000            1999
                                                     -------------- -------------- -------------- -------------- --------------
Operating activities
     Net income                                       $   992        $  1,704        $ 1,748        $ 2,185        $ 2,161
     Adjustments to reconcile net income to net
     Cash provided by operating activities
     Equity in undistributed (earnings) loss of
        subsidiaries                                   (1,029)         (1,703)        (1,738)        (2,153)        (2,141)
     Issuance of stock for Recognition and
        Retention Plan                                      -               -              -              -          1,015
     Allocation of shares to ESOP                          28             283            124            124            122
     Decrease (increase) in other operating assets      1,549             (62)           (12)          (215)            11
     (Decrease) increase in other operating                                 9            (99)            17            (45)
        liabilities                                        84
                                                      -------        --------        -------        -------        -------
         Net cash provided by (used in) operating
         activities                                     1,624             231             23            (42)         1,123

Investing activities
     Purchase of investments available-for-sale             -               -           (294)          (150)             -
     Maturities and prepayments of investment                                                              -
       securities                                           -               -              -              -          1,000
     Acquisition of Innes Street Financial Corp.,
         net of cash acquired                               -         (22,607)             -              -              -
                                                      -------        --------        -------        -------        -------
         Net cash provided by (used in) investing
         activities                                         -         (22,607)          (294)          (150)         1,000

Financing activities
     Repurchase of common stock                             -            (116)          (897)        (1,801)        (2,859)
     Dividends received from bank subsidiary                -          22,555              -              -              -
     Dividends to stockholders                           (140)           (529)          (730)          (862)          (938)
                                                      -------        --------        -------        -------        -------
         Net cash (used in) provided by financing
         activities                                      (140)         21,910         (1,627)        (2,663)        (3,797)

Net increase (decrease) in cash and cash equivalents    1,484            (466)        (1,898)        (2,855)        (1,674)
Cash and cash equivalents, beginning of period          1,929           2,395          4,293          5,199          6,874
                                                      -------        --------        -------        -------        -------
Cash and cash equivalents, end of period              $ 3,413        $  1,929        $ 2,395        $ 2,344        $ 5,200
                                                      =======        ========        =======        =======        =======

              CITIZENS SOUTH BANKING CORPORATION AND SUBSIDIARIES

                    (in thousands, except per share amounts)


Note 16 - Reorganization and Change of Corporate Form (Unaudited)

The Board of Directors of the Citizens South Holdings, MHC ("the MHC"), the Company and the Bank adopted the Plan of Conversion and Reorganization (the "Plan") on May 23, 2002. Pursuant to the Plan, the MHC will convert from the mutual holding company form of organization to the fully public form. The MHC will be merged into the Bank, and the MHC will no longer exist. Pursuant to the plan, the Company, which owns 100% of the Bank, also will be succeeded by a new Delaware corporation with the same name, Citizens South Banking Corporation. As part of the conversion, shares of common stock of Citizens South Banking Corporation representing the ownership interest of the MHC will be offered for sale in the offering. The existing publicly held shares of the Company, which represents the remaining ownership interest in the Company, will be exchanged for new shares of commons stock of Citizens South Banking Corporation, the new Delaware corporation. The exchange ratio will ensure that immediately after the reorganization and the share exchange, the public stockholders of the Company will own the same aggregate percentage of Citizens South Banking Corporation common stock that they owned immediately prior to the reorganization. When the conversion is completed, all of the capital stock of the Bank will be owned by Citizens South Banking Corporation.

The Plan provides for the establishment, upon the completion of the reorganization, of a special "liquidation account" for the benefit of certain depositors of the Bank in an amount equal to the greater of the MHC's ownership interest in the retained earnings of the Company as of the date of its latest balance sheet contained in the prospectus or the retained earnings of the Bank at the time it reorganized into the MHC in 1998. Following the completion of the reorganization, under the rules of the Office of Thrift Supervision, the Bank will not be permitted to pay dividends on its capital stock to Citizens South Banking Corporation, its sole stockholder, if the Bank's stockholder's equity would be reduced below the amount of the liquidation account.

At December 31, 2001, the Company had incurred no costs associated with the offering. Costs that are incurred will be netted against proceeds received in the transaction. If, however, the offering is not completed, the costs associated with the offering will be expensed in the period in which the offering is terminated.

              INNES STREET HISTORICAL AND PRO FORMA FINANCIAL DATA

Pro Forma Financial Statements
Unaudited Pro Forma Condensed Consolidated Statement of Condition

                                                                       Citizens South  Innes Street
                                                                           Banking       Financial
                                                                         Corporation    Corporation
                                                                       -------------- ---------------
                                                                       September 30,   September 30,     Pro Forma        Pro Forma
                                                                           2001           2001          Adjustments       Combined
                                                                       -------------- ---------------  -------------    ------------
                                                                                         (Dollars in Thousands)

Assets
------
  Cash and cash equivalents ..........................................  $     32,796   $     16,221     $  (37,852)(a)  $     11,165
  Investment securities, available for sale ..........................        28,332             --             --            28,332
  Investment securities, held to maturity ............................            --             --             --                --
  Mortgage-backed securities, available for sale .....................        25,015          2,204             --            27,219
  Mortgage-backed securities, held to maturity .......................            --            439             22 (b)           461
  Loans, net .........................................................       165,743        190,052          1,286 (b)       357,081
  Premises and equipment, net ........................................         4,857          2,119          2,566 (b)         9,542
  Accrued interest receivable ........................................         1,303          1,006             --             2,309
  Federal Home Loan Bank stock .......................................         2,177          1,715             --             3,892
  Goodwill and other intangible assets ...............................            --             --         10,716 (b)        10,716
  Other assets .......................................................         6,375          2,892             --             9,267
                                                                        ------------   ------------     ----------      ------------

Total assets .........................................................  $    266,598   $    216,648        (23,262)     $    459,984
                                                                        ============   ============     ==========      ============

Liabilities and Equity
----------------------
  Deposits ...........................................................  $    180,155   $    175,053     $    1,454 (b)  $    356,662
  Advances from borrowers for taxes and insurance ....................           918            464             --             1,382
  Borrowed money .....................................................        42,158         12,000             --            54,158
  Other liabilities ..................................................         1,740          1,855          2,560 (c)         6,155
                                                                        ------------   ------------     ----------      ------------
     Total liabilities ...............................................       224,971        189,372          4,014           418,357

   Common stock and additional paid in capital, net of ESOP loan .....        15,211          8,597         (8,597)(d)        15,211
   Retained earnings, substantially restricted .......................        25,015         19,183        (19,183)(d)        25,015
   Unrealized gain on securities available for sale, net of tax ......         1,401             42            (42)(d          1,401
  Unearned compensation MRP ..........................................            --           (546)           546 (d)            --
                                                                        ------------   ------------     ----------      ------------
     Total equity ....................................................        41,627         27,276        (27,276)           41,627
                                                                        ------------   ------------     ----------      ------------

Total liabilities and equity .........................................  $    266,598   $    216,648     $  (23,262)     $    459,984
                                                                        ============   ============     ==========      ============

--------------------------
(a) Amount reflects the use of cash to fund the merger consideration of $37.413 million, payment of transaction costs of $1.374 million, aftertax restructuring costs of $898,000, repayment of ESOP loan of $1.588 million, and tax benefit of MRPs of $245,000.
(b) Amounts reflect the allocation of the purchase price based on the fair market value of assets acquired and liabilities assumed. The fair market value of investments held was estimated using quoted market values. The fair market values of loans and deposits were estimated using discounted expected future cash flows for these items based on their weighted average life and weighted average yields. The fair market value of premises and equipment was estimated based on the appraised value of significant assets. The core deposit intangible asset of $1.962 million represents the premium paid for the deposits assumed in the transaction and was estimated by discounting the spread between the Company's weighted average cost of funds and the weighted average rate paid on the liabilities of Innes Street Financial Corporation. The servicing intangible asset of $367,000 represents the excess of servicing fees over related costs of servicing the assets. The excess of the purchase price paid over the fair value of net assets of $8.387 million is reflected as goodwill.
(c) Amount reflects the accrued liabilities of $1.381 million associated with the costs for employee termination benefits and other exit costs and $1.179 million in deferred tax liability as a result of the fair market value adjustments.
(d) Reflects the elimination of the equity accounts of Innes Street Financial Corporation.

Pro Forma Financial Statements
Unaudited Pro Forma Condensed Consolidated Statement of Income

                                                          Citizens South       Innes Street
                                                              Banking            Financial
                                                            Corporation         Corporation
                                                         -----------------   -----------------
                                                         Nine Months Ended   Nine Months Ended      Pro Forma          Pro Forma
                                                         September 30, 2001    June 30, 2001       Adjustments         Combined
                                                         ------------------  -----------------  -------------------  -------------
                                                                        (Dollars in Thousands, Except Per Share Data)
Interest Income
---------------
  Loans ..............................................   $         9,392     $        11,238    $     (1,248) (a,b)        19,383
  Investment securities ..............................             1,386                  --              --                1,386
  Interest-bearing deposits ..........................               771                 404            (527) (a)             649
  Mortgage-backed and related securities .............             1,127                 192              --                1,319
                                                         ---------------     ---------------    ------------         ------------
     Total interest income ...........................            12,676              11,834          (1,775)              22,736

Interest Expense
----------------
  Deposits ...........................................             5,938               6,819          (1,249) (b)          11,508
  Borrowed funds .....................................             1,813                 679              --                2,492
                                                         ---------------     ---------------    ------------         ------------
     Total interest expense ..........................             7,751               7,498          (1,249)              14,000

  Net interest income after provision ................             4,925               4,336            (526)               8,736
  Provision for loan losses ..........................                90                  27              --                  117
                                                         ---------------     ---------------    ------------         ------------
     Net interest income after provision .............             4,835               4,309            (526)               8,619

Noninterest Income
------------------
  Service charges on deposit accounts ................             1,302                  33              --                1,335
  Gain on sale of assets .............................                --                  97              --                   97
  Other income .......................................               853                 215             (57) (b)           1,011
                                                         ---------------     ---------------    ------------         ------------
     Total noninterest income ........................             2,155                 345             (57)               2,443

Noninterest Expense
-------------------
  Compensation and benefits ..........................             2,710               1,705              --                4,415
  Occupancy and equipment expense ....................               510                 424              --                  934
  Loss on sale of assets .............................                 9                  --              --                    9
  Other expenses .....................................             1,589               1,033             496  (b)           3,118
                                                         ---------------     ---------------    ------------         ------------
     Total noninterest expense .......................             4,818               3,162             496                8,476

  Income before income taxes .........................             2,172               1,492          (1,079)               2,585
  Provision for income taxes .........................               689                 565            (378) (c)             876
                                                         ---------------     ---------------    ------------         ------------
Net income ...........................................   $         1,483     $           927    $       (701)        $      1,709
                                                         ===============     ===============    ============         ============

Basic earnings per share .............................   $          0.36     $          0.54                         $       0.42
Diluted earnings per share ...........................   $          0.36     $          0.53                         $       0.42

Basic weighted average outstanding shares ............         4,080,122           1,707,684                            4,080,122
Diluted weighted average outstanding shares ..........         4,091,723           1,738,085                            4,091,723

Pro Forma Financial Statements
Unaudited Pro Forma Condensed Consolidated Statement of Income

                                                   Citizens South        Innes Street
                                                       Banking             Financial
                                                     Corporation          Corporation
                                                --------------------   ------------------
                                                   Twelve Months         Twelve Months
                                                       Ended                 Ended             Pro Forma
                                                  December 31, 2000    September 30, 2000     Adjustments     Pro Forma Combined
                                                --------------------   ------------------  ----------------  --------------------
                                                                 (Dollars in Thousands, Except Per Share Data)
Interest Income
---------------
  Loans .......................................   $        13,320       $        13,644    $     (1,597)(a,b)           25,367
  Investment securities .......................             1,890                   260              --                  2,150
  Interest-bearing deposits ...................               168                   552            (702)(a)                 18
  Mortgage-backed and related securities ......             1,455                   297              --                  1,752
                                                  ---------------       ---------------    ------------       ----------------
     Total interest income ....................            16,833                14,753          (2,299)                29,287

Interest Expense
----------------
  Deposits ....................................             7,296                 8,268          (1,358)(b)             14,206
  Borrowed funds ..............................             2,389                   353              --                  2,742
                                                  ---------------       ---------------    ------------       ----------------
     Total interest expense ...................             9,685                 8,621          (1,358)                16,948

  Net interest income after provision .........             7,148                 6,132            (941)                12,339
  Provision for loan losses ...................                53                    --              --                     53
                                                  ---------------       ---------------    ------------       ----------------
     Net interest income after provision ......             7,095                 6,132            (941)                12,286

Noninterest Income
------------------
  Service charges on deposit accounts .........               762                    40              --                    802
  Gain on sale of assets ......................               271                    52              --                    323
  Other income ................................             1,440                   343             (76)(b)              1,707
                                                  ---------------       ---------------    ------------       ----------------
     Total noninterest income .................             2,473                   435             (76)                 2,832

Noninterest Expense
-------------------
  Compensation and benefits ...................             3,725                 2,500              --                  6,225
  Occupancy and equipment expense .............               612                   556              --                  1,168
  Loss on sale of assets ......................               873                    31              --                    904
  Other expenses ..............................             1,765                 1,360             662 (b)              3,787
                                                  ---------------       ---------------    ------------       ----------------
      Total noninterest expense ...............             6,975                 4,447             662                 12,084

  Income before income taxes ..................             2,593                 2,120          (1,679)                 3,034
  Provision for income taxes ..................               846                   789            (588)                 1,047
                                                  ---------------       ---------------    ------------       ----------------
Net income ....................................   $         1,747       $         1,331    $     (1,091)      $          1,987
                                                  ===============       ===============    ============       ================

Basic earnings per share ......................   $          0.43       $          0.72                       $           0.49
Diluted earnings per share ....................   $          0.43       $          0.72                       $           0.49

Basic weighted average outstanding shares .....         4,082,270             1,838,692                              4,082,270
Diluted weighted average outstanding shares ...         4,093,871             1,847,085                              4,093,871

_________________________
(a) Reflects the financing costs associated with this transaction based on the sale of $14.0 million of fixed rate mortgage loans yielding 7.5% and the use of excess interest-bearing deposits yielding 3.0%. The weighted average cost of the $37.413 million transaction is estimated to be 4.68%.
(b) Amount reflects the amortization of the fair value adjustment to related assets and liabilities. The amortization periods for loans and deposits are the weighted average lives of the portfolios and amortization expenses are reflected in interest income and interest expense, respectively. The amortization periods for the fair value adjustments for premises and equipment, the servicing asset and the core deposit intangible asset are their estimated lives and the amortization expenses are reflected in other expense, other income and other expense, respectively. There is no amount representing the amortization of goodwill recognized in this transaction in accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.
(c) Amount reflects the net impact on the provision for income taxes resulting from the pro forma adjustments above, computed using an estimated effective rate of 35%.

Note: Nonrecurring costs related to employee termination benefits and other exit costs reflected in the pro forma statement of condition have not been reflected in the pro forma statement of operations.

                       Innes Street Financial Corporation


                        Consolidated Financial Statements


                     Years ended September 30, 2000 and 1999

                                    Contents

Report of Independent Auditors ...........................................   G-6

Audited Consolidated Financial Statements

Consolidated Balance Sheets ..............................................   G-7
Consolidated Statements of Income ........................................   G-8
Consolidated Statements of Shareholders' Equity ..........................   G-9
Consolidated Statements of Cash Flows ....................................  G-10
Notes to Consolidated Financial Statements ...............................  G-11

                         Report of Independent Auditors


The Board of Directors
Innes Street Financial Corporation

We have audited the accompanying consolidated balance sheets of Innes Street Financial Corporation as of September 30, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Innes Street Financial Corporation at September 30, 2000 and 1999, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                     /s/ Ernst & Young LLP

November 17, 2000

                       Innes Street Financial Corporation
                           Consolidated Balance Sheets

                                                                                          September 30
                                                                                --------------------------------
                                                                                     2000              1999
                                                                                --------------   ---------------
Assets
Cash and due from banks                                                          $   2,987,315    $    3,667,346
Federal funds sold-overnight                                                         6,686,000         3,122,000
                                                                                --------------   ---------------
Cash and cash equivalents                                                            9,673,315         6,789,346

Investment securities available-for-sale                                             3,099,380        16,023,687
Investment securities held-to-maturity (fair value of $635,344 and $727,555
   at September 30, 2000 and 1999, respectively)                                       630,476           715,216
Loans receivable, net                                                              186,915,054       167,874,234
Premises and equipment, net                                                          2,375,478         2,173,006
Other                                                                                5,354,619         4,425,138
Total assets                                                                    --------------   ---------------
                                                                                 $ 208,048,322    $  198,000,627
                                                                                ==============   ===============

Liabilities and equity
Deposit accounts                                                                 $ 166,406,701    $  160,809,797
Borrowings                                                                          13,600,000                 -
Other                                                                                2,240,173         1,509,048
                                                                                --------------   ---------------
Total liabilities                                                                  182,246,874       162,318,845

Commitments and contingencies

Preferred Stock, no par value:
   Authorized - 5,000,000 shares; none issued and outstanding                                -                 -
Common stock, no par value:
   Authorized - 20,000,000 shares; issued and outstanding - 1,974,325 and
   2,135,838 shares at September 30, 2000 and
   1999, respectively                                                                        -                 -
Paid in capital                                                                     10,522,958        20,106,106
Retained earnings (substantially restricted)                                        18,208,565        17,251,509
Unearned compensation - ESOP stock                                                  (2,188,339)       (1,708,670)
Unearned compensation - Management Recognition Plan (MRP)                             (779,339)                -
Accumulated other comprehensive income                                                  37,603            32,837
                                                                                --------------   ---------------
Total equity                                                                        25,801,448        35,681,782
                                                                                --------------   ---------------
Total liabilities and equity                                                     $ 208,048,322    $  198,000,627
                                                                                ==============   ===============

See accompanying notes.

                       Innes Street Financial Corporation

                        Consolidated Statements of Income

                                                             Year ended September 30
                                                        --------------------------------
                                                             2000                1999
                                                        --------------------------------
Interest and fee income:
   Loans receivable                                     $  13,643,611       $ 11,876,172
   Investments                                                557,611            789,316
   Other interest-earning assets                              677,363          1,321,198
                                                        -------------       ------------
Total interest income                                      14,878,585         13,986,686

Interest expense:
   Deposits                                                 8,267,742          7,736,427
   Borrowings                                                 352,884            430,878
                                                        -------------       ------------
Total interest expense                                      8,620,626          8,167,305
                                                        -------------       ------------
Net interest income                                         6,257,959          5,819,381

Provision for loan losses                                           -                  -
                                                        -------------       ------------
Net interest income after provision for
   loan losses                                              6,257,959          5,819,381

Non-interest income:
   Loan servicing fees                                         77,798            138,422
   Gain on sales of loans, net                                 20,278             98,271
   Other                                                      140,310             96,900
                                                        -------------       ------------
Total non-interest income                                     238,386            333,593

Non-interest expense:
   Compensation and benefits                                2,499,832          1,727,259
   Occupancy and equipment                                    555,999            465,301
   Advertising and promotion                                  220,223            133,871
   Data processing                                            231,907            216,797
   Deposit insurance premium                                   48,654             94,835
   Other                                                      819,523            797,816
                                                        -------------       ------------
Total non-interest expense                                  4,376,138          3,435,879
                                                        -------------       ------------
Income before income taxes                                  2,120,207          2,717,095
Provision for income taxes                                    789,318          1,011,841
                                                        -------------       -----------
Net income                                              $   1,330,889       $  1,705,254
                                                        =============       ============

Basic and diluted earnings per share                    $        0.72       $       0.83
Basic weighted average shares outstanding                   1,838,692          2,066,326
Diluted weighted average shares outstanding                 1,847,085          2,066,326

See accompanying notes.

                       Innes Street Financial Corporation

                 Consolidated Statements of Shareholders' Equity

                                                                                                       Unearned         Unearned
                                             Shares of                                 Deferred      Compensation     Compensation
                                               Common       Paid in      Retained    Compensation  Relating to the  Relating to the
                                               Stock        Capital      Earnings        Plans           ESOP             MRP
                                            -----------  ------------  ------------  ------------  ---------------  ---------------
Balance at September 30, 1998                                          $ 15,856,214
Net income                                                                1,705,254
Change in unrealized appreciation on
   securities available for sale, net of
   taxes of ($53,307)

Comprehensive income
Dividends paid ($.15 per share)                                            (309,959)
Net proceeds from Initial Public Offering   2,248,250    $ 21,598,347                                $ (1,798,600)
Shares purchased and held in rabbi trusts                                             $ 1,238,118
Deferred compensation obligation                                                       (1,238,118)
Commitment of ESOP shares (8,993 shares)                       25,321                                      89,930
Repurchase of common stock                   (112,412)     (1,517,562)
                                            ---------    ------------  ------------   -----------    ------------    -------------
Balance at September 30, 1999               2,135,838      20,106,106    17,251,509             -      (1,708,670)              -
Net income                                                                1,330,889
Change in unrealized appreciation on
   securities available for sale, net of
   taxes of ($2,854)

Comprehensive income
Dividends paid ($0.20 per share)                                           (373,833)
Return of Capital ($4.00 per share)                        (7,489,984)                                   (657,088)
Shares purchased and held in rabbi trusts                                                 231,656
Deferred compensation obligation                                                         (231,656)
Commitment of ESOP shares (17,514 shares)                      33,723                                     177,419
Repurchase of common stock                   (251,443)     (3,295,977)
Issuance of MRP stock                          89,930       1,169,090                                                $ (1,169,090)
Prorata vesting of MRP stock                                                                                              389,751
                                            ---------    ------------  ------------   -----------    ------------    ------------
Balance at September 30, 2000               1,974,325    $ 10,522,958  $ 18,208,565   $         -    $ (2,188,339)   $   (779,339)
                                            =========    ============  ============   ===========    ============    ============

                                             Accumulated
                                                Other          Total
                                            Comprehensive  Shareholders'
                                                Income        Equity
                                            -------------  -------------
Balance at September 30, 1998                 $ 116,162    $ 15,972,376
Net income                                                    1,705,254
Change in unrealized appreciation on
   securities available for sale, net of
   taxes of ($53,307)                           (83,325)        (83,325)
                                                           ------------
Comprehensive income                                          1,621,929
Dividends paid ($.15 per share)                                (309,959)
Net proceeds from Initial Public Offering                    19,799,747
Shares purchased and held in rabbi trusts                     1,238,118
Deferred compensation obligation                             (1,238,118)
Commitment of ESOP shares (8,993 shares)                        115,251
Repurchase of common stock                                   (1,517,562)
                                              ---------    ------------
Balance at September 30, 1999                    32,837      35,681,782
Net income                                                    1,330,889
Change in unrealized appreciation on
   securities available for sale, net of
   taxes of ($2,854)                              4,766           4,766
                                                           ------------
Comprehensive income                                          1,335,655
Dividends paid ($0.20 per share)                               (373,833)
Return of Capital ($4.00 per share)                          (8,147,072)
Shares purchased and held in rabbi trusts                       231,656
Deferred compensation obligation                               (231,656)
Commitment of ESOP shares (17,514 shares)                       211,142
Repurchase of common stock                                   (3,295,977)
Issuance of MRP stock                                                 -
Prorata vesting of MRP stock                                    389,751
                                              ---------    ------------
Balance at September 30, 2000                 $  37,603    $ 25,801,448
                                              =========    ============

See accompanying notes.

                       Innes Street Financial Corporation

                      Consolidated Statements of Cash Flows

                                                                      Year ended September 30
                                                                   -----------------------------
                                                                       2000             1999
                                                                   ------------     ------------
Operating activities
Net income                                                         $  1,330,889     $  1,705,254
  Adjustments to reconcile net income to net cash provided
  by operating activities:
     Depreciation                                                       286,950          203,923
     Amortization of discount on investments                             (1,677)          (1,771)
     Amortization of deferred loan fees                                (139,984)          47,005
     Commitment of ESOP shares                                          211,142          115,251
     Prorata vesting of MRP stock                                       389,751                -
     Deferred income taxes                                              (83,966)        (128,934)
     Gain on sales of loans, net                                        (20,278)         (98,271)
     Loss on sale of investments                                         24,066                -
     Other, net                                                        (115,255)         984,700
                                                                   ------------     ------------
Net cash provided by operating activities                             1,881,638        2,827,157

Investing activities
Proceeds from maturity of federal funds sold-term                             -        2,000,000
Purchases of investments available-for-sale                                   -      (11,989,500)
Proceeds from sale of available-for-sale securities                  11,975,125                -
Principal repayment of mortgage-backed securities                     1,019,152        3,908,310
Net increase in loans                                               (20,621,834)     (10,190,843)
Purchases of loans                                                     (855,846)      (6,572,367)
Proceeds from sales of loans                                          2,449,319        8,188,286
Purchase of FHLB stock                                                  (21,000)               -
Proceeds from redemption of FHLB stock                                        -          218,200
Proceeds from sales of foreclosed real estate                           147,803          110,516
Purchases of premises and equipment                                    (489,555)      (1,198,005)
Proceeds from sales of premises and equipment                               133                -
                                                                   ------------     ------------
Net cash used in investing activities                                (6,396,703)     (15,525,403)

Financing activities
Net increase (decrease) in deposit accounts                           5,596,904         (738,705)
Proceeds from borrowings                                             20,600,000                -
Repayment of borrowings                                              (7,000,000)     (10,000,000)
Net increase (decrease) in mortgage escrow funds                         19,012       (1,028,309)
Net proceeds from issuance of common stock                                    -       19,799,747
Repurchase of common stock                                           (3,295,977)      (1,517,562)
Dividends paid                                                       (8,520,905)        (309,959)
                                                                   ------------     ------------
Net cash provided by financing activities                             7,399,034        6,205,212
                                                                   ------------     ------------

Net increase (decrease) in cash and cash equivalents                  2,883,969       (6,493,034)
Cash and cash equivalents at beginning of year                        6,789,346       13,282,380
                                                                   ------------     ------------
Cash and cash equivalents at end of year                           $  9,673,315     $  6,789,346
                                                                   ============     ============

Supplemental disclosure of cash flow data:
  Cash paid during the year for:
     Interest                                                      $  8,651,145     $  8,222,055
     Taxes                                                         $  1,005,289     $  1,189,524
  Transfers from loans to foreclosed real estate                   $    107,450     $    214,356

See accompanying notes.

                       Innes Street Financial Corporation

                   Notes to Consolidated Financial Statements

                               September 30, 2000

1. Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of Innes Street Financial Corporation and its wholly owned subsidiary, Citizens Bank, FSB (together "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Business

Innes Street Financial Corporation was incorporated on July 6, 1998 to serve as the holding company for Citizens Bank, FSB (the "Bank") upon the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank (the "Conversion"). Innes Street Financial Corporation completed the Conversion on December 28, 1998 through the sale and issuance of 2,248,250 shares of common stock. The Bank offers full service banking to those within Salisbury, North Carolina and the surrounding communities. The Office of Thrift Supervision is the Company's primary regulator.

Use of Estimates

In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from banks, and overnight federal funds sold. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Investment Securities

Management determines the appropriate classification of securities at the time of purchase. Securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Held to maturity securities are stated at amortized cost.

Securities not classified as held to maturity are classified as available for sale. Available for sale securities are stated at fair value, with the unrealized gains and losses, net of tax, included in comprehensive income, a separate component of shareholders' equity.

The amortized cost of investment securities is adjusted for amortization of premiums and accretion of discounts over the estimated life of the security. Such amortization is included in interest income from investments. The cost of securities sold is based on the specific identification method.

                       Innes Street Financial Corporation

1. Accounting Policies (continued)

Loans Receivable

The Company primarily grants mortgage loans to its customers. A substantial portion of the loan portfolio is represented by mortgage loans in Salisbury and the surrounding communities. The loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Board of Directors, the Company can lend up to 95% of the appraised value of the property securing a one-to-four family residential loan; however, the Company generally obtains private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property. The ability of the Company's debtors to honor their contracts is dependent upon the real estate and general economic conditions of this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

The Company provides a reserve for uncollected interest on all nonaccrual loans. Interest income is subsequently recognized on impaired loans only to the extent cash payments in excess of past due principal amounts are received. The interest reserve is a reduction of accrued interest receivable for financial reporting purposes. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current or future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

Management considers the Company's loan portfolio to be homogeneous in nature; accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Foreclosed Real Estate

Foreclosed real estate acquired in settlement of loans is carried at the lower of cost or the fair value less estimated costs to sell. Costs relating to the development and improvement of property are capitalized to the extent of the property's net realizable value, whereas those relating to holding the property are charged to expense. Real estate owned is included in Other Assets on the consolidated balance sheets.

                       Innes Street Financial Corporation

1. Accounting Policies (continued)

Premises and Equipment

Premises and equipment is stated at cost. Depreciation is computed by the straight-line method over the assets' estimated useful lives, which range from three to thirty years, for financial reporting purposes.

Income Taxes

The Company accounts for income taxes using the liability method in accordance with Financial Accounting Standards Board ("FASB") Statement No. 109, Accounting for Income Taxes, which requires an asset and liability approach to accounting for income taxes. Under Statement No. 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Stock Compensation Plan

The Company applies Accounting Principles Board Opinion No.25, Accounting for Stock Issued to Employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock (i.e., by intrinsic value). Stock options issued under the Company's plan have no intrinsic value, and therefore under Opinion No. 25, no compensation cost is recognized. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FASB 123), encourages, but does not require, adoption of a fair value method of accounting for employee stock-based compensation plans. The Company follows the pro forma disclosure provisions of FASB 123.

Earnings Per Share

For purposes of calculating earnings per share for the year ended September 30, 1999, the shares issued on December 28, 1998 have been assumed to be outstanding as of October 1, 1998.

Segment Reporting

In June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. This statement establishes new standards for reporting information about operating segments in annual and interim financial statements. The Company adopted this statement effective December 28, 1998, as the requirement is applicable only to publicly held corporations. Management has determined that as of September 30, 2000, it operates in only one segment, Consumer Banking. Accordingly, the financial results of the Company consist only of this one segment.

Derivatives

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes new accounting and reporting requirements for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. Currently, the Company has no derivative instruments that fall within the definition of a derivative as defined by the statement. The Company does not anticipate that the adoption of this statement on October 1, 2000 will significantly impact the financial results of the Company.

                       Innes Street Financial Corporation

1. Accounting Policies (continued)

In June 1999, the FASB issues Statement No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133. This statement deferred the effective date of Statement 133 to become effective for all fiscal quarters of all years beginning after June 15, 2000. As such, the Company will adopt FAS 133 on October 1, 2000.

In June 2000, the FASB issued Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment to FASB Statement No. 133. Statement 138 amends the accounting and reporting standards of Statement 133 for certain derivative instruments and certain hedging activities that caused implementation difficulties for numerous entities. Certain FASB decisions based on the recommendations of the FASB's Derivatives Implementation Group also have been incorporated into the amendment.

Transfers and Servicing of Financial Assets and Extinguishment of Liabilities

In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (FASB 140) that replaces FASB Statement No. 125. FASB 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain additional disclosures regarding these activities. The statement is effective for transfers and servicing of financial assets or extinguishments of liabilities that occur after March 31, 2001. The statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company is in the process of assessing the impact and plans to adopt the standard in accordance with the effective dates. Adoption is not expected to result in a material financial impact.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

2. Investment Securities

The amortized cost, gross unrealized gains, gross unrealized losses and market values of investment securities are as follows:

                                                      September 30, 2000
                                       --------------------------------------------------
                                                       Gross       Gross
                                        Amortized   Unrealized   Unrealized      Fair
                                           Cost        Gains       Losses        Value
                                       -----------  ----------   ----------   -----------
Securities Available-for Sale
Mortgage-backed securities             $ 3,038,118  $   61,262   $       --   $ 3,099,380
                                       -----------  ----------   ----------   -----------
Total securities available-for-sale    $ 3,038,118  $   61,262   $       --   $ 3,099,380
                                       ===========  ==========   ==========   ===========

Securities Held-to-Maturity
Mortgage-backed securities             $   630,476  $    4,868   $       --   $   635,344
                                       -----------  ----------   ----------   -----------
Total securities held-to-maturity      $   630,476  $    4,868   $       --   $   635,344
                                       ===========  ==========   ==========   ===========

                       Innes Street Financial Corporation

                                                         September 30, 1999
                                         ---------------------------------------------------
                                                          Gross        Gross
                                          Amortized    Unrealized   Unrealized      Fair
                                            Cost          Gains        Losses       Value
                                         -----------   -----------  ----------   -----------
Securities Available-for Sale
FHLB bonds and notes                     $11,995,180   $         -  $  (38,523)  $11,956,657
Mortgage-backed securities                 3,974,865        92,165           -     4,067,030
                                         ------------- -----------  ----------   -----------
Total securities available-for-sale      $15,970,045   $    92,165  $  (38,523)  $16,023,687
                                         ============= ===========  ==========   ===========

Securities Held-to-Maturity
Mortgage-backed securities               $   715,216   $    12,339  $        -   $   727,555
                                         -----------   -----------  ----------   -----------
Total securities held-to-maturity        $   715,216   $    12,339  $        -   $   727,555
                                         ===========   ===========  ==========   ===========

The amortized cost and fair value of debt securities by contractual maturity at September 30, 2000 follows:

                                                                    Available-for-Sale
                                                              ------------------------------
                                                                                     Fair
                                                              Amortized Cost        Value
                                                              ------------------------------
Within 1 year                                                   $          -     $         -
Over 1 year through 5 years                                           47,058          46,469
After 5 years through 10 years                                        75,235          77,743
Over 10 years                                                      2,915,825       2,975,168
                                                              ------------------------------
                                                                $  3,038,118     $ 3,099,380
                                                              ==============================

                                                                     Held-to-Maturity
                                                              ------------------------------
                                                                                     Fair
                                                              Amortized Cost        Value
                                                              ------------------------------
Within 1 year                                                   $          -     $        -
Over 1 year through 5 years                                          239,450         239,482
After 5 years through 10 years                                             -               -
Over 10 years                                                        391,026         395,862
                                                              ------------------------------
                                                                $    630,476     $   635,344
                                                              ==============================

Mortgage-backed securities are not due at a single maturity date. Hence, there is no contractual maturity for mortgage-backed securities as of September 30, 2000. All mortgage-backed securities are backed by FNMA, GNMA, or FHLMC.

Securities carried at $1,813,309 and $1,769,854 at September 30, 2000 and 1999, respectively, were designated as security for deposits and public funds.

                       Innes Street Financial Corporation

3.  Loans Receivable, Net

Loans receivable, net consisted of the following:

                                                                                September 30
                                                                      ---------------------------------
                                                                          2000                 1999
                                                                      ------------         ------------
     1-4 family                                                       $136,287,936         $134,822,329
     Home equity                                                        25,947,411           20,704,877
     Construction and development                                       16,619,778           13,211,376
     Nonresidential                                                      6,402,796            2,386,697
     Multi-family                                                        6,125,331            3,652,435
                                                                      ------------         ------------
     Mortgage loans                                                    191,383,252          174,777,714
     Other loans                                                         1,633,229              239,493
                                                                      ------------         ------------
                                                                       193,016,481          175,017,207
     Less:
          Allowance for loan losses                                      1,223,627            1,223,627
          Loans in process                                               4,740,693            5,713,721
          Deferred fees, net                                               137,107              205,625
                                                                      ------------         ------------
                                                                         6,101,427            7,142,973
                                                                      ------------         ------------
                                                                      $186,915,054         $167,874,234
                                                                      ============         ============

Mortgage loans at September 30, 2000 and 1999, are net of participations and whole loans serviced for others, in the amounts of $40,302,397 and $48,386,833, respectively. Custodial escrow balances maintained in connection with loans serviced for others were $239,285 and $292,513, at September 30, 2000 and 1999, respectively.

Changes in the allowance for loan losses are summarized as follows:

                                                  Year ended September 30
                                                ---------------------------
                                                   2000             1999
                                                ----------       ----------
           Balance at beginning of year         $1,223,627       $1,223,627
           Provision for loan losses                     -                -
           Charge-offs                                   -                -
           Recoveries                                    -                -
                                                ----------       ----------
           Balance at end of year               $1,223,627       $1,223,627
                                                ==========       ==========

4. Deposit Accounts

                                                   September 30
                                        ------------------------------------
                                               2000                 1999
                                        ---------------       --------------
    Demand                              $       988,796       $    1,086,097
    NOW                                       5,913,759            6,572,501
    Money market                              3,480,141            2,014,150
    Passbook savings                         27,588,677           36,125,534
    Certificates of deposit                 128,435,328          115,011,515
                                        ---------------       --------------
    Total deposits                      $   166,406,701       $  160,809,797
                                        ===============       ==============

                       Innes Street Financial Corporation

4. Deposit Accounts (continued)

Demand deposits are non-interest bearing. All other deposit types bear interest.

The aggregate amount of certificates of deposit with a minimum denomination in excess of $100,000 was $20,348,983 and $15,407,874 at September 30, 2000 and
1999, respectively. Deposits that exceed $100,000 are not federally insured.

At September 30, 2000, scheduled maturities of certificates of deposit are as follows:

        Year ending September 30:
           2001                                                $111,450,820
           2002                                                  14,619,070
           2003                                                   2,163,359
           2004                                                      44,026
           2005                                                     158,053
           Thereafter                                                     -
                                                               ------------
                                                               $128,435,328
                                                               ============

Interest expense on deposits is summarized as follows:

                                                  Year ended September 30
                                               ----------------------------
                                                   2000            1999
                                               ------------    ------------

        NOW                                    $     62,197    $     61,182
        Money market                                 63,234          58,251
        Passbook savings                          1,458,629       1,519,230
        Certificates of deposit                   6,683,682       6,097,764
                                               ------------    ------------
                                               $  8,267,742    $  7,736,427
                                               ============    ============

The Company had on deposit amounts from certain directors and executive officers of $1,007,035 and $933,070 as of September 30, 2000 and 1999, respectively.

5. Borrowings

At September 30, 2000, the Company had outstanding borrowings of $10,000,000 with the Federal Home Loan Bank (FHLB). Pursuant to collateral agreements with FHLB, advances are secured by stock in the FHLB and qualifying first mortgage loans. The carrying value of qualifying first mortgage loans was $141,034,772 as of September 30, 2000. Interest rates on FHLB advances are fixed, and the weighted average interest rate was 6.98% at September 30, 2000.

The Company had available credit with the FHLB of $40,637,400 and $39,356,000 as of September 30, 2000 and 1999, respectively.

The Company also had $3,600,000 outstanding in borrowings from The Bankers Bank at September 30, 2000. The debt is collateralized by 1,000 shares (100%) of Citizens Bank stock owned by the Company. It will mature on June 15, 2001. The interest rate is prime less 50 basis points; at September 30, 2000, this was 9.00%.

                       Innes Street Financial Corporation

6. Employee Benefit and Deferred Compensation Plans

On March 31, 1998, the Board of Directors of the Company terminated its non-contributory defined benefit pension plan effective July 31, 1998. At the time the pension plan was terminated, it was fully funded. The benefits accrued by employees under the plan have been transferred, at the election of each employee, to the Company's new 401(k) retirement plan.

The Company implemented a 401(k) retirement plan effective July 1, 1998. All eligible employees may elect to contribute a percentage of their compensation to the plan each year, subject to certain maximums imposed by federal law. The Company will match 50% of each participant's contribution, up to 3% of participant's compensation. The Company will also make a contribution on behalf of the participants equal to 3% of their compensation. Participants are fully vested in the amounts they contribute to the plan. Participants will be fully vested in employer matching contributions after one year of service. Contribution expense related to this plan was $77,457 and $76,987 for the years ended September 30, 2000 and 1999, respectively.

On December 28, 1998, the Company established an employee stock ownership plan
(ESOP) for the benefit of all eligible employees based upon years of service with the Company. In conjunction with the establishment of the ESOP, an off-balance sheet ESOP trust was established and funded by the Company, by way of a loan to the trust, in order to purchase 179,860 shares of the Company's stock. The trust expects to pay down the loan over the fifteen-year term principally from discretionary contributions and dividends on allocated shares. An equal amount of unallocated ESOP stock was recorded as a reduction of shareholders' equity. As the ESOP trust pays down the loan, shares are allocated to participants, on the basis of relative compensation in the year of allocation, reducing the unallocated shares amount recorded in shareholders' equity. The expense associated with the ESOP, in the form of discretionary contributions and dividends on unallocated shares, was $211,771 and $142,231 for the years ended September 30, 2000 and 1999, respectively. Unallocated shares are not included in weighted average outstanding shares for purposes of computing earnings per share. As of September 30, 2000 and 1999, there were 176,808 and 176,832 weighted average uncommitted shares related to the ESOP plan.

The Company maintains non-qualified deferred compensation plans for key employees and directors: a diversified and a non-diversified plan. The eligible employees may defer a portion of their compensation and the directors may defer a portion of their directors' fees. The deferred assets are maintained in rabbi trusts, which are included in Other Assets of the Company. The deferred compensation amounts directed to the diversified plans are included in Other Liabilities in the consolidated balance sheets. The assets are accounted for at market value in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, with the resulting gains or losses in value recorded as an adjustment to the fair value of the deferred compensation obligation. The assets of the non-diversified rabbi trusts consist only of Company stock; therefore the value of the stock, at cost, and the corresponding deferred compensation have been recorded in shareholders' equity.

The fair value of the assets in the rabbi trusts established for the diversified plans and the deferred compensation obligation associated with the diversified plans was $972,800 and $231,269 at September 30, 2000 and 1999, respectively.

On February 2, 2000, the Company granted 89,930 shares of stock for use in a Management Recognition Plan (MRP). These shares were granted to key employees and directors. Twenty percent of these shares vested immediately and were charged to compensation expense. The remaining fair market value of the shares not vested was recorded as a reduction to shareholder's equity. This non-vested portion will vest over a 48-month period. Each month the Company records compensation expense and reduces the unearned compensation MRP.

                       Innes Street Financial Corporation

7. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows.

                                                                             September 30
                                                                      -------------------------
                                                                         2000           1999
                                                                      -----------   -----------
     Deferred tax assets:
        Deferred compensation                                         $   653,357   $   525,935
        Allowance for loan losses                                         396,367       361,049
        ESOP expense                                                       10,662        45,343
        Depreciation                                                       10,660        32,611
        Loans to facilitate sales of foreclosed real estate                28,989        30,167
        Other                                                              19,861        11,253
                                                                      -----------   -----------
     Total deferred tax assets                                          1,119,896     1,006,358

     Deferred tax liabilities:
        Deferred fees                                                     303,014       260,609
        FHLB stock dividends                                              172,798       173,536
        Mortgage loan servicing rights                                     32,089        44,754
        Net unrealized appreciation on securities available-for-sale       23,659        20,805
        Other                                                                 852           281
                                                                      -----------   -----------
     Total deferred tax liabilities                                       532,412       499,985
                                                                      -----------   -----------
     Net deferred tax asset                                           $   587,484   $   506,373
                                                                      ===========   ===========

The following is a summary of provision for income taxes:

                                                                       Year ended September 30
                                                                      -------------------------
                                                                         2000           1999
                                                                      -----------   -----------
         Current:
            Federal                                                   $   731,560   $   999,925
            State                                                         141,721       140,850
                                                                      -----------   -----------
         Total current                                                    873,281     1,140,775

         Deferred:
            Federal                                                       (71,737)     (107,073)
            State                                                         (12,226)      (21,861)
                                                                      -----------   -----------
         Total deferred                                                   (83,963)     (128,934)
                                                                      -----------   -----------
                                                                      $   789,318   $ 1,011,841
                                                                      ===========   ===========

                       Innes Street Financial Corporation

7. Income Taxes (continued)

The Company's effective tax rate differs from that computed at the statutory federal income tax rate, as follows:

                                                            Year ended September 30
                                                           -------------------------
                                                               2000          1999
                                                           -----------   -----------
     Tax at statutory rate                                 $   720,870   $   923,812
     State income tax, net of federal income tax benefit        81,278        80,778
     Other                                                     (12,830)        7,251
                                                           -----------   -----------
                                                           $   789,318   $ 1,011,841
                                                           ===========   ===========

        Statutory federal tax rate                                  34%           34%
                                                           ===========   ===========

        Effective tax rate                                          37%           37%
                                                           ===========   ===========


Savings and loan associations which met certain definitional tests and operating requirements prescribed by the Internal Revenue Code were allowed a special bad debt deduction, extended expiration dates for net operating loss carryforwards and other special tax provisions.

The special bad debt deduction was based on either specified experience formulas or a specified percentage of taxable income before such deduction. The deduction was subject to certain limitations based on the aggregate loans, savings account balances and retained earnings at year end. Gains and losses on sales of repossessed property and provisions for losses on loans and real estate foreclosed were generally adjustments to the tax bad debt reserve and not included in the computation of taxable income before this deduction. Effective October 1, 1996 this deduction was no longer allowed. In addition, a portion of the tax bad debt reserve is required to be recaptured over six years. The Bank recaptured $94,488 and $93,548 into income for income tax purposes for the years ended September 30, 2000 and 1999, respectively.

Retained earnings at year end include tax bad debt reserves of approximately $3,735,000, for which no provision for federal income tax has been made. If, in the future, these amounts are used for any purpose other than to absorb bad debt losses, or the Company ceases to be qualified as a savings bank, they may be subject to federal income tax at the then prevailing corporate tax rate. If federal income taxes had been provided the deferred tax liability would have been approximately $1,270,000.

8. Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to adjusted assets (as defined). Management believes, as of September 30, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

                       Innes Street Financial Corporation

8. Regulatory Matters (continued)

As of September 30, 2000, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum Tier 1 and total capital ratios as set forth in the table. The amounts and ratios as of September 30, 2000 and 1999 were set forth under the criteria established by the OTS. There are no conditions or events since that notification that management believes have changed the institution's category.

                             (Dollars in thousands)

                                                                                            To Be Well Capitalized
                                                                                                 Under Prompt
                                                                      Minimum For Capital      Corrective Action
                                                 Actual                Adequacy Purposes          Provisions
                                            -------------------       -------------------   ----------------------
                                             Ratio      Amount         Ratio      Amount     Ratio         Amount
                                            -------------------       -------------------   ----------------------
As of September 30, 2000:

Equity and ratio to total assets             11.57%    $ 24,283

Unrealized appreciation of securities
   available for sale                                       (38)
                                                       --------
Tier 1 (Core) and ratio to adjusted
   total assets                              11.56%    $ 24,245         4.00%     $ 8,390     5.00%        $10,488
                                                       ========                   =======                  =======

Tier 1 (Core) and ratio to
   risk-weighted assets                      18.82%    $ 24,245         4.00%     $ 5,154     6.00%        $ 7,731
                                                                                  =======                  =======
Allowance for loan losses                                 1,224
                                                       --------
Total Risk-Based Capital and ratio
   to risk-weighted assets                   19.77%    $ 25,469         8.00%     $10,307    10.00%        $12,884
                                                       ========                   =======                  =======
Total assets                                           $209,816
                                                       ========
Adjusted total assets                                  $209,755
                                                       ========
Risk-weighted assets                                   $128,843
                                                       ========

                       Innes Street Financial Corporation

8. Regulatory Matters (continued)

                             (Dollars in thousands)


                                                                                                  To Be Well
                                                                                               Capitalized Under
                                                                      Minimum For Capital      Prompt Corrective
                                                 Actual                Adequacy Purposes       Action Provisions
                                            -------------------       -------------------   ----------------------
                                             Ratio      Amount         Ratio      Amount     Ratio         Amount
                                            -------------------       -------------------   ----------------------
As of September 30, 1999:

Equity and ratio to total assets             14.01%    $ 26,956

Unrealized appreciation of securities
   available for sale                                       (49)
                                                       --------
Tier 1 (Core) and ratio to adjusted
   total assets                              13.99%    $ 26,907         4.00%     $ 7,694     5.00%        $ 9,618
                                                       ========                   =======                  =======
Tier 1 (Core) and ratio to
   risk-weighted assets                      24.32%    $ 26,907         4.00%     $ 4,426     6.00%        $ 6,639
                                                                                  =======                  =======
Allowance for loan losses                                 1,224
                                                       --------
Total Risk-Based Capital and ratio
   to risk-weighted assets                   25.42%    $ 28,131         8.00%     $ 8,852    10.00%        $11,065
                                                       ========                   =======                  =======
Total assets                                           $192,436
                                                       ========
Adjusted total assets                                  $192,355
                                                       ========
Risk-weighted assets                                   $110,647
                                                       ========

The OTS places certain restrictions on dividends paid by the Bank to the Company. The total amount of dividends, which may be paid at any date, is generally limited to the retained earnings of the Bank. In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum capital requirements.

9. Other Non-interest Expense

Other non-interest expense amounts are summarized as follows:

                                                 Year ended September 30
                                                 -----------------------
                                                   2000           1999
                                                 --------       --------

      Printing, postage and supplies             $165,381       $156,113
      Professional and legal fees                 282,718        245,115
      Insurance premiums                           37,681         35,131
      Telephone                                    52,881         60,142
      Other                                       280,862        301,315
                                                 --------       --------
                                                 $819,523       $797,816
                                                 ========       ========

                       Innes Street Financial Corporation

10. Commitments and Contingencies

In conjunction with its lending activities, the Company enters into various commitments to extend credit. Loan commitments (unfunded loans and unused lines of credit) are issued to accommodate the financing needs of the Bank's customers. Loan commitments are agreements by the Company to lend at a future date, so long as there are no violations of any conditions established in the agreement.

Financial instruments (primarily equity lines), where the contract amount represents the Company's credit risk included unused lines of credit of $20,242,938 and $17,499,579 at September 30, 2000 and 1999, respectively.

These loan commitments are subject to the same credit policies and reviews as loans on the balance sheets. Collateral, both the amount and nature, is obtained based upon management's assessment of the credit risk. Since many of the extensions of credit are expected to expire without being drawn, the total commitment amounts do not necessarily represent future cash requirements.

Outstanding commitments on mortgage loans not yet closed amounted to $2,828,225 and $3,374,375 at September 30, 2000 and 1999, respectively. Approximately 23% and 47% of these commitments were at fixed interest rates as of September 30, 2000 and 1999, respectively. The fixed rates ranged from 7.625% to 10.00% and 6.597% to 9.00% at September 30, 2000 and 1999, respectively. Such commitments, which are funded subject to certain limitations, extend over varying periods of time with the majority being funded within a six-month period.

11. Fair Value of Financial Instruments

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value of expected cash flows or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The fair value estimates presented herein are based on pertinent information available to management. Such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Investment Securities
     Fair values for investment securities are based on quoted market prices. For purposes of determining the fair value of Federal Home Loan Bank stock, for which quoted market prices are not available, the carrying amount of the stock has been considered the fair value.

     Loans Receivable
     The fair value of all categories of loans is estimated by discounting their expected future cash flows using interest rates currently being offered for loans with similar terms, reduced by an estimate of credit losses inherent in the portfolio.

                       Innes Street Financial Corporation

11. Fair Value of Financial Instruments (continued)

     Deposit Accounts
     The fair value of demand deposits (e.g., interest and non-interest bearing and money market accounts) is assumed to be their carrying amount. The fair value of savings certificates is estimated using a discounted cash flow calculation that applies rates currently being offered on instruments with similar remaining maturities.

     Borrowings
     The fair value of advances from the Federal Home Loan Bank and the Banker's Bank are estimated using discounted cash flow analysis based upon rates currently available to the Company on similar instruments.

     Off-Balance Sheet Instruments
     Fair values of the Company's commitments to extend credit and stand-by letters of credit are nominal since they have short maturities, and the committed rates approximate current rates offered for commitments with similar rate and maturity characteristics.

Many of the Company's assets and liabilities are short-term financial instruments whose carrying amounts reported in the balance sheets approximate fair value. These items include cash and due from banks, accrued interest receivable and the financial instruments included in other assets and liabilities. The estimated fair values of the Company's remaining on-balance sheet financial instruments are summarized as follows:

                                                          September 30, 2000
                                                     ---------------------------
                                                       Carrying      Estimated
                                                         Value       Fair Value
                                                     ------------   ------------
     Financial assets:
          Investment securities available-for-sale   $  3,099,380   $  3,099,380
          Investment securities held-to-maturity          630,476        635,344
          Loans receivable                            186,915,054    187,560,000
          Federal Home Loan Bank stock                  1,627,600      1,627,600

     Financial liabilities:
          Deposit accounts                            166,406,701    164,409,000
          Borrowings                                   13,600,000     13,603,000


                                                          September 30, 1999
                                                     ---------------------------
                                                       Carrying      Estimated
                                                         Value       Fair Value
                                                     ------------   ------------
     Financial assets:
          Investment securities available-for-sale   $ 16,023,687   $ 16,023,687
          Investment securities held-to-maturity          715,216        727,555
          Loans receivable                            167,874,234    165,405,414
          Federal Home Loan Bank stock                  1,606,600      1,606,600

     Financial liabilities:
          Deposit accounts                           $160,809,797   $157,735,000


                       Innes Street Financial Corporation

11. Fair Value of Financial Instruments (continued)

Statement No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

12. Stock Incentive Plan

On February 1, 2000, the Company began an active stock option plan (the "Plan"). The Company's Plan provides for the granting of options or awards for the purchase or issuance of 224,825 shares at 100% of the fair market value of the stock at the date of the grant. This amount was based on 10% of the number of shares issued during the Conversion. The Company can also, at its discretion, purchase shares on the open market for issuance in the Plan. The shares granted in the Plan vest after a period of four years, but not to exceed 10 years from the original grant date. At September 30, 2000, the Company had 152,881 shares granted at a weighted average price of $9.28. No shares had vested; therefore no shares have been exercised, forfeited, or expired.

The following table reflects pro forma net income and earnings per share had the Company elected to adopt the fair value approach of FAS 123.

                                                                2000
                                                            -----------
        Net income:
             As reported                                    $ 1,330,889
             Pro forma                                      $ 1,283,329

        Basic earnings per share:
             As reported                                    $      0.72
             Pro forma                                      $      0.70

The weighted average fair value of options at their grant date during 2000 was $3.06. The fair value was estimated at grant date using a Black-Scholes option pricing model with the following weighted-average assumptions for 2000: risk-free interest rate of 6.30%; volatility factor of the expected market price of the stock of 19.8%; and an expected life of the options before exercise of
4.00 years. The dividend yield was assumed to be 2.00%.

                       Innes Street Financial Corporation

13.  Condensed Financial Statements of Parent Company

The following condensed financial information pertains only to Innes Street Financial Corporation. The parent company commenced operations December 28, 1998.

Condensed Balance Sheets

                                                                September 30
                                                      ----------------------------------
                                                           2000                1999
                                                      -------------       --------------
   Assets
   Cash and cash equivalents                          $     763,900       $   1,502,728
   Investment securities available-for-sale                       -           6,970,717
   Investment in subsidiary                              29,311,736          28,194,721
   Other                                                  1,920,308           1,953,906
                                                      -------------       -------------
   Total assets                                       $  31,995,944       $  38,622,072
                                                      =============       =============

   Liabilities and equity
   Accrued liabilities                                       92,546             160,202
   Borrowings                                             3,600,000                   -
   Other                                                  2,501,950           2,780,088
   Shareholders' equity                                  25,801,448          35,681,782
                                                      -------------       -------------
   Total liabilities and equity                       $  31,995,944       $  38,622,072
                                                      =============       =============

Condensed Statements of Income

                                                                            Period from
                                                                            December 28,
                                                         Year Ended           1998, to
                                                       September 30,       September 30,
                                                           2000                1999
                                                      -------------       --------------
Income:
   Dividends from subsidiary                          $     315,423       $      337,238
   Investments                                              158,451              208,352
   Other                                                    280,149              249,056
                                                      -------------       --------------
Total income                                                754,023              794,646

Operating expenses                                          274,046              103,017
                                                      -------------       --------------

Income before income taxes and equity in
   undistributed net income of subsidiary                   479,977              691,629
Provision for income taxes                                   46,281              137,450
                                                      -------------       --------------

Equity in undistributed net income of
   subsidiary                                               897,193            1,151,075
                                                      -------------       --------------

Net income                                             $  1,330,889       $    1,705,254
                                                      =============       ==============

                       Innes Street Financial Corporation

13. Condensed Financial Statements of Parent Company (continued)

Condensed Statements of Cash Flows

                                                                                                    Period from
                                                                                                    December 28,
                                                                                 Year Ended           1998 to
                                                                                September 30,       September 30,
                                                                                    2000                1999
                                                                               ---------------     ---------------
Operating activities

Net income                                                                     $  1,330,889         $  1,705,254
  Adjustments to reconcile net income to net
  cash provided by (used in) operating activities:
    Equity in undistributed net income of subsidiary                               (897,193)          (1,151,075)
    Commitment of ESOP shares                                                       211,142              115,251
    Prorata vesting of MRP stock                                                    389,751                    -
    Decrease (increase) in other assets                                              35,407           (1,946,475)
    (Decrease) increase in accrued liabilities                                      (67,656)             160,202
    (Decrease) increase in other liabilities                                       (278,138)             981,487
    Loss on sale of investments                                                      24,066                    -
    Other, net                                                                       18,210                    -
                                                                               ------------         ------------
       Net cash provided by (used in) operating activities                          766,478             (135,356)
                                                                               ------------         ------------

Investing activities
Purchase of Bank common stock                                                             -           (9,899,874)
Purchases of investment securities                                                        -           (6,994,750)
Sale of investment securities                                                     6,943,232                    -
                                                                               ------------         ------------
Net cash provided by (used in) investing activities                               6,943,232          (16,894,624)
                                                                               ------------         ------------

Financing activities
Net proceeds from issuance of common stock                                                -           21,598,347
Proceeds from borrowings                                                          3,600,000                    -
Return of capital dividend                                                       (8,147,072)                   -
Repurchase of common stock                                                       (3,295,977)          (1,517,562)
Purchase of common stock held by rabbi trust                                       (231,656)          (1,238,118)
Dividends paid                                                                     (373,833)            (309,959)
                                                                               ------------         ------------
Net cash (used in) provided by financing activities                              (8,448,538)          18,532,708
                                                                               ------------         ------------

Net (decrease) increase in cash and cash equivalents                               (738,828)           1,502,728
Cash and cash equivalents at beginning of period                                  1,502,728                    -
                                                                               ------------         ------------
Cash and cash equivalents at end of period                                     $    763,900         $  1,502,728
                                                                               ============         ============

________________________________________________________________________________
No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Citizens South Banking Corporation or Citizens South Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Citizens South Banking Corporation or Citizens South Bank since any of the dates as of which information is furnished herein or since the date hereof.

                             Up to 4,600,000 Shares
                              (Anticipated Maximum)

                       Citizens South Banking Corporation

                              (Holding Company for
                              Citizens South Bank)

                                  COMMON STOCK
                            Par Value $0.01 per share

                               __________________

                                   PROSPECTUS
                               __________________



                          Keefe, Bruyette & Woods, Inc.

                                 August __, 2002
                                ________________

     These securities are not deposits or accounts and are not federally insured or guaranteed.
                                ________________

Until September __, 2002 or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.
________________________________________________________________________________

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Indemnification of Directors and Officers

         Article TENTH of the Certificate of Incorporation of Citizens South Banking Corporation (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         TENTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 14.    Other Expenses of Issuance and Distribution


                                                                                 Amount
                                                                                 ------
         *        Legal Fees and Expenses .............................     $      215,000
         *        Printing, Postage, Mailing and EDGAR ................            105,000
         *        Appraisal and Business Plan Fees and Expenses .......             50,000
         *        Accounting Fees and Expenses ........................             77,000
         *        Conversion Agent and Data Processing Fees ...........             30,000
         **       Marketing Agent Fees and Expenses ...................            555,000
         *        Marketing Agent Counsel Fees and expenses ...........             35,000
         *        Filing Fees (OTS, NASD, Nasdaq and SEC) .............             44,553
         *        Other ...............................................             13,447
                                                                            --------------
         *        Total ...............................................     $    1,125,000
                                                                            ==============


___________________
*        Estimated
** Citizens South Banking Corporation has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the Offerings. Fees are estimated at the midpoint of the offering range.

Item 15.          Recent Sales of Unregistered Securities

                  Not Applicable.

Item 16.          Exhibits and Financial Statement Schedules:

                  The exhibits and financial statement schedules filed as part of this registration statement are as follows:

                  (a) List of Exhibits

1.1      Engagement Letter between the Registrant and Keefe, Bruyette & Woods,
         Inc.
1.2 Form of Agency Agreement between the Registrant and Keefe, Bruyette & Woods, Inc.
2        Plan of Conversion and Reorganization
3.1 Certificate of Incorporation of Citizens South Banking Corporation (Included in Exhibit 2)
3.2      Bylaws of Citizens South Banking Corporation (Included in Exhibit 2)
4        Form of Common Stock Certificate of Citizens South Banking Corporation
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8.1      Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
8.2      Opinion of RP Financial, LC. with respect to Subscription Rights
10.1     Employment Agreement with Kim S. Price**
10.2     Deferred Compensation and Income Continuation Agreement **
10.3     Employee Stock Ownership Plan **
10.4     Supplemental Executive Retirement Plan **
21       Subsidiaries of Registrant
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8.1)
23.2     Consent of Cherry, Bekaert & Holland, L.L.P.
23.3     Consent of RP Financial, LC.
23.4     Consent of Ernst & Young LLP
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between the Registrant and RP Financial, LC.
99.2     Appraisal Report of RP Financial, LC.***
99.3     Marketing Materials*
99.4     Order and Acknowledgment Form*
99.5     Business Plan Agreement between the Registrant and RP Financial, LC.
99.6     Special Meeting Proxy Statement

______________________
*        To be filed supplementally or by amendment.
** Incorporated by reference to the Registration Statement on Form SB-2 (File No. 333-42951), originally filed with the Commission on December 22, 1997.
***      Supporting financial schedules filed pursuant to Rule 202 of Regulation
         S-T.

                  (b) Financial Statement Schedules

                  No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.          Undertakings

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

              Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any additional or changed material information on the plan of distribution.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gastonia, State of North Carolina on June 27, 2002.

                                  Citizens South Banking Corporation

                                  By:      /s/ Kim S. Price
                                           -------------------------------------
                                           Kim S. Price
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Citizens South Banking Corporation (the "Company") hereby severally constitute and appoint Kim S. Price as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kim S. Price may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kim S. Price shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

           Signatures                                  Title                           Date
           ----------                                  -----                           ----
/s/ Kim S. Price                         President, Chief Executive               June 27, 2002
--------------------------------
Kim S. Price                             Officer and Director (Principal
                                         Executive Officer)

/s/ Gary F. Hoskins                      Senior Vice President, Treasurer         June 27, 2002
--------------------------------
Gary F. Hoskins                          and Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)

/s/ David W. Hoyle                       Chairman                                 June 27, 2002
--------------------------------
David W. Hoyle

/s/ Ben Rudisill, II                     Vice Chairman                            June 27, 2002
--------------------------------
Ben Rudisill, II

/s/ Martha B. Beal                       Director                                 June 27, 2002
--------------------------------
Martha B. Beal

/s/ Ronald E. Bostian                    Director                 June 27, 2002
-------------------------------
Ronald E. Bostian

/s/ James J. Fuller                      Director                 June 27, 2002
-------------------------------
James J. Fuller

/s/ Charles D. Massey                    Director                 June 27, 2002
-------------------------------
Charles D. Massey

/s/ Eugene R. Matthews, II               Director                 June 27, 2002
-------------------------------
Eugene R. Matthews, II

      As filed with the Securities and Exchange Commission on June 28, 2002

                                                   Registration No. 333-________
================================================================================



                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     ---------------------------------------







                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-1







                       Citizens South Banking Corporation
                            Gastonia, North Carolina




================================================================================

                                  EXHIBIT INDEX

1.1      Engagement Letter between the Registrant and Keefe, Bruyette & Woods,
         Inc.
1.2 Form of Agency Agreement between the Registrant and Keefe, Bruyette & Woods, Inc.
2        Plan of Conversion and Reorganization
3.1 Certificate of Incorporation of Citizens South Banking Corporation (Included in Exhibit 2)
3.2      Bylaws of Citizens South Banking Corporation (Included in Exhibit 2)
4        Form of Common Stock Certificate of Citizens South Banking Corporation
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8.1      Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
8.2      Opinion of RP Financial, LC. with respect to Subscription Rights
10.1     Employment Agreement with Kim S. Price**
10.2     Deferred Compensation and Income Continuation Agreement **
10.3     Employee Stock Ownership Plan **
10.4     Supplemental Executive Retirement Plan **
21       Subsidiaries of Registrant
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8.1)
23.2     Consent of Cherry, Bekaert & Holland, L.L.P.
23.3     Consent of RP Financial, LC.
23.4     Consent of Ernst & Young LLP
24       Power of Attorney (set forth on signature page)
99.1     Appraisal Agreement between the Registrant and RP Financial, LC.
99.2     Appraisal Report of RP Financial, LC.***
99.3     Marketing Materials*
99.4     Order and Acknowledgment Form*
99.5     Business Plan Agreement between the Registrant and RP Financial, LC.
99.6     Special Meeting Proxy Statement

-----------------------
*        To be filed supplementally or by amendment.
** Incorporated by reference to the Registration Statement on Form SB-2 (File No. 333-42951), originally filed with the Commission on December 22, 1997.
***      Supporting financial schedules filed pursuant to Rule 202 of Regulation
         S-T.